UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

LaBarge, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LaBarge, Inc.
9900 Clayton Road
St. Louis, Missouri 63124

PROXY STATEMENT AND NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JUNE 23, 2011

Dear Stockholder:

The officers and directors of LaBarge, Inc. cordially invite you to attend the special meeting of stockholders to be held at the Hilton St. Louis Frontenac Hotel, 1335 South Lindbergh Blvd., St. Louis, Missouri 63131, on June 23, 2011 at 9:00 a.m., local time, unless adjourned or postponed to a later date. The special meeting will be held for the following purposes:

1. To adopt the Agreement and Plan of Merger, dated as of April 3, 2011 (the “merger agreement”), among Ducommun Incorporated, DLBMS, Inc. and LaBarge, Inc. pursuant to which DLBMS, Inc. will merge with and into LaBarge, Inc. in accordance with Delaware law, whereupon the separate existence of DLBMS, Inc. shall cease, and LaBarge, Inc. shall be the surviving corporation and each share of LaBarge, Inc. common stock shall be converted into the right to receive $19.25 in cash (the “merger”). A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2. To approve adjournments or postponements of the LaBarge, Inc. special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the LaBarge, Inc. special meeting to adopt the merger agreement.

3. To transact such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting.

These items of business are described in the accompanying proxy statement. Only stockholders of record at the close of business on May 17, 2011, are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. We expect to mail this proxy statement to our stockholders on or about May 24, 2011.

The LaBarge, Inc. board of directors has unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, LaBarge, Inc. and LaBarge, Inc.’s stockholders. The LaBarge, Inc. board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” any motion to adjourn or postpone the LaBarge, Inc. special meeting to a later date or dates if necessary or appropriate to solicit additional proxies.

In deciding to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, the LaBarge, Inc. board of directors considered a number of factors, including those listed under “The Merger — LaBarge’s Reasons for the Merger and Recommendation of LaBarge’s Board of Directors” on page 29. When you consider the recommendation of the LaBarge, Inc. board of directors, you should be aware that some of our directors and officers have interests in the merger that may be different from, or in addition to, the interests of LaBarge, Inc. stockholders generally.

LaBarge, Inc. stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of LaBarge, Inc. common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex C to the proxy statement.

Your vote is very important, regardless of the number of shares of LaBarge, Inc. common stock you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of two-thirds of LaBarge, Inc.’s shares of common stock entitled to vote thereon. Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card(s) as soon as possible and return it in the postage-prepaid envelope provided, or vote your shares by telephone or over the internet as described in the accompanying proxy statement. Submitting a proxy or voting by telephone or internet now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. However, if you do not return or submit your proxy or vote your shares by telephone or over the internet or vote in person at the LaBarge, Inc. special meeting, the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement.

By order of the board of directors,

Donald H. Nonnenkamp
Vice President, Chief Financial Officer and Secretary

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card.

Please do not send your LaBarge, Inc. common stock certificate to us at this time. If the merger is completed, you will be sent instructions regarding surrender of your certificates.

If you have questions, contact:

LaBarge, Inc.
9900 Clayton Road
St. Louis, Missouri 63124
Attention: Corporate Secretary
(314) 997-0800

Phoenix Advisory Partners
110 Wall Street, 27th Floor
New York, NY 10005
(877) 478-5038

St. Louis, Missouri, May 23, 2011

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, OR PASSED UPON THE FAIRNESS OR MERITS OF THE AGREEMENT AND PLAN OF MERGER OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ENCLOSED PROXY STATEMENT. ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

YOUR VOTE IS VERY IMPORTANT.

Please complete, date, sign and return your proxy card(s) or vote your shares by telephone or over the internet at your earliest convenience so that your shares are represented at the LaBarge, Inc. special meeting.

Page

SUMMARY	1
Information About LaBarge, Inc.	1
Information About Ducommun	1
Information About Merger Subsidiary	1
The Merger	1
Merger Consideration	1
Effect of the Merger on LaBarge’s Equity Awards	2
Financing Relating to the Merger	2
LaBarge’s Reasons for the Merger	2
LaBarge Board of Directors Recommendation	3
Opinion of LaBarge’s Financial Advisor	3
Record Date; Outstanding Shares; Shares Entitled to Vote	3
Voting Agreement	3
Vote Required	4
Stock Ownership of Directors and Executive Officers	4
Interests of LaBarge Directors and Executive Officers in the Merger	4
De-listing and Deregistration of LaBarge Common Stock	4
Appraisal Rights	5
Non-solicitation Provisions	5
Conditions to Completion of the Merger	5
Regulatory Approvals Required for the Merger	6
Termination of the Merger Agreement	6
Termination Fees and Expenses	7
Litigation Related to the Merger	7
Material United States Federal Income Tax Consequences	8
Risk Factors	8
QUESTIONS AND ANSWERS ABOUT THE LABARGE SPECIAL MEETING, MERGER AGREEMENT AND THE MERGER	9
THE LABARGE SPECIAL MEETING	14
Overview	14
Date, Time and Place of the LaBarge Special Meeting	14
Purposes of the LaBarge Special Meeting	14
LaBarge Board of Directors Recommendation	14
Record Date; Outstanding Shares; Shares Entitled to Vote	14
Quorum and Vote Required	14
ITEM 1 — PROPOSAL TO ADOPT THE MERGER AGREEMENT	15
ITEM 2 — PROPOSAL TO APPROVE ADJOURNMENT OR POSTPONEMENT OF THE LABARGE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE LABARGE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT	15
Stock Ownership and Voting by LaBarge’s Directors and Executive Officers	16
Voting Securities and Ownership Thereof by Management and Certain Beneficial Owners	16
How to Vote	17
Voting of Proxies	19
Revoking Your Proxy	19
Other Voting Matters	19
Proxy Solicitations and Expenses	20
Adjournment or Postponement of the LaBarge Special Meeting	20

SUMMARY

This summary highlights material information from this proxy statement. It may not contain all of the information that is important to you. You should read carefully this entire proxy statement and the other documents to which this proxy statement refers to understand fully the merger and the related transactions. See “Where You Can Find More Information” beginning on page 73. Most items in this summary include a page reference directing you to a more complete description of those items.

Information About LaBarge, Inc.

In this proxy statement, the terms “LaBarge,” the “Company,” “we,” “our,” and “us” refer to LaBarge, Inc. and its subsidiaries. LaBarge provides custom high-performance electronic, electromechanical and interconnect systems on a contract basis for customers in diverse technology-driven markets. Its core competencies are manufacturing, engineering and design of interconnect systems, printed circuit board assemblies, high-level assemblies and complete electronic systems for its customers’ specialized applications.

LaBarge is headquartered in St. Louis, Missouri and was incorporated in 1968. LaBarge’s principal offices are located at 9900 Clayton Road, St. Louis, Missouri 63124 and its telephone number is (314) 997-0800. LaBarge’s website is www.labarge.com. LaBarge common stock is listed on the AMEX and trades under the symbol “LB.” Additional information about LaBarge is included in documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 73.

Information About Ducommun

Ducommun Incorporated provides engineering and manufacturing services to the aerospace and defense industry. Ducommun is a supplier of critical components and assemblies for commercial aircraft, military aircraft, and missile and space programs through its three business units: Ducommun AeroStructures (DAS), Ducommun Technologies (DTI), and Miltec.

Ducommun is headquartered in Carson, California and was founded in 1849. Ducommun’s website is www.ducommun.com. Ducommun’s common stock is listed on The New York Stock Exchange and trades under the symbol “DCO.”

Information About Merger Subsidiary

DLBMS, Inc., a wholly-owned subsidiary of Ducommun, is a Delaware corporation formed on March 29, 2011, for the purpose of effecting the merger of merger subsidiary with and into LaBarge. At the effective time of the merger, LaBarge will be the surviving corporation and a wholly-owned subsidiary of Ducommun.

The Merger (page 25)

Upon the terms and subject to the conditions of the merger agreement, and in accordance with Delaware law, at the effective time (as defined on page 56), the merger subsidiary will merge with and into LaBarge in accordance with Delaware law, whereupon the separate existence of the merger subsidiary shall cease, with LaBarge continuing as the surviving corporation and a wholly-owned subsidiary of Ducommun and each share of LaBarge common stock shall be converted into the right to receive $19.25 in cash, without interest.

We encourage you to read the merger agreement, which governs the merger and is attached as Annex A to this proxy statement, because it sets forth the terms of the merger.

Merger Consideration (pages 43 and 57)

At the effective time, each share of LaBarge common stock outstanding immediately prior to the effective time will be converted into the right to receive $19.25 in cash, without interest (we refer to this as the “merger consideration”).

Effect of the Merger on LaBarge’s Equity Awards (page 57)

Upon completion of the merger, each outstanding option to purchase LaBarge common stock will be canceled in exchange for the right to receive an amount of cash equal to $19.25, without interest, less the exercise price of the option multiplied by the number of shares of LaBarge common stock subject to the option immediately prior to the completion of the merger.

Each LaBarge restricted share that is outstanding and unvested immediately prior to the merger will fully vest and the holder will be entitled to receive the merger consideration for each such restricted share. Participants in the LaBarge Employee Stock Purchase Plan, or “ESPP,” will be entitled to receive the merger consideration for each share of LaBarge common stock purchased through the ESPP prior to the effective time. No new offering periods under the ESPP will commence after the date of the merger agreement.

Performance units outstanding as of the effective time will be converted into an unvested right to receive a cash payment at the maximum level, $1.50 per unit, upon subsequent vesting of such right, which is generally one year from the effective time, although the chief executive officer, Craig E. LaBarge (sometimes referred to herein as “Chief Executive Officer” or “CEO”), and chief financial officer, Donald H. Nonnenkamp (sometimes referred to herein as “Chief Financial Officer” or “CFO”), will receive this cash payment no later than March 15, 2012. However, if the merger is not completed until after July 3, 2011, outstanding performance units with a performance period ending on July 3, 2011 that are held by participants other than Mr. LaBarge, Mr. Nonnenkamp, Randy L. Buschling (sometimes referred to herein as “Chief Operating Officer” or “COO”), Teresa K. Huber, William D. Bitner and John R. Parmley (collectively, the “Senior Executive Officers”), will be converted into the right to receive $1.50 in cash per unit within ten days of the effective time rather than an unvested cash right. In this scenario, all outstanding performance units held by the Senior Executive Officers will be converted into the unvested cash right described above.

Financing Relating to the Merger (page 49)

To provide financing for the merger, UBS Loan Finance LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC and Credit Suisse AG (hereinafter referred to as the “Lenders”) have provided a commitment to Ducommun for a senior secured term loan facility of $190,000,000 and a senior secured revolving credit facility of up to $40,000,000, subject to the conditions set forth in a debt commitment letter dated April 3, 2011 (such commitment letter and any schedules, exhibits, and annexes thereto are collectively hereinafter referred to as the “Debt Commitment Letter”). In the Debt Commitment Letter, the Lenders also committed to provide a senior unsecured bridge facility of $200,000,000, to be available to Ducommun if it does not complete an anticipated offering of senior unsecured notes on or before the date on which the merger is consummated. The senior secured term loan facility of $190,000,000, the senior secured revolving credit facility of up to $40,000,000 and the $200,000,000 of financing to be obtained through either the anticipated offering of senior unsecured notes or the senior unsecured bridge facility are hereinafter collectively referred to as the “Debt Financing.” The financing commitments are subject to certain conditions, as further described under “The Merger — Financing Relating to Merger” beginning on page 49. Ducommun’s obligation to consummate the merger is not subject to receipt of the proceeds from the Debt Financing. Funds needed to complete the merger include funds to:

•	pay LaBarge stockholders (and holders of LaBarge’s equity-based interests and any payable cash awards) amounts due to them under the merger agreement, which based upon the shares (and LaBarge’s other equity-based interests) outstanding as of April 13, 2011 would total approximately $310 million; and

•	pay fees and expenses related to the merger and the Debt Financing,

which will be funded through proceeds from the Debt Financing in an expected aggregate principal amount of approximately $390,000,000.

LaBarge’s Reasons for the Merger and Recommendation of LaBarge’s Board of Directors (page 29)

In evaluating the merger, the LaBarge board of directors consulted with LaBarge’s management, as well as LaBarge’s legal and financial advisors and, in reaching its decision to approve the merger agreement and the transactions contemplated thereby and to recommend that LaBarge stockholders adopt the merger agreement, the LaBarge board of directors considered a number of factors, including those listed in “The Merger — LaBarge’s Reasons for the Merger and Recommendation of LaBarge Inc.’s Board of Directors” beginning on page 29.

LaBarge Board of Directors Recommendation (page 14)

The LaBarge board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, LaBarge and its stockholders and has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The LaBarge board of directors has resolved to recommend that LaBarge stockholders vote “FOR” the adoption of the merger agreement.

Opinion of LaBarge’s Financial Advisor (page 32)

LaBarge retained Stifel, Nicolaus & Company, Incorporated (“Stifel”) as its financial advisor in connection with the merger. On April 3, 2011, at a meeting of the LaBarge board of directors, Stifel delivered its opinion to the board of directors of LaBarge that, based upon and subject to the factors, considerations, qualifications, limitations and assumptions set forth in the opinion, as of that date, the per share merger consideration to be received by the holders of shares of LaBarge common stock (other than shares owned by LaBarge, Ducommun or their subsidiaries, or as to which dissenters’ rights are perfected) in connection with the merger pursuant to the merger agreement was fair to such holders of shares of LaBarge common stock, from a financial point of view.

The full text of Stifel’s written opinion, dated April 3, 2011, which is attached to this proxy statement as Annex B, sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion. LaBarge stockholders should read the opinion in its entirety, as well as the section of this proxy statement entitled “The Merger — Opinion of LaBarge’s Financial Advisor” beginning on page 32. Stifel addressed its opinion to the board of directors of LaBarge, and its opinion does not constitute a recommendation to any LaBarge stockholder as to how such stockholder should vote at the special meeting with respect to the merger or as to any other action that a stockholder should take with respect to the merger. See “The Merger — Opinion of LaBarge’s Financial Advisor” beginning on page 32.

Record Date; Outstanding Shares; Shares Entitled to Vote (page 14)

The record date for the special meeting of LaBarge stockholders is May 17, 2011. This means that you must be a stockholder of record of LaBarge common stock at the close of business on May 17, 2011 in order to vote at the LaBarge special meeting. You are entitled to one vote for each share of LaBarge common stock you own. As of the record date, there were 15,830,397 shares of LaBarge common stock outstanding and entitled to vote at the LaBarge special meeting. A majority of the shares of LaBarge common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for purposes of the special meeting.

Voting Agreement

In connection with the transactions contemplated by the merger agreement, all of LaBarge’s executive officers and certain directors, in their capacities as stockholders, together beneficially owning in the aggregate approximately 19% of the outstanding shares of LaBarge common stock as of April 3, 2011 (excluding any shares of LaBarge common stock deliverable upon exercise or conversion of any options), have entered into a voting agreement with Ducommun, dated April 3, 2011. Pursuant to the terms of the voting agreement, each such stockholder has agreed to vote its shares in favor of the merger and the adoption of the merger agreement and against alternative transaction proposals. The voting agreement will terminate (i) if the merger agreement is terminated, (ii) if the merger is not consummated by September 30, 2011 or (iii) upon consummation of the merger. Due to the vote required to approve the merger agreement, the voting agreement does not assure approval by stockholders to adopt the merger agreement. Therefore, your vote on the adoption of the merger agreement is very important.

The foregoing description of the voting agreement is not complete and is qualified in its entirety by reference to the voting agreement, a copy of which is filed as Annex D hereto and incorporated herein by reference.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of at least two-thirds of the shares of LaBarge common stock entitled to vote thereon at the special meeting. Approval of the proposal to adjourn or postpone the special meeting requires the affirmative vote of the majority of stockholders present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

Stock Ownership of Directors and Executive Officers (page 42)

At the close of business on May 17, 2011, the directors and executive officers of LaBarge beneficially owned and were entitled to vote 3,395,944 shares of LaBarge common stock, collectively representing approximately 21.5% of the shares of LaBarge common stock outstanding on that date.

Interests of LaBarge Directors and Executive Officers in the Merger (page 43)

In considering the recommendation of the LaBarge board of directors, you should be aware that LaBarge directors and executive officers may have financial interests in the merger that are in addition to or different from their interests as stockholders and the interests of LaBarge stockholders generally and may present actual or potential conflicts of interest. LaBarge’s board of directors was aware of these interests and considered them, among other matters, in unanimously approving the merger agreement and the transactions contemplated thereby. You should consider these and other interests of LaBarge directors and executive officers that are described in this proxy statement.

Such interests of LaBarge directors and executive officers include:

•	the accelerated cash payment for restricted shares held by LaBarge executive officers;

•	the cash payment for stock options held by LaBarge executive officers;

•	the entry of certain executive officers into employment agreements in connection with the merger attached hereto as Annex E;

•	the payment of severance benefits pursuant to agreements with LaBarge executive officers in connection with certain qualifying terminations of employment that may occur following the merger;

•	the conversion of performance units outstanding as of the effective time into an unvested right to receive a cash payment at the maximum level upon subsequent vesting; and

•	the right to continued indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger.

De-listing and Deregistration of LaBarge Common Stock (page 47)

Shares of LaBarge common stock are currently traded on the AMEX under the symbol “LB.” If the merger is completed, LaBarge common stock will no longer be listed on the AMEX and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and LaBarge will no longer file periodic reports with the SEC.

LaBarge Stockholders’ Rights of Appraisal (page 50)

LaBarge stockholders have the right under Delaware law to dissent from the approval and adoption of the merger agreement, to exercise appraisal rights and to receive payment in cash of the judicially determined fair value for their shares, plus interest, if any, on the amount determined to be the fair value, in accordance with Delaware law. The fair value of shares of LaBarge common stock, as determined in accordance with Delaware law, may be more or less than, or equal to, the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve their rights, LaBarge stockholders who wish to exercise appraisal rights must not vote in favor of the proposal to adopt the merger agreement and must follow the specific procedures provided under Delaware law for perfecting appraisal rights. Dissenting stockholders must precisely follow these specific procedures to exercise appraisal rights or their appraisal rights may be lost. These procedures are described in this proxy statement, and a copy of Section 262 of the DGCL (which we refer to as “Section 262”), which grants appraisal rights and governs such procedures, is attached as Annex C to this proxy statement. See “The Merger — LaBarge Stockholders’ Rights of Appraisal” beginning on page 50.

Non-solicitation Provisions (page 63)

LaBarge is subject to a “no shop” restriction on its ability to solicit third party proposals or provide information and engage in discussions with third parties relating to alternative business combination transactions. The “no shop” provision is subject to a “fiduciary-out” provision that allows LaBarge, prior to obtaining stockholder approval of the merger, (i) to engage in negotiations or discussions (including making any counterproposal or counter offer to) with any third party that has made after the date of the merger agreement a “superior proposal” or a bona fide unsolicited written acquisition proposal that the board of directors of LaBarge believes in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) is reasonably likely to lead to a “superior proposal”, (ii) furnish to any third party that has made after the date of the merger agreement a “superior proposal” nonpublic information, (iii) terminate or amend any provision of any confidentiality or standstill agreement to which it is a party with respect to a “superior proposal” and (iv) make an “adverse recommendation change,” but in each case only if the board determines in good faith, after consultation with outside legal counsel, that failure to take such action would likely result in a breach of its fiduciary duties under applicable law, taking into account all adjustments to the terms of the merger agreement that may be offered by Ducommun in response to any such proposed action by LaBarge. See “The Merger Agreement — Covenants and Agreements; No Solicitation” beginning on page 63.

Conditions to Completion of the Merger (page 69)

The obligations of LaBarge, Ducommun and merger subsidiary to complete the merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the merger of certain conditions, including:

•	the adoption of the merger agreement by holders of two-thirds of the shares of LaBarge common stock entitled to vote thereon at the LaBarge special meeting;

•	the absence of any pending or threatened action by any governmental authority, having a reasonable likelihood of success, that seeks to (i) challenge or make illegal or otherwise prohibit or materially delay the consummation of the merger or any of the other transactions contemplated by the merger agreement, or to make materially more costly the merger, or to obtain from LaBarge, Ducommun or merger subsidiary any damages that are material in relation to LaBarge and its subsidiaries taken as a whole, (ii) prohibit or limit the ownership, operation or control by LaBarge, Ducommun or any of their respective subsidiaries of any material portion of their respective business or assets or to compel LaBarge, Ducommun or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of LaBarge, Ducommun or any of their respective subsidiaries or (iii) impose limitations on the ability of Ducommun to acquire or hold, or exercise full rights of ownership of, any shares of common stock of LaBarge;

•	no applicable law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits the consummation of the merger;

•	the expiration or early termination of the waiting periods applicable to the consummation of the merger under the HSR Act (as defined below); and

•	the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement.

In addition, the obligations of Ducommun and merger subsidiary to complete the merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the merger of certain conditions, including:

•	LaBarge shall not have suffered a Material Adverse Effect (as defined in the merger agreement); and

•	The staff of the Securities and Exchange Commission shall not have rejected or expressly disapproved any material terms or conditions of the Offer of Settlement executed by LaBarge on March 18, 2011.

Regulatory Approvals Required for the Merger (page 48)

The completion of the merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”). The notifications required under the HSR Act to the U.S. Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the U.S. Department of Justice (which we refer to as the “Antitrust Division”) were filed on April 14, 2011. The applicable waiting period for consummation of the merger under the HSR Act expired at 11:59 p.m. on May 16, 2011.

Termination of the Merger Agreement (page 70)

The merger agreement may be terminated at any time before the effective time, whether or not the LaBarge stockholders have adopted the merger agreement:

•	by mutual written agreement of Ducommun and LaBarge;

•	by either Ducommun or LaBarge if:

•	the merger has not been consummated on or before September 30, 2011 (which we refer to as the “end date”), unless the breach of the merger agreement by the party seeking to terminate resulted in the failure to consummate the merger by the end date;

•	any applicable law, judgment or decree makes consummation of the merger illegal or otherwise prohibited or permanently enjoins the consummation of the merger and such enjoinment has become final and non-appealable, provided the party seeking to terminate the merger agreement shall have used all reasonable best efforts to prevent, oppose and remove such applicable law; or

•	the adoption of the merger agreement by the LaBarge stockholders was not obtained at the LaBarge special meeting (or adjournment or postponement of the meeting).

•	by Ducommun if:

•	LaBarge breaches its representations or warranties or fails to perform any covenants set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of LaBarge or compliance by LaBarge with its obligations under the merger agreement not to be satisfied and such breach, is not cured by the earlier of the end date or 30 days after the receipt of written notice thereof, provided that, at the time of the delivery of written notice of breach, Ducommun is not in material breach of its obligations under the merger agreement;

•	the LaBarge board of directors has effected an adverse recommendation change (as defined in merger agreement and on page 64);

•	LaBarge or the LaBarge board of directors shall approve or recommend an alternative acquisition agreement;

•	LaBarge materially breaches its non-solicitation obligations set forth in the merger agreement; or

•	the LaBarge board of directors fails to publicly reaffirm its recommendation of the merger within 10 business days of a request by Ducommun that it do so, or at least two business days prior to the special meeting of LaBarge’s stockholders following a request to do so by Ducommun or merger subsidiary.

•	by LaBarge if:

•	the LaBarge board of directors authorizes LaBarge, subject to complying with the terms of the merger agreement, to enter into a written definitive agreement concerning a superior proposal (as defined on page 65) provided that LaBarge has paid any applicable fees and expenses owed to Ducommun; or

•	Ducommun breaches its representations or warranties or fails to perform any covenants set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of Ducommun or compliance by Ducommun with its obligations under the merger agreement not to be satisfied and such breach, is not cured by the earlier of the end date or 30 days after the receipt of written notice thereof, provided that, at the time of the delivery of written notice of breach, LaBarge is not in material breach of its obligations under the merger agreement.

Termination Fees and Expenses (page 71)

If the merger agreement is terminated in certain circumstances described under “The Merger Agreement — Termination of the Merger Agreement” beginning on page 70, LaBarge may be obligated to pay to Ducommun a termination fee of $12,410,000 or reimburse Ducommun for its or merger subsidiary’s reasonable transaction expenses up to $5,000,000.

In general, each of Ducommun and LaBarge will bear its own expenses in connection with the merger agreement and the related transactions, except Ducommun and LaBarge will equally bear the filing fees of the filings made under applicable antitrust laws.

Litigation Related to the Merger (page 48)

LaBarge is aware of five purported class actions against LaBarge, LaBarge’s directors and Ducommun filed by purported stockholders of LaBarge and relating to the merger. The complaints allege, among other things, that LaBarge’s directors breached their fiduciary duties to the LaBarge stockholders, and that LaBarge and Ducommun aided and abetted LaBarge’s directors in such alleged breaches of their fiduciary duties. Each plaintiff purports to bring his claims on behalf of himself and a class of LaBarge stockholders. The actions seek judicial declarations that the merger agreement was entered into in breach of the directors’ fiduciary duties, rescission of the transactions contemplated by the merger agreement, and the award of attorneys’ fees and expenses for the plaintiffs. Three of the lawsuits challenging the proposed transaction have been filed in Missouri state court, all in the Circuit Court of St. Louis County. All seek declaratory, rescissory and other, unspecified, equitable relief against the directors and officers on a theory of breach of fiduciary duty to the stockholders and against LaBarge and Ducommun on a theory of “aiding and abetting” the individual defendants. Two of the three also seek injunctive relief prohibiting the merger. No money damages are sought, except for attorneys’ fees and costs. The court has consolidated the Missouri actions for further handling and disposition. The defendants have filed a motion to dismiss or, in the alternative, to stay the cases based on the pendency of the Delaware cases described below. This motion is set for hearing on May 26, 2011.

The three Missouri cases are:

1. John M. Foley, Jr. v. LaBarge, Inc., et al., St. Louis County Circuit Court Cause No. 11SL-CC01391, filed April 6, 2011.

2. William W. Wheeler v. LaBarge, Inc., et al., St. Louis County Circuit Court Cause No. 11SL-CC01392, filed April 6, 2011.

3. Gastineau v. LaBarge, Inc., et al., St. Louis County Circuit Court Cause No. 11SL-CC-01592, filed April 19, 2011.

Two other nearly identical lawsuits have been filed in the Chancery Court of the State of Delaware by different attorneys than the above-described matters. Barry P. Borodkin v. Craig E. LaBarge, et al., transaction ID 36985939, Case No. 6368- (filed on April 12, 2011) and Insulators and Asbestos Workers Local No. 14 v. Craig LaBarge, et al. (filed on April 15, 2011) are putative class actions that mirror the claims raised in the Missouri cases, but also seek injunctive relief to prevent the proposed transaction with Ducommun in addition to an accounting and attorneys’ fees and costs. On May 12, the parties submitted a proposed schedule to the Delaware court, under which deposition discovery would be completed by June 1, 2011 and briefing on plaintiff’s anticipated motion for preliminary injunction would be completed by June 13, 2011. The Chancery Court has scheduled a hearing on June 17, 2011.

LaBarge and Ducommun and the other defendants believe that the lawsuits are without merit and intend to defend them vigorously.

Material United States Federal Income Tax Consequences (page 53)

The merger will be a taxable transaction to U.S. holders of LaBarge common stock for U.S. federal income tax purposes. You should read “Material United States Federal Income Tax Consequences” beginning on page 53 for a more complete discussion of the U.S. federal income tax consequences of the transaction. Tax matters can be complicated, and the tax consequences of the transaction to LaBarge stockholders will depend on their particular tax situations. LaBarge stockholders should consult their tax advisors to determine the tax consequences of the transaction to them.

Risk Factors (page 22)

In evaluating the merger and the merger agreement, you should read carefully this proxy statement and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 22.

QUESTIONS AND ANSWERS ABOUT THE LABARGE SPECIAL MEETING, MERGER
AGREEMENT AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the special meeting, the merger agreement and the merger. These questions and answers may not include all the information that is important to you. LaBarge urges you to read carefully this entire proxy statement, including the annexes and the other documents to which we have referred you. We have included page references in certain parts of this section to direct you to a more detailed description of each topic presented elsewhere in this proxy statement.

The Merger

Q:	Why am I receiving this proxy statement?

A:	The board of directors of LaBarge has unanimously agreed to the merger of merger subsidiary, a wholly-owned subsidiary of Ducommun, with and into LaBarge, with LaBarge continuing as the surviving corporation and a wholly-owned subsidiary of Ducommun. A copy of the merger agreement is attached to this proxy statement as Annex A. See “The Merger Agreement — The Merger; Closing” beginning on page 56.

In order to complete the transactions contemplated by the merger and merger agreement, holders of two-thirds of the shares of LaBarge common stock entitled to vote thereon must adopt the merger agreement and all other conditions to the merger set forth in the merger agreement must be satisfied (or waived, to the extent permitted). LaBarge stockholders will vote on the adoption of the merger agreement at the LaBarge special meeting. See “The LaBarge Special Meeting” beginning on page 14.

This proxy statement contains important information about the merger agreement, the transactions contemplated by the merger agreement, including the merger, and the special meeting of LaBarge, which you should read carefully and in its entirety. The enclosed proxy materials allow you to grant a proxy or vote your shares by telephone or internet without attending the special meeting in person.

Your vote is very important. We encourage you to complete, date, sign and return your proxy card(s) or vote your shares by telephone or internet as soon as possible.

Q:	What is the proposed transaction for which I am being asked to vote?

A:	LaBarge stockholders are being asked to adopt the merger agreement at its special meeting. A copy of the merger agreement is attached to this proxy statement as Annex A. The approval of the proposal to adopt the merger agreement by the holders of two-thirds of the shares of LaBarge common stock entitled to vote thereon is a condition to the obligation of the parties to the merger agreement to complete the merger. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 69 and “Summary — Conditions to Completion of the Merger” beginning on page 5.

Q:	What will happen in the merger?

A:	In the merger, the merger subsidiary will merge with and into LaBarge in accordance with Delaware law, whereupon the separate existence of the merger subsidiary shall cease, with LaBarge continuing as the surviving corporation and a wholly-owned subsidiary of Ducommun. You will thereafter cease to be a stockholder of LaBarge.

Q:	What will LaBarge stockholders receive in the merger?

A:	Each share of LaBarge common stock, other than shares owned by Ducommun or LaBarge or their respective wholly-owned subsidiaries, or shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $19.25 in cash, without interest.

Q:	How does the per share merger consideration to be received by LaBarge stockholders compare to the market price of LaBarge common stock prior to the announcement of the merger?

A:	The per share merger consideration represents a premium of 10.4% over the closing price of $17.43 per share of LaBarge common stock on the New York Stock Exchange Amex LLC, which we refer to as “AMEX,” on April 1, 2011, the last trading day prior to the public announcement of the merger agreement, a 17.2% premium over LaBarge’s average daily closing price of $16.43 during the 30 trading days ending April 1, 2011, and a 23.0% premium over LaBarge’s average daily closing price of $15.65 during the 90 trading days ending April 1, 2011.

Q:	Why is LaBarge proposing the merger?

A:	The board of directors of LaBarge has concluded that the merger will maximize stockholder value as compared to any other strategic alternative of LaBarge, including the continued operation of LaBarge as an independent public company. To review the reasons for the merger in greater detail, see “The Merger — LaBarge’s Reasons for the Merger and Recommendation of LaBarge’s Board of Directors” beginning on page 29.

Q:	What is the position of the LaBarge board of directors regarding the merger and the proposals relating to the adoption of the merger agreement?

A:	The board of directors has unanimously approved and declared advisable the merger agreement and the transaction contemplated thereby, including the merger, and has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of its stockholders. The LaBarge board of directors unanimously recommends that LaBarge stockholders vote “FOR” the proposal to adopt the merger agreement at the LaBarge special meeting. See “The Merger — LaBarge’s Reasons for the Merger and Recommendation of LaBarge’s Board of Directors” beginning on page 29, and “Summary — The Merger” beginning on page 1.

Q:	What vote is needed by LaBarge stockholders to adopt the merger agreement?

A:	LaBarge’s adoption of the merger agreement requires the affirmative vote of two-thirds of the shares of LaBarge common stock entitled to vote thereon. If you are a LaBarge stockholder and you fail to vote or abstain from voting, that will have the same effect as a vote “AGAINST” the adoption of the merger agreement. See “The LaBarge Special Meeting — Quorum and Vote Required” beginning on page 14.

Q:	Do LaBarge stockholders have appraisal rights?

A:	Yes. Under the Delaware General Corporation Law, which we refer to as the “DGCL,” holders of LaBarge common stock who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, which we refer to as the “Court of Chancery,” if the merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement. See “The Merger — LaBarge Stockholders’ Rights of Appraisal” beginning on page 50 and “Summary — Appraisal Rights” beginning on page 5. Please see Annex C for the text of the applicable provisions of the DGCL as in effect with respect to this transaction.

Q:	What happens if I sell or transfer my shares of LaBarge common stock after the record date but before the special meeting?

A:	The record date for LaBarge stockholders entitled to vote at the LaBarge special meeting is earlier than both the date of the LaBarge special meeting and the consummation of the merger. If you sell or transfer your shares of LaBarge common stock after the record date but before the special meeting, you will, unless other arrangements are made (such as provision of a proxy), retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you sell or transfer your shares.

Q:	What are the federal income tax consequences of the merger to LaBarge stockholders?

A:	In general, the exchange of shares of LaBarge common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences” beginning on page 53 for more information. LaBarge stockholders should consult a tax advisor about the tax consequences of the exchange of the shares of LaBarge common stock for cash pursuant to the merger in light of the particular circumstances of each LaBarge stockholder.

Q:	When do you expect to complete the merger?

A:	If the merger agreement is adopted at the LaBarge special meeting, we expect to complete the merger as soon as possible after the satisfaction of the other conditions to the merger. The closing of the merger, which we refer to as the “closing,” will occur no later than the second business day following the date on which all of the conditions to the merger, other than conditions that, by their nature are to be satisfied at the closing have been satisfied or, to the extent permissible, waived, that is the earlier of (a) any business day during the marketing period provided for with respect to the financing to be obtained by Ducommun as may be specified by Ducommun on no later than three business days prior notice to LaBarge and (b) the final day of the marketing period provided for with respect to the financing to be obtained by Ducommun, or at such place, at such other time or on such date as Ducommun and LaBarge mutually agree. LaBarge expects that the transaction will be completed in June 2011. However, we cannot assure you that such timing will occur or that the merger will be completed as expected. See “The Merger Agreement — The Merger; Closing” beginning on page 56.

Q:	What happens if the merger is not consummated?

A:	If the merger agreement is not adopted by the holders of two-thirds of LaBarge’s shares of common stock entitled to vote thereon or if the merger is not consummated for any other reason, LaBarge stockholders will not receive any payment for their shares in connection with the merger. Instead, LaBarge will remain an independent public company and LaBarge common stock will continue to be listed and traded on the AMEX. Under specified circumstances, LaBarge may be required to pay to Ducommun a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement — Termination Fees and Expenses” beginning on page 71.

Q:	Should I send in my stock certificates now?

A:	NO, PLEASE DO NOT SEND YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD(S). If the merger is completed, LaBarge stockholders will be sent written instructions for sending in their stock certificates or, in the case of book-entry shares, for surrendering their book-entry shares. See “The LaBarge Special Meeting — Proxy Solicitations and Expenses” beginning on page 20.

Q:	Who can answer my questions about the merger?

A:	If you have any questions about the merger or the LaBarge special meeting, need assistance in voting your shares, or need additional copies of this proxy statement or the enclosed proxy card(s), you should contact:

LaBarge, Inc.
9900 Clayton Road
St. Louis, Missouri 63124
Attn: Corporate Secretary
(314) 997-0800

Phoenix Advisory Partners
110 Wall Street, 27th Floor
New York, NY 10005
(877) 478-5038

Q:	When and where will the special meeting be held?

A:	The LaBarge special meeting will be held at the Hilton St. Louis Frontenac Hotel, 1335 South Lindbergh Blvd., St. Louis, Missouri 63131, on June 23, 2011, at 9:00 a.m., local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in the proxy statement and in the accompanying notice of special meeting.

Q:	Who is eligible to vote at the LaBarge special meeting?

A:	Owners of LaBarge common stock are eligible to vote at the LaBarge special meeting if they were stockholders of record at the close of business on May 17, 2011. See “The LaBarge Special Meeting — Record Date; Outstanding Shares; Shares Entitled to Vote” beginning on page 14.

Q:	What is a proxy?

A:	A proxy is a stockholder’s legal designation of another person, referred to as a “proxy,” to vote shares of such stockholder’s common stock at a stockholders’ meeting. The document used to designate a proxy to vote your shares of LaBarge common stock is called a “proxy card.”

Q:	What should I do now?

A:	You should read this proxy statement carefully, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or over the internet as soon as possible so that your shares will be represented and voted at the special meeting. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by telephone or over the internet. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. See “The LaBarge Special Meeting — How to Vote” beginning on page 17.

Q:	May I attend the LaBarge special meeting?

A:	All LaBarge stockholders of record as of the close of business on May 17, 2011, the record date for the LaBarge special meeting, may attend the LaBarge special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the LaBarge special meeting, you must present proof of your ownership of LaBarge common stock, such as a bank or brokerage account statement, to be admitted to the meeting. You also must present at the meeting a proxy issued to you by the holder of record of your shares.

Q:	If I am going to attend the LaBarge special meeting, should I return my proxy card(s)?

A:	Yes. Returning your completed, signed and dated proxy card(s) or voting by telephone or over the internet ensures that your shares will be represented and voted at the LaBarge special meeting. See “The LaBarge Special Meeting — How to Vote” beginning on page 17.

Q:	How will my proxy be voted?

A:	If you complete, sign and date your proxy card(s) or vote by telephone or over the internet, your shares will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote at the LaBarge special meeting your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to approve adjournments or postponements of the LaBarge special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the LaBarge special meeting to adopt the merger agreement.

Q:	What if my broker holds my shares in “street name?”

A:	If a broker holds your shares for your benefit but not in your own name, your shares are in “street name.” A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by telephone or over the internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the internet through such a program must be received by 11:59 p.m., Eastern Daylight Time, on June 22, 2011. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the LaBarge special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the LaBarge special meeting, you must present proof of your ownership of LaBarge common stock, as applicable, such as a bank or brokerage account statement, to be admitted to the meeting. In addition, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at the LaBarge special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the internet with respect to your shares.

Q.	Can I change my vote after I mail my proxy card(s) or vote by telephone or over the internet?

A:	Yes. If you are a stockholder of record (that is, you hold your shares in your own name), you can change your vote by:

• sending a written notice to the corporate secretary of LaBarge, bearing a date later than the date of the proxy, that is received prior to the LaBarge special meeting and states that you revoke your proxy;

• voting again by telephone or over the internet by 11:59 p.m., Eastern Daylight Time, on June 22, 2011;

• signing, dating and delivering a new valid proxy card(s) bearing a later date that is received prior to the LaBarge special meeting; or

• attending the LaBarge special meeting and voting in person, although your attendance alone will not revoke your proxy.

If your shares of LaBarge common stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Q:	What if I don’t provide my broker with instructions on how to vote?

A:	If you wish to vote on the proposal to adopt the merger agreement, you must provide instructions to your broker because this proposal is not routine. If you do not provide your broker with instructions, your broker will not be authorized to vote with respect to the adoption of the merger agreement, and a broker non-vote will occur. This will have the same effect as a vote “AGAINST” the adoption of the merger agreement. A broker non-vote will have no effect on the adjournment or postponement proposal. Broker non-votes will be counted for purposes of determining whether a quorum is present at the LaBarge special meeting.

Q:	What if I abstain from voting?

A:	Abstentions will be counted in determining whether a quorum is present at the LaBarge special meeting. If you abstain from voting with respect to the proposal to adopt the merger agreement, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. With respect to the proposal to adjourn or postpone the LaBarge special meeting, if necessary or appropriate, to solicit further proxies in connection with the merger agreement adoption proposal, abstentions will have the same effect as a vote “AGAINST” the proposal to adjourn or postpone the LaBarge special meeting.

Q:	What does it mean if I receive multiple proxy cards?

A: Your shares may be registered in more than one account, such as brokerage accounts and 401(k) accounts. It is important that you complete, sign, date and return each proxy card or voting instruction form you receive or vote using the telephone or over the internet as described in the instructions included with your proxy card(s) or voting instruction form(s).

Q:	Where can I find more information about LaBarge?

A:	You can find more information about LaBarge from various sources described under “Where You Can Find More Information” beginning on page 73.

THE LABARGE SPECIAL MEETING

Overview

This proxy statement is being provided to LaBarge stockholders as part of a solicitation of proxies by the LaBarge board of directors for use at the special meeting of LaBarge stockholders and at any adjournments or postponements thereof. This proxy statement is first being furnished to stockholders of LaBarge on or about May 24, 2011. This proxy statement provides LaBarge stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting of LaBarge stockholders.

Date, Time and Place of the LaBarge Special Meeting

The special meeting of LaBarge stockholders will be held at the Hilton St. Louis Frontenac Hotel, 1335 South Lindbergh Blvd., St. Louis, Missouri 63131, on June 23, 2011, at 9:00 a.m., local time.

Purposes of the LaBarge Special Meeting

At the LaBarge special meeting, LaBarge stockholders will be asked:

•	to adopt the merger agreement;

•	to approve a proposal to approve adjournments or postponements of the LaBarge special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the LaBarge special meeting to adopt the merger agreement; and

•	to transact such other business as may properly come before the special meeting.

LaBarge stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If LaBarge stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

LaBarge Board of Directors Recommendation

The LaBarge board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of LaBarge and LaBarge’s unaffiliated stockholders and has unanimously approved the merger, the merger agreement and the transactions contemplated thereby. The LaBarge board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the approval of adjournment or postponement of the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the special meeting of LaBarge stockholders is May 17, 2011. This means that you must be a stockholder of record of LaBarge common stock at the close of business on May 17, 2011, in order to vote at the LaBarge special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of LaBarge common stock at the close of business on the record date. At the close of business on the record date, there were 15,830,397 shares of LaBarge common stock outstanding and entitled to vote, held by approximately 1,657 holders of record. Each share of LaBarge common stock entitles its holder to one vote on all matters properly presented at the special meeting.

Quorum and Vote Required

A quorum of stockholders is necessary to hold a valid special meeting of LaBarge The required quorum for the transaction of business at the LaBarge special meeting is comprised of the holders of a majority of the outstanding shares of LaBarge common stock. Votes will be counted by the inspector appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. Shares of LaBarge common stock represented at the special meeting but not voted, including shares of common stock for which a stockholder directs an “abstention” from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. Once a share of

LaBarge common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and at any adjourned or postponed special meeting. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Adoption of the merger agreement requires the affirmative vote of two-thirds of the holders of the outstanding shares of LaBarge common stock entitled to vote. The required vote of LaBarge stockholders on the merger agreement is based upon the number of outstanding shares of LaBarge common stock as of the record date, and not the number of shares that are actually voted. Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement, but will count for the purposes of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of LaBarge common stock, banks, brokerage firms or other nominees are not empowered to vote those shares on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of LaBarge common stock present, in person or by proxy, and entitled to vote at the special meeting on that matter, even if less than a quorum.

For purposes of the adjournment or postponement proposal, if your shares of LaBarge common stock are present at the special meeting, but are not voted on this proposal, or if you have given a proxy and abstained on the proposal, this will have the same effect as if you voted “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of LaBarge common stock not voted, will not be counted in respect of, and will not have an effect on, the proposal to adjourn or postpone the special meeting.

ITEM 1 —	PROPOSAL TO ADOPT THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, LaBarge stockholders are considering and voting on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the transactions contemplated by the merger agreement, including the merger. In particular, you are directed to the merger agreement, which is attached as Annex A to this proxy statement.

The LaBarge board of directors unanimously recommends that LaBarge stockholders vote “FOR” the adoption of the merger agreement, and your properly completed, signed and dated proxy will be so voted unless you specify otherwise.

ITEM 2 —	PROPOSAL TO APPROVE ADJOURNMENT OR POSTPONEMENT OF THE LABARGE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE LABARGE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT

LaBarge stockholders may be asked to vote on a proposal to adjourn or postpone the LaBarge special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the LaBarge special meeting to approve the proposal to adopt the merger agreement.

The LaBarge board of directors unanimously recommends that LaBarge stockholders vote “FOR” the proposal to adjourn or postpone the LaBarge special meeting under certain circumstances, and your properly completed, signed and dated proxy will be so voted unless you specify otherwise.

Stock Ownership and Voting by LaBarge’s Directors and Executive Officers

At the close of business on May 17, 2011, LaBarge’s directors and executive officers had the right to vote 3,395,944 shares of the then-outstanding LaBarge voting stock (excluding any shares of LaBarge common stock deliverable upon exercise or conversion of any options) at the LaBarge special meeting. At the close of business on May 17, 2011, these shares represented approximately 21.5% of the LaBarge common stock outstanding and entitled to vote at the special meeting. It is expected that LaBarge’s executive officers will vote their shares “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, and executive officers and certain directors collectively holding approximately 19% of the stock entitled to vote have entered into voting agreements to so vote.

Voting Securities and Ownership Thereof by Management and Certain Beneficial Owners

Set forth below is information, as of May 17, 2011, concerning all persons known to LaBarge to be beneficial owners of more than 5% of the common stock outstanding on the record date, and beneficial ownership of common stock by each director, each named executive officer of LaBarge and all executive officers and directors as a group (unless otherwise indicated, such ownership represents sole voting and sole investment power).

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership	Class(2)

Directors and Named Executive Officers:
William D. Bitner	17,431 - (3)(5)	*
Randy L. Buschling	212,453 - (3)(4)(5)	1.3%
Robert G. Clark	8,385	*
Thomas A. Corcoran	1,500	*
John G. Helmkamp, Jr.	365,196 - (6)	2.3%
Teresa K. Huber	53,427 - (3)(4)(5)	*
Craig E. LaBarge	1,789,834 - (3)(4)(7)	11.3%
Lawrence J. LeGrand	1,218,485 - (8)(9)	7.7%
Donald H. Nonnenkamp	213,111 - (3)(4)(5)	1.3%
John R. Parmley	73,745 - (3)(4)(5)	*
Jack E. Thomas, Jr.	3,685	*
All executive officers and directors as a group (11 persons)	3,957,252 - (4)	25.0%
5% Stockholders
Joanne V. Lockard c/o Plancorp, Inc. 540 Maryville Centre Drive, Suite 105 St. Louis, MO 63141	1,217,035 - (9)(10)	7.7%
Leo V. Garvin, Jr. c/o Plancorp, Inc. 540 Maryville Centre Drive, Suite 105 St. Louis, MO 63141	1,208,485 - (9)	7.6%
Wentworth, Hauser & Violich, Inc. 301 Battery Street, Suite 400 San Francisco, CA 94111	765,800 - (11)	4.8%
Gabelli Funds, LLC, et al. c/o GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	993,599 - (12)	6.2%

*	Less than 1%.

(1)	The address of each named executive officer and director is c/o LaBarge, Inc., 9900 Clayton Road, St. Louis, Missouri 63124.

(2)	Percent of class is calculated on the basis of 15,830,397 common shares outstanding on May 17, 2011.

(3)	Includes the following number of shares awarded under the 2004 Long Term Incentive Plan that are restricted until July 1, 2012: Mr. Bitner, 9,484; Mr. Buschling, 28,100; Ms. Huber, 9,484; Mr. LaBarge, 43,906; Mr. Nonnenkamp, 18,880; and Mr. Parmley, 9,484.

(4)	Includes options exercisable within 60 days for the following number of shares under the 1995 Incentive Stock Option Plan and the 1999 Non-Qualified Stock Option Plan: Mr. Bitner, -0-; Mr. Buschling, 20,000; Ms. Huber, 15,000; Mr. LaBarge, 220,452; Mr. Nonnenkamp, 68,600; Mr. Parmley, 24,500. All executive officers and Directors as a group — 348,552 shares.

(5)	Includes the following number of shares held in employee contribution accounts, LaBarge unrestricted match accounts and LaBarge restricted match accounts, respectively, of LaBarge’s 401(k) Benefit Plan: Mr. Bitner: -0-, 829 and -0-; Mr. Buschling: -0-, 6,956 and -0-; Ms. Huber: -0-, 1,873 and -0-; Mr. Nonnenkamp: -0-, 6,074 and -0-; and Mr. Parmley: -0-, 6,968 and -0-. The named persons have sole voting power with respect to all shares held in their accounts, and have sole dispositive power with respect to the shares held in their LaBarge unrestricted match accounts. Except as noted below, the named persons have no dispositive power with respect to shares held in their LaBarge restricted match accounts. In addition, Messrs. LaBarge and Nonnenkamp as administrators of the Company 401(k) Benefit Plan have shared dispositive power and no voting power (except for shares in their own accounts) as to 1,760 shares held in the LaBarge restricted match accounts. Messrs. LaBarge and Nonnenkamp disclaim beneficial ownership of all shares held in the LaBarge restricted match accounts of employees other than themselves.

(6)	Includes 2,600 shares held by Mr. Helmkamp’s spouse in her name, 3,911 shares in her IRA and 22,000 shares held in a trust, of which she acts as trustee. Also includes 45,300 shares held in three trusts for the benefit of Mr. Helmkamp’s children and 43,500 shares held in a charitable remainder trust. Mr. Helmkamp is trustee of the aforesaid trusts. Mr. Helmkamp disclaims beneficial ownership of all these shares.

(7)	Includes 75,298 shares held by Mr. LaBarge’s spouse in her name, 34,000 shares held in her IRA and 14,702 shares as custodian for their two children. Mr. LaBarge disclaims beneficial ownership of these shares. Also includes 18,172 shares held by a trust for two children of Mr. LaBarge. Mr. LaBarge is a co-trustee of the trusts and disclaims beneficial ownership. Also includes 1,150,548 shares owned in Mr. LaBarge’s individual capacity and 20,000 shares held in his IRA. Also includes 212,756 shares held in a generation skipping trust for the benefit of Mr. LaBarge’s two children, of which Mr. LaBarge disclaims beneficial ownership.

(8)	Includes 5,000 shares held in Mr. LeGrand’s individual capacity and 5,000 shares held by Mr. LeGrand’s spouse.

(9)	Includes 1,208,485 shares of common stock held by various trusts, the beneficiaries of which are generation skipping trusts for the benefit of the children of the late Pierre L. LaBarge, Jr. Ms. Lockard and Messrs. Garvin and LeGrand, as personal representatives of Pierre L. LaBarge, Jr.’s estate, each has shared voting and shared dispositive power of the these trusts.

(10)	Includes 1,106 shares owned jointly with Ms. Lockard’s spouse of which she has shared voting and dispositive power and 7,444 shares held in her IRA as to which she has sole voting power.

(11)	Based on information submitted on Form 13G/A filed on February 14, 2011.

(12)	Based on information submitted on Form 13D filed on April 25, 2011.

How to Vote

You may vote in person at the LaBarge special meeting or by proxy. LaBarge recommends you submit your proxy even if you plan to attend the special meeting. If you vote by proxy, you may change your vote if you attend and vote at the special meeting.

If you own LaBarge common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card(s) or submit your voting instructions by telephone or over the internet, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted (whether by mail, telephone or over the internet) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to tell the proxies how to vote your shares on each proposal, your shares will be voted as recommended by the LaBarge board of directors. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please complete, sign and return all the proxy cards you have received to ensure that all your shares are voted.

If you are an “owner of record,” you have three voting options:

•	Internet: You can vote over the internet at the web address shown on your proxy card(s). You will be prompted to enter your Control Number from your proxy card. This number will identify you as a stockholder of record. Follow the simple instructions that will be given to you to record your vote. If you vote over the internet, do not return your proxy card(s).

•	Telephone: You can vote by telephone by calling the toll-free number on your proxy card(s). You will be prompted to enter your Control Number from your proxy card. This number will identify you as a stockholder of record. Follow the simple instructions that will be given to you to record your vote. If you vote by telephone, do not return your proxy card(s).

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this proxy statement.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with LaBarge’s Corporate Secretary by the time the special meeting begins. Please do not send your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you have any questions or need assistance voting your shares, please call Phoenix Advisory Partners at (877) 478-5038.

If you hold shares of LaBarge common stock in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. With respect to the proposal to adopt the merger agreement, if you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not be authorized to vote with respect to this proposal and a broker non-vote will occur, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement. In addition, if you do not instruct your bank, broker or other nominee how to vote your shares with respect to the proposal to adjourn or postpone the meeting to solicit further proxies to approve the proposal to adopt the merger agreement, a broker non-vote will occur.

A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by telephone or over the internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the internet through such a program must be received by 11:59 p.m., Eastern Daylight Time, on June 22, 2011. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the LaBarge special meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in “street name” at the LaBarge special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the internet with respect to your shares.

It is important that you vote your shares of LaBarge common stock promptly. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the internet. LaBarge stockholders who attend the special meeting may revoke their proxies by voting in person.

Voting of Proxies

Shares of LaBarge common stock represented by duly executed and unrevoked proxies in the form of the enclosed proxy card received by the Corporate Secretary of LaBarge will be voted at the special meeting in accordance with specifications made therein by the LaBarge stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the form of the enclosed proxy card will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

If your shares of LaBarge common stock are held in “street name” by your bank, brokerage form or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of LaBarge common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Revoking Your Proxy

If you are the owner of record of your shares, you can revoke your proxy at any time before its exercise at the special meeting by:

•	sending a written notice to LaBarge, Inc., 9900 Clayton Road, St. Louis, Missouri 63124, Attention: Donald H. Nonnenkamp, Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the LaBarge special meeting and states that you revoke your proxy;

•	submitting your proxy again by telephone or over the internet so long as you do so before the deadline of 11:59 p.m., Eastern Daylight Time, on June 22, 2011;

•	signing another proxy card(s) bearing a later date and mailing it so that it is received prior to the special meeting; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If your shares of LaBarge common stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Other Voting Matters

Voting in Person

If you plan to attend the LaBarge special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your shares are held in “street name,” you must first obtain from your broker, bank or other nominee a legal proxy authorizing you to vote the shares in person, which you must bring with you to the special meeting. If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the LaBarge special meeting, you must present proof of your ownership of LaBarge common stock such as a bank or brokerage account statement, to be admitted to the meeting.

Electronic Access to Proxy Materials

This proxy statement is available on LaBarge’s website at www.labarge.com.

People with Disabilities

LaBarge can provide reasonable assistance to help you to participate in the special meeting if you tell LaBarge about your disability and how you plan to attend. Please write to LaBarge at 9900 Clayton Road, St. Louis, Missouri 63124, Attention: Donald H. Nonnenkamp, Corporate Secretary, or call at (314) 997-0800.

Proxy Solicitations and Expenses

LaBarge has engaged Phoenix Advisory Partners to assist in the solicitation of proxies for the special meeting. LaBarge estimates that it will pay Phoenix Advisory Partners a fee of approximately $15,125, and will reimburse Phoenix Advisory Partners for reasonable out-of-pocket expenses. LaBarge may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing owners of shares held in “street name” for their expenses in forwarding soliciting materials to such owners of shares of LaBarge common stock and in obtaining voting instructions from those owners. LaBarge’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the internet or in person, but they will not be paid any additional amounts for soliciting proxies.

Adjournment or Postponement of the LaBarge Special Meeting

Although it is not currently expected, the LaBarge special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the LaBarge special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the LaBarge special meeting. Other than an announcement to be made at the LaBarge special meeting of the time, date and place of an adjourned or postponed meeting, an adjournment or postponement generally may be made without notice. Any adjournment or postponement of the LaBarge special meeting for the purpose of soliciting additional proxies will allow LaBarge stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Stock Certificates

Stockholders should not submit any stock certificates with their proxy cards.  If the merger is completed, LaBarge stockholders will be sent written instructions for sending their stock certificates or, in the case of book-entry shares, for surrendering their book-entry shares.

Other Business

The LaBarge board of directors is not aware of any other business to be acted upon at the LaBarge special meeting. If, however, other matters are properly brought before the LaBarge special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the LaBarge board of directors may recommend.

Assistance

If you need assistance in completing your proxy card or have questions regarding the LaBarge special meeting, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Phoenix Advisory Partners at (877) 478-5038.

MARKET PRICE DATA AND DIVIDENDS

LaBarge common stock is traded on the AMEX under the symbol “LB.” The following table shows the high and low daily closing sales prices per share during the period indicated for LaBarge common stock on the AMEX. For current price information, you are urged to consult publicly available sources.

	LaBarge
	Price Range of
	Common Stock		Dividends
Fiscal Year Ended	High	Low	Paid

June 28, 2009:
First Quarter	$15.75	$12.49	—
Second Quarter	15.32	9.12	—
Third Quarter	14.35	4.45	—
Fourth Quarter	9.44	6.94	—
June 27, 2010:
First Quarter	$11.33	$8.31	—
Second Quarter	12.01	10.75	—
Third Quarter	13.12	10.56	—
Fourth Quarter	13.74	11.03	—
July 3, 2011:
First Quarter	$13.07	$9.72	—
Second Quarter	16.24	12.02	—
Third Quarter (through May 17, 2011)	$19.12	$13.76	—

On April 1, 2011, the last full trading day prior to the announcement of the execution of the merger agreement, the closing sales price of LaBarge common stock was $17.43. On May 17, 2011, the most recent practicable date before the printing of this proxy statement, the closing sales price of LaBarge common stock was $19.12. You are urged to obtain a current market price quotation for our common stock.

The LaBarge board of directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether to pay dividends and the amount of any dividends are based upon compliance with the DGCL, compliance with agreements governing LaBarge’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the board of directors considers important. LaBarge has not paid dividends in respect of its common stock in the past. If the merger were not consummated LaBarge does not anticipate that it would commence paying dividends. Under the merger agreement, until the effective time, LaBarge is prohibited without Ducommun’s consent from declaring, setting aside or paying any dividends on, or making any other distributions in respect of, any of its capital stock.

RISK FACTORS

In deciding whether to vote for the adoption of the merger agreement, we urge you to consider carefully all of the information included or incorporated by reference in this proxy statement. See “Where You Can Find More Information” beginning on page 73. You should also read and consider the risks associated with the business of LaBarge The risks associated with the business of LaBarge can be found in the LaBarge Annual Report on Form 10-K for the year ended June 27, 2010, which is incorporated by reference in this proxy statement.

Management’s focus on the merger may divert their attention from ongoing business concerns.

Consummation of the merger, and satisfaction of various conditions to closing the merger, will require a significant investment of resources by LaBarge, including the time and attention of our management. We cannot predict or estimate the impact that our management’s attention to these matters will have on the operation of our business.

The announcement of the merger agreement may cause disruptions that will harm LaBarge’s operating results and business generally, customer relationships, and relationships with our employees and suppliers.

The inclination of LaBarge customers and suppliers to continue their business relationships with LaBarge may be negatively impacted by the announcement of the merger. In addition, certain of our employees may elect to pursue other employment opportunities as a result of the merger and the transactions contemplated under the merger agreement. Any significant disruption to our customer, supplier or employee relationships could have an adverse effect on our financial condition and results of operations.

LaBarge must obtain governmental and regulatory approvals to consummate the merger, which, if delayed, not granted or granted with unacceptable conditions, may jeopardize or delay the consummation of the merger, result in additional expenditure of time and resources and reduce the anticipated benefits of the acquisition.

The merger is conditioned on the receipt of clearance under the HSR Act. If LaBarge does not receive such approvals, or does not receive such approvals on terms that satisfy the conditions set forth in the merger agreement, then LaBarge will not be obligated to consummate the merger.

The governmental authorities from which LaBarge must seek these regulatory approvals have broad discretion in their review of the transaction. As a condition to their approval of the merger, the governmental authorities may impose requirements, limitations or costs on the combined company, require divestitures of the combined company or place restrictions on the conduct of the business of the combined company. These requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the consummation of the merger and could reduce its anticipated benefits to LaBarge. LaBarge cannot make any assurances that it will obtain all of the required regulatory approvals or that Ducommun will obtain them on any particular terms. The merger agreement also contains a condition that the staff of the SEC has not rejected or expressly disapproved any of the material terms or conditions of that certain Offer of Settlement of LaBarge executed by LaBarge on March 18, 2011. See “The Merger — Regulatory Approvals Required for the Merger” beginning on page 48.

LaBarge must obtain approval of the holders of two-thirds of its shares of common stock entitled to vote in order to consummate the merger, which, if delayed or not obtained, may jeopardize or prevent the consummation of the merger.

The merger is conditioned on the holders of two-thirds of LaBarge’s shares of common stock entitled to vote thereon adopting the merger agreement at the LaBarge special meeting. If the LaBarge stockholders do not adopt the merger agreement, then LaBarge cannot consummate the merger.

LaBarge will incur significant transaction and merger-related integration costs in connection with the merger.

LaBarge expects to incur a number of costs associated with completing the merger. The substantial majority of these costs will be non-recurring expenses and will primarily consist of transaction costs related to the merger. It is possible that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events.

An event, change or other circumstance could occur that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee or reimburse Ducommun for its expenses incurred in connection with the proposed transaction up to $5,000,000.

The market price of LaBarge common stock may decline as a result of investor perceptions of the merger.

In response to the announcement of the merger, the market price of LaBarge common stock may decline as a result of investor perceptions about the terms or benefits of the transaction.

LaBarge officers and directors may have financial interests in the merger that are different from, or in addition to, the interests of LaBarge stockholders.

When considering the recommendation of the LaBarge board of directors with respect to the merger, LaBarge stockholders should be aware that some directors and executive officers of LaBarge have interests in the merger that might be different from, or in addition to, their interests as stockholders and the interests of stockholders of LaBarge generally. These interests include, among others, potential payments under severance agreements, cash payments in respect of restricted stock as a result of the merger, cash payments upon subsequent vesting of performance units, which units are valued at the maximum level provided for thereunder, cash payments in respect of stock options in connection with the merger, the potential to serve as directors and/or officers of Ducommun, the potential to enter into new employment agreements with Ducommun, and the right to continued indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. See “The Merger — Interests of LaBarge Directors and Executive Officers in the Merger” beginning on page 43.

As of the close of business on April 13, 2011, LaBarge directors and executive officers were entitled to vote approximately 24.7% of the then-outstanding shares of LaBarge common stock. See “The Merger — Stock Ownership of Directors and Executive Officers of LaBarge” beginning on page 42.

The condition of the financial markets, including volatility and weakness in the credit markets, could affect the availability and terms of debt sources to finance Ducommun’s undertaking in connection with the merger.

In connection with the merger, Ducommun obtained the Debt Commitment Letter from the Lenders. The funds to be made available pursuant to the terms and conditions of the Debt Commitment Letter should be sufficient to finance the cash consideration to LaBarge stockholders, to refinance certain existing LaBarge and Ducommun debt and to pay fees and expenses related to the merger and the Debt Financing. Subject to the conditions set forth in the Debt Commitment Letter, Ducommun expects to have in place approximately $390 million in debt financing available on the date on which the merger is consummated. The condition of the financial markets could affect the availability and terms of debt financing sources to finance Ducommun’s undertaking in connection with the merger. See “The Merger — Financing Relating to the Merger” beginning on page 49.

Legal proceedings in connection with the merger could delay or prevent the completion of the merger.

Five lawsuits have been filed questioning the terms of the merger and whether they are fair to the LaBarge stockholders. Additional purported class action lawsuits may also be filed by stockholders and/or third parties challenging the proposed merger and seeking, among other things, to enjoin the consummation of the merger. One of the conditions to the closing of the merger is that no governmental authority has enjoined the consummation of the merger. If a plaintiff is successful in obtaining an injunction prohibiting consummation of the merger, then the injunction may delay the merger or prevent the merger from being completed. See “The Merger — Litigation Related to the Merger” beginning on page 48.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”) and Section 21E of the Exchange Act. All statements regarding LaBarge’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. These forward-looking statements are made based upon expectations and beliefs concerning future events affecting LaBarge and are subject to uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward-looking statements. Accordingly, you should not place undue reliance on any of the forward-looking statements in this proxy statement, which are likewise subject to numerous uncertainties, and you should consider all of such information in light of the various risks identified in this proxy statement and in the reports filed by LaBarge with the SEC, as well as the other information that LaBarge provides with respect to the merger.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

•	the adoption of the merger agreement by LaBarge’s stockholders or other conditions to the completion of the merger may not be satisfied, or the regulatory approvals required for the merger may not be obtained on the terms expected or on the anticipated schedule, if at all;

•	the effect of the announcement of the merger on LaBarge’s business relationships, operating results and business generally;

•	the retention of certain key employees by LaBarge;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	liability for litigation, administrative actions, and similar disputes;

•	the outcome of any legal proceedings that have been or may be instituted against LaBarge related to the merger and the merger agreement;

•	changes in laws and regulations or interpretations or applications thereof;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the ability to recognize the benefits of the merger;

•	the failure of Ducommun to obtain the necessary debt financing; and

•	LaBarge’s and Ducommun’s ability to meet expectations regarding the timing and completion of the merger.

Additional factors that may affect future results are contained in LaBarge’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Many of these factors are beyond the control of LaBarge

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of performance or results. There can be no assurance that forward-looking statements will prove to be accurate. Stockholders should also understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in LaBarge’s SEC filings should be considered a complete statement of all potential risks and uncertainties. LaBarge undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

THE MERGER

The following is a description of the material aspects of the merger, which does not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement attached to this proxy statement as Annex A. We encourage you to read carefully this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger.

Overview

The LaBarge board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The merger subsidiary will merge with and into LaBarge in accordance with Delaware law, whereupon the separate existence of the merger subsidiary shall cease, with LaBarge continuing as the surviving corporation and a wholly-owned subsidiary of Ducommun and each share of LaBarge common stock shall be converted into the right to receive $19.25 in cash, without interest.

As a result of the merger, LaBarge will cease to be a publicly traded company.

Background of the Merger

As part of its continuing evaluation of strategic alternatives, the LaBarge board of directors and management regularly evaluate LaBarge’s business strategy and prospects for growth as an independent company and consider opportunities to improve LaBarge’s operations and financial performance in order to maximize value for LaBarge stockholders. As part of this process, and in light of its relatively small market capitalization, the LaBarge board of directors, in consultation with LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and outside legal and financial advisors, evaluated and pursued a number of opportunities to expand and to diversify LaBarge’s business.

On July 27, 2010, the LaBarge board met to review and to consider various strategic alternatives for LaBarge. Among other things, the LaBarge board assessed the electronics manufacturing industry and business environment generally, reviewed LaBarge’s recent stock price performance and considered LaBarge’s business prospects, and its financial metrics relative to other companies within LaBarge’s industry. Over the course of the months leading up to this meeting, the LaBarge board met with representatives of Stifel and Goldman Sachs & Company, to solicit each of their views on LaBarge’s position as an independent company, as well as their views on LaBarge as a potential acquisition candidate. The closing price of LaBarge common stock on July 27, 2010 was $12.60 per share.

As a result of the LaBarge board of directors’ review, on July 30, 2010, the LaBarge board determined that it was in the best interests of LaBarge’s stockholders to engage an outside financial advisor to assist the board and management in exploring a potential sale transaction.

On August 16, 2010, LaBarge engaged Stifel to begin a process to explore a potential sale of LaBarge.

From August 16, 2010 through November 1, 2010, Stifel representatives conducted due diligence on LaBarge, including tours of LaBarge’s manufacturing facilities. Stifel also worked with LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer to prepare a confidential information memorandum and management presentation for prospective acquirors.

On November 2, 2010, Stifel reviewed with the LaBarge board certain key considerations of a potential sale of LaBarge, including a list of potential strategic and financial buyers, and an illustrative timeline for a potential sale transaction. The LaBarge board considered each of the potential strategic buyers’ merits, including each such party’s financial capacity to consummate a transaction with LaBarge as well as strategic considerations related to each of those potential buyers and LaBarge. At that meeting, the LaBarge board also discussed the possibility of concurrently contacting potential financial buyers, but decided to initiate the process with strategic buyers before widening the process to include financial buyers in order to protect the confidentiality of the process while determining whether there was interest from strategic buyers. At this meeting, the LaBarge board directed Stifel to contact 11 potential strategic buyers (including Ducommun) to ascertain levels of interest in a potential transaction with LaBarge. The closing price of LaBarge common stock on November 2, 2010 was $12.34 per share.

Following the November 2, 2010 meeting, at the direction of the LaBarge board, Stifel contacted the 11 prospective strategic buyers that LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and Stifel had identified as potential interested parties. Of these 11 prospective buyers, five indicated that they were not interested in participating in the process. The remaining six prospective buyers (including Ducommun) entered into nondisclosure agreements, received a descriptive confidential information memorandum containing certain non-public information regarding LaBarge and confirmed their interest in continuing to pursue a potential acquisition of LaBarge.

During the weeks of December 6, 2010 and December 13, 2010, LaBarge management and representatives from Stifel met with representatives from the six prospective strategic buyers to provide a detailed overview of LaBarge’s business.

Following the last meeting during the week of December 13, 2010, each of the six prospective buyers was invited to submit an initial indication of interest by January 13, 2011. In advance of January 13, 2011, Stifel received notification from three of the six prospective buyers that they were formally withdrawing from the process and would not submit initial indications of interest.

On January 13, 2011, three parties, including Ducommun, submitted initial indications of interest with values ranging from $16.50 — $19.25 per outstanding share of LaBarge common stock. The closing price of LaBarge common stock on January 13, 2011 was $15.10 per share.

On January 18, 2011, the LaBarge board held a meeting at which representatives from Stifel reviewed with the LaBarge board each of the three preliminary indications of interest and provided an update on its financial analysis. Representatives from Stifel reviewed with the LaBarge board an illustrative timeline for continuing a potential sale process with the prospective buyers, which included detailed due diligence, solicitations of final offers and negotiation of definitive agreements. The LaBarge board and Stifel representatives considered the merits of soliciting interest of potential financial buyers at this time in the sale process. At this meeting, the LaBarge board instructed Stifel to invite the potential buyers that submitted offers to continue with the process and directed Stifel to contact a select group of potential financial buyers to solicit their interest in pursuing an acquisition of LaBarge. The LaBarge board selected a group of five financial buyers based on their capacity to consummate an acquisition of LaBarge and their demonstrated interest in making acquisitions in LaBarge’s industry. Immediately following this meeting, Stifel informed each of the potential strategic buyers of the LaBarge board’s decision and on January 19, 2011, arranged for the three potential strategic buyers to have access to LaBarge’s electronic dataroom.

Beginning on January 19, 2011, Stifel contacted the five prospective financial buyers and informed them that LaBarge had initiated a process in December 2010 but would provide them with the opportunity to meet with management and, upon receiving a preliminary indication of interest that was acceptable to the LaBarge board, would provide them adequate time to conduct a complete due diligence review of LaBarge. Four of the five prospective financial buyers signed nondisclosure agreements and received a descriptive confidential information memorandum containing non-public information regarding LaBarge. One prospective financial buyer indicated that it was not interested in pursuing an acquisition of LaBarge and therefore declined to sign a nondisclosure agreement. Within approximately one week after receiving the confidential information memorandum and publicly available information on LaBarge, each of the prospective financial buyers indicated that it was not interested in further pursuing an acquisition of LaBarge.

On February 9, 2011, Stifel, on behalf of LaBarge, sent a bid submission letter to each of the remaining prospective strategic buyers requesting the submission of formal bid proposals, including a marked merger agreement, by March 8, 2011.

On February 10, 2011, LaBarge received a Wells notice from the staff of the SEC indicating that the staff intended to recommend the filing of a civil enforcement action against LaBarge. Later that day, at the request of the LaBarge board, Stifel notified the potential buyers of the receipt of the Wells notice and indicated that although the process could potentially be delayed, LaBarge would continue to facilitate each of the potential buyers’ due diligence reviews and that a revised bid deadline would be set when LaBarge had more clarity with respect to the outcome of the SEC’s investigation. The closing price of LaBarge common stock on February 10, 2011 was $16.93 per share.

Over the next several weeks, all of the potential buyers continued their business, financial and legal due diligence review of LaBarge, and on separate days during the week of February 21, 2010, each of the potential buyers met with members of LaBarge management to conduct in-person due diligence meetings. Additionally, each of the potential buyers visited certain of LaBarge’s manufacturing facilities.

On February 25, 2011, Stifel, on behalf of LaBarge, sent a revised bid submission letter to each of the potential strategic buyers requesting the submission of a formal bid proposal, including a marked merger agreement, by March 15, 2011.

On March 8, 2011, one of the potential buyers, “Party A,” informed Stifel that it intended to submit a proposal but would not do so until the evening of March 21, 2011 or the morning of March 22, 2011.

On the evening of March 15, 2011, Ducommun submitted its formal bid package, which included a proposed purchase price of $18.75 per outstanding share of LaBarge common stock, a mark-up of the merger agreement and draft financing commitment letters from the Lenders. In addition, in its cover letter, Ducommun indicated that its proposal was contingent upon the amendment of existing severance agreements with the senior management of LaBarge. On that same evening, one of the prospective buyers, “Party B,” indicated that it would not submit a formal bid proposal and would not continue to pursue an acquisition of LaBarge. The closing price of LaBarge common stock on March 15, 2011 was $16.51 per share.

During the morning of March 18, 2011, before the LaBarge board meeting scheduled for that afternoon, LaBarge’s CEO, Craig LaBarge, received a call from the Chief Executive Officer of Party A, who indicated that Party A intended to submit a formal proposal on March 22, 2011, but that Party A’s proposal would be at the low end of the range Party A had provided in its preliminary indication of interest, or $16.50 per outstanding share of LaBarge common stock. On that same morning, a representative from Party A’s financial advisor called Stifel and reiterated that Party A intended to submit a proposal of $16.50 per share.

In a telephonic meeting of the LaBarge board on March 18, 2011, Stifel reviewed with the LaBarge board the sale process to date, as well as its financial analysis of the bids received by Ducommun and Party A. Bryan Cave LLP, outside counsel to the board, and Armstrong Teasdale LLP, outside counsel to LaBarge, reviewed the merger agreement comments submitted by Ducommun. Stifel, Bryan Cave, Armstrong Teasdale and LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer discussed Ducommun’s ability to finance an acquisition of LaBarge. The LaBarge board directed Stifel to inform Party A that it should submit its proposal in writing but that it should reconsider its price as the LaBarge board was not prepared to consider a bid at the low end of its range, or $16.50 per outstanding share of LaBarge common stock. The LaBarge board of directors also directed Stifel to communicate to Ducommun that the LaBarge board would not proceed based upon Ducommun’s current proposed purchase price of $18.75 per share and asked Ducommun to revise its price and clarify and improve certain terms of the merger agreement by March 21, 2011.

On the morning of March 19, 2011, Stifel communicated to Party A that it should submit its proposal in writing and that it should reconsider its price as the LaBarge board was not prepared to consider a bid at the low end of its range, or $16.50 per outstanding share of LaBarge common stock. Later that evening, a representative from Party A’s financial advisor informed Stifel that Party A would proceed with a board meeting on March 21, 2011, but was not likely to improve its per share purchase price. Party A did not ultimately submit a written proposal, nor did it indicate a willingness to increase its per share price.

On the evening of March 21, 2011, Ducommun submitted a formal written response to the LaBarge board’s request to clarify and to improve certain aspects of Ducommun’s proposal, including price. Later that evening, representatives from Stifel discussed Ducommun’s written response with Ducommun’s financial advisor and were informed that Ducommun might be willing to improve certain aspects of its proposal but reiterated its proposed price of $18.75 per outstanding share of LaBarge common stock.

In a telephonic meeting of the LaBarge board of directors on March 22, 2011, Stifel reviewed its financial analysis with the LaBarge board in light of Ducommun’s $18.75 per share price. After the meeting, at the direction of the LaBarge board, Stifel informed Ducommun’s financial advisor that LaBarge would be willing to move forward at a price of $20.50 per share, provided that Ducommun improved certain terms of the merger agreement regarding the timing of Ducommun’s required financing, the amount of the termination fee, and the restrictive nature of the non-solicitation provision. In addition, at the direction of the LaBarge board, Stifel requested additional clarification of the amendments to the existing senior management severance agreements that Ducommun required.

On March 23, 2011, Ducommun’s financial advisor informed representatives from Stifel that Ducommun was willing to increase its proposed purchase price to $19.25 per outstanding share of LaBarge common stock, but that this price represented Ducommun’s best and final offer. The closing price of LaBarge common stock on March 23, 2011 was $16.67 per share. Ducommun also clarified and improved certain aspects of its merger agreement, including the timing of Ducommun’s required financing, the size of the termination fee and the language regarding the non-solicitation provision. Later that evening, Mr. LaBarge contacted Ducommun’s CEO, Tony Reardon, to inform him that he was prepared to recommend to the LaBarge board that LaBarge pursue a transaction with Ducommun if Ducommun improved its proposed purchase price to $19.75 per share and materially improved several remaining aspects of the merger agreement.

On March 24, 2011, Mr. Reardon informed Mr. LaBarge that, while Ducommun was willing to negotiate several aspects of the merger agreement, it was not able to increase its proposed purchase price above $19.25 per share and that such price reflected its best and final offer.

In a telephonic meeting of the LaBarge board on March 25, 2011, the LaBarge board authorized LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and its advisors to continue final negotiations on the terms of the merger agreement with Ducommun. Following the LaBarge board meeting, Mr. LaBarge informed Mr. Reardon that LaBarge was prepared to accept Ducommun’s proposed purchase price of $19.25 per share and that the LaBarge board authorized LaBarge management to proceed with final negotiations on the terms of the merger agreement. On March 25, 2011, Bryan Cave delivered to Ducommun’s outside legal counsel a revised draft of the merger agreement.

At a meeting of the LaBarge board on March 31, 2011, representatives of Stifel updated the LaBarge board on the process relating to the sale of LaBarge that had been undertaken between November 2, 2010 and the current meeting, and reviewed with the LaBarge board its financial analysis of the per share merger consideration. Representatives of Armstrong Teasdale and Bryan Cave reviewed with the LaBarge board the board’s fiduciary duties and the terms and conditions of the merger agreement and the debt commitment letter to be obtained by Ducommun.

From March 28 through April 3, 2011, LaBarge’s senior management and legal and financial advisors continued to negotiate with Ducommun’s senior management and legal and financial advisors to finalize the terms of the proposed transaction, including exchanging several drafts of the merger agreement.

At a board meeting on April 3, 2011, representatives of Bryan Cave and Armstrong Teasdale reviewed the final draft of the merger agreement with the LaBarge board. Also at this meeting, Stifel reviewed with the LaBarge board its financial analysis of the per share merger consideration and delivered to the LaBarge board of directors an oral opinion, which was confirmed by delivery of a written opinion dated April 3, 2011, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations of the review undertaken in the written opinion, the per share merger consideration to be received in the merger by holders of LaBarge common stock was fair to such holders, from a financial point of view.

After additional discussion and deliberation, the LaBarge board unanimously resolved that the merger agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, LaBarge and its stockholders, approved the merger agreement and the transactions contemplated thereby, and recommended that LaBarge’s stockholders vote to approve and adopt the merger agreement and the transaction contemplated thereby.

The merger agreement was executed by LaBarge and Ducommun on April 3, 2011. On the morning of April 4, 2011, prior to the commencement of trading on the NYSE and AMEX, LaBarge and Ducommun each issued a press release announcing the signing of the merger agreement.

LaBarge’s Reasons for the Merger and Recommendation of LaBarge’s Board of Directors

At a meeting on April 3, 2011, after careful consideration, including detailed presentations by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and its legal and financial advisors, the LaBarge board of directors unanimously determined that the merger is fair to, and in the best interests of, LaBarge and its stockholders and approved and declared advisable the merger agreement, the merger and other transactions contemplated by the merger agreement. The LaBarge board of directors resolved that the merger agreement be submitted for consideration by the LaBarge stockholders at a special meeting of its stockholders, and recommended that the LaBarge stockholders vote “FOR” the adoption of the merger agreement. The merger agreement was finalized and executed on behalf of LaBarge on April 3, 2011.

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the LaBarge board of directors consulted with LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and its legal and financial advisor and reviewed a significant amount of information and considered a number of factors, including but not limited to the material factors discussed below (not in any relative order of importance).

Financial Considerations

The LaBarge board of directors considered the financial terms of the merger based on, among other things, the following factors:

•	the financial terms of the merger, including:

•	the per share merger consideration represents a premium of 10.4% over the closing price of $17.43 per share of LaBarge common stock on the “AMEX” on April 1, 2011, the last trading day prior to the public announcement of the merger agreement, a 17.2% premium over LaBarge’s average daily closing price of $16.43 during the 30 trading days ending on April 1, 2011, and a 23.0% premium over LaBarge’s average daily closing price of $15.65 during the 90 trading days ending on April 1, 2011;

•	the limited public trading volume and liquidity of LaBarge common stock; and

•	the various background data and analyses relating to the combination of LaBarge and Ducommun, reviewed with the LaBarge board of directors by LaBarge’s outside financial and legal advisors and management, as well as the opinion of Stifel, dated April 3, 2011, to the LaBarge board of directors as to the fairness, from a financial point of view, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in such opinion, of the per share merger consideration of $19.25 to be received by the holders of LaBarge common stock in connection with the merger pursuant to the merger agreement, as more fully described below in the section entitled “Opinion of LaBarge’s Financial Advisor.”

Strategic Considerations

The LaBarge board of directors considered a number of strategic advantages of the merger in comparison to a stand-alone strategy, including, but not limited to the following factors:

•	the possibility of continuing to operate as an independent public company, including the perceived risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent company, the board considered management’s and the board’s understanding of the business, operations, financial condition, competitive position, business strategy, succession planning, earnings and prospects of LaBarge;

•	LaBarge’s ability to compete with its current and potential future competitors within its markets, including other larger companies that may have significantly greater resources or market presence; and

•	the degree of risk and uncertainty associated with various alternative or other proposals or of proposed or potential transaction structures, specifically considering factors such as regulatory approvals and financing commitments.

Other Considerations

The LaBarge board of directors also considered the following factors, among others:

•	the fact that the cash merger consideration will provide LaBarge stockholders with immediate value in cash for their shares;

•	the judgment of the LaBarge board of directors, after consultation with management and advisors, that continuing discussions with Ducommun or soliciting interest from additional third parties would be unlikely to lead to a better offer and could lead to the loss of Ducommun’s proposed offer;

•	the structure of the merger and the terms and conditions of the merger agreement, including the following:

•	the limited conditions to the parties’ obligations to complete the merger and the probability that such conditions would be satisfied, including the parties’ agreement to use reasonable best efforts to satisfy such conditions, as more fully described below in “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 69;

•	the provisions that allow LaBarge, under certain circumstances, to engage in negotiations or discussions with, third parties, prior to the adoption of the merger agreement by its stockholders, in response to an unsolicited takeover proposal that LaBarge’s board of directors determines in good faith, after consultation with outside legal counsel and its financial advisor, constitutes or is reasonably likely to lead to a superior proposal (as defined on page 65);

•	the provisions that allow LaBarge, under certain circumstances, to terminate the merger agreement prior to adoption by its stockholders, in order to enter into an alternative transaction in response to an unsolicited takeover proposal that LaBarge’s board of directors determines in good faith, after consultation with outside legal counsel and financial advisor, constitutes a superior proposal (as defined on page 65);

•	the fact that the termination date under the merger agreement allows for time that is expected to be sufficient to complete the merger;

•	the fact that there is a date certain for terminating the transaction if the merger has not been consummated;

•	the likelihood that the merger would be completed based on, among other things, the receipt of an executed debt commitment letter, the terms of the debt commitment letter and the identity of the Lenders, all of which, in the reasonable judgment of the LaBarge board of directors, increase the likelihood of such financing being completed;

•	the willingness of the holders of approximately 19% of the outstanding LaBarge common stock to support the proposed merger;

•	the availability of appraisal rights under the DGCL to holders of LaBarge common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of LaBarge common stock as determined by the Delaware Court of Chancery; and

•	the belief by the LaBarge board of directors that the merger is more favorable to LaBarge stockholders than the alternatives to the merger, which belief was formed based on the review by the LaBarge board of directors, with assistance of its financial advisor, of the strategic alternatives available to LaBarge.

Consideration of Risks and Other Potentially Negative Factors

The LaBarge board of directors also considered a variety of risks and other potentially negative factors, including, without limitation, the following:

•	the risks and contingencies relating to the announcement and pendency of the merger and the risks and costs to LaBarge if the merger does not close timely or does not close at all, including the impact on LaBarge’s relationships with employees and with third parties;

•	the risk of diverting management focus, employee attention and resources from other strategic opportunities and from operational matters while working to complete the merger;

•	the risk that the parties may incur significant costs and unexpected delays resulting from seeking governmental consents and approvals necessary for completion of the merger;

•	the fact that, while LaBarge expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement (including the condition that the parties obtain all required regulatory approvals) will be satisfied, and, as a result, the merger may not be consummated;

•	the fact that the merger is subject to a condition that the staff of the SEC has not rejected or expressly disapproved any of the material terms or conditions of that certain Offer of Settlement of LaBarge executed by LaBarge on March 18, 2011;

•	the fact that the merger consideration would be taxable to LaBarge stockholders that are U.S. holders for U.S. federal income tax purposes;

•	the fact that LaBarge’s directors and executive officers have interests in the merger that are different from, or in addition to, the LaBarge stockholders, as described below in “Interests of LaBarge Directors and Executive Officers in the Merger” beginning on page 43;

•	the fact that the transaction will prevent current stockholders from participating in future growth and earnings of LaBarge;

•	the risk that Ducommun might not obtain the necessary Debt Financing set forth in the commitment letter received in connection with the merger, or alternative financing, or that any such financing might not be sufficient to complete the merger and the transactions contemplated thereby;

•	the terms and conditions of the merger agreement, including:

•	restrictions on the conduct of LaBarge’s business prior to the completion of the merger, any of which may delay or prevent LaBarge from pursuing business opportunities that may arise or may delay or preclude LaBarge from taking actions that would be advisable if it were to remain an independent company;

•	the non-solicitation covenants and the requirement that LaBarge must pay to Ducommun a termination fee of $12,410,000 or expense reimbursement up to $5,000,000 if the merger agreement is terminated under circumstances specified in the merger agreement, as described below in “The Merger Agreement — Termination Fees and Expenses” beginning on page 71; and

•	the risks described in the section entitled “Risk Factors” beginning on page 22.

LaBarge’s board of directors concluded that the anticipated benefits of the merger would outweigh the preceding considerations.

The reasons set forth above are not intended to be exhaustive, but include material facts considered by the LaBarge board of directors in approving the merger agreement. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the LaBarge board of directors did not find it useful to and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement and to make its recommendations to LaBarge stockholders. In addition, individual members of the LaBarge board of directors may have given differing weights to different factors. The LaBarge board of directors carefully considered all of the factors described above as a whole.

The LaBarge board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

The LaBarge stockholders should be aware that LaBarge’s directors and executive officers have interests in the merger that are different from, or in addition to, the LaBarge stockholders. The LaBarge board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the LaBarge stockholders, as described below in “The Merger — Interests of LaBarge Directors and Executive Officers in the Merger” beginning on page 43.

Opinion of LaBarge’s Financial Advisor

On August 16, 2010, the LaBarge board of directors retained Stifel to act as its financial advisor and to provide a fairness opinion in connection with the merger contemplated by the merger agreement. The LaBarge board of directors selected Stifel based on Stifel’s qualifications, expertise and reputation. Stifel, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their debt and equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities, valuations and general corporate advisory services. On April 3, 2011, Stifel delivered its written opinion, dated April 3, 2011, to the LaBarge board of directors that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the per share merger consideration to be received by the holders of LaBarge common stock in connection with the merger pursuant to the merger agreement was fair to such holders of LaBarge common stock, from a financial point of view. There are no other material relationships that existed during the two years prior to the date of Stifel’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the merger.

The full text of the written opinion of Stifel is attached as Annex B to this proxy statement and is incorporated into this document by reference. The summary of Stifel’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. LaBarge stockholders are urged to read the opinion in its entirety carefully for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Stifel in connection with the delivery of such opinion.

The opinion of Stifel is solely for the information of, and is directed to, the LaBarge board of directors for its information and assistance in connection with its evaluation of the financial terms of the merger and is not to be relied upon by any stockholder of LaBarge or Ducommun or any other person or entity. Stifel’s opinion does not constitute a recommendation to LaBarge or the LaBarge board of directors as to how to vote on the merger or whether to enter into the merger agreement, or effect the merger or any other transaction contemplated by the merger agreement, or to any LaBarge stockholder as to how such stockholder should vote at any stockholders’ meeting at which the merger is considered, or whether or not any such stockholder should enter into a voting or stockholders’ agreement with respect to the merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. Further, Stifel’s opinion does not compare the relative merits of the merger with any other alternative transaction or business strategy which may have been available to or considered by the LaBarge board of directors or LaBarge, and does not address the underlying business decision of the LaBarge board of directors or LaBarge to proceed with or effect the merger, or any other aspect of the merger. No limitations were imposed by LaBarge’s board of directors upon Stifel with respect to the investigations made or procedures followed by it in rendering its opinion.

Stifel’s opinion is limited to whether, as of the date of the opinion, the per share merger consideration was fair to the holders of LaBarge common stock, from a financial point of view. Stifel’s opinion does not consider, address or include: (i) any other strategic alternatives currently (or which may have been or may be) contemplated by LaBarge or the LaBarge board of directors; (ii) the legal, tax or accounting consequences of the merger on LaBarge or the holders of LaBarge common stock; (iii) the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of LaBarge; nor does it address the fairness of the amount or nature of any compensation to be paid or payable to any of LaBarge’s officers, directors or employees, or class of such persons, in connection with the merger, whether relative to the per share consideration or otherwise; or (iv) the treatment of, or effect of the merger on, any LaBarge stock options or performance units. Furthermore, Stifel did not express any opinion as to the prices, trading range or volume at which LaBarge’s securities would trade following public announcement of the merger.

In connection with its opinion, Stifel, among other things:

•	reviewed and analyzed a draft copy of the merger agreement dated April 3, 2011;

•	reviewed certain publicly available financial and other data with respect to LaBarge, including the consolidated financial statements for recent years and interim periods up to January 2, 2011, and certain other relevant financial and operating data relating to LaBarge made available to Stifel from published sources and from the internal records of LaBarge;

•	made inquiries regarding and discussed the merger and a draft copy of the merger agreement dated April 3, 2011, a draft copy of the voting agreement described in the merger agreement dated April 3, 2011, and other matters related thereto with LaBarge counsel;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, LaBarge’s common stock;

•	reviewed and analyzed certain publicly available financial and stock market data and pricing metrics for selected publicly traded companies in the electronics manufacturing and, to a lesser extent, the aerospace and defense industries which Stifel considered relevant to its analysis;

•	reviewed the financial terms and valuation metrics, to the extent publicly available, of selected recent business combinations which Stifel considered relevant to its analysis;

•	reviewed and discussed with representatives of the management of LaBarge certain information of a business and financial nature regarding LaBarge, furnished to Stifel by them, including financial forecasts and related assumptions of LaBarge;

•	reviewed and discussed with representatives of the management of LaBarge their assessments as to existing and anticipated commercial relationships with key accounts of LaBarge, including the ability to retain existing accounts; and

•	conducted such other financial studies, analyses and investigations as Stifel deemed necessary or appropriate for purposes of its opinion.

In connection with its review, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all financial, production, reserve, cash flow and other information that was made available, supplied, or otherwise communicated to Stifel by or on behalf of LaBarge, Ducommun or their respective advisors, or that was otherwise provided to, discussed with or reviewed by Stifel, and Stifel did not assume any obligation to independently verify, and has not independently verified, any of such information.

With respect to the financial forecasts for LaBarge provided to Stifel by the management of LaBarge, upon the advice of the management of LaBarge and with LaBarge’s consent, Stifel assumed for purposes of its opinion that the forecasts had been reasonably prepared on bases reflecting the best available estimates and judgments of the management of LaBarge at the time of preparation as to the future operating and financial performance of LaBarge and that they provided a reasonable basis upon which Stifel could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel relied on this projected information without independent verification or analysis and does not in any respect assume any responsibility for the accuracy or completeness thereof. Stifel further relied upon the assurances by LaBarge that it is unaware of any facts that would make any information provided by or on behalf of it incomplete or misleading. Stifel assumed, with the consent of LaBarge, that any material liabilities (contingent or otherwise, known or unknown), if any, relating to LaBarge have been disclosed to Stifel.

Stifel also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, reserves, production levels, business or prospects of LaBarge since the date of the financial statements contained in LaBarge’s Quarterly Report on Form 10-Q for the period ended January 2, 2011. With the consent of LaBarge, Stifel relied on advice of counsel and independent accountants to LaBarge as to all legal, financial reporting, tax, accounting and regulatory matters with respect to LaBarge, the merger, and the merger agreement. Stifel has not been requested to make, and has not made, an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (including, without limitation, any contingent, derivative or other off-balance sheet assets or liabilities) of LaBarge, nor has Stifel been furnished with any such evaluations or appraisals. Stifel’s opinion does not address the consequences of, nor does Stifel express any opinion as to any consideration that may be received in the merger by, holders of LaBarge common stock perfecting and pursuing appraisal rights as permitted by applicable law. Stifel assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable statutes, rules and regulations, and that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to Stifel’s analysis or opinion. Stifel further assumed with the consent of LaBarge that the merger will be consummated on the terms and conditions described in the draft merger agreement, without any waiver, modification or amendment of any material term, condition, obligation or agreement.

Stifel’s opinion is necessarily based upon financial, economic, monetary, market and other conditions and circumstances existing on, and the information made available to Stifel as of, the date of such opinion. It is understood that subsequent developments may affect the conclusions reached in its opinion, and that Stifel does not have or assume any obligation to update, revise or reaffirm its opinion. Further, the credit, financial and stock markets have been experiencing unusual volatility and Stifel expresses no opinion or view as to any potential effects of such volatility on LaBarge, Ducommun, their respective affiliates, or the merger.

The summary set forth below does not purport to be a complete description of the analyses performed by Stifel, but describes, in summary form, the material elements of the presentation that Stifel made to the LaBarge board of directors on April 3, 2011, in connection with Stifel’s fairness opinion.

In accordance with customary investment banking practice, Stifel employed generally accepted valuation methods and financial analyses in reaching its opinion. The following is a summary of the material financial analyses performed by Stifel in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Stifel employed in reaching its conclusions. None of the analyses performed by Stifel were assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel. Some of the summaries of the financial analyses performed by Stifel include information presented in tabular format. In order to understand the financial analyses performed by Stifel more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel made its determination as to the fairness to the holders of LaBarge common stock of the per share merger consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for LaBarge should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 3, 2011 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

No company or transaction used in any analysis as a comparison is identical to LaBarge or the merger, and they all differ in material ways. Stifel selected publicly traded companies and publicly announced transactions on the basis of various factors, including the size of the public companies and the similarity of the lines of business to LaBarge. Accordingly, an analysis of the results described below is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or transactions to which they are being compared. In addition, because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between LaBarge’s businesses, operations and prospects and those of the selected companies analyzed, Stifel believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses. Accordingly, Stifel also made qualitative judgments concerning the differences between the characteristics of these transactions (including market conditions, rationale and circumstances surrounding each of the transactions, and the timing, type and size of each of the transactions) and the merger that could affect LaBarge’s acquisition value.

In conducting its analysis, Stifel used four methodologies to determine the approximate valuation of LaBarge. The methodologies used to determine the value of LaBarge included: selected publicly traded companies analysis, selected precedent transactions analysis, discounted cash flow analysis, and discounted equity analysis. These analyses were developed and applied collectively. Consequently, each individual methodology was not given a specific weight, nor can any methodology be viewed individually. Stifel used these analyses to determine the impact of various operating metrics on the implied equity value of LaBarge. Each of these analyses yielded a range of implied equity values, and therefore, such implied equity value ranges developed from these analyses must be viewed collectively and not individually. Unless noted otherwise, all analyses are based on the LaBarge closing stock price as of April 1, 2011 of $17.43 per share.

Selected Publicly Traded Companies Analysis

Based on public and other available information, Stifel calculated LaBarge’s implied enterprise value (which Stifel defined as fully diluted market capitalization, plus total debt, less cash, cash equivalents and marketable securities) and LaBarge’s implied fully diluted equity value, in each case, using multiples of last twelve months (“LTM”) earnings before interest, taxes, stock-based compensation, depreciation and amortization, or EBITDA, and net income, and projected calendar year (“CY”) 2011 and CY 2012 EBITDA and net income, which multiples were implied by the estimated enterprise values and equity values, and projected EBITDA and net income of the selected companies listed below. LTM and projected CY 2011 and CY 2012 information for LaBarge was provided by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. CY 2011 and CY 2012 information was based on two sets of forecasts relating to LaBarge prepared by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer under scenarios reflecting varying assumptions of LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, which we refer to as the Base Case and the SG Case. The SG Case takes into account assumptions made by the management of LaBarge with respect to the timing and impact of the SG program, a system developed by one of LaBarge’s top customers that was being deployed in limited quantities as of December 31, 2010. Projections for the selected companies were based upon First Call Consensus estimates, publicly available investment banking research and public filings. Stifel believes that the seven companies listed below in the electronics manufacturing services industry and, to a lesser extent, the seven companies listed below in the aerospace and defense industry, have operations similar to certain operations of LaBarge, but noted that none of these companies have identical management, composition, size and/or combination of businesses as LaBarge:

Electronics Manufacturing Services		Aerospace & Defense

•	Benchmark Electronics Inc.;	•	Ametek Inc.;
•	Celestica Inc.;	•	Astronics Corp.;
•	CTS Corporation;	•	Cubic Corporation;
•	Flextronics International Ltd.;	•	Esterline Technologies Corp.;
•	Jabil Circuit Inc.;	•	Mercury Computer Systems, Inc.;
•	Plexus Corp.; and	•	OSI Systems, Inc.; and
•	Sanmina-SCI Corporation	•	Teledyne Technologies Inc.

The following table sets forth the multiples indicated by this analysis:

	First						Third
Enterprise Value to:	Quartile		Median		Mean		Quartile

Electronics Manufacturing Services
LTM EBITDA	5.4	x	5.8	x	6.4	x	7.0	x
CY 2011 Projected (“P”) EBITDA	4.6	x	5.5	x	6.0	x	6.7	x
CY 2012P EBITDA	4.2	x	5.0	x	5.3	x	6.1	x
LTM net income	9.8	x	12.9	x	12.0	x	14.2	x
CY 2011P net income	7.8	x	11.4	x	10.6	x	13.1	x
CY 2012P net income	7.0	x	10.1	x	9.3	x	11.5	x
Aerospace & Defense
LTM EBITDA	9.9	x	10.8	x	11.8	x	13.3	x
CY 2011P EBITDA	9.1	x	9.7	x	10.3	x	11.3	x
CY 2012P EBITDA	7.9	x	8.2	x	8.9	x	9.1	x
LTM net income	16.1	x	19.2	x	19.5	x	22.3	x
CY 2011P net income	16.8	x	18.8	x	19.5	x	20.5	x
CY 2012P net income	14.3	x	15.2	x	16.3	x	18.1x

The multiples derived from the implied estimated enterprise values and equity values, and applicable EBITDA and net income of the companies listed above, were calculated using data that excluded all extraordinary items and non-recurring charges.

The implied LaBarge per share equity values below were each calculated based on a range of multiples of first quartile to third quartile. The quartiles were calculated using statistical interpolation to divide the probability distribution into four equal areas. In each case, Stifel multiplied the ratios derived from its analysis by LaBarge’s actual or estimated Base Case EBITDA (there was not a material difference between LaBarge’s Base Case and SG Case NTM EBITDA), as applicable, to calculate enterprise value, and subtracted LaBarge’s net debt position to derive equity value. Using the Treasury Stock Method, Stifel then derived LaBarge’s implied per share equity value. Stifel also multiplied the ratios derived from its analysis by LaBarge’s actual or estimated net income, as applicable, to calculate equity value. Using the Treasury Stock Method, Stifel then derived LaBarge’s implied per share equity value.

Enterprise Value to:	Low	High

Electronics Manufacturing
LTM EBITDA	$11.30	$15.14
CY 2011P EBITDA	$10.32	$15.64
CY 2012P EBITDA (Base Case)	$11.21	$17.04
CY 2012P EBITDA (SG Case)	$11.49	$17.45
LTM Net Income	$11.13	$16.16
CY 2011P Net Income	$9.98	$16.71
CY 2012P Net Income (Base Case)	$11.40	$18.49
CY 2012P Net Income (SG Case)	$11.70	$18.98
Aerospace & Defense
LTM EBITDA	$22.11	$30.42
CY 2011P EBITDA	$21.59	$27.23
CY 2012P EBITDA (Base Case)	$22.85	$26.42
CY 2012P EBITDA (SG Case)	$23.38	$27.02
LTM Net Income	$18.32	$25.25
CY 2011P Net Income	$21.40	$25.96
CY 2012P Net Income (Base Case)	$23.06	$29.08
CY 2012P Net Income (SG Case)	$23.67	$29.85

Stifel noted that LaBarge’s business model as an outsourced manufacturer of high-performance electronic, electromechanical and interconnect systems on a contract basis, LaBarge’s primary competitors, and LaBarge’s significant focus on and exposure to industries other than the aerospace and defense industry, are more similar to companies in the electronics manufacturing services industry. As a result, Stifel viewed the valuation multiples implied by the seven companies listed above in the electronics manufacturing services industry as more relevant.

Selected Precedent Transactions Analysis

Based on public and other available information, Stifel calculated LaBarge’s implied enterprise value and implied equity value based on multiples of LTM and estimated next twelve months (“NTM”) revenues and EBITDA, implied by 16 acquisitions of companies listed below in the electronics manufacturing services and aerospace and defense industries that had been announced since January 1, 2004. Estimated NTM information for LaBarge was based on projections provided by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. The acquisitions reviewed in this analysis were the following:

Announcement Date	Acquirer	Target

February 7, 2011	Kratos Defense & Security Solutions, Inc.	Herley Industries Inc.
October 4, 2010	B/E Aerospace, Inc.	TSI Group, Inc.
August 6, 2010	TransDigm Group, Inc.	Semco Instruments Inc.
March 30, 2010	Microsemi Corp.	White Electronic Designs Corp.
March 22, 2010	Smiths Group plc	Interconnect Devices, Inc.
December 23, 2009	Crane Co.	Merrimac Industries, Inc.
November 17, 2009	Goodrich Corp.	Atlantic Inertial Systems
February 27, 2009	Woodward Governor Company	HR Textron, Inc.
August 19, 2008	Woodward Governor Company	MPC Products Corporation
June 10, 2008	LS Corp.	Superior Essex, Inc.
May 13, 2008	Cobham plc	M/A-COM Technology Solutions
June 4, 2007	Flextronics International Ltd.	Solectron Corporation
October 17, 2006	Benchmark Electronics, Inc.	Pemstar, Inc.
August 3, 2006	TTM Technologies Inc.	Tyco Electronics PCB Group
February 7, 2005	Jabil Circuit, Inc.	Varian’s EMS Division
November 17, 2004	CTS Corp.	SMTEK International

The following table sets forth the multiples indicated by this analysis:

	First						Third
Enterprise Value to:	Quartile		Median		Mean		Quartile

LTM EBITDA	7.5	x	9.3	x	9.7	x	10.1	x
NTM EBITDA	7.6	x	7.8	x	7.8	x	8.0	x

The implied LaBarge per share equity values below were each calculated based on a range of multiples of first quartile to third quartile. The quartiles were calculated using statistical interpolation to divide the probability distribution into four equal areas. In each case, Stifel multiplied the ratios derived from its analysis by LaBarge’s actual or estimated Base Case EBITDA (there was not a material difference between LaBarge’s Base Case and SG Case NTM EBITDA), as applicable, to calculate enterprise value, and subtracted LaBarge’s net debt position to derive equity value. Using the Treasury Stock Method, Stifel then derived LaBarge’s implied per share equity value.

Enterprise Value to:	Low	High

LTM EBITDA	$16.45	$22.70
NTM EBITDA	$17.75	$18.96

No transaction used in the selected precedent transactions analysis is identical to the merger. However, Stifel chose such transactions based on, among other things, a review of transactions involving companies in the electronics manufacturing services and aerospace and defense industries announced since January 1, 2004, Stifel’s knowledge about LaBarge, the industries in which LaBarge operates, the geographical and operational nature of LaBarge’s business and the similarity of the applicable target companies in the selected precedent transactions to LaBarge with respect to the size, mix, margins and other characteristics of their businesses. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies and other factors that could affect the public trading value of the companies and the transactions to which LaBarge and the merger are being compared.

Discounted Cash Flow Analysis

Stifel performed a discounted cash flow analysis of LaBarge based on the Base Case and the SG Case forecasts prepared by the management of LaBarge through 2015. Stifel estimated the terminal value of the projected cash flows by applying exit multiples to LaBarge’s estimated 2015 EBITDA for each of the Base Case and the SG Case, which multiples ranged from 7.0x to 9.0x. Stifel then discounted the cash flows projected through 2015 and the terminal value for each of the Base Case and the SG Case to present values using discount rates for each of the Base Case and the SG Case ranging from 12.5% to 14.5%. This analysis indicated a range of aggregate values, which were then decreased by LaBarge’s estimated net debt, to calculate a range of equity values. These equity values were then divided by fully diluted shares outstanding to calculate implied equity values per share ranging from $18.39 to $23.13 for the Base Case and implied equity values per share ranging from $19.29 to $24.40 for the SG Case. Stifel noted that the value of the per share merger consideration to be received by holders of LaBarge common stock pursuant to the merger was $19.25. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which LaBarge common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, asset growth rates, dividend payout rates, terminal multiples and discount rates.

Discounted Equity Analysis

Stifel used earnings per share projections prepared by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for CY 2012 and CY 2013 for each of the Base Case and the SG Case to calculate a range of present equity values per share for LaBarge. In conducting this analysis, Stifel applied a range of CY 2011 price-to-earnings multiples to LaBarge’s projected CY 2012 and CY 2013 earnings per share and applied a discount rate of 13.5% to these ranges. This analysis indicated implied equity values per share ranging from $15.75 to $22.28 for the Base Case and implied equity values per share ranging from $16.17 to $23.53 for the SG Case. Stifel noted that the value of per share merger consideration to be received by holders of LaBarge common stock pursuant to the merger was $19.25.

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Stifel’s opinion letter, Stifel was of the opinion that, as of the date of Stifel’s opinion, the per share merger consideration to be received by the holders of LaBarge common stock in connection with the merger pursuant to the merger agreement was fair to such holders of LaBarge common stock, from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel’s analyses and opinion; therefore the range of valuations resulting from any particular analysis described above should not be taken to be Stifel’s view of the actual value of LaBarge.

Miscellaneous

Stifel acted as financial advisor to LaBarge in connection with the merger and will receive a fee of approximately $5,000,000 for its services, a significant portion of which is contingent upon the consummation of the merger (the “Advisory Fee”). Stifel also acted as financial advisor to the LaBarge board of directors and received a fee of $750,000 upon the delivery of its opinion that is not contingent upon consummation of the merger (the “Opinion Fee”), provided that such Opinion Fee is creditable against any Advisory Fee. Other than the Advisory Fee, Stifel will not receive any other payment or compensation contingent upon the successful consummation of the merger. In addition, LaBarge has agreed to indemnify Stifel for certain liabilities arising out of its engagement. In the ordinary course of its business, Stifel may actively trade the equity securities of LaBarge and Ducommun for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. There are no other material relationships that existed during the two years prior to the date of Stifel’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the merger. Stifel may seek to provide investment banking services to Ducommun or its affiliates in the future, for which Stifel would seek customary compensation. Stifel’s internal Fairness Opinion Committee has approved the issuance of Stifel’s opinion.

Summary of LaBarge Projections

In the course of the process resulting in the merger agreement, LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer prepared and provided to Stifel, Ducommun and the other parties that entered into confidentiality agreements certain non-public, projected financial information, which was based on LaBarge’s Chief Executive Officer’s, Chief Financial Officer’s and Chief Operating Officer’s estimate of LaBarge’s future financial performance as of the date they were prepared (the “Base Case Projections”). The projected financial information covered the fiscal years 2011 through 2015. The information for fiscal year 2011 was based on actual results for the first two fiscal quarters and projected results for the third and fourth fiscal quarters of that year.

In addition, LaBarge’s provided certain projected financial information from fiscal 2012 through 2015 that included the impact of a system developed by one of LaBarge’s top customers that was being deployed in limited quantities as of December 31, 2010 (the “SG Projections”). The program is not expected to have a material impact on LaBarge’s forecast until fiscal year 2012, and given its recent implementation, its potential future results are inherently more uncertain and speculative than the factors underlying the Base Case Projections. The projected financial information provided to Stifel and the potential buyers (the “Projections”) were also provided by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer to the LaBarge board of directors.

The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because Projections were provided to the LaBarge board of directors, Stifel and the potential buyers. The Projections were not prepared with a view to compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections. LaBarge’s Independent Registered Public Accounting Firm has not examined, compiled or performed any procedures with respect to the Projections and accordingly does not provide any form of assurance with respect to the Projections. Neither LaBarge nor any of LaBarge’s representatives, including Stifel, has made or makes any representations regarding the ultimate performance of LaBarge compared to the information contained in the Projections, and LaBarge does not intend to provide any update or revision thereof, and undertakes no obligation to do so except as required by law.

Furthermore, the Projections:

•	while presented with numerical specificity, necessarily make numerous assumptions, many of which are beyond LaBarge’s control, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to LaBarge’s business, and may not prove to have been, or may no longer be, accurate;

•	do not necessarily reflect revised prospects for LaBarge’s business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Projections were prepared;

•	are not necessarily indicative of actual current values or future performance, which may be significantly more favorable or less favorable than as set forth below;

•	do not reflect the impact of the merger; and

•	should not be regarded as a representation that the Projections will be achieved and readers of this proxy statement are cautioned not to place undue reliance on the projections.

LaBarge cannot assure you that the Projections will be realized and actual results may vary materially from those shown. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the risks described in LaBarge’s most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q, respectively, and in this proxy statement under the heading “Cautionary Statement Concerning Forward-Looking Statements.” The Projections also cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, the Projections should not be construed as commentary by LaBarge’s management as to how management expects LaBarge’s actual results to compare to research analysts’ estimates. The inclusion of the Projections in this proxy statement should not be regarded as an indication that LaBarge or any of its affiliates, advisors or representatives considered or considers the Projections to be necessarily predictive of actual future events, and the Projections should not be relied on as such.

The Projections are summarized in the following tables showing both the Base Case Projections and the SG Projections:

BASE CASE PROJECTIONS

	Fiscal Year Ending(1),
	June 2011	June 2012	June 2013	June 2014	June 2015
	(In millions, except per share amounts)

Revenue	$333.8	$386.2	$437.8	$481.5	$539.1
Gross profit	$66.4	$77.1	$88.2	$96.9	$108.3
EBIT	$29.7	$37.2	$45.5	$50.9	$58.5
EBITDA	$38.2	$45.7	$54.1	$59.9	$68.0
Net Income	$18.2	$23.2	$28.8	$32.4	$37.3
Diluted EPS	$1.14	$1.45	$1.80	$2.03	$2.33

(1)	LaBarge operates on a 52-week reporting period.

SG PROJECTIONS

	Fiscal Year Ending(1),
	June 2011	June 2012	June 2013	June 2014	June 2015
	(In millions, except per share amounts)

Revenue	$333.8	$391.7	$465.3	$525.5	$605.1
Gross profit	$66.4	$77.8	$91.5	$102.2	$116.3
EBIT	$29.7	$37.3	$47.5	$54.3	$63.8
EBITDA	$38.2	$45.8	$56.1	$63.3	$73.3
Net Income	$18.2	$23.3	$30.1	$34.6	$40.7
Diluted EPS	$1.14	$1.46	$1.88	$2.16	$2.54

(1)	LaBarge operates on a 52-week reporting period.

Voting Agreement

In connection with the execution of the merger agreement, all of LaBarge’s executive officers and certain directors (each, a “Voting Agreement Stockholder”) entered into a voting agreement with Ducommun attached as Annex D. Each Voting Agreement Stockholder has agreed to vote all shares of LaBarge common stock owned of record or beneficially (representing approximately 19% of the outstanding shares of LaBarge common stock as of the record date (excluding any shares of LaBarge common stock deliverable upon exercise or conversion of any option) (the “Voting Shares”)) at any meeting of the stockholders of LaBarge however called (or any action by written consent in lieu of a meeting) or any adjournment thereof in favor of the adoption of the merger agreement, the merger and each of transactions contemplated by the merger agreement.

Each Voting Agreement Stockholder also agreed to vote such Voting Shares held by such stockholder against the following actions (referred to herein as the “frustrating transactions”), whether or not the LaBarge board of directors recommends approval of such action, proposal or transaction:

•	any merger agreement or merger involving LaBarge other than the merger agreement and merger with Ducommun;

•	any acquisition proposal (as defined on page 64) or any other proposal which could reasonably be expected to prevent, impede, interfere or delay consummation of the merger or the transactions contemplated by the merger agreement;

•	any change in LaBarge’s capitalization or dividend policy or any amendment or other change to LaBarge’s certificate of incorporation or bylaws; and

•	any proposal for any recapitalization, reorganization, liquidation, dissolution, merger or other business combination between LaBarge and any other person.

Each Voting Agreement Stockholder also appointed Ducommun and Anthony J. Reardon, Joseph P. Bellino and James S. Heiser as his or her proxy and attorney-in-fact (with full power of substitution) to vote all of such person’s shares (at any meeting of stockholders of the LaBarge however called or any adjournment thereof), or to execute one or more written consents in respect of such shares, (i) in favor of the adoption of the merger agreement, and each of the transactions contemplated thereby and approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes for approval on the foregoing on the date on which such meeting is held and (ii) against any frustrating transaction. The proxy granted is irrevocable until termination of the voting agreement, as described below.

Each Voting Agreement Stockholder further agreed not to, directly or indirectly:

•	sell, transfer, gift, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any of such Voting Stockholder’s shares (or any right, title or interest thereto or therein) except as otherwise permitted in the Voting Agreement;

•	enter into any other voting arrangement, whether by proxy, voting agreement or otherwise in connection with any acquisition proposal or frustrating transaction with respect to any of such shares; or

•	knowingly take any action that would have the effect of preventing or disabling such stockholder from performing its obligations under the voting agreement.

Each Voting Agreement Stockholder also agreed to not solicit any acquisition proposal or any inquiry or offer that is reasonably likely to lead to any acquisition proposal, enter into, continue or otherwise participate in any discussions with respect to an acquisition proposal, execute any agreement relating to, or approve or recommend, an acquisition proposal or make a solicitation of proxies or seek to advise or influence any person with respect to the voting of shares of capital stock of LaBarge intending to facilitate any acquisition proposal.

The voting agreement and the proxy granted by each Voting Agreement Stockholder shall terminate upon the earlier of (a) the effective time of the merger, (ii) September 30, 2011 and (iii) the termination of the merger agreement in accordance with its terms.

Stock Ownership of Directors and Executive Officers of LaBarge

At the close of business on May 17, 2011, for the LaBarge special meeting, the directors and executive officers of LaBarge beneficially owned and were entitled to vote approximately 3,395,944 shares of LaBarge common stock, collectively representing approximately 21.5% of the shares of LaBarge common stock outstanding on that date. See “The LaBarge Special Meeting — Stock Ownership and Voting by LaBarge’s Directors and Executive Officers” on page 16 for further information about the beneficial ownership of shares of LaBarge common stock of LaBarge directors and executive officers.

Merger Consideration

At the effective time, each share of LaBarge common stock outstanding immediately prior to the effective time, other than shares owned by Ducommun or LaBarge or their respective wholly-owned subsidiaries, or shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive the merger consideration.

Holders of LaBarge common stock will receive an amount in cash of $19.25 per share, without interest.

Interests of LaBarge Directors and Executive Officers in the Merger

When considering the unanimous recommendation of the LaBarge board of directors with respect to the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, LaBarge stockholders should be aware that some directors and executive officers of LaBarge have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, their interests as stockholders and the interests of LaBarge stockholders generally. Such interests relate to, or arise from, among other things, the following:

•	the fact that restricted shares held by LaBarge’s executive officers will fully vest and be treated as described below in “The Merger Agreement — Effect of the Merger on LaBarge’s Equity Awards” beginning on page 57;

•	the fact that stock options held by LaBarge’s executive officers will be entitled to a cash payment in connection with cancellation of such stock options;

•	the fact that LaBarge’s executive officers may receive severance payments pursuant to agreements with such executive officers in the event of a qualified termination of employment following the merger;

•	the fact that performance units outstanding as of the effective time will be converted into an unvested right (vested right for Craig E. LaBarge and Donald H. Nonnenkamp) to receive a cash payment at the maximum level upon subsequent vesting;

•	the fact that six of LaBarge’s executive officers have entered into new employment agreements with LaBarge effective at the effective time attached hereto as Annex E; and

•	the fact that LaBarge’s directors and executive officers will be entitled to continued indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger for a period of six years following the effective time.

The LaBarge board of directors was aware of the interests of LaBarge’s directors and executive officers during its deliberations on the merits of the merger and in deciding to recommend that LaBarge stockholders vote “FOR” the adoption of the merger agreement at the LaBarge special meeting. For purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control.

Stock Options

Certain of LaBarge’s executive officers hold stock options, issued pursuant to various LaBarge stock option plans to purchase shares of LaBarge common stock. All such options are fully vested. At the effective time, each LaBarge stock option outstanding immediately prior to such time will be canceled in exchange for the right to receive an amount of cash equal to the product of (1) the number of shares of LaBarge common stock subject to the option and (2) the excess, of $19.25 over the exercise price per share less any applicable taxes. The following chart sets forth, as of May 17, 2011, for each of LaBarge’s executive officers:

•	the number of shares subject to outstanding options for LaBarge common stock held by such person;

•	the weighted average exercise price for such options; and

•	the aggregate value of such options (without regard to deductions or withholdings for applicable taxes), assuming the closing of the merger as of July 3, 2011.

	No. of Shares		Aggregate
	Subject to	Weighted Average	Value of
	Options	Exercise Price	Options

Name of Executive
Craig E. LaBarge	220,452	$4.67	$3,214,190
Randy L. Buschling	20,000	2.85	328,000
Donald H. Nonnenkamp	68,600	6.22	893,858
William D. Bitner	—	—	—
Teresa K. Huber	15,000	8.54	160,650
John R. Parmley	24,500	8.54	262,395

Restricted Shares

Certain of LaBarge’s executive officers hold restricted shares. All such restricted shares shall vest as of the effective time of the merger. At the effective time, each restricted share shall be exchanged for the same merger consideration paid for a share of LaBarge common stock. The following chart sets forth, as of May 17, 2011, for each of the executive officers, the total number of restricted shares held by such person or group.

No. of
Restricted
Shares Held

Name of Executive
Craig E. LaBarge	43,906
Randy L. Buschling	28,100
Donald H. Nonnenkamp	18,880
William D. Bitner	9,484
Teresa K. Huber	9,484
John R. Parmley	9,484

LaBarge Performance Units

The performance objectives underlying all of LaBarge’s outstanding performance units held by executive officers will be deemed to be achieved at the maximum level of $1.50 per unit at the effective time and will be converted upon consummation of the merger, into an unvested right to receive payment, in cash, equal to the holder’s outstanding performance units multiplied by $1.50, payable within ten days following the vesting of such unvested cash rights. The unvested cash rights will vest, except as described below for Craig E. LaBarge and Donald H. Nonnenkamp, on the earlier to occur of the holder’s (i) voluntary termination of employment with LaBarge for good reason, (ii) involuntary termination of employment with LaBarge for a reason other than cause, (iii) termination of employment with LaBarge on account of disability, (iv) death or (v) completion of twelve consecutive months of service with LaBarge following the effective time. Except as set forth below regarding Mr. LaBarge and Mr. Nonnenkamp, if a holder’s employment with LaBarge is terminated for cause or voluntarily terminated before vesting, he or she will forfeit his or her right to payment with respect to performance units. The terms “good reason,” “cause” and “disability” are defined in the LaBarge 2004 Long Term Incentive Plan and the new employment agreements entered into with the Senior Executive Officers. Pursuant to new employment agreements entered into with LaBarge, Mr. LaBarge’s and Mr. Nonnenkamp’s performance units will be paid, as applicable, upon the earlier of (i) such executive officer’s termination of employment with LaBarge for any reason following the effective time or (ii) March 15, 2012. If the effective time occurs after July 3, 2011, outstanding performance units with a performance period ending on July 3, 2011, other than those held by the Senior Executive Officers shall not be converted into an unvested cash right as described above, but instead shall be cancelled in exchange for payment to such holders in cash at $1.50 per unit within ten days of the effective time. The following chart sets forth, as of April 12, 2011, for each of LaBarge’s Senior Executive Officers the number of performance units held by such person and the aggregate amount payable to such person upon vesting.

	No. of	Aggregate
	Performance	Amount
	Units	Payable

Name of Executive
Craig E. LaBarge	1,525,000	$2,287,500
Randy L. Buschling	975,000	1,462,500
Donald H. Nonnenkamp	660,000	990,000
William D. Bitner	336,000	504,000
Teresa K. Huber	336,000	504,000
John R. Parmley	336,000	504,000

Employee Benefits

The merger agreement requires Ducommun to use commercially reasonable efforts to during the period commencing on the effective date and ending on December 31, 2011, waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements for the LaBarge employees under any employee benefit plan in which such employees will be eligible to participate following the effective time. Ducommun will also use commercially reasonable efforts to credit the LaBarge employees for their prior service with LaBarge under the new employee benefit plans in which the employees are eligible to participate. Credit will be given to the same extent such service was credited under the similar LaBarge employee benefit plans for purposes of eligibility to participate and vesting under those plans, but not for purposes of benefit accrual. No credit will be given to the extent it would result in the duplication of benefits for the same period of service.

New Employment Arrangements

LaBarge has entered into new employment agreements with six executive officers: Craig E. LaBarge, Donald H. Nonnenkamp, Randy L. Buschling, Teresa K. Huber, John R. Parmley and William D. Bitner. These employment agreements set forth the terms of each officer’s employment following the effective time and are attached hereto as Annex E and replace certain executive severance agreements previously entered into with LaBarge.

Craig LaBarge has entered into an employment agreement that provides that he will serve as the Vice Chairman of LaBarge. Mr. LaBarge’s employment agreement has a one year term, and provides both base salary ($571,500) and a lump-sum bonus ($255,000). Mr. LaBarge’s employment agreement also provides that if he remains employed through the first anniversary of the closing date, he will be paid a single lump-sum in satisfaction of his performance units, which shall be reduced by any amount earlier paid under or in respect of the performance units. Mr. LaBarge’s employment is terminable by either party at any time upon at least 90 days written notice. If Mr. LaBarge’s employment is terminated without cause within the first three months of the beginning of his employment term, is terminated by Mr. LaBarge for good reason within three months of the beginning of his employment term, or is terminated for any reason after three months of the beginning of his employment term, Mr. LaBarge will be entitled to (i) a lump sum amount equal to any base salary and bonus that would have been paid had Mr. LaBarge remained employed during the employment term, (ii) a lump sum amount in satisfaction of his performance units to the extent not previously paid, (iii) continuation of those benefits and perquisites that would have been provided to him had he remained employed by LaBarge during his employment term, and (iv) accrued but unpaid salary, expenses, and other benefits. If Mr. LaBarge’s employment is terminated during the first three months of his employment term for cause, death, disability, or by Mr. LaBarge without good reason, Mr. LaBarge will be entitled to a lump sum payment in satisfaction of his performance units and accrued but unpaid salary, expenses, and other benefits.

Donald Nonnenkamp has entered into an employment agreement that provides that he will serve as the Vice President of Finance of LaBarge. Mr. Nonnenkamp’s employment agreement has a one year term, and provides both base salary ($327,500) and a lump-sum bonus ($123,000). Mr. Nonnenkamp’s employment is terminable by either party at any time upon at least 90 days written notice. If Mr. Nonnenkamp’s employment is terminated without cause within the first three months of the beginning of his employment term, is terminated by Mr. Nonnenkamp for good reason within three months of the beginning of his employment term, or is terminated for any reason after three months of the beginning of his employment term, Mr. Nonnenkamp will be entitled to (i) a lump sum amount equal to any base salary and bonus that would have been paid had he remained employed during the employment term, (ii) a lump sum amount in satisfaction of his performance units to the extent not previously paid, (iii) continuation of those benefits and perquisites that would have been provided to him had he remained employed by LaBarge during his employment term, and (iv) accrued but unpaid salary, expenses, and other benefits. If Mr. Nonnenkamp’s employment is terminated during the first three months of his employment term for cause, death, disability, or by Mr. Nonnenkamp without good reason, Mr. Nonnenkamp will be entitled to a lump sum payment in satisfaction of his performance units and accrued but unpaid salary, expenses, and other benefits.

Mr. Buschling, Mr. Parmley, Mr. Bitner, and Ms. Huber have entered into employment agreements to serve as, respectively, SVP — Operations, VP — Sales and Marketing, VP — Operations, and VP — Operations of Ducommun LaBarge Technologies, Inc. These employment agreements have an initial term of one year, and following that initial term, each employee will be on an at-will basis. The employment agreements provide for both base salary ($390,000 for Mr. Buschling, $268,500 for Mr. Parmley, $253,000 for Mr. Bitner and $260,000 for Ms. Huber) and bonus payments. These employment agreements are terminable by either party at any time upon at least 90 days written notice. Bonuses for the period beginning July 1, 2011 and ending on December 31, 2011 are to be no less than a guaranteed minimum amount ($88,500 for Mr. Buschling, $53,500 for Mr. Parmley, $54,500 for Mr. Bitner and $52,000 for Ms. Huber). Bonuses for Ducommun’s 2012 fiscal year are to be no less than the above specified respective amounts reduced by the amount by which each executive’s actual bonus for the period from July 1, 2011 until December 31, 2011 exceeds the guaranteed minimum bonus for that period. In addition, these employment agreements also provide that if the executive remains employed through the first anniversary of the closing date, the executive will be paid a single lump-sum in satisfaction of his or her performance units, which shall be reduced by any amount earlier paid under or in respect of the performance units. These employment agreements also provide that upon termination of employment during the initial term of the agreement without cause or by the executive for good reason, the executive will be entitled to (i) a lump sum amount equal to any base salary that would have been paid had the executive remained employed during the employment term, (ii) a lump sum equal to any minimum guaranteed bonus accruing during the term of the employment agreement to the extent not previously paid, (iii) a lump sum amount in satisfaction of the executive’s performance units to the extent not previously paid, (iv) continuation of those benefits and perquisites that would have been provided to the executive had the executive remained employed by LaBarge during the executive’s employment term, and (v) accrued but unpaid salary, expenses, and other benefits. If the executive’s employment is terminated without cause or the executive terminates employment for good reason during the first six months following the initial employment term, the executive is entitled to payment of the lump-sum minimum bonus payment, to the extent not previously paid, and payment of accrued but unpaid salary, expenses, and other benefits. These employment agreements also provide that if the executive’s employment is terminated during the employment term for cause or by the executive without good reason, the executive is only entitled to accrued but unpaid salary, expenses, and other benefits. If an executive’s employment is terminated for death or disability, the executive is entitled to a payment in satisfaction of his or her performance units to the extent not previously paid and accrued but unpaid salary, expenses, and other benefits.

For illustrative purposes only, it is currently estimated that, assuming the closing of the merger will occur on July 3, 2011 and the employment of each of LaBarge’s executive officers is terminated by Ducommun, without cause, immediately following consummation of the merger, LaBarge’s executive officers would be entitled to receive, in the aggregate, approximately $9.3 million in termination payments and benefits, excluding payments related to equity-based incentive awards discussed separately above. The following table sets forth, using the same assumptions, such payments for each of LaBarge’s executive officers.

Termination
Payments

Name of Executive
Craig E. LaBarge	$3,145,460.00
Randy L. Buschling	$2,059,441.00
Donald H. Nonnenkamp	$1,467,667.00
John R. Parmley	$906,557.00
Teresa K. Huber	$880,405.00
William D. Bitner	$878,405.00

The foregoing descriptions of the employment agreements with executives are not complete and are qualified in their entirety by reference to the employment agreement for each executive, copies of which are attached hereto as Annex E and incorporated herein by reference.

Indemnification and Insurance

For a period of six years following the effective time, Ducommun shall cause the surviving corporation to, indemnify and hold harmless each current and former officer, director, trustee, member and fiduciary of LaBarge and its affiliates, against any costs or expenses (including advancing reasonable attorneys’ fees and expenses upon receipt of an undertaking by the person seeking indemnification to repay such amount if it shall be ultimately determined that the indemnified person is not entitled to be indemnified), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the effective time, to the fullest extent permitted by Delaware law or any other applicable law or provided under LaBarge’s organizational documents in effect on the date of merger agreement.

In addition, Ducommun shall cause the surviving corporation to continue in full force and effect for a period of six years following the effective time the provisions in existence under LaBarge’s organizational documents in effect on the date of the merger agreement regarding elimination of liability of directors, indemnification and exculpation of officers, directors and employees and advancement of expenses.

For six years after the effective time, Ducommun shall cause the surviving corporation to provide officers’ and directors’ liability and similar insurance (which we refer to as “D&O insurance”) in respect of acts or omissions occurring prior to the effective time covering each indemnified person covered as of the date of the merger agreement by LaBarge’s D&O insurance policies on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement. Alternatively, LaBarge may purchase such “tail policy” at its option prior to the effective time and pay the premium due thereon when due, provided that the surviving corporation shall not be obligated to pay annual premiums in the aggregate in excess of $250,000 provided that if the annual premium of such coverage exceeds such amount, the surviving corporation shall be obligated to obtain the greatest coverage available, with respect to matters occurring prior to the effective time of the merger, for a cost not exceeding such amount.

For additional information about the indemnification rights of LaBarge directors and executive officers under the merger agreement, see “The Merger Agreement — Covenants and Agreements; Indemnification and Insurance” beginning on page 67.

De-listing and Deregistration of LaBarge Common Stock

If the merger is completed, LaBarge common stock will no longer be listed on the AMEX, will be deregistered under the Exchange Act and LaBarge and will no longer file periodic reports with the SEC.

Regulatory Approvals Required for the Merger

The HSR Act and the regulations promulgated thereunder require LaBarge and Ducommun to file premerger notification and report forms with respect to the merger and related transactions with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission. LaBarge filed its required premerger notification and report form on April 14, 2011, and Ducommun filed its required form on April 14, 2011. The applicable waiting period for consummation of the merger under the HSR ACT expired at 11:59 p.m. on May 16, 2011.

Nevertheless, at any time before or after the completion of the merger, and before or after the expiration of the premerger waiting period under the HSR Act, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.

Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that we will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on LaBarge or, after the completion of the transaction, on Ducommun or the surviving corporation.

The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental and self-regulatory agencies and authorities, including those relating to the offer and sale of securities. Together with Ducommun, we are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the merger. However, there is no guarantee that we will be able to obtain all necessary approvals. Even if we could obtain all necessary approvals, and the merger agreement is approved by our stockholders, conditions may be placed on the merger that could cause us to abandon it.

Litigation Related to the Merger

LaBarge is aware of five purported class actions against LaBarge, LaBarge’s directors and Ducommun filed by purported stockholders of LaBarge and relating to the merger. The complaints allege, among other things, that LaBarge’s directors breached their fiduciary duties to the LaBarge stockholders, and that LaBarge and Ducommun aided and abetted LaBarge’s directors in such alleged breaches of their fiduciary duties. Each plaintiff purports to bring his claims on behalf of himself and a class of LaBarge stockholders. The actions seek judicial declarations that the merger agreement was entered into in breach of the directors’ fiduciary duties, rescission of the transactions contemplated by the merger agreement, and the award of attorneys’ fees and expenses for the plaintiffs. Three of the lawsuits challenging the proposed transaction have been filed in Missouri state court, all in the Circuit Court of St. Louis County. All seek declaratory, rescissory and other, unspecified, equitable relief against the directors and officers on a theory of breach of fiduciary duty to the stockholders and against LaBarge and Ducommun on a theory of “aiding and abetting” the individual defendants. Two of the three also seek injunctive relief prohibiting the merger. No money damages are sought, except for attorneys’ fees and costs. The court has consolidated the Missouri actions for further handling and disposition. The defendants have filed a motion to dismiss or, in the alternative, to stay the cases based on the pendency of the Delaware cases described below. This motion is set for hearing on May 26, 2011.

The three Missouri cases are:

1. John M. Foley, Jr. v. LaBarge, Inc., et al., St. Louis County Circuit Court Cause No. 11SL-CC01391, filed April 6, 2011.

2. William W. Wheeler v. LaBarge, Inc., et al., St. Louis County Circuit Court Cause No. 11SL-CC01392, filed April 6, 2011.

3. Gastineau v. LaBarge, Inc. et al., St. Louis County Circuit Court Cause No. 11SL-CC-01592, filed April 19, 2011.

Two other nearly identical lawsuits have been filed in the Chancery Court of the State of Delaware by different attorneys than the above-described matters. Barry P. Borodkin v. Craig E. LaBarge, et al., transaction ID 36985939, Case No. 6368- (filed on April 12, 2011) and Insulators and Asbestos Workers Local No. 14 v. Craig LaBarge, et al. (filed on April 15, 2011) are putative class actions that mirror the claims raised in the Missouri cases, but also seek injunctive relief to prevent the proposed transaction with Ducommun in addition to an accounting and attorneys’ fees and costs. On May 12, the parties submitted a proposed schedule to the Delaware court, under which deposition discovery would be completed by June 1, 2011 and briefing on plaintiff’s anticipated motion for preliminary injunction would be completed by June 13, 2011. The Chancery Court has scheduled a hearing on June 17, 2011.

LaBarge and Ducommun and the other defendants believe that the lawsuits are without merit and intend to defend them vigorously.

Financing Relating to the Merger

In connection with the entry into the merger agreement, Ducommun received a debt commitment letter, dated April 3, 2011 (such commitment letter and any schedules, exhibits and annexes thereto, collectively, the “Debt Commitment Letter”), from UBS Loan Finance LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC and Credit Suisse AG (the “Lenders”) for a senior secured term loan facility of $190,000,000 and a senior secured revolving credit facility of up to $40,000,000. In the Debt Commitment Letter, the Lenders also committed to provide a senior unsecured bridge facility of $200,000,000, to be available to Ducommun if it does not complete an anticipated offering of senior unsecured notes on or before the date on which the merger is consummated.

The obligations of the Lenders to provide financing under the Debt Commitment Letter are subject to a number of customary closing conditions included in the Debt Commitment Letter, including, without limitation:

•	there shall not have been any material adverse effect (which term is defined in the same or substantially the same way as in the merger agreement) on LaBarge and its subsidiaries since January 2, 2011;

•	delivery of certain customary closing documents (including, among others, a customary solvency certificate or solvency opinion, “know your customer” documentation and similar information);

•	delivery of certain customary LaBarge financial statements, including pro forma financial statements and information; and

•	payment of applicable costs, fees and expenses and other compensation, as contemplated by the Debt Commitment Letter and fee arrangements and compliance with certain other provisions thereof.

The Debt Commitment Letter is subject to neither a due diligence nor a “market out” condition, which would allow the Lenders not to fund their commitments if the financial markets are materially adversely affected. There is a risk that the conditions to the Debt Financing will not be satisfied and the Debt Financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Financing described in this proxy statement is not available as anticipated.

In the merger agreement, Ducommun and merger subsidiary have agreed to use their reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter. Ducommun and merger subsidiary may not amend, replace or supplement the Debt Commitment Letter if such amendment, modification or waiver:

•	imposes any additional conditions precedent or expands upon the conditions precedent to the financing as set forth in the Debt Commitment Letter;

•	adversely impacts the rights of Ducommun or merger subsidiary to enforce its rights against the other parties to the Debt Commitment Letter; or

•	prevents or impedes or delays the consummation of the merger or the other transactions contemplated by the merger agreement.

Ducommun has advised LaBarge that it is expected that on or before the date on which the merger is consummated, senior unsecured notes will be issued and sold in reliance on Rule 144A of the Securities Act in lieu of a portion or all of bridge financing described above. The merger agreement provides for a marketing period for such notes prior to the closing of the merger, which is described in more detail under “The Merger Agreement — Covenants and Agreements; Financing Matters” beginning on page 67.

LaBarge Stockholders’ Rights of Appraisal

If the merger is consummated, dissenting holders of LaBarge common stock who follow the procedures specified in Section 262 of the DGCL (“Section 262”) within the appropriate time periods will be entitled to have their shares of LaBarge common stock appraised by the Court of Chancery, and to receive the “fair value” of such shares in cash as determined by the Court of Chancery, together with a fair rate of interest, if any, to be paid on the amount determined to be the fair value, in lieu of the merger consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement. The fair value of LaBarge common stock as determined by the Court of Chancery may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the terms of the merger agreement.

This section provides a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding and perfecting appraisal rights. Failure to follow the procedures set forth in Section 262 precisely will result in the loss of appraisal rights. This summary is not a complete statement regarding the appraisal rights of LaBarge stockholders or the procedures that they must follow in order to seek and perfect appraisal rights under Delaware law and is qualified in its entirety by reference to the text of Section 262, a copy of which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that LaBarge stockholders exercise appraisal rights under Section 262.

IF YOU WISH TO EXERCISE APPRAISAL RIGHTS OR WISH TO PRESERVE YOUR RIGHT TO DO SO, YOU SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT YOUR LEGAL ADVISOR, AS FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH IN ANNEX C WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS.

Under Section 262, where a merger is to be submitted for adoption at a meeting of stockholders, such as the LaBarge special meeting, not less than 20 days prior to the meeting a constituent corporation, such as LaBarge, must notify each of its stockholders for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement constitutes such notice to holders of LaBarge common stock concerning the availability of appraisal rights under Section 262. LaBarge stockholders wishing to assert appraisal rights must hold the shares of LaBarge common stock on the date of making the written demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time. LaBarge stockholders who desire to exercise appraisal rights must also satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be delivered to LaBarge before the vote on the merger occurs. This written demand for appraisal of shares must be in addition to and separate from a vote against the proposal to adopt the merger agreement, or an abstention or failure to vote for the proposal to adopt the merger agreement. LaBarge stockholders electing to exercise their appraisal rights must not vote FOR the adoption of the merger agreement. A vote against the adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a LaBarge stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement.

To be effective, a demand for appraisal by a LaBarge stockholder must be made by, or in the name of, the stockholder of record, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of LaBarge common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of LaBarge common stock. If you hold your shares of LaBarge common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of LaBarge common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of LaBarge common stock are owned of record by more than one person, as in a tenancy or tenancy in common, the demand should be executed by or for all owners. An authorized agent, including an authorized agent for two or more owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of LaBarge common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of LaBarge common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of LaBarge common stock as to which appraisal is sought. Where no number of shares of LaBarge common stock is expressly mentioned, the demand will be presumed to cover all shares of LaBarge common stock held in the name of the record owner.

All demands for appraisal should be addressed to LaBarge, 9900 Clayton Road, St. Louis, Missouri 63124, Attention: Donald H. Nonnenkamp, Corporate Secretary. The demand must reasonably inform LaBarge of the identity of the LaBarge stockholder as well as the stockholder’s intention to demand an appraisal of the “fair value” of the shares held by the stockholder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Within 10 days after the effective time, LaBarge must provide notice of the effective time to all of its stockholders who have complied with Section 262 and have not voted “FOR” the adoption of the merger agreement. At any time within 60 days after the effective time, any LaBarge stockholder who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the merger consideration specified in the merger agreement. After this period, a LaBarge stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with the consent of the surviving corporation. Unless the demand is properly withdrawn by the LaBarge stockholder within 60 days after the effective time, no appraisal proceeding in the Court of Chancery will be dismissed as to any LaBarge stockholder without the approval of the Court of Chancery, with such approval conditioned upon such terms as the Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Court of Chancery does not approve the dismissal of an appraisal proceeding, the LaBarge stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time (but not thereafter), either the surviving corporation or any LaBarge stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares of LaBarge common stock owned by stockholders entitled to appraisal rights. The surviving corporation has no obligation to file such a petition if demand for appraisal is made, and holders should not assume that it will file a petition. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time, stockholders’ rights to appraisal (if available) will cease. Accordingly, it is the obligation of the holders of LaBarge common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of LaBarge common stock within the time prescribed in Section 262.

Within 120 days after the effective time, any LaBarge stockholder who has complied with Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefore has been received by the surviving corporation. A person who is the beneficial owner of shares of LaBarge common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation the statement described in this paragraph.

Upon the filing of any petition by a LaBarge stockholder in accordance with Section 262, service of a copy must be made upon the surviving corporation. The surviving corporation must, within 20 days after service, file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of LaBarge common stock and with whom LaBarge has not reached agreements as to the value of their shares. The Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. After the Court of Chancery determines the holders of LaBarge common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery shall determine the “fair value” of shares of LaBarge common stock as of the effective time, after taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment.

LaBarge stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more or less than, or equal to, the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of LaBarge common stock. Stockholders should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration payable in a transaction such as the merger is not an opinion as to, and does not address, fair value under Section 262. Although LaBarge believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery. Moreover, LaBarge does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of LaBarge common stock is less than the merger consideration. In determining “fair value,” the Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed against the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of a contrary determination, each party bears his, her or its own expenses.

Any LaBarge stockholder who has demanded appraisal will not, after the effective time, be entitled to vote for any purpose the shares of LaBarge common stock subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

Failure by any LaBarge stockholder to comply fully with the procedures of Section 262 of the DGCL (as reproduced in Annex C to this proxy statement) may result in termination of such stockholder’s appraisal rights and the stockholder will be entitled to receive the merger consideration (without interest) for his, her or its shares of LaBarge common stock pursuant to the merger agreement.

THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO DISSENT AND TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL CONTROL.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as defined below) of LaBarge common stock who hold their stock as a capital asset (generally, assets held for investment). This summary is based on the provisions of the Code, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein.

This summary is not a complete description of all the tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of LaBarge common stock who are subject to special treatment under U.S. federal income tax law, including, for example certain U.S. expatriates, financial institutions, an S corporation, partnership, a tax exempt organization, limited liability company taxed as a partnership, or other pass-through entity (or an investor in such pass-through entity), dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, persons subject to tax under section 897 of the Code, persons whose “functional currency” is not the U.S. dollar, holders who acquired LaBarge common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders exercising dissenters’ rights or appraisal rights, and holders who hold LaBarge common stock as part of a hedge, straddle, constructive sale or conversion transaction.

This summary does not address U.S. federal income tax considerations applicable to holders of options to purchase LaBarge common stock. In addition, this summary does not address any aspect of state, local or non-U.S. laws or estate, gift, excise or other non-income tax laws. Neither Ducommun nor LaBarge has requested a ruling from the Internal Revenue Service (hereinafter referred to as the “IRS”) in connection with the merger. Accordingly, the discussions below neither bind the IRS nor preclude it from adopting a contrary position. Furthermore, no opinion of counsel has been, or is expected to be, rendered with respect to the tax consequences of the merger.

WE URGE HOLDERS TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE MERGER UNDER U.S. FEDERAL NON-INCOME TAX LAWS AND STATE, LOCAL AND NON-U.S. TAX LAWS.

For purposes of this discussion, the term “U.S. holder” means a beneficial holder of LaBarge common stock that is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) holds LaBarge common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.

U.S. Holders

Tax Consequences of the Merger.  The exchange of LaBarge common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder whose LaBarge common stock is converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (1) the amount of cash received by such holder in the merger, and (2) the U.S. holder’s adjusted tax basis in such LaBarge common stock. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such LaBarge common stock. Gain or loss will be determined separately for each block of LaBarge common stock. A block of stock is generally a group of shares acquired at the same cost in a single transaction. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such LaBarge common stock is more than one year at the time of the completion of the merger. Currently, long-term capital gain for non-corporate taxpayers is taxed at a maximum federal income tax rate of 15%. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of LaBarge common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Tax Consequences of the Merger.  Any gain a non-U.S. holder recognizes from the exchange of LaBarge common stock for cash in the merger generally will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), or (b) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met or (c) with respect to non-

U.S. holders who hold more than 5 percent of LaBarge common stock, LaBarge is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within a specified time period and certain other requirements are satisfied. LaBarge is not, and has not been, a “U.S. real property holding corporation” during the specified time period. Non-U.S. Holders should consult their tax advisors about the application of the rules generally described in (c) to their dispositions of stock.

Non-U.S. holders described in (a) above, will be subject to tax on gain recognized at applicable U.S. federal income tax rates (or in the manner specified by an applicable income tax treaty provided certain certification requirements are satisfied) and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (b) above, will be subject to a flat 30% tax (or at a reduced rate under an applicable income tax treaty provided that certain certification requirements are satisfied) on any gain recognized, which may be offset by U.S. source capital losses.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the amounts paid to U.S. holders and non-U.S. holders in connection with the consideration received in connection with the merger, unless an exemption applies. Backup withholding may be imposed (currently at a 28% rate) on the above payments if a U.S. holder or non-U.S. holder (1) fails to provide a taxpayer identification number or appropriate certifications or (2) fails to report certain types of income in full.

Any amounts withheld under the backup withholding rules are not additional tax and will be allowed as a refund or credit against applicable U.S. federal income tax liability provided the required information is furnished to the IRS.

THE FOREGOING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS WILL DEPEND UPON THE FACTS OF THEIR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICABILITY TO THEM OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS TO THEM OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

THE MERGER AGREEMENT

The following is a summary of certain material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. LaBarge urges you to read carefully this entire proxy statement, including the annexes and the other documents which have been referred to you. You should also review the section titled “Where You Can Find More Information” beginning on page 73.

This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. The merger agreement has been included for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. Except for its status as the contractual document that establishes and governs the legal relations between LaBarge, Ducommun and merger subsidiary with respect to the merger, LaBarge does not intend for the merger agreement to be a source of factual, business or operational information about LaBarge. The merger agreement contains representations and warranties that Ducommun and LaBarge have made to each other for the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the merger agreement.

First, except for the parties themselves, under the terms of the merger agreement, only certain other specifically identified persons are third party beneficiaries of the merger agreement who may enforce it and rely on its terms.

Second, the representations and warranties are qualified in their entirety by certain information of LaBarge filed with the SEC prior to the date of the merger agreement.

Third, certain of the representations and warranties made by Ducommun, on the one hand, and LaBarge, on the other hand, were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts.

Fourth, none of the representations or warranties will survive the closing of the merger and they will therefore have no legal effect under the merger agreement after the closing. The parties will not be able to assert the inaccuracy of the representations and warranties as a basis for refusing to close unless all such inaccuracies individually or in the aggregate have, and would reasonably be expected to have, a material adverse effect on the party that made the representations and warranties, except for certain limited representations and warranties that must be true and correct in all, or all material respects. Otherwise, for purposes of the merger agreement, the representations and warranties will be deemed to have been sufficiently accurate to require a closing.

For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and subsequently developed or new information qualifying a representation or warranty may have been included in a filing with the SEC made since the date of the merger agreement (including in this proxy statement.)

The Merger; Closing

Upon the terms and subject to the conditions of the merger agreement, and in accordance with Delaware law, at the effective time, the merger subsidiary will merge with and into LaBarge in accordance with Delaware law, whereupon the separate existence of the merger subsidiary shall cease, and LaBarge shall be the surviving corporation and a wholly-owned subsidiary of Ducommun and each share of LaBarge common stock shall be converted into the right to receive $19.25 in cash, without interest.

Unless Ducommun and LaBarge agree otherwise, the closing of the merger will occur as soon as possible, but no later than the two business days following the date on which all of the conditions to the merger, other than conditions that, by their nature are to be satisfied at the closing (but subject to satisfaction, or, to the extent permissible, waiver of those conditions at closing) have been satisfied or, to the extent permissible, waived that is the earlier of (a) any business day during the marketing period (as defined on page 68) as may be specified by Ducommun on no less than three business days’ prior notice to LaBarge and (b) the final day of the marketing period, or at such other place, at such other time or on such date as Ducommun and LaBarge may mutually agree.

Assuming timely satisfaction of the necessary closing conditions, LaBarge is targeting a closing of the merger on or about June 2011. However, we cannot assure you that such timing will occur or that the merger will be completed as expected.

Upon the closing, the merger subsidiary and LaBarge will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time will be the time the certificate of merger is filed or at a later time as permitted by Delaware Law as upon which Ducommun and LaBarge shall agree to and specify in the certificate of merger.

Certificate of Incorporation and Bylaws of the Surviving Corporation

At the effective time, the certificate of incorporation of LaBarge shall be amended in its entirety as set forth in Annex I to the merger agreement and, as amended, shall be the certificate of incorporation of the surviving corporation.

At the effective time, the bylaws of merger subsidiary in effect at the effective time shall be the bylaws of the surviving corporation.

Directors and Officers of the Surviving Corporation

At the effective time, the directors of merger subsidiary shall be the directors of the surviving corporation and the officers of merger subsidiary shall be the officers of the surviving corporation.

Merger Consideration

At the effective time, each share of LaBarge common stock outstanding immediately prior to the effective time (other than shares owned by (i) Ducommun or LaBarge or their respective wholly-owned subsidiaries (which will be cancelled) or (ii) stockholders who have properly exercised and perfected appraisal rights under the DGCL) will be converted into the right to receive the merger consideration, without interest.

LABARGE STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD(S). LaBarge stock certificates should be returned with a validly executed transmittal letter and accompanying instructions that will be provided to LaBarge stockholders following the effective time.

Lost Stock Certificates

If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed and, if reasonably required by the surviving corporation, the posting by such person of a bond in a reasonable amount as the surviving corporation (or the exchange agent in accordance with its standard procedures) may direct as indemnity against any claim that may be made against it with respect to the stock certificate, the exchange agent will issue, in exchange for such lost, stolen or destroyed stock certificate, the merger consideration in respect of such shares. These procedures will be described in the letter of transmittal that LaBarge stockholders will receive, which such stockholders should read carefully in its entirety.

Effect of the Merger on LaBarge’s Equity Awards

Stock Options

At the effective time, each LaBarge stock option outstanding immediately prior to such time under any LaBarge equity plan will be canceled in exchange for the right to receive an amount of cash equal to $19.25, without interest, over the exercise price of the option and applicable withholding taxes.

Restricted Shares

At or immediately prior to the effective time, each LaBarge restricted share will vest and become free of any other lapsing restrictions, and the holder will be entitled to receive the merger consideration for such shares, subject to applicable withholding for taxes.

Employee Stock Purchase Plan

The merger agreement provides that as soon as practicable following the date of the merger agreement, the LaBarge board of directors or the compensation committee of the LaBarge board of directors will take all reasonable actions, including adopting any necessary resolutions, to (a) terminate the ESPP as of immediately prior to the effective time, (b) ensure that no new offering period will be commenced after the date of the merger agreement, (c) for any offering period with an end date after the effective time, cause a new exercise date to be set for the business day immediately prior to the effective time; (d) prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of the merger agreement (other than to discontinue participation), (e) provide for the automatic exercise as of such date for each option outstanding under the ESPP as of the date the ESPP is terminated, and (f) provide that the amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the termination date of the ESPP will, to the extend not used to purchase shares, be refunded to such participant as promptly as practicable following the effective date, without interest. Shares of LaBarge common stock previously purchased pursuant to the ESPP will receive the merger consideration, as described above.

Performance Units

The performance objectives underlying all of LaBarge’s outstanding performance units held by executive officers will be deemed to be achieved at the maximum level of $1.50 per unit at the effective time. Within ten days of vesting of such units, the holder will receive a single sum payment of cash equal to the holder’s outstanding performance units multiplied by $1.50. This amount shall vest, except as described below for Mr. LaBarge and Mr. Nonnenkamp, on the earlier to occur of the holder’s (i) voluntary termination of employment with LaBarge for good reason, (ii) involuntary termination of employment with LaBarge for other than cause, (iii) termination of employment with the LaBarge on account of disability, (iv) death or (v) completion of twelve consecutive months of service with LaBarge following the effective time. Except as set forth below regarding Mr. LaBarge and Mr. Nonnenkamp, if a holder’s employment with LaBarge is terminated for cause or voluntarily terminated before vesting, he or she will forfeit his or her right to payment with respect to performance units. The terms “good reason,” “cause” and “disability” are defined in the LaBarge 2004 Long Term Incentive Plan and employment contracts with the Senior Executive Officers. Pursuant to new employment agreements with LaBarge, Mr. LaBarge’s and Mr. Nonnenkamp’s performance units will be paid upon the earlier of (i) termination of employment with LaBarge for any reason following the effective time or (ii) March 15, 2012. If the effective time occurs after July 3, 2011, performance units that have not yet been settled for restricted shares of LaBarge common stock, other than such units held by the Senior Executive Officers of LaBarge, for the performance period ending July 3, 2011, shall not be treated as described above, but instead shall be cancelled in exchange for payment to such holders in cash at $1.50 per unit within ten days of the effective time. Such performance units for the Senior Executive Officers shall be settled in the manner described above.

Representations and Warranties

The merger agreement contains customary representations and warranties made by each party to the other, which are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the matters contained in the confidential disclosure schedule that LaBarge prepared and delivered to the other prior to signing the merger agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and the requisite corporate power and authority to carry on their respective businesses;

•	capitalization;

•	ownership of subsidiaries;

•	corporate power and authority to enter into the merger agreement, the valid and binding nature of the merger agreement and enforceability of the merger agreement;

•	board of directors approval and recommendation to LaBarge stockholders to adopt the merger agreement;

•	the affirmative vote required by two-thirds LaBarge stockholders to adopt the merger agreement;

•	absence of conflicts with organizational documents, breaches of contracts and agreements, liens upon assets and violations of applicable law resulting from the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	absence of required governmental or other third party consents in connection with execution, delivery and performance of the merger agreement and consummation of the transactions contemplated by the merger agreement other than governmental filings specified in the merger agreement;

•	timely filing of by LaBarge required documents with the SEC since June 28, 2009, compliance of such documents with the requirements of the Securities Act, and the Exchange Act, and the absence of untrue statements of material facts or omissions of material facts in those documents;

•	compliance of LaBarge financial statements with GAAP;

•	absence of any transaction that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act;

•	absence of any liabilities other than liabilities disclosed and provided for in the consolidated audited balance sheet of LaBarge as of January 2, 2011, or the notes thereto, liabilities incurred since the consolidated audited balance sheet of LaBarge as of January 2, 2011, in the ordinary course of business or in connection with the merger agreement and liabilities or obligations that have not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	absence since January 2, 2011, of any material adverse effect or any material loss, damage, destruction or other casualty affecting any of the material properties or assets of LaBarge or any of its subsidiaries;

•	absence of misleading information contained or incorporated into this proxy statement or any other filings made by LaBarge with the SEC in connection with the merger;

•	compliance with applicable laws, including regulatory laws, and holding of all necessary permits;

•	employee benefits matters and ERISA compliance;

•	labor matters and compliance with labor and employment law;

•	absence of litigation;

•	tax matters;

•	environmental matters and compliance with environmental laws;

•	intellectual property;

•	insurance;

•	government contracts and export controls;

•	occupational safety and health matters;

•	major suppliers and customers;

•	receipt of an opinion from LaBarge’s financial advisor; and

•	no brokers’ or finders’ fees.

Ducommun made certain representations and warranties to LaBarge in the merger agreement, including with respect to the following matters in connection with the Debt Financing arrangements:

•	that Ducommun has paid fees due under the Debt Commitment Letter;

•	sufficiency of funds;

•	validity and enforceability of the Debt Commitment Letter;

•	absence of default under the Debt Commitment Letter; and

•	absence of contingencies related to the funding of financing other than as set forth in the Debt Commitment Letter.

Many of the representations and warranties in the merger agreement are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” on LaBarge means:

•	any change, effect, development or event that (a) has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, or results of operations of LaBarge and its subsidiaries, taken as a whole or (b) materially impairs the ability of LaBarge and its subsidiaries to consummate, or prevents or materially delays, the merger or any of the other transactions, contemplated by the merger agreement or would reasonably be expected to do so. In making this determination with respect to clause (a), no change, effect, development or event resulting from, arising out of or attributable to any of the following shall be deemed to be or constitute a material adverse effect or be taken into account when determining whether a material adverse effect has occurred or may occur:

•	any changes, effects, developments or events in the economy or the financial, credit or securities markets in general (including changes in interest or exchange rates);

•	any changes, effects, developments or events in the industries in which LaBarge and its subsidiaries operate;

•	any changes, effects, developments or events resulting from the announcement or pendency of the transactions contemplated by the merger agreement, the identity of Ducommun or the performance or compliance with the terms of the merger agreement (including, in each case, any loss of customers, suppliers or employees or any disruption in business relationships);

•	any failure, in and of itself, of LaBarge to meet internal forecasts, budgets or financial projections or fluctuations, in and of themselves, in the trading price or volume of LaBarge common stock (it being understood that the facts, events, circumstances or occurrences giving rise or contributing to such failure or fluctuations may be deemed to be, constitute or be taken into account when determining the occurrence of a material adverse effect);

•	acts of God, natural disasters, calamities, national or international political or social conditions, including the engagement by any country in hostility (whether commenced before, on or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence of a military or terrorist attack; or

•	any changes in applicable law or GAAP (or any interpretation thereof);

provided that with respect to the first, second, fifth and last bullet, the impact of such changes, effects, developments or events is not materially and disproportionately adverse to LaBarge and its subsidiaries.

The representations and warranties contained in the merger agreement will expire at the effective time, and not survive the consummation of the merger, but they form the basis of specified conditions to the parties’ obligations to complete the merger.

Covenants and Agreements

Operating Covenants

LaBarge has agreed that from the date of the merger agreement until the effective time, LaBarge shall, and shall cause each of its subsidiaries to:

•	conduct its business in the ordinary course consistent with past practice and in compliance with all material applicable laws and all material authorizations from governmental authorities; and

•	use its commercially reasonable efforts to preserve intact its present business organization, maintain in effect all material permits, keep available the services of its directors, officers and employees, and maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it.

In addition, with specified exceptions set forth in the merger agreement or with Ducommun’s prior consent (not to be unreasonably withheld, conditioned or delayed), LaBarge has agreed, among other things, not to, and not to permit its subsidiaries to:

•	amend its organizational documents;

•	(i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or other securities (other than dividends or distributions by any of its wholly-owned subsidiaries) or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any of its securities or any securities of any of its subsidiaries, other than the cancellation of LaBarge stock options in connection with the exercise thereof;

•	(i) grant, issue, deliver or sell, or authorize the grant, issuance, delivery or sale of, any shares of any of its securities or any securities of its subsidiaries, other than the issuance of any shares upon the exercise of outstanding LaBarge stock options or (ii) amend the terms of any of its securities or securities of its subsidiaries (in each case, whether by merger, consolidation or otherwise);

•	(i) directly or indirectly (i) acquire all or substantially all the equity interest or assets of any business organization, or division thereof, (ii) merge or consolidate with any other person or (iii) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

•	sell, lease, license or otherwise dispose of any subsidiary or any material amount of assets, securities or property having in the aggregate either a book value or fair market value in excess of $1,000,000, except pursuant to existing contracts or sales of inventory in the ordinary course consistent with past practice;

•	create or incur any lien on any asset other than permitted liens;

•	make any loan, advance or investment other than to or in its wholly-owned subsidiaries, advances to suppliers in the ordinary course of business consistent with past practice, in each case, that do not exceed the advance received by LaBarge from its customer under the order or contract for which such supplier is providing supplies to LaBarge, or advances in an amount not in excess of $50,000;

•	(i) incur any indebtedness for borrowed money or guarantees thereof other than under existing credit facilities or new indebtedness of up to $50,000 in the aggregate or (ii) amend or refinance any indebtedness other than indebtedness in an amount not to exceed $50,000 in the aggregate;

•	(i) enter into, amend, or terminate any contract that provides for payments to or from LaBarge or any of its subsidiaries in excess of $500,000 over any twelve month period other than with any customer or supplier entered into in the ordinary course of business consistent with past practices or (ii) waive any material right thereunder;

•	terminate, suspend, abrogate, amend or modify in any material respect any material permit;

•	assign, sell, otherwise transfer or grant any license or other rights with respect to any LaBarge intellectual property or fail to prosecute and maintain all patents, registrations and applications included in the LaBarge intellectual property, including by paying any related fees when due;

•	except as required by the merger agreement, applicable laws or existing employee plans or contracts (i) grant, increase or accelerate any severance, termination pay to or benefits to (or amend any existing arrangement with) any of their respective directors, officers or employees; (ii) enter into any employment, deferred compensation or similar agreement (or any amendment to such existing agreement) with any of their respective directors, officers, or employees; (iii) establish, adopt or amend (except as required by applicable law) any collective bargaining arrangement bonus, profit-sharing, thrift, pension, retirement, deferred compensation, severance, compensation, stock option restricted stock other benefit plan or arrangement covering any of their respective existing directors, officers or employees; or (iv) increase or accelerate the compensation, bonus or other benefits payable to any of their respective directors, executives, employees or independent contractors, except, in the case of employees who are not officers, increases that are not material, are made in the ordinary course of business consistent with past practice;

•	make any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Securities Act, as approved by its independent public accountants;

•	settle or compromise any material liability for taxes, amend any material tax return, make or revoke any material tax election, adopt or change any material method of accounting for tax purposes, surrender any right to a claim for refund of material taxes, or change any material tax reporting method policy or procedure;

•	commence any action or settle, or offer or propose to settle, any action or other claim involving or against LaBarge or any of its subsidiaries involving a payment by or to LaBarge or its subsidiaries in excess of $100,000 or that would impose any equitable relief on, or the admission of wrongdoing by, LaBarge;

•	fail to use reasonable best efforts to maintain existing material insurance policies or comparable replacement policies to the extent available for a similar reasonable cost;

•	(i) pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of the merger agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of LaBarge included in all the reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with the SEC or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (ii) cancel any material indebtedness or (iii) waive, release, grant or transfer any right of material value;

•	enter into any material new line of business outside of its existing business;

•	renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of LaBarge or any of its subsidiaries other than as permitted by the fiduciary out provision included in the merger agreement;

•	enter into any new lease or amend the terms of any existing lease with respect the leased real property;

•	purchase, lease or license or make any commitment to purchase, lease or license, any real property or personal property (including any software) or incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, in each case, at a cost in excess of $300,000 for any individual item or $3,000,000 in the aggregate;

•	intentionally take any action (or intentionally omit to take any action) that would, to the knowledge of LaBarge at the time the action is taken, materially and adversely affect Ducommun’s and merger subsidiary’s ability to consummate the Debt Financing;

•	intentionally take any action (or intentionally omit to take any action) that would, to the knowledge of LaBarge at the time the action is taken, result in any of the conditions to the merger not being satisfied; or

•	agree, resolve or commit to take, any of the foregoing actions.

No Solicitation

The merger agreement provides that LaBarge will not, and will cause its subsidiaries and its and their respective officers, directors, employees, investment bankers, attorneys, accountants, consultants, and other authorized agents, advisors or representatives not to, directly or indirectly:

•	solicit, initiate or take any action to facilitate or encourage the submission of any acquisition proposal as defined on page 64;

•	enter into or participate in any discussions or negotiations with, furnish any information relating to LaBarge or any of its subsidiaries or afford access to the business, properties, assets, books or records of LaBarge or any of its subsidiaries to, any party that is seeking to make, or has made, an acquisition proposal; or

•	withdraw or modify in a manner adverse to Ducommun or the merger or publicly propose to withdraw or modify in a manner adverse to Ducommun or the merger the LaBarge board of directors recommendation, or recommend, endorse, adopt or approve or publicly propose to recommend, endorse, adopt or approve an acquisition proposal, grant any waiver or release under any standstill or similar agreement with respect to any voting securities of LaBarge or its subsidiaries, enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement or other similar instrument constituting or relating to an acquisition proposal or resolve, agree or publicly propose to take any of the foregoing actions.

LaBarge has agreed, and agreed to cause its subsidiaries and its and their respective officers, directors, employees and representatives, to cease all activities with any parties with respect to an acquisition proposal existing at the time the merger agreement was entered into.

However, at any time prior to the LaBarge stockholders adopting the merger agreement, LaBarge or the LaBarge board of directors, directly or indirectly through its representatives, may

•	engage in negotiations or discussions with (including, as a part thereof, making any counterproposal or counter offer to) any third party that has made after the date of the merger agreement a superior proposal (as defined on page 65) or a bona fide unsolicited written acquisition proposal that did not arise in connection with any failure of LaBarge to comply with its obligations in the preceding paragraphs and that the LaBarge board of directors believes in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) is reasonably likely to lead to a superior proposal;

•	thereafter furnish to any third party that has made after the date of the merger agreement a superior proposal, nonpublic information relating to LaBarge or any of its subsidiaries pursuant to a confidentiality agreement (with terms no less favorable to LaBarge than those contained in the existing confidentiality agreement between Ducommun and LaBarge) provided that all such information (to the extent that such information has not been previously provided or made available to Ducommun) is provided or made available to Ducommun prior to or substantially concurrently with the time it is provided or made available to such other party;

•	terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its affiliates or representatives is a party with respect to any superior proposal; and

•	make an adverse recommendation change;

but in each case only if the LaBarge board of directors determines in good faith, after consultation with outside legal counsel, that failure to take such action would likely result in a breach of its fiduciary duties under applicable law, taking into account all adjustments to the terms of the merger agreement that may be offered by Ducommun.

The board of LaBarge has agreed that it will not take any of the foregoing actions unless:

•	LaBarge delivers to Ducommun at least three business days prior written notice advising Ducommun that it intends to take such action and specifying the reasons therefore (it being understood that any amendment to the financial terms or any other material term of a superior proposal will require a new two business day period);

•	prior to the expiration of such three business day period (or two business day period, as applicable), Ducommun does not make a proposal to adjust the terms and conditions of the merger agreement that the LaBarge board of directors determines in good faith, after consultation with outside legal counsel and its financial advisors, to be at least as favorable as the superior proposal after giving effect to, among other things the payment of the termination fee to Ducommun; and

•	LaBarge shall continue to advise Ducommun after delivery of such notice of the status and material terms of any discussions and negotiations with the third party.

During the three business day period (or two business day period, as applicable) LaBarge has agreed to, and will cause its financial and legal advisors to, negotiate in good faith (to the extent Ducommun seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by the merger agreement.

In addition, LaBarge has agreed to notify Ducommun promptly (but in no event later than 24 hours) after receipt of any acquisition proposal, any inquiry that would be reasonably expected to lead to an acquisition proposal or of any request for information relating to LaBarge or any of its subsidiaries or for access to the business, properties, assets, books or records of LaBarge or any of its subsidiaries by any third party that to the knowledge of LaBarge, may be considering making, or has made, an acquisition proposal. The notice shall be in writing and shall identify the materials terms and conditions of such acquisition proposal, inquiry or request and shall be accompanied by a copy of any written acquisition proposal and any other relevant transaction documents with respect to such acquisition proposal. LaBarge has agreed to keep Ducommun informed (in writing) in all material respects on a timely basis of the status and details (including within 24 hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such acquisition proposal, request or inquiry, including copies of any additional written inquiries, correspondence and draft documentation.

The merger agreement does not prohibit LaBarge from complying with Rule 14e-2(a) under the Exchange Act or complying with the requirements of Rule 14d-9 under the Exchange Act with regard to an acquisition proposal so long as any action taken or statement made thereunder is in compliance with LaBarge’s non-solicitation obligations.

LaBarge agrees that any violation of the non-solicitation provisions by any representative of LaBarge, whether or not such person is purporting to act on behalf of LaBarge or otherwise, shall be deemed to be a breach by LaBarge. The materiality of any such breach will be determined under applicable law based on the facts and circumstances of any such breach.

If the LaBarge board of directors changes its recommendation, Ducommun would have the right to terminate the merger agreement and be paid a $12,410,000 termination fee. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 70 and “The Merger Agreement — Termination Fees and Expenses” beginning on page 71.

An “acquisition proposal” means any offer or proposal (other than the transactions contemplated by the merger agreement) relating to (i) any acquisition or purchase, direct or indirect of 20% or more of the voting securities of LaBarge, (ii) any tender offer or exchange offer that, if consummated, would result in a third party beneficially owning 20% or more of the voting securities of LaBarge, or (iii) a sale of assets equal to 20% or more of LaBarge’s consolidated assets or a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, joint venture or similar transaction involving LaBarge or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of LaBarge.

An “adverse recommendation change” means withdrawing or modifying in a manner adverse to Ducommun or the merger, or publicly propose to withdraw or modify in a manner adverse to Ducommun or the merger, the recommendation by the LaBarge board of directors, or recommend, endorse, adopt or approve or publicly propose to recommend, endorse, adopt or approve an acquisition proposal.

A “superior proposal” means any unsolicited bona fide, written acquisition proposal for at least 66.67% of the outstanding shares of LaBarge common stock or all or substantially all of the assets of LaBarge and its subsidiaries on terms that the LaBarge board of directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the acquisition proposal would result in a transaction (i) that if consummated, is more favorable to the LaBarge stockholders from a financial point of view than the merger or, if applicable, any binding proposal by Ducommun capable of being accepted by LaBarge, to amend the terms of the merger agreement taking into account all the terms and conditions of the merger agreement and such binding proposal (including the expected timing and likelihood of consummation taking into account any governmental and other approval requirements and any break-up fees and expense reimbursement provisions), (ii) that is reasonably likely to be completed on the terms proposed, taking into account the identity of the person making the proposal, any approval requirements and all other financial, legal and other aspects of such proposal and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the LaBarge board of directors.

Stockholder Meeting and Board Recommendation

Unless the merger agreement has been validly terminated, LaBarge is required to take all reasonable action necessary to convene a meeting of stockholders as promptly as reasonably practicable after this proxy statement is cleared to be mailed by the SEC to consider and vote upon the adoption of the merger agreement and merger. Subject to the provisions of the merger agreement discussed under “The Merger Agreement — Covenants and Agreements — No Solicitation” beginning on page 63, the LaBarge board of directors will recommend that stockholders vote to approve the adoption of the merger and merger agreement. The LaBarge board of directors is required to include such recommendation in this proxy statement, use its commercially reasonable efforts to obtain the required stockholder approval and otherwise comply in all material respects with all legal requirements applicable to such meeting. The LaBarge board of directors is required to publicly reaffirm such recommendation to its stockholders at least two business days prior to the stockholders meeting after a request to do so by Ducommun or merger subsidiary, provided that if LaBarge receives an acquisition proposal and Ducommun requests that LaBarge reaffirm its recommendation less than seven business days prior to the stockholders meeting, LaBarge shall have the right to postpone the stockholders meeting to the seventh business day from the date of Ducommun’s request to reaffirm its recommendation.

Access to Information; Confidentiality

Except under certain circumstances from the date of the merger agreement until the effective time, and subject to applicable law, LaBarge will, and will cause its subsidiaries to, upon reasonable notice and request to:

•	afford to Ducommun, its counsel, financial advisors, auditors, lenders and other authorized representatives, reasonable access during normal business hours to all of their offices, properties, books and records;

•	furnish to Ducommun and its counsel such financial and operating data and other information as such persons may reasonably request and a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities law; and

•	instruct its representatives to cooperate with Ducommun in its investigation.

However, LaBarge is not required to provide Ducommun with any information that, in its good faith judgment, would constitute a waiver of the attorney-client or similar privilege or trade secret protection held by LaBarge or any of its subsidiaries or violate a confidentiality obligation owed to others; provided that LaBarge must make a good faith effort to accommodate Ducommun’s request for access to information. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between Ducommun and LaBarge.

Reasonable Best Efforts; Covenants and Agreements

Ducommun agrees that from and after the date of the merger agreement and until the effective time, except with LaBarge’s prior written consent, it will not, and will cause merger subsidiary not to:

•	intentionally take any action (or intentionally omit to take any action) that would, to the knowledge of Ducommun at the time the action is taken, materially and adversely affect its and merger subsidiary’s ability to consummate the Debt Financing; or

•	intentionally take any action (or intentionally omit to take any action) that would, to the knowledge of Ducommun at the time the action is taken, result in any of the conditions to the merger not being satisfied.

In addition, Ducommun and LaBarge have agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law to consummate the merger in the most expeditious manner possible. This includes:

•	preparing and filing as promptly as practicable with any governmental party or other third party all documentation to effect all necessary filings, notices and other documents;

•	taking all appropriate actions, and doing, or causing to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the merger agreement, including using reasonable best efforts to obtain and maintain all approvals and consents that are necessary, proper or advisable to consummate the merger and to fulfill the conditions to the merger;

•	defending any proceedings threatened or commenced by any governmental authority or arbitrator relating to the transactions contemplated by the merger agreement; and

•	cooperating to the extent reasonable with the other party in its efforts to comply with its obligations under the merger agreement.

In connection with the efforts referenced above to obtain all requisite approvals and authorizations for the transactions contemplated by the merger agreement, Ducommun and LaBarge agreed to make a notification pursuant to the HSR Act as promptly as practicable (and in any event within 15 business days of the date of the merger agreement), and to obtain all other approvals and authorizations required under the HSR Act and any other applicable antitrust law.

In addition, Ducommun has agreed to use its commercially reasonable efforts to take all necessary actions to obtain any approval relating to the HSR Act that is required for the consummation of the merger, which efforts shall include without limitation, the proffer by Ducommun of its willingness to accept an order providing for the divestiture by Ducommun of such of its assets and businesses as are necessary to fully consummate the transactions contemplated by the merger agreement, and an offer to hold separate such assets and businesses pending such divestiture.

For additional information on the regulatory consents and approvals required to be obtained, see “The Merger — Regulatory Approvals Required for the Merger” beginning on page 48.

Certain Other Filings

Ducommun and LaBarge shall cooperate with each other (i) in connection with the preparation of this proxy statement, (ii) in determining whether any action by, or filing with, any governmental authority is required, or any action, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by the merger agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with this proxy statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Indemnification and Insurance

The merger agreement contains provisions relating to the indemnification of and insurance for LaBarge’s and its affiliates’ current and former directors, officers, trustees, members and fiduciaries. For a period of six years following the effective time, Ducommun shall cause the surviving corporation to, indemnify and hold harmless each current and former director, officer, trustee, member or fiduciary of LaBarge and its affiliates, against any costs or expenses (including advancing reasonable attorneys’ fees and expenses upon receipt of an undertaking to repay such amount if it shall be ultimately determined that the indemnified person is not entitled to be indemnified), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the effective time, to the fullest extent permitted by Delaware law or any other applicable law or provided under LaBarge’s organizational documents in effect on the date of the merger agreement, subject to any limitation imposed under applicable law.

All rights in existence under LaBarge’s organizational documents on the date of the merger agreement regarding elimination of liability of directors, indemnification and exculpation of officers, directors and employees and advancement of expenses to them shall survive the merger for a period of six years from the effective time.

Ducommun shall cause the surviving corporation to, maintain for a period of six years after the effective time D&O insurance in respect of acts or omissions occurring prior to the effective time covering each indemnified person on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement. Alternatively, LaBarge may purchase such “tail policy” at its option prior to the effective time and pay the premium due thereon when due, provided that the surviving corporation shall not be obligated to pay annual premiums in the aggregate in excess of $250,000 provided that, if the annual premiums of such insurance coverage exceed such amount, the surviving corporation shall provide a policy with the greatest coverage available for such amount.

Employee Benefits Matters

Ducommun will use commercially reasonable efforts to during the period commencing on the effective date and ending on December 31, 2011, waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such current LaBarge employees under any employee benefit plan in which such employees will be eligible to participate following the effective time. Ducommun will also use commercially reasonable efforts to credit the former LaBarge employees for their prior service with LaBarge under the new employee benefit plans in which the employees are eligible to participate. Credit will be given to the same extent such service was credited under the similar LaBarge employee benefit plans for purposes of eligibility to participate and vesting under those plans, but not for purposes of benefit accrual. No credit will be given to the extent it would result in the duplication of benefits for the same period of service.

Financing Matters

In the merger agreement, Ducommun and merger subsidiary have agreed to use their reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter. See “The Merger — Financing Relating to the Merger” beginning on page 49.

Ducommun and merger subsidiary may not amend, replace or supplement the Debt Commitment Letter if such amendment, modification or waiver:

•	imposes any additional conditions precedent or expands upon the conditions precedent to the financing as set forth in the Debt Commitment Letter;

•	adversely impacts the rights of Ducommun or merger subsidiary to enforce its rights against the other parties to the Debt Commitment Letter; or

•	prevents or impedes or delays the consummation of the merger or the other transactions contemplated by the merger agreement.

Ducommun has advised LaBarge that it is expected that on or before the date on which the merger is consummated, senior unsecured notes will be issued and sold in a public offering or in reliance on Rule 144A and Regulation S of the Securities Act in lieu of a portion or all of bridge financing described above. The merger agreement provides for a marketing period for such notes prior to the closing of the merger.

A “marketing period” means the period of 35 consecutive calendar days commencing on the later of the date that both (i) Ducommun shall have received the Required Information (as defined in the merger agreement) from LaBarge and (ii) LaBarge has mailed to you this proxy statement; provided, that to the extent Ducommun receives the Required Information prior to the date that this proxy statement is mailed to you, such 35 day period shall be reduced, but not by more than ten days, by the number of days in advance of such mailing date that the Required Information is delivered to Ducommun and provided, further, that (A)(1) throughout and at the end of such 35 day period the Required Information shall at all times remain compliant with applicable provisions of Regulation S-X and Regulation S-K under the Securities Act, (2) throughout and at the end of such 35 day period nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Ducommun and merger subsidiary under the merger agreement to fail to be satisfied assuming the consummation of the merger were to be scheduled for any time during such 35 consecutive calendar day period and (3) at the end of such 35 day period the conditions to the obligations of LaBarge, Ducommun and merger subsidiary under the merger agreement shall be satisfied; provided, that such 35 consecutive calendar day period must (x) end on or prior to June 30, 2011, (y) begin on or after July 5, 2011 and end on or prior to August 19, 2011 or (z) begin on or after September 3, 2011; provided, further, that if LaBarge has mailed this proxy statement to you on or prior to June 21, 2011 and the Required Information is delivered by June 18, 2011, the marketing period will be reduced to 15 consecutive business days solely for the period beginning on July 5, 2011 and ending on July 25, 2011, (B) the marketing period shall end on any earlier date that is the date on which the Debt Financing, including the anticipated offering of senior unsecured notes but excluding any portion of the Debt Financing that resulted from Ducommun’s use of bridge financing described above, is consummated and (C) the marketing period shall not be deemed to have commenced if prior to the completion of such marketing period certain events, as set forth in the merger agreement, have occurred, including (i) the withdrawal by LaBarge’s auditors with respect to any financial statements contained in the LaBarge’s most recently filed audited financial statements contained in the Required Information, (ii) the issuance by LaBarge of a public statement indicating that it is restating, or intends to restate, certain of its historical financial statements and (iii) if LaBarge is delinquent in filing any form 10-Q or form 10-K.

Additional Agreements

The merger agreement contains additional agreements between Ducommun and LaBarge relating to, among other things:

•	that LaBarge shall not settle any stockholder litigation relating to the merger agreement without Ducommun’s prior written consent (not to be unreasonably withheld, delayed or conditioned) and shall use reasonable best efforts to keep Ducommun informed with respect to such litigation;

•	notifying the other party of any event notice from any governmental authority in connection with the transactions contemplated by the merger agreement;

•	requiring the parties to consult with each other regarding public announcements; and

•	ensuring exemption of certain transactions by LaBarge directors and officers in connection with the merger under Rule 16b-3 of the Exchange Act.

Conditions to Completion of the Merger

Conditions to Each Party’s Obligations

The obligations of each of Ducommun, LaBarge and merger subsidiary to complete the merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the merger of the following conditions:

•	the adoption of the merger agreement by the LaBarge stockholders;

•	the expiration or termination of the waiting periods applicable to the consummation of the merger under the HSR Act;

•	the absence of any pending or threatened action by any governmental authority, having a reasonable likelihood of success, to (i) challenge or make illegal or otherwise prohibit or materially delay the consummation of the merger or any of the other transactions contemplated by the merger agreement, or to make materially more costly the merger, or to obtain from LaBarge, Ducommun or merger subsidiary any damages that are material in relation to LaBarge and its subsidiaries taken as a whole, (ii) to prohibit or limit the ownership, operation or control by LaBarge, Ducommun or any of their respective subsidiaries of any material portion of their respective business or assets, or to compel LaBarge, Ducommun or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of LaBarge, Ducommun or any of their respective subsidiaries or (iii) to impose limitations on the ability of Ducommun to acquire or hold, or exercise full rights of ownership of, any shares; and

•	no applicable law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits the consummation of the merger.

Conditions to Obligations of Ducommun and Merger Subsidiary

The obligations of each of Ducommun and merger subsidiary to complete the merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the merger of the following conditions:

•	LaBarge must have performed in all material respects all of its obligations under the merger agreement that are required to be performed by it at or prior to the effective time of the merger;

•	the representations and warranties of LaBarge relating to corporate existence and power, corporate authorization, non-contravention, capitalization, SEC filings, absence of certain changes and antitakeover statutes must be true and correct in all respects;

•	the representations and warranties of LaBarge relating to certain regulatory matters must be true and correct in all material respects;

•	all other representations and warranties of LaBarge (disregarding all qualifications or limitations as to “materially,” “material adverse effect” and words of similar import set forth therein) must be true and correct in all respects at and as of the date of the merger agreement and as of the effective time as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on LaBarge;

•	Ducommun must have received a certificate signed by the chief executive officer or chief financial officer of LaBarge certifying the satisfaction of the conditions described in the previous four bullets;

•	since the date of the merger agreement, there has not occurred and there is not continuing as of the effective time any event, change or circumstance that has had a material adverse effect on LaBarge; and

•	the staff of the SEC shall not have rejected or expressly disapproved any of the material terms or conditions of that certain Offer of Settlement of LaBarge, Inc. executed by LaBarge on March 18, 2011.

Conditions to LaBarge’s Obligations

The obligations of LaBarge to complete the merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the merger of the following conditions:

•	each of Ducommun and merger subsidiary must have performed in all material respects all of their obligations under the merger agreement that are required to be performed by them at or prior to the effective time of the merger;

•	the representations and warranties of Ducommun contained in the merger agreement must be true and correct (disregarding all qualifications or limitations as to “materially,” “material adverse effect” and words of similar import set forth therein) at the date of the merger agreement and as of the effective time as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected, individually or in the aggregate, to materially delay or impair the ability of Ducommun or merger subsidiary to consummate the transactions contemplated by the merger agreement on a timely basis; and

•	LaBarge must have received a certificate signed by the chief executive officer or chief financial officer of Ducommun certifying the satisfaction of the conditions described in the previous two bullets.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time before the effective time, whether or not the LaBarge stockholders have adopted the merger agreement:

•	by mutual written agreement of Ducommun and LaBarge;

•	by either Ducommun or LaBarge if:

•	the merger has not been consummated on or before September 30, 2011 (the “end date”), unless the breach of the merger agreement by the party seeking to terminate resulted in the failure to consummate the merger by the end date;

•	any applicable law, judgment or decree that makes consummation of the merger illegal or otherwise prohibited or enjoins consummation of the merger and such enjoinment has become final and non-appealable, provided that the party seeking to terminate has used all reasonable best efforts to prevent, oppose or remove such applicable law; or

•	the adoption of the merger agreement by the LaBarge stockholders was not obtained at the LaBarge stockholder meeting (or adjournment or postponement of the meeting);

•	by Ducommun if:

•	LaBarge breaches its representations or warranties or fails to perform any covenants or agreements set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of LaBarge or compliance by LaBarge with its obligations under the merger agreement not to be satisfied and such breach is not cured by the earlier of the end date or 30 days after the receipt of written notice thereof, provided that, at the time of the delivery of written notice of breach, Ducommun is not in material breach of its obligations under the merger agreement;

•	the LaBarge board of directors has effected an adverse recommendation change;

•	LaBarge materially breaches its non-solicitation obligations;

•	the LaBarge board of directors fails to publicly reaffirm its recommendation within 10 business days of a request by Ducommun that it do so, or at least two business days prior to the LaBarge stockholder meeting after a request to do so by Ducommun or merger subsidiary;

•	LaBarge or the board of directors of LaBarge (or any committee thereof) approve or recommend, or cause or permit LaBarge to enter into, an alternative acquisition agreement relating to an acquisition proposal; or

•	LaBarge or the board of directors of LaBarge (or any committee thereof) formally resolve or publicly authorize or publicly propose to take any of the foregoing actions.

•	by LaBarge if:

•	Ducommun breaches its representations or warranties or fails to perform any covenants or agreements set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of Ducommun or compliance by Ducommun with its obligations under the merger agreement not to be satisfied and such breach is not cured by the earlier of the end date or 30 days after the receipt of written notice thereof, provided that, at the time of the delivery of written notice of breach, LaBarge is not in material breach of its obligations under the merger agreement; or

•	the LaBarge board of directors authorizes LaBarge, subject to complying with the terms of the merger agreement, to enter into a written definitive agreement concerning a superior proposal provided that LaBarge shall have paid to Ducommun the termination fee discussed under “The Merger Agreement — Termination Fees and Expenses” beginning on page 71.

Termination Fees and Expenses

Termination Fees Payable by LaBarge

LaBarge has agreed to pay Ducommun a termination fee of $12,410,000 if any of the following payment events occur:

•	Ducommun terminates the merger agreement due to the LaBarge board of directors having made an adverse recommendation change;

•	Ducommun terminates the merger agreement after LaBarge or the board of directors of LaBarge (or any committee thereof) approves or recommends, or causes or permits LaBarge to enter into, an alternative acquisition agreement relating to an acquisition proposal;

•	Ducommun terminates the merger agreement after LaBarge or the board of directors of LaBarge (or any committee thereof) fails publicly to reaffirm its recommendation of the merger within 10 business days after a request at any time to do so by Ducommun, or at least two business days prior to LaBarge stockholder meeting after a request to do so by Ducommun or merger subsidiary;

•	Ducommun terminates the merger agreement due to LaBarge having materially breached the non-solicitation provisions set forth in the merger agreement;

•	Ducommun terminates the merger agreement after LaBarge or the board of directors of LaBarge (or any committee thereof) formally resolves or publicly authorizes or publicly proposes to take any of the actions set forth in the preceding four bullet points;

•	LaBarge terminates the merger agreement after the board of directors of LaBarge authorizes LaBarge, subject to complying with the terms of merger agreement, to enter into a written definitive agreement concerning a superior proposal;

•	LaBarge or Ducommun terminates because the stockholders of LaBarge have did not adopt the merger agreement at the stockholder meeting held for such purpose and prior to such termination, an acquisition proposal shall have been made to LaBarge and within 18 months following the date of such termination LaBarge enters into a definitive agreement with respect an acquisition proposal or recommends or submits an acquisition proposal to its stockholders;

•	LaBarge or Ducommun terminates because the merger has not been consummated on or before September 30, 2011 and prior to such termination, an acquisition proposal shall have been made to LaBarge and within 18 months following the date of such termination LaBarge enters into a definitive agreement with respect an acquisition proposal or recommends or submits an acquisition proposal to its stockholders; or

•	Ducommun terminates because LaBarge intentionally and materially breaches its representations or warranties or fails to perform any covenant or agreement set forth in the merger agreement, which breach or failure would cause the conditions to the closing relating to the accuracy of the representations and warranties of LaBarge or compliance by LaBarge with its obligations under the merger agreement not to be satisfied and such breach, if curable, is not cured by the earlier of the end date or 30 days after the receipt of written notice thereof or is incapable of being cured, provided that, at the time of the delivery of written notice of breach, Ducommun is not in material breach of its obligations under the merger agreement, and prior to such termination, an acquisition proposal shall have been made to LaBarge and within 18 months following the date of such termination LaBarge enters into a definitive agreement with respect an acquisition proposal or recommends or submits an acquisition proposal to its stockholders.

For purposes of the last three bullet points, all references to 20% in the definition of “acquisition proposal” shall be deemed instead to be 50%.

In addition, in the event LaBarge stockholders fail to adopt the merger agreement and a termination fee is not otherwise payable to Ducommun, LaBarge has agreed to reimburse the reasonable out-of-pocket expenses and fees (including all fees and expenses of advisors) incurred by Ducommun and its affiliates in connection with the merger agreement, the financing of the merger and transactions contemplated by the merger agreement by Ducommun, merger subsidiary and their affiliates up to $5,000,000.

Expenses

In general, each of Ducommun and LaBarge will bear its own expenses in connection with the merger agreement and the related transactions, except Ducommun and LaBarge shall equally bear the filing fees of the filings made under applicable antitrust laws.

Specific Performance; Damages

The parties shall be entitled to an injunction to prevent breaches of the merger agreement or to enforce specifically the performance of the merger agreement. Ducommun and LaBarge have also agreed that damages of a party shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party and its stockholders.

Amendments and Waivers

The merger agreement may be amended or waived at any time prior to the effective time by an instrument in writing signed on behalf of each of the parties in the case of an amendment and by each party to whom the waiver is to be effective in the case of a waiver. However, after the adoption of the merger agreement at the LaBarge special meeting, there will be no amendment to the merger agreement that pursuant to Delaware Law requires further approval of the stockholders of Ducommun or stockholders of LaBarge, as the case may be, without such further approval.

The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

Rights Agreement Amendment

In connection with the merger, LaBarge and Registrar and Transfer Company (the “Rights Agent”) entered into an Amendment No. 2 (the “Rights Amendment”) to the Rights Agreement, dated as of

November 8, 2001, by and between LaBarge and UMB Bank, N.A. (as succeeded by the Rights Agent), as amended (the “Rights Agreement”). The Rights Amendment provides that none of the merger, the announcement, approval, adoption, execution, delivery or performance of the merger agreement, or the consummation of any other transaction specifically contemplated by the merger agreement, will (i) cause Ducommun, merger subsidiary, or any of their respective affiliates or associates to be deemed to be the beneficial owner of 15% or more of the common shares then outstanding, or an “Acquiring Person,” (as defined therein) (ii) cause (A) the date upon which the rights will be separately certificated and transferable, or the “Distribution Date” (as defined therein) to occur or (B) the date upon which a person has become an Acquiring Person or such earlier date as the majority of the board of directors becomes aware of the existence of an Acquiring Person, or the “Stock Acquisition Date” (as defined therein) to occur, or (iii) trigger an adjustment of purchase price, number of shares or number of rights as described in the Rights Agreement or constitute a consolidation, merger or sale or transfer of assets or earning power for purposes of the Rights Agreement. The Rights Amendment further provides that the effective time of the merger triggers the “expiration date” (as defined in the Rights Agreement).

The foregoing description of the Rights Amendment is not complete and is qualified in its entirety by reference to the Rights Amendment, a copy of which is attached hereto as Annex F and incorporated herein by reference.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

LaBarge expects to hold an annual meeting in 2011 only if the merger is not completed. The deadline for submitting a stockholder proposal to LaBarge for inclusion in the LaBarge proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for LaBarge’s 2011 annual meeting of stockholders is June 17, 2011. However, if the date of LaBarge’s 2011 annual meeting is more than 30 days after November 17, 2011, the proposal must be received, to be included in LaBarge proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act, a reasonable time before LaBarge begins to print and mail its proxy materials.

All proposals and director nominations, including any accompanying supporting statement, should be addressed to LaBarge’s Corporate Secretary, 9900 Clayton Road, St. Louis, Missouri 63124.

Householding.  If any LaBarge stockholder who agreed to householding wishes to promptly receive a separate copy of this proxy statement, or, if applicable, a separate proxy statement and annual report in the future (or, if multiple LaBarge stockholders sharing an address wish to receive a single set of reports in the future), he or she may telephone toll free (314) 997-0800, or write to LaBarge, 9900 Clayton Road, St. Louis, Missouri 63124, Attention: Corporate Secretary. LaBarge stockholders holding LaBarge shares in “street name” should contact their banks or brokers to request information about householding.

WHERE YOU CAN FIND MORE INFORMATION

LaBarge files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that LaBarge has filed with the SEC at the SEC’s Public Reference Room located at:

100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

LaBarge’s SEC filings are also available for free to the public on the SEC’s internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. LaBarge’s SEC filings are also available for free to the public on LaBarge’s website, www.labarge.com. Information contained on LaBarge’s website is not incorporated by reference into this proxy statement, and you should not consider information contained on those websites as part of this proxy statement.

LaBarge incorporates by reference into this proxy statement the documents listed below, and any filings LaBarge make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement until the LaBarge special meeting shall be deemed to be incorporated by reference into this proxy statement. The information incorporated by reference is an important part of this proxy statement. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Reports on Form 8-K filed on: September 2, 2010; September 3, 2010; September 8, 2010; September 21, 2010; November 4, 2010; November 17, 2010; November 18, 2010; January 4, 2011; January 13, 2011; February 3, 2011; February 14, 2011; March 18, 2011; April 4, 2011; April 6, 2011; and May 5, 2011.

Report on Form 8-K/A filed on April 4, 2011.

Report on Form 10-Q filed on: November 5, 2010; February 4, 2011; and May 6, 2011.

Report on Form 10-K filed on September 3, 2010.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF LABARGE COMMON STOCK AT THE LABARGE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 23, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Annex A

AGREEMENT AND PLAN OF MERGER
dated as of
April 3, 2011
among
DUCOMMUN INCORPORATED,
DLBMS, INC.
and
LABARGE, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of April 3, 2011 among Ducommun Incorporated, a corporation organized and existing under the laws of Delaware (“Parent”), DLBMS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary”) and LaBarge, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Boards of Directors of Parent, Merger Subsidiary and the Company have approved and declared advisable this Agreement and the Merger (as defined below), on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain stockholders of the Company are entering into an agreement pursuant to which each such Person has agreed, among other things, to vote the shares of Company Capital Stock held by such Person in favor of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01  Definitions.  As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer or proposal (other than an offer or proposal by Merger Subsidiary or Parent) relating to (A) any acquisition or purchase, direct or indirect, of 20% or more of the voting securities of the Company, (B) any tender offer or exchange offer that, if consummated, would result in a Third Party beneficially owning 20% or more of the voting securities of the Company, or (C) a sale of assets equal to 20% or more of the Company’s consolidated assets, or a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“AMEX” means the NYSE Amex LLC.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, its Subsidiaries or any of their respective assets, as the same may be amended from time to time unless expressly specified otherwise herein.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended June 27, 2010.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the fiscal quarter ended January 2, 2011.

“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of January 2, 2011 and the footnotes thereto set forth in the Company 10-Q.

“Company Balance Sheet Date” means January 2, 2011.

“Company Common Stock” means the common stock, $.01 par value, of the Company.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company Owned Intellectual Property” means all Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries and includes all Intellectual Property listed on Section 4.17 of the Company Disclosure Schedule.

“Company Restricted Share” means each restricted share of Company Common Stock issued under the 2004 LTIP in settlement of Performance Units, and each other share of Company Common Stock outstanding as of the Effective Time that is subject to vesting conditions. For avoidance of doubt, the term “Company Restricted Share” shall not refer to or include any Performance Unit prior to its conversion into restricted shares of Company Common Stock.

“Company Rights” means the preferred share purchase rights issued pursuant to the Company Rights Agreement.

“Company Rights Agreement” means the Rights Agreement dated November 8, 2001 between the Company and Registrar and Transfer Company, as amended.

“Contract” any oral or written contract, agreement, obligation, commitment, arrangement, instrument, permit, lease, license, bond, debenture, note, mortgage, indenture, guarantee, purchase or sale order or other commitment, instrument, understanding, undertaking, concession or franchise (in each case, including all amendments thereto).

“Delaware Law” means the Delaware General Corporation Law, as amended.

“Environmental Law” means any Applicable Law relating to (i) the control of any potential Hazardous Substance or protection of the air, water or land, (ii) solid, gaseous or liquid waste generation or the handling, treatment, storage, disposal or transportation of a Hazardous Substance, (iii) human health and safety with respect to exposures to and management of Hazardous Substances, or (iv) the environment.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities required by Environmental Laws and affecting, or relating to, the business of the Company or any of its Subsidiaries as conducted as of the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Facilities” means the facilities, Improvements, buildings, transportation, and storage facilities and other structures that are located on Leased Real Property or Owned Real Property and all fixtures attached or appurtenant thereto or located thereon, and all licenses, privileges and rights relating to the foregoing (other than those included in the Leased Real Property or Owned Real Property), in each case to the extent predominately used in the operation of the Company’s business.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority.

“Hazardous Substance” means any chemical, substance, waste or material listed or defined as a “pollutant”, “contaminant”, “toxic,” “radioactive”, “ignitable”, “corrosive”, “reactive”, or “hazardous” and regulated by a Governmental Authority under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” shall mean (i) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (collectively, “Marks”); (ii) inventions and discoveries, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person (the “Trade Secrets”); (iv) writings and other tangible works, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and (v) moral rights, database rights, design rights, industrial property rights, publicity rights and privacy rights.

“IT Assets” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries pursuant to written agreement (excluding any public networks).

“knowledge of the Company” means the actual knowledge of the Company’s officers.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, option, right of first refusal or other adverse right of any kind (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Material Adverse Effect” means with respect to any Person, any change, effect, development or event that (a) has or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole or (b) materially impairs the ability of such Person and its Subsidiaries to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so; provided, however, that, subject to the last proviso of this sentence, in the case of clause (a) only, no changes, effects, developments or events resulting from, arising out of, or attributable to, any of the following shall be deemed to be or constitute a “Material Adverse Effect” or be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (A) any changes, effects, developments or events in the economy or the financial, credit or securities markets in general (including changes in interest or exchange rates), (B) any changes, effects, developments or events in the industries in which such Person and its Subsidiaries operate, (C) any changes, effects, developments or events resulting from the announcement or pendency of the transactions contemplated by this Agreement, the identity of Parent or the performance or compliance with the terms of this Agreement (including, in each case, any loss of customers, suppliers or employees or any disruption in business relationships), (D) any failure, in and of itself, of such Person to meet internal forecasts, budgets or financial projections or fluctuations, in and of themselves, in the trading price or volume of such Person’s common stock (it being understood that the facts, event, circumstances or occurrences giving rise or contributing to such failure or fluctuations may be deemed to be, constitute, or be taken into account when determining the occurrence of, a Material Adverse Effect), (E) acts of God, natural disasters, calamities, national or international political or social conditions, including the engagement by any country in hostility (whether commenced before, on or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence of a military or terrorist attack, or (F) any changes in Applicable Law or GAAP (or any interpretation thereof); provided further, however, that, with respect to clauses (A), (B), (E), and (F), the impact of such changes, effects, developments or events is not materially and disproportionately adverse to such Person and its Subsidiaries.

“Multiemployer Plan” means any “multiemployer plan,” as defined in Section 3(37) of ERISA.

“Occupational Safety and Health Law” means the federal Occupational Safety and Health Act of 1970, as amended, 20 U.S.C. §§ 651 et seq. and enforcement policies thereunder, and any similar state or local law.

“Occupational Safety and Health Liabilities” means cost, damage, expense, liability, obligation, or other responsibility consisting of or relating to (a) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, remedial costs, and expenses arising under Occupational Safety and Health Law; (b) financial responsibility for corrective action, including without limitation any investigation, or abatement action including but not limited to engineering or administrative controls, or the use of required personal protective equipment, required by applicable Occupational Safety and Health Law, or by any final judgment, decree, or order of any applicable occupational safety and health jurisdiction pursuant to Occupational Safety and Health Law; and (c) any other compliance, corrective, or remedial measures required under Occupational Safety and Health Law.

“Organizational Documents” means (i) with respect to any entity that is a corporation, such corporation’s certificate or articles of incorporation and bylaws, (ii) with respect to any entity that is a limited liability company, such limited liability company’s certificate or articles of formation and operating agreement, and (iii) with respect to any other entity, such entity’s organizational or charter documents.

“Performance Unit” means each unit issued under the 2004 LTIP that vests based upon the level of achievement of pre-determined performance objectives.

“Permitted Liens” shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due; (iii) Liens to secure obligations to landlords, lessors or renters under leases or rental agreements or underlying leased property; (iv) Liens imposed by Applicable Law; (v) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) Liens that do not materially detract from the value or materially interfere with the present use of the property or asset subject thereto or affected thereby; (viii) Liens the existence of which are specifically disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Documents and (ix) Liens on Company Owned Intellectual Property recorded at the United States Patent and Trademark Office.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Severance Agreements” means those certain Executive Severance Agreements entered into by and between the Company and each of Messrs. LaBarge, Buschling, Nonnenkamp, and Parmley, and Ms. Huber, executed January 11, 2005, and Mr. Bitner, executed August 22, 2007, each as subsequently amended.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act and the rules of the SEC thereunder, other than Parent, the Company or any Affiliate of Parent.

“WARN Act” means the U.S. Worker Adjustment and Retraining Notification Act and any state or local equivalent.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

1993 Option Plan	Section 4.05(a)
1995 Option Plan	Section 4.05(a)
1999 Option Plan	Section 4.05(a)
2004 LTIP	Section 4.05(a)
Action	Section 4.12
Adverse Recommendation Change	Section 6.02(a)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.02(a)
Antitrust Filings	Section 8.02(b)
Available Financing	Section 8.09(a)
Bid	Section 4.25(a)
Bridge Financing	Section 5.06(a)
Certificate	Section 2.02(a)
Certificate of Merger	Section 2.01(c)
Closing	Section 2.01(b)
Closing Date	Section 2.01(b)
Commitment Letter	Section 5.06(a)
Company	Preamble
Company Board Recommendation	Section 4.02(b)
Company Capital Stock	Section 4.05(a)
Company Employees	Section 4.16(m)
Company Government Contract	Section 4.25(a)
Company Government Subcontract	Section 4.25(a)
Company Material Contract	Section 4.14
Company Payment Event	Section 11.04(b)
Company Permits	Section 4.13
Company Preferred Stock	Section 4.05(a)
Company Proxy Statement	Section 4.09
Company SEC Documents	Section 4.07(a)
Company Securities	Section 4.05(b)

Term	Section

Company Software	Section 4.17(a)
Company Stock Option	Section 2.05(a)
Company Stockholder Approval	Section 4.02(a)
Company Stockholder Meeting	Section 8.01
Company Subsidiary Securities	Section 4.06(b)
Company Termination Fee	Section 11.04(a)
Confidentiality Agreement	Section 6.03(a)
Current Employees	Section 5.11
D&O Insurance	Section 7.04(c)
Dissenting Shares	Section 2.04
Effective Time	Section 2.01(c)
Employee Plans	Section 4.16(a)
End Date	Section 10.01(b)(i)
Engagement Letter	Section 5.06(a)
ESPP	Section 2.05(b)
Fee Letter	Section 5.06(a)
Filed Company SEC Documents	Article 4
Financing	Section 5.06(a)
Financing Sources	Section 8.09(a)
High-Yield Financing	Section 5.06(a)
Improvements	Section 4.18
Inbound Licenses	Section 4.17(b)
Indebtedness	Section 6.01(h)
Indemnified Person	Section 7.04(a)
Intellectual Property Agreements	Section 4.17(b)
Internal Controls	Section 4.07(f)
Leased Real Property	Section 4.18
Lender	Section 5.06(a)
Marketing Period	Section 8.09(a)
Marks	Section 1.01
Merger	Section 2.01(a)
Merger Consideration	Section 2.02(a)
Merger Subsidiary	Preamble
Order	Section 4.12
Outbound Licenses	Section 4.17(b)
Owned Real Property	Section 4.18
Parent	Preamble
Parent Expenses	Section 11.04(b)
Parent Plans	Section 7.05(b)
Paying Agent	Section 2.03(a)
Payment Fund	Section 2.03(a)
Representatives	Section 6.02(a)
Required Governmental Authorizations	Section 4.03
Required Information	Section 8.09(b)

Term	Section

Section 409A	Section 2.05(c)
Significant Customer	Section 4.24(a)
Significant Supplier	Section 4.24(b)
Solvent	Section 5.06(b)
Stock Plans	Section 4.05(a)
Superior Proposal	Section 6.02(c)
Surviving Corporation	Section 2.01(a)
Tax Return	Section 4.15(n)
Taxes	Section 4.15(m)
Taxing Authority	Section 4.15(m)
Trade Secrets	Section 1.01
Uncertificated Share	Section 2.02(a)
Unvested Cash Right	Section 2.05(c)

Section 1.02  Other Definitional and Interpretative Provisions.  The words “hereof ”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Except as the context may otherwise require, references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. Any dollar threshold set forth herein shall not be used as a benchmark for determination of what is “material” or a “Material Adverse Effect” or any phrase of similar import under the Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party.

ARTICLE 2

THE MERGER

Section 2.01  The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in St. Louis, Missouri at the offices of Armstrong Teasdale LLP, 7700 Forsyth Blvd., Suite 1800, St. Louis,

Missouri 63105, as soon as possible, but in any event no later than two Business Days after the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, that is the earlier of (a) any Business Day during the Marketing Period as may be specified by Parent on no less than three Business Days’ prior notice to the Company and (b) the final day of the Marketing Period, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the “Closing Date”); provided, that notwithstanding the satisfaction or waiver of the conditions set forth in Article 9, this Agreement may be terminated pursuant to and in accordance with Section 10.01 such that the parties shall not be required to effect the Closing, regardless of whether the final day of the Marketing Period shall have occurred prior to such termination.

(c) Upon the Closing, the Company and Merger Subsidiary shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as permitted by Delaware Law as Parent and the Company shall agree and shall be specified in the Certificate of Merger).

(d) The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.02  Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of Parent or Merger Subsidiary:

(a) except as otherwise provided in Section 2.02(b) or Section 2.04, each share of Company Common Stock (including each Company Restricted Share) outstanding immediately prior to the Effective Time (together with the Company Rights attached to each such share), shall be converted into the right to receive $19.25 in cash, without interest (such per share amount, the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) and each uncertificated share of Company Common Stock (an “Uncertificated Share”) which immediately prior to the Effective Time was registered to a holder on the stock transfer books of the Company, shall thereafter represent only the right to receive the Merger Consideration. For avoidance of doubt, no Merger Consideration shall be paid under this Section 2.02(a) on account of any Performance Unit or any right or security into which such Performance Unit converts as a result of the transactions contemplated by this Agreement, and the settlement of Performance Units hereunder shall be governed solely by the provisions of Section 2.05 hereof.

(b) each share of Company Common Stock held by the Company or any of its Subsidiaries or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time together with the Company Rights attached to each such share shall be canceled, and no payment shall be made with respect thereto; and

(c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.03  Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company that is reasonably satisfactory to the Company (the “Paying Agent”) for the purpose of paying the Merger Consideration to the holders of Company Common Stock and shall enter into a Paying Agent Agreement with the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause Merger Subsidiary to deposit, with the Paying Agent, for the benefit (from and after the Effective Time) of the holders of shares of Company Common Stock, for payment in accordance with this Section 2.03 through the Paying Agent, cash sufficient to pay the aggregate Merger Consideration pursuant to Section 2.02. All cash deposited with the Paying Agent pursuant to this Section 2.03(a) shall herewith be referred to as the “Payment Fund”. Promptly after the Effective Time (and in any event within two Business Days following the Closing Date), Parent shall send, or shall cause the Paying Agent to send, to each Person who was, immediately prior to the Effective Time, a holder of record of shares of Company Common Stock entitled to receive payment of the Merger Consideration pursuant to Section 2.02(a) a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in such payment.

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

(d) The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates or Uncertificated Shares are presented to Parent, the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and converted into the right to receive only the Merger Consideration to the extent provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Common Stock six (6) months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.04  Dissenting Shares.  Notwithstanding any provision in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Section 262 of Delaware Law (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. From and after the Effective Time, a holder of Dissenting Shares shall not have, and shall not be entitled to exercise, any of the voting rights or other rights of a holder of shares of the Surviving Corporation. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal under Section 262 of Delaware Law, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.05  Stock Options and Other Equity Awards.

(a) Options.  At the Effective Time, each outstanding Company Stock Option under any Stock Plan, including without limitation the 1993 Option Plan, the 1995 Option Plan and the 1999 Option Plan, whether or not then exercisable or vested, shall become fully vested and be cancelled in exchange for the right to receive, within ten (10) Business Days after the Effective Time, an amount in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock under such Company Stock Option, less any applicable taxes required to be withheld with respect to such payment. As used herein, the term “Company Stock Option” shall mean any outstanding option to purchase shares of capital stock of the Company under any Stock Plan. As of the Effective Time, all Company Stock Options shall no longer be outstanding and shall automatically cease to exist and shall become only the right to receive the option consideration described in this Section 2.05(a), and, without limiting the foregoing, the Board of Directors of the Company or the appropriate committee thereof shall take all necessary action to effect such cancellation, including but not limited to adopting any required amendment to any of the Stock Plans, and obtaining any required participant consents.

(b) Employee Stock Purchase Plan.  As soon as practicable following the date of this Agreement, the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company will adopt such resolutions and take such other reasonable actions as may be required to provide that with respect to the Company’s Employee Stock Purchase Plan (the “ESPP”): (A) participants in the ESPP may not alter their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the ESPP), (B) no offering period will be commenced after the date of this Agreement (it being understood that the current offering(s) in progress as of the date hereof shall continue, and shares of Company Common Stock shall be issued to participants thereunder on the next currently scheduled purchase date thereunder occurring after the date hereof as provided under, and subject to the terms and conditions of, the ESPP), (C) in accordance with the terms of the ESPP, any offering in progress as of the Effective Time shall be shortened, and the “Offering Termination Date” (as defined in the ESPP) shall be the Business Day immediately preceding the Effective Time, (D) each then outstanding option under the ESPP shall be exercised automatically on such Offering Termination Date, (E) the ESPP shall be terminated effective immediately prior to the Effective Time and (F) the amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares of capital stock of the Company in accordance with the ESPP, be refunded to such participant as promptly as practicable following the Effective Time (without interest). Notwithstanding any restrictions on transfer of stock in the ESPP, the treatment in the Merger of any stock purchased pursuant to the ESPP as described under this provision shall be in accordance with Section 2.02(a).

(c) Performance Units.  At the Effective Time, the performance objectives underlying all Performance Units that are outstanding as of immediately prior to the Effective Time shall be deemed to be achieved at the maximum level, pursuant to the terms of the 2004 LTIP as described in Section 4.27, as amended prior to the date upon which the Company’s Board of Directors approved this Agreement. At such time, such Performance Units shall not be converted into Company Restricted Shares, but rather shall be converted into the unvested right (the “Unvested Cash Right”) to receive, upon vesting, an amount in cash equal to (i) the number of

Performance Units multiplied by (ii) $1.50. The Unvested Cash Rights shall vest on the 12-month anniversary of the Closing Date, provided that the holder thereof has been continuously employed by Parent or its Affiliates (including the Surviving Corporation) through such date, or shall vest on such earlier date as may be provided under the terms of the 2004 LTIP as described in Section 4.27, as amended prior to the date upon which the Company’s Board of Directors approves this Agreement. The amount of cash to which the holder of any such Unvested Cash Right is entitled shall be paid, without interest, within ten (10) calendar days after the vesting thereof. All amounts payable pursuant to the Unvested Cash Rights are intended to be “short-term deferrals” within the meaning of Treasury Regulation Section 1.409A-1(b)(4), and accordingly, are intended to be exempt from the application of Section 409A of the Internal Revenue Code, the regulations and other guidance of general applicability thereunder, and any state law of similar effect (collectively, “Section 409A”), and accordingly, no payment of the cash underlying Unvested Cash Rights will be subject to the additional income tax under Section 409A, and any ambiguities herein will be interpreted to be so exempt. If the Closing Date occurs after July 3, 2011, in no event will Performance Units (other than Performance Units held by an employee with an employment agreement described in Section 4.27) with a performance period which ends on such date be converted into an Unvested Cash Right under this Section 2.05(c). Instead, to the extent such Performance Units are outstanding immediately prior to the Effective Time due to the fact that the Company has not had sufficient time after the end of such fiscal year to convert such Performance Units into Company Restricted Shares in accordance with the terms of the 2004 LTIP, such Performance Units shall be cancelled in exchange for the right to receive, within ten (10) Business Days after the Effective Time, an amount in cash equal to the product of (a) the number of Performance Units subject to an award and (B) $1.50. Notwithstanding anything in this Section 2.05(c) (except for the first sentence of this Section 2.05(c)) to the contrary, Performance Units, including those Performance Units which are fully earned as of July 3, 2011, held by an employee with an employment agreement described in Exhibit C, D, E or F to Section 4.27, which have not been converted into Company Restricted Shares as of Closing, shall be considered outstanding and converted into Unvested Cash Rights pursuant to this Section 2.05. Notwithstanding anything in this Section 2.05(c) (except for the first sentence of this Section 2.05(c)) to the contrary, Performance Units, including those Units which are fully earned as of July 3, 2011, held by an employee with an employment agreement described in Exhibit A or B to Section 4.27, which have not been converted into Company Restricted Shares as of Closing, shall be settled in accordance with the terms of such employment agreement.

Section 2.06  Adjustments.  If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur, as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to this Agreement.

Section 2.07  Withholding Rights.  Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any Applicable Law, including federal, state, local or foreign Tax law, and if any such amounts are deducted and withheld, Parent shall, or shall cause the Surviving Corporation to, as the case may be, timely pay such amounts to the appropriate Government Authority. If the Paying Agent, Parent or the Surviving Corporation, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which the Paying Agent, Parent or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.08  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed

Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01  Articles of Incorporation.  The certificate of incorporation of the Company shall be amended in its entirety as set forth on Annex I and, as amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.02  Bylaws.  The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.03  Directors and Officers.  From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company SEC Documents filed with or furnished to the SEC by the Company since June 28, 2009 and publicly available prior to the date of this Agreement (“Filed Company SEC Documents”) (other than any disclosures set forth in any risk factor section, any disclosures of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature), or (ii) as set forth in the Company Disclosure Schedule (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), the Company represents and warrants to Parent that:

Section 4.01  Corporate Existence and Power.  Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has all corporate powers required to carry on its business as conducted as of the date hereof. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company and each of its Subsidiaries as in effect on the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of its certificate of incorporation or bylaws.

Section 4.02 Corporate Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock in connection with the consummation of the Merger (the “Company Stockholder Approval”), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Subsidiary, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock or other securities required in connection with the consummation of the Merger. No vote of the holders of any class or series of the

Company’s capital stock or other securities is required in connection with the consummation of any of transactions contemplated hereby to be consummated by the Company other than the Merger.

(b) At a meeting duly called and held, the Company’s Board of Directors (or a duly appointed committee thereof) has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) approved and adopted all actions necessary to render the Company Rights inapplicable to the Merger, this Agreement and the transactions contemplated hereby and (iv) resolved to recommend approval and adoption of this Agreement by the Company’s stockholders (such recommendation, the “Company Board Recommendation”).

Section 4.03  Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and under any comparable merger control laws of foreign jurisdictions, if applicable (the consents, approvals orders, authorizations, registrations, declarations and filings required under or in connection with any of the foregoing clauses (i) and (ii) above, the “Required Governmental Authorizations”), (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable U.S. state or federal securities laws, (iv) compliance with any requirements of the AMEX and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.04  Non-contravention.  Except as set forth on Section 4.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law that is material to the Company and its Subsidiaries, taken as a whole, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (iii) and (iv), as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.05 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Common Stock, par value $.01 per share (the “Company Capital Stock”) and (ii) 2,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”), of which 300,000 are designated Series C Junior Participating Preferred Stock, of which Series C Junior Participating Preferred Stock 300,000 shares are reserved for issuance upon the exercise of the Company Rights issued pursuant to the Company Rights Agreement. As of March 25, 2011, there were outstanding (A) 15,958,839 shares of Company Common Stock (of which (i) 132,912 shares are held in the Company’s treasury and (ii) 119,338 shares are Company Restricted Shares), (B) no shares of Company Preferred Stock and (C) outstanding Company Stock Options to purchase an aggregate of 411,565 shares of Company Common Stock (all of which Company Stock Options are vested and exercisable). As of March 25, 2011, other than 496,821 shares of Company Common Stock reserved for issuance in the form of Company Restricted Shares upon future settlement of outstanding Performance Units under the Company’s 2004 Long Term Incentive Plan (as amended from time to time, the

“2004 LTIP”), and pursuant to outstanding Company Stock Options under the 1993 Incentive Stock Option Plan (the “1993 Option Plan”), 1995 Incentive Stock Option Plan (as amended from time to time, the “1995 Option Plan”), and the 1999 Non-Qualified Stock Option Plan (as amended from time to time, the “1999 Option Plan” and, together with the 2004 LTIP, the 1993 Option Plan, the 1995 Option Plan and the 1999 Option Plan, the “Stock Plans”), no Shares are committed to be issued or are otherwise covered by or subject to any Company Security. All outstanding shares of Company Capital Stock have been, and all shares of Company Capital Stock that may be issued pursuant to any Stock Plan or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company. Section 4.05 of the Company Disclosure Schedule contains a complete and correct list of (i) each Company Stock Option outstanding as of the date of this Agreement, including with respect to each such option the holder, the Stock Plan under which such Company Stock Option was granted, date of grant, exercise price, vesting schedule and number of shares of Company Common Stock subject thereto and (ii) all outstanding Company Restricted Shares, including with respect to each such share the holder, date of grant and vesting schedule. A true and complete copy of the Company Rights Agreement as in effect as of the date of this Agreement has been made available to Parent prior to the date of this Agreement.

(b) There are outstanding no bonds, debentures, notes, other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 4.05 and for changes since March 25, 2011 resulting from the exercise of Company Stock Options outstanding on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or other ownership interest in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interest in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interest in the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by the Company that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, the Company (the items in clauses (i) though (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.

Section 4.06 Subsidiaries.

(a) Each Subsidiary of the Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as conducted as of the date hereof. Each such Subsidiary is duly qualified to do business as a foreign corporation or other entity, as applicable, and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had a Material Adverse Effect on the Company. Section 4.06 of the Company Disclosure Schedule lists all of the Subsidiaries of the Company.

(b) Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company or another Subsidiary of the Company, if applicable, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All the outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. There are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or other ownership interest in the Subsidiaries of the Company other than those owned by the Company,

(ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, (iii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of or ownership interests in, any Subsidiary of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by any Subsidiary of the Company that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except as set forth in Section 4.06 of the Company Disclosure Schedule, all of the outstanding Company Subsidiary Securities are owned, directly or indirectly, by the Company, free and clear of all Liens.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act.

Except as set forth in Section 4.07 of the Company Disclosure Schedule:

(a) The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since June 28, 2009 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such subsequent filing), each Company SEC Document complied in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder, as the case may be (including, without limitation, all disclosure requirements thereunder).

(c) As of its respective filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are reasonably designed to ensure that all information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and all such information is made known to the Company’s principal executive officer and principal financial officer to allow timely decisions regarding required disclosures as required under the 1934 Act. The principal executive officer and principal financial officer of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by Applicable Law, presented in any applicable Company SEC Document that is a report on Form 10 K or Form 10 Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(f) The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the 1934 Act) (“internal controls”) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP, and the Company has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to the Company’s auditors and audit committee (x) any significant deficiencies and material weaknesses in the design or operation of internal controls known to the Company which would be reasonably expected to materially adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, known to management, that involves management or other employees who have a significant role in internal controls.

(g) Since June 29, 2008, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) to the knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

(h) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. Except as set forth on Section 4.07(h) of the Company Disclosure Schedule, to the knowledge of the Company, none of the Company SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

(i) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S K under the 1934 Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(j) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the AMEX.

(k) No Subsidiary of the Company is subject to the periodic reporting requirements of the 1934 Act.

Section 4.08  Financial Statements.  The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (a) have been prepared in a manner consistent with the books and records of the Company and its Subsidiaries, (b) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10 Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, (c) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (d) fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements). Since January 1, 2010, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or Applicable Law. The books and records of the

Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable).

Section 4.09  Disclosure Documents.  The proxy statement of the Company to be filed with the SEC in connection with the Merger (together with the letter to stockholders, notice of meeting and form of proxy and any other soliciting material to be distributed to stockholders in connection with the Merger (including any amendments or supplements) and any schedules required to be filed with the SEC in connection therewith, the “Company Proxy Statement”) and any amendments or supplements thereto will, when filed, comply in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company by Parent or Merger Subsidiary specifically for use therein.

Section 4.10  Absence of Certain Changes.  Since the Company Balance Sheet Date, except as expressly contemplated by this Agreement, the business of the Company and its Subsidiaries has, in all material respects, been conducted in the ordinary course consistent with past practices, and there has not been (i) any Material Adverse Effect on the Company and its Subsidiaries, (ii) any material loss, damage, destruction or other casualty affecting any of the material properties or assets of the Company or any of its Subsidiaries, whether or not covered by insurance or (iii) any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a material breach of Section 6.01.

Section 4.11  No Undisclosed Material Liabilities.  Except as set forth in Section 4.11 of the Company Disclosure Schedule, there are no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due of the Company or any of its Subsidiaries whether or not required under GAAP to be set forth on a consolidated balance sheet other than (i) liabilities disclosed and provided for in the Company Balance Sheet or in the notes thereto, (ii) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business or in connection with the negotiation, execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, and (iii) liabilities or obligations that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

Section 4.12  Litigation.  Except as set forth on Section 4.12 of the Company Disclosure Schedule, as of the date of this Agreement, there is no claim, action, suit, arbitration, investigation or proceeding (each, an “Action”) pending against, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such or any employee of the Company or any of its Subsidiaries in such individual’s capacity as such for which the Company is obligated to indemnify such employee, before (or, in the case of threatened Actions, would be before) any arbitrator or Governmental Authority, that (a) involves an amount in controversy in excess of $250,000, (b) seeks material injunctive or other non-monetary relief or (c) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against, or, to the knowledge of the Company, investigation by any Governmental Authority (each, an “Order”) involving, the Company or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, there is no Action pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

Section 4.13  Compliance with Applicable Laws.  Except as set forth on Section 4.13 of the Company Disclosure Schedule, the Company and each of its Subsidiaries is and, at all times since June 29, 2008 has been, in compliance with Applicable Laws except for failures to comply or violations that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its Subsidiaries hold all material governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the “Company Permits”). The Company and each of its Subsidiaries is in compliance with the terms of the Company Permits, except for failures to comply or violations that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and there has occurred no violation or breach of, default (with or without notice or lapse of time, or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Company Permit, except for violations, breaches, defaults or events that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The consummation of the transactions contemplated hereby will not result in any such revocation, non-renewal, adverse modification or cancellation that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

Section 4.14  Material Contracts.  Each (a) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to which the Company or any of its Subsidiaries is a party or by which they are bound as of the date of this Agreement, (b) each Contract with a Significant Customer or Significant Supplier, (c) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement, (d) any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $500,000 or more (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice), (e) any Contract that limits the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area, or that restricts the right of the Company and its Subsidiaries to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person “most favored nation” status and (f) any Contract that by its terms calls for aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $500,000 over the remaining term of such Contract (other than purchase orders with customers and suppliers entered into in the ordinary course of business consistent with past practice) (each such Contract described in clauses (a) through (f), a “Company Material Contract”) is set forth on Section 4.14 of the Company Disclosure Schedule and is valid and binding on the Company or one of its Subsidiaries, as applicable, and to the knowledge of the Company, each other party thereto and in full force and effect and enforceable in accordance with its terms (except those which are cancelled, rescinded or terminated after the date of this Agreement in accordance with their terms and subject to applicable bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and other laws, affecting creditors’ rights generally and general principles of equity ), except where the failure to be valid, binding and in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and no written notice to terminate, in whole or part, any of the same has been served. The Company and each of its Subsidiaries, and, to the knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Company Material Contract, except where failure to perform such obligations have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There is no default under any Company Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, except for such defaults that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a breach or default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto under any such Company Material Contract, nor has the Company or any of its Subsidiaries received any written, or, to the knowledge of the Company, oral notice of any such breach, default, event or condition, except for such breaches or defaults that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, the Company has made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto (other than purchase orders with customers and suppliers entered into in the ordinary course of business consistent with past practice).

Section 4.15  Taxes.

(a) Except as set forth on Section 4.15(a) of the Company Disclosure Schedule, all material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed on a timely basis in accordance with all Applicable Law, and all such Tax Returns are true and complete in all material respects.

(b) The Company and each of its Subsidiaries has paid (or caused to be paid) or has withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable or where payment is not yet due, has established in accordance with GAAP an adequate accrual on the financial statements of the Company and its Subsidiaries included in the Company SEC Documents for all material Taxes through the date thereof. Except as set forth on Section 4.15(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have no present or contingent liability for any material Taxes, other than as reflected as liabilities for Taxes on the most recent financial statements, contained in the Company SEC Documents, incurred in the ordinary course of business since the date of such financial statements in amounts consistent with prior years (adjusted solely for changes in ordinary course business operations).

(c) Except as set forth on Section 4.15(c) of the Company Disclosure Schedule, there is no claim, audit, action, suit, proceeding or investigation now pending or, to the knowledge of the Company, threatened against or with respect to the Company or its Subsidiaries in respect of any material Tax. None of the Company nor any of its Subsidiaries has received written notice since January 1, 2005, from a taxing authority in any jurisdiction in which the Company or any Subsidiary has not filed a Tax Return for any period that the Company or such Subsidiary is required to file a Tax Return in such jurisdiction.

(d) Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country which would subject the Company or its Subsidiaries to material Tax in such country, other than the country in which it is organized, or has engaged in a trade or business in any country other than the country in which it is organized that subjected it to material Tax in such country.

(e) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date (including pursuant to Section 481(a) of the Code or any similar provision of Law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) except as disclosed on the financial statements of the Company and its Subsidiaries included in the Company SEC Documents or incurred in the ordinary course of business since the date of the last filed Company SEC Documents, prepaid amount received on or prior to the Closing Date, or (v) elections made under Section 108(i) of the Code on or prior to the Closing Date.

(f) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

(g) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” as defined in Treas. Reg. § 1.6011-4(b)(2).

(h) To the knowledge of the Company, the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(i) Neither the Company nor any of its Subsidiaries has granted (or is subject to) any waiver or extension that is currently in effect, of the statute of limitations for the assessment or payment of any material Tax.

(j) During the five-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(k) Except as set forth on Section 4.15(k) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is liable for a material amount of Taxes of any person (other than the Company and its Subsidiaries) as a result of (A) being a transferee or successor of such person, (B) being a member of an affiliated, consolidated, combined or unitary group that includes such person as a member, or (C) contract, agreement, assumption or operation of law, (ii) neither the Company nor any Subsidiary the stock of which has been acquired by the Company since January 1, 2003, has been a member of any affiliated, consolidated, combined, or unitary group for any Tax purposes other than a group in which the Company is the common parent or (iii) neither the Company nor any Subsidiary is a party to a Tax sharing, Tax allocation, or Tax indemnity agreement. For purposes of (i)(C) and (iii) of this Section 4.15(k), (I) agreements with customers, vendors, lessors or the like entered into in the ordinary course of business, (II) employment agreements listed in Section 4.15(k) of the Company Disclosure Schedule, credit agreements or other commercial agreements, and (III) agreements solely among the Company or any of its Subsidiaries shall be excluded.

(l) The Company and its Subsidiaries have (i) filed or caused to be filed with the appropriate Governmental Authority all unclaimed property reports required to be filed and have remitted to the appropriate Governmental Authority all unclaimed property required to be remitted, or (ii) delivered or paid all unclaimed property to its original or proper recipient.

(m) “Taxes” means (A) all taxes, charges, fees, levies, or other like assessments, including without limitation, all federal, possession, state, city, county and non-U.S. (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, employment (including Social Security, unemployment insurance and employee income Tax withholding), franchise, gross receipts, sales, use, transfer, stamp, occupation, estimated, property, capital, severance, premium, windfall profits, customs, duties, ad valorem, value added and excise taxes, PBGC premiums, and any other Governmental Authority (a “Taxing Authority”) charges of the same or similar nature; including any interest, penalty, or addition thereto, whether disputed or not, and (B) liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group. Any one of the foregoing shall be referred to sometimes as a “Tax”.

(n) “Tax Return” means any report, return, document, declaration or other information or similar filing supplied or required to be supplied to any Taxing Authority with respect to Taxes, including information returns, amended returns, refund claims, any documents with respect to or accompanying payments of estimated Taxes, or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

Section 4.16  Employees and Employee Benefit Plans.

(a) Section 4.16 of the Company Disclosure Schedule contains a correct and complete list identifying each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, severance or similar Contract with the Company’s executive officers, directors, employees, or independent contractors, and each other plan, policy, agreement or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other form of benefits which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company and covers any current or former executive officer, director, employee or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and summary plan descriptions and written interpretations thereof have been furnished to Parent together with the two most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and tax returns (Form 990) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the “Employee Plans.”

(b) Neither the Company nor any ERISA Affiliate of the Company nor any predecessor thereof sponsors, maintains or contributes to, or has within six years prior to the date hereof sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA, Section 302 of ERISA, or Sections 412 or 4971 of the Code, or a Multiemployer Plan.

(c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code utilizes a volume submitter pre-approved plan for which the volume submitter sponsor has received a favorable opinion letter that the volume submitter document is so qualified. Each Employee Plan has been maintained, operated and administered in substantial compliance with its terms, the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, and the terms of any collective bargaining agreement which are applicable to such Employee Plan. No events have occurred with respect to any Employee Plan that could reasonably be expected to result in payment or assessment by or against the Company of any excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(d) Except as set forth in Section 4.16(d) of the Company Disclosure Schedule, with respect to each current or former employee or independent contractor of the Company or any of its Subsidiaries, the consummation of the transactions contemplated by this Agreement will not, either alone or together with any other event: (i) entitle any such person to severance pay, bonus amounts, retirement benefits, job security benefits or similar benefits, (ii) trigger or accelerate the time of payment or funding (through a grantor trust or otherwise) of any compensation or benefits payable to any such person, (iii) accelerate the vesting of any compensation or benefits of any such person (including any stock options or other equity-based awards, any incentive compensation or any deferred compensation entitlement) or (iv) trigger any other material obligation to any such person. Except as set forth in Section 4.16(d) of the Company Disclosure Schedule, there is no Contract or plan (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code. Section 4.16(d) of the Company Disclosure Schedule lists (i) all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers of the Company and its Subsidiaries as a result of the transactions contemplated by this Agreement (either alone or in connection with any subsequent employment termination, whether by the Company or the officer), true and complete copies of which have been provided to Parent prior to the date of this Agreement and (ii) the maximum aggregate amounts so payable to each such individual as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by the Company or the officer).

(e) Except as set forth on Section 4.16(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

(f) Except as set forth on Section 4.16(f) of the Company Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would materially increase the annual expense of maintaining such Employee Plan above the level of the annual expense incurred in respect thereof for the fiscal year ended June 27, 2010. No condition exists that would prevent the Company from amending or terminating any Employee Plan without liability, other than the obligation for ordinary benefits accrued prior to the termination of such plan.

(g) There are no Actions pending or, to the knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan that could reasonably be expected to result in a Material Adverse Effect on the Company. No event has occurred and there currently exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability (other than routine claims for benefits) under the terms of any Employee Plan, ERISA, the Code or any other applicable Law that could reasonably be expected to result in a Material Adverse Effect on the Company.

(h) No fiduciary or party in interest of any Employee Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively, and that could reasonably be expected to result in any material liability to the Company. With respect to any Employee Plan, (i) neither the Company nor any of its ERISA Affiliates has had asserted against it any claim for Taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), 502(i) or 502 (l), nor, to the knowledge of the Company, is there a basis for any such claim that could reasonably be expected to result in any material liability to the Company, and (ii) no officer, director or employee of the Company or any Subsidiary has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA that could reasonably be expected to result in any material liability to the Company.

(i) Except as set forth in Section 4.16(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any union or labor organization, and to the knowledge of the Company, there has not been any activity or proceeding of any labor organization or employee group to organize any such employees. In addition, (i) there are no unfair labor practice charges or complaints against Company or any of its Subsidiaries pending before the National Labor Relations Board; (ii) there are no labor strikes, slowdowns or stoppages actually pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iii) there are no representation claims or petitions pending before the National Labor Relations Board with respect to the employees of the Company or its Subsidiaries; (iv) there are no grievance or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collection bargaining agreement and (v) there are no discrimination charges or complaints pending before the Equal Employment Opportunity Commission or any other Governmental Authority or arbitrator.

(j) The Company and its Subsidiaries are and during the past four years have been in compliance in all material respects with all Applicable Laws relating to labor and employment, including, but not limited to, those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, occupational safety and health, discrimination, immigration, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans.

(k) To the knowledge of the Company, no current employee or officer of the Company or any of its Subsidiaries intends, or is expected, to terminate his employment relationship with such entity following the consummation of the transactions contemplated hereby.

(l) Except as set forth in Section 4.16(l) of the Company Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to any labor or employment matter.

(m) Schedule 4.16(m) of the Company Disclosure Schedule contains a complete and accurate list of all employees of the Company or its Subsidiaries as of the date hereof whose base salary exceeds $100,000 (the “Company Employees”) showing for each Company Employee, the name, job title, location, date of hire, whether each individual is treated as exempt or non-exempt, annual salary or wages as of the date hereof and aggregate annual compensation (including bonus information) for the year ended December 31, 2010.

(n) Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar state or local law.

Section 4.17  Intellectual Property.

(a) Section 4.17(a)(i) of the Company Disclosure Schedule contains a list of all United States or foreign: patents, registered Marks, registered copyrights and applications for any of the foregoing. Section 4.17(a)(ii) of the Company Disclosure Schedule lists all items of material software that are covered by or embodiments of copyrights that are included in the Company Owned Intellectual Property (“Company Software”). Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) with respect to all Company Owned Intellectual Property (other than Company Owned Intellectual Property specified on Section 4.17(a)(i) of the Company Disclosure Schedule as exclusively licensed to the Company or its Subsidiaries), the Company or its Subsidiaries, as the case may be, owns such Company Owned Intellectual Property (in each case, free and clear of any Liens except Permitted Liens) except as identified in Section 4.06(b) of the Company Disclosure Schedule, (ii) to the knowledge of the Company, the Company possesses sufficient enforceable legal rights to Company Owned Intellectual Property as is necessary for the operation of the Company’s business as now conducted, (iii) to the knowledge of the Company, neither the Company nor its Subsidiaries is, as of the date of this Agreement, infringing, misappropriating, or otherwise violating, or since June 28, 2009 has infringed, misappropriated or otherwise violated, the Intellectual Property rights of any Person, and, to the knowledge of the Company, no Person is, as of the date of this Agreement, infringing, misappropriating, or otherwise violating, or since June 28, 2009 has infringed, misappropriated or otherwise violated, any Company Owned Intellectual Property; (iv) since June 28, 2009, the Company has not received any written communications alleging that the Company has infringed or, by conducting the Company’s business, would infringe any third party Intellectual Property, nor, to the Company’s knowledge, is there a reasonable basis for any such allegation; (v) the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company Owned Intellectual Property right or impair the right of Surviving Corporation to use, sell, license, dispose of or otherwise commercialize or exploit any Company Owned Intellectual Property; (vi) the Company and its Subsidiaries have exercised reasonable care to maintain the confidentiality of all Trade Secrets that are Company Owned Intellectual Property or which the Company or any Subsidiary thereof is obligated to maintain in confidence; (vii) to the knowledge of the Company, no material Trade Secrets that are Company Owned Intellectual Property or which the Company or any Subsidiary thereof is obligated to maintain in confidence have been disclosed other than to employees, representatives and agents of the Company or any of its Subsidiaries all of whom are bound by written confidentiality agreements, or to third parties under a written agreement imposing obligations of confidentiality that the Company reasonably believes is sufficient to maintain the trade secret status of such Trade Secrets; (viii) the IT Assets shall operate and perform in all material respects in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted and, to the knowledge of the Company, no person has gained unauthorized access to the IT Assets; and (ix) the Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology and practices consistent with industry practices and with the description thereof set forth on Section 4.17(a)(iv) of the Company Disclosure Schedule.

(b) Section 4.17(b)(i) of the Company Disclosure Schedule lists all Contracts pursuant to which the Company or any Subsidiary thereof has the right under any Intellectual Property owned or controlled by any third party to use, duplicate, manufacture, sell, distribute or otherwise commercialize or exploit in any way (the “Inbound Licenses”) (except such Schedule does not list standard end user license agreements for off-the-shelf desktop software not in excess of $1,000 per seat; although excluded from such Schedule, such agreements are included in the definition of Inbound Licenses). Section 4.17(b)(ii) of the Company Disclosure Schedule lists all Contracts to which the Company or any Subsidiary thereof is a party and pursuant to which any Person is authorized under any of the Company Owned Intellectual Property to duplicate, manufacture, sell, distribute or otherwise commercialize or exploit that include any grant of exclusive rights or that involve payments in excess of $100,000 (the “Outbound Licenses” and, collectively with the Inbound Licenses, the “Intellectual Property Agreements”). With respect to the Intellectual Property Agreements, except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) all are valid and binding on the Company or one of its Subsidiaries, as applicable, and to the knowledge of the Company, each other party thereto and in full force and effect in accordance with their terms (except those which are cancelled, rescinded or terminated after the date of this Agreement in accordance with their terms and subject to applicable bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium and other laws, affecting creditors’ rights generally and general principles of equity ), and no written notice to terminate, in whole or part, any of the same has been served; and (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in default or breach thereunder. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the consummation of the transactions contemplated by this Agreement will not alter, encumber, modify, impair or extinguish any right or remedy of Surviving Corporation or any of its Subsidiaries under any Intellectual Property Agreement or give rise to any right in the other party thereto to terminate any Intellectual Property Agreement or to change material economic terms of any Intellectual Property Agreement.

(c) Neither the Company nor any Subsidiary thereof has received, since June 28, 2009 or, to the Company’s knowledge, before then, any written claim or notice that alleges or asserts any fact or circumstance that would, if true, constitute a breach of this Section 4.17, including any allegation or assertion (i) that any Registered IP is invalid or unenforceable, (ii) challenging the Company’s or any of its Subsidiaries’ sole, unencumbered ownership of any Registered IP, (iii) that the Company, any Subsidiary thereof or any other party has breached any Intellectual Property Agreement, except such claim or notice that has not had or would not reasonably be expected to have a Material Adverse Effect on the Company.

(d) There are no claims or actions pending or, to Company’s knowledge, threatened that relate to or involve any Company Owned Intellectual Property (other than Company Owned Intellectual Property specified on Section 4.17(a)(i) of the Company Disclosure Schedule as exclusively licensed to the Company or its Subsidiaries), including any action before any court or the International Trade Commission and any interference, reissue, reexamination, opposition or cancellation proceeding, except such claims that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company. No Company Owned Intellectual Property (other than Company Owned Intellectual Property specified on Section 4.17(a)(i) of the Company Disclosure Schedule as exclusively licensed to the Company or its Subsidiaries) is subject to any outstanding order, judgment, injunction, decree, stipulation or agreement restricting the use or other practice, commercialization or exploitation thereof by the Company or any of its Subsidiaries, except for such orders, judgments, injunctions, decrees, stipulations or agreements that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, no Company Owned Intellectual Property specified on Section 4.17(a)(i) of the Company Disclosure Schedule as exclusively licensed to the Company or its Subsidiaries is subject to any outstanding order, judgment, injunction, or decree restricting the use or other practice, commercialization or exploitation thereof by the Company or any of its Subsidiaries, except for such orders, judgments, injunctions or decrees that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.18  Properties.  (a) With respect to the real property owned by the Company or its Subsidiaries and the Improvements (as defined below) thereon (collectively, “Owned Real Property”), the Company or one of its Subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any Lien (other than Permitted Liens); (b) with respect to the real property leased, subleased or licensed to the Company or its Subsidiaries and the Improvements (as defined below) thereon (collectively, “Leased Real Property”), the Company or one of its Subsidiaries, as applicable, has a good and valid leasehold interest, free and clear of any Lien (other than Permitted Liens) in all such Leased Real Property and the lease, sublease or license with respect to such Leased Real Property is valid, and binding on the Company or its Subsidiaries, as applicable, and to the knowledge of the Company, each other party thereto, and in full force and effect, and none of the Company or any of its Subsidiaries is in breach of or default under such lease, sublease or license, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder; (c) with respect to tangible assets, the Company or one of its Subsidiaries, as applicable, has a good and valid fee title or leasehold interest, free and clear of any Lien (other than Permitted Liens) in all such tangible assets that are necessary for the Company and its Subsidiaries to conduct their respective businesses as currently conducted, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (d) all buildings, structures, fixtures and improvements included within the Owned Real Property and Leased Real Property (the “Improvements”) are in good repair and operating condition, subject only to ordinary wear and tear, and are adequate and suitable for the purposes for which they are presently being used or held for use, and to the knowledge of the Company, there are no facts or conditions affecting any of the Improvements that, in the aggregate, would substantially interfere with the current use, occupancy or operation thereof; and (e) the Company has not received written notice with respect to the Owned Real Property or the Leased Real Property from any Governmental Entity pertaining to any violation of any law, ordinance, rule or regulation, which would have or would reasonably be expected to have a Material Adverse Effect on the Company. Section 4.18 of the Company Disclosure Schedule contains a true and complete list of all Owned Real Property or Leased Real Property. The applicable Tenant with respect to any Leased Real Property enjoys peaceful and undisturbed possession of such Leased Real Property, except for any such failure to do so that, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.

Section 4.19  Environmental Matters.  (i) Since June 28, 2009, no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and as of the date of this Agreement, no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any Governmental Authority or other Person relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law, except as has not had or would not reasonably be expected to have a Material Adverse Effect on the Company; (ii) the Company and its Subsidiaries are and, since July 2, 2006 have been in compliance with all Environmental Laws and have obtained all Environmental Permits necessary for their operations as currently conducted, except to the extent non-compliance would not have or be reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (iii) there are no currently accrued liabilities of the Company or any of its Subsidiaries arising under or relating to any violation of any Environmental Law or any Hazardous Substance; (iv) there have been no releases of any Hazardous Substances that could be reasonably likely to form the basis of a claim against the Company or any of its Subsidiaries, except to the extent such releases would not have or be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (v) neither the Company nor any of its Subsidiaries is currently subject or party to any agreement, order, judgment or decree by or with any Governmental Authority, arbitrator or third party pursuant to which the Company or any of its Subsidiaries has assumed, incurred or suffered any liability under any Environmental Law; (vi) neither the Company nor any of it Subsidiaries has manufactured for sale, marketed or distributed any product incorporating asbestos or asbestos-containing materials; (vii) neither the Company nor any of it Subsidiaries has received notice of any potential liability under any Environmental Law for the transport and disposal of any Hazardous Substance to any site; (viii) to the Knowledge of the Company, the transactions contemplated by this Agreement will not require the Company or any of its Subsidiaries to transfer or amend any Environmental Permit or require any submissions to a Governmental Authority; and (ix) to the knowledge of the Company, complete and accurate copies of all final environmental site assessment reports (including any Phase I or Phase II reports), investigation, remediation or compliance studies or audits which are in the possession, custody or control of either the Company or its Subsidiaries and relate to the environmental conditions at any property currently or formerly owned or leased by either the Company or its Subsidiaries have been provided to Parent.

Section 4.20  Antitakeover Statutes.  Assuming the accuracy of Section 5.09, the Company has taken all action necessary to exempt or exclude the Merger, this Agreement and the transactions contemplated hereby from any takeover statute, and, accordingly, none of the restrictions in such Sections or any other antitakeover or similar statute or regulation applies to any such transactions. The Company has taken all action necessary to render the Company Rights inapplicable to the Merger, this Agreement and the transactions contemplated hereby.

Section 4.21  Insurance.  Section 4.21 of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all material insurance policies issued in favor of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy, except for such actions or failure to take such actions that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and (c) to the knowledge of the Company, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. No written notice of cancellation or termination has been received with respect to any such policy and at the Closing, to the knowledge of the Company after reasonable inquiry, the consummation of the transactions contemplated hereby will not result in cancellation or termination of such policies.

Section 4.22  Related Party Transactions.  Since June 28, 2009 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Affiliates of the Company, on the other hand (other than the Company’s Subsidiaries) that would be required to be disclosed under Item 404 of Regulation S K under the 1934 Act and that have not been so disclosed in the Company SEC Documents.

Section 4.23  Certain Payments.  Neither the Company nor any of its Subsidiaries (nor, to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 4.24  Customers and Suppliers.

(a) Section 4.24(a) of the Company Disclosure Schedule lists the ten largest customers of the Company measured in terms of sales volume since June 27, 2010 (each a “Significant Customer”). Since June 27, 2010, the Company has not received written, or to the knowledge of the Company, oral notice from a Significant Customer indicating its intention to terminate or materially reduce its future long term business relationship with the Company from recent historical levels.

(b) Section 4.24(b) of the Company Disclosure Schedule lists the ten largest suppliers of the Company since June 27, 2010 (each a “Significant Supplier”). Since June 27, 2010, the Company has not received written or, to the knowledge of the Company, oral notice from a Significant Supplier indicating its intention to terminate or materially reduce its future long term business relationship with the Company from recent historical levels.

Section 4.25  Regulatory Matters.

(a) With respect to each Contract between the Company or any Subsidiary of the Company, on the one hand, and any Governmental Authority (excluding any non-governmental entity), on the other hand, for which performance is ongoing as of the date hereof, and each outstanding bid, quotation or proposal by the Company or any of its Subsidiaries (each, a “Bid”) that if accepted or awarded could lead to a Contract between the Company or a Subsidiary of the Company, on the one hand, and any Governmental Authority (excluding any non-governmental entity), on the other hand (each such Contract or Bid, a “Company Government Contract”) and each Contract between the Company or any of its Subsidiaries, on the one hand, and any prime contractor or upper-tier subcontractor, on the other hand, that, to the knowledge of the Company, constitutes a subcontract under a Contract between such Person and any Governmental Authority (excluding any non-governmental entity) for which performance is ongoing as of the date hereof, and each outstanding

Bid that if accepted or awarded could lead to a Contract between the Company or any of its Subsidiaries, on the one hand, and a prime contractor or upper-tier subcontractor, on the other hand, that, to the knowledge of the Company, would constitute, a subcontract under a Contract between such Person and any Governmental Authority (excluding any non-governmental entity) (each such Contract or Bid, a “Company Government Subcontract”):

(i) to the knowledge of the Company, each such Company Government Contract or Company Government Subcontract was legally awarded, is binding on the parties thereto, and is in full force and effect, except where the failure to be in full force and effect has not had or would not reasonably be expected to have a Material Adverse Effect on the Company; provided that for purposes of this clause (i), the terms Company Government Contract and Company Government Subcontract shall not include any Bids;

(ii) to the knowledge of the Company, no reasonable basis exists to give rise to a material claim by a Governmental Authority (excluding any non-governmental entity) for fraud (as such concept is defined under the state or federal Laws of the United States) in connection with the award or performance of any such Company Government Contract or Company Government Subcontract, except such claims that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company;

(iii) since June 29, 2008, neither any Governmental Authority (excluding any non-governmental entity) nor any prime contractor, subcontractor or other Person or entity has notified the Company, in writing, that the Company has, or may have, breached or violated in any material respect any Applicable Law, certification or representation pertaining to any such Company Government Contract or Company Government Subcontract, except for such breaches or violations that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company;

(iv) to the knowledge of the Company, since January 1, 2008, all facts set forth in or acknowledged by any representations, claims or certifications submitted by or on behalf of the Company or any of its Subsidiaries in connection with any such Company Government Contract or Company Government Subcontract were current, accurate and complete in all respects as of their effective date, except where failure to be current, accurate and complete has not had and would not reasonably be expected to have a Material Adverse Effect on the Company;

(v) the Company and its Subsidiaries have not received any written notice of termination, “show cause” or cure notice pertaining to any such Company Government Contract or Company Government Subcontract, except for such notices that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company; provided that this clause (v) shall not apply to any notice received more than three years prior to the date hereof, which notice is related to a Company Government Contract or Company Government Subcontract that is no longer ongoing as of the date hereof;

(vi) with respect to any ongoing Company Government Contract or Company Government Subcontract or completed Company Government Contract or Company Government Subcontract under which final payment was received by the Company within three years prior to the date hereof, the Company and its Subsidiaries do not, to the knowledge of the Company, have credible evidence that a Principal, Employee, Agent, or Subcontractor (as such terms are defined by Federal Acquisition Regulation (FAR) 52.203-13(a)) of the Company or any of its Subsidiaries has committed a violation of Federal criminal Law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the United States Code or a violation of the civil False Claims Act and the Company, except for such violations which have not had or would not reasonably be expected to have a Material Adverse Effect on the Company, and its Subsidiaries have not conducted and are not conducting an investigation to determine whether credible evidence exists that a Principal, Employee, Agent, or Subcontractor (as such terms are defined by FAR 52.203-13(a)) of the Company or any of its Subsidiaries has committed a violation of Federal criminal Law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the United States Code or a violation of the civil False Claims Act; and

(vii) with respect to any ongoing Company Government Contract or Company Government Subcontract or completed Company Government Contract or Company Government Subcontract under which final payment was received by the Company or any of its Subsidiaries within three (3) years prior to the date of this Agreement, the Company and its Subsidiaries do not to the knowledge of the Company have credible evidence of any significant overpayment(s) on such Company Government Contract or Company Government Subcontract, other than overpayments resulting from contract financing payment as defined in FAR 32.001, except for such overpayments that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company, and the Company and its Subsidiaries have not conducted and are not conducting an investigation to determine whether credible evidence exists of any significant overpayment(s) on such Company Government Contract or Company Government Subcontract, other than overpayments resulting from contract financing payment as defined in FAR 32.001.

(b) The Company and its Subsidiaries are not, nor have any of them ever been, suspended or debarred from doing business with a Governmental Authority (excluding any non-governmental entity) or, to the knowledge of the Company, proposed for suspension or debarment by a Governmental Authority (excluding any non-governmental entity) and, to the knowledge of the Company, has not been the subject of a finding of nonresponsibility or ineligibility for contracting with a Governmental Authority (excluding any non-governmental entity).

(c) (i) Neither the Company, its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors or officers or Principals (as such term is defined by FAR 52.209-5(a)(2)) is (or since June 29, 2008 has been) under indictment with respect to any alleged irregularity, misstatement or omission arising under or relating to any Contract or bid with a Governmental Authority (excluding any non-governmental entity) that would reasonably be expected to result in a Material Adverse Effect and (ii) since June 29, 2008, the Company and its Subsidiaries have not entered into any consent order or administrative agreement relating directly or indirectly to any such Contract or bid that has had or would reasonably be expected to result in a Material Adverse Effect.

(d) The Company and each of its Subsidiaries are in compliance in all material respects with all statutory and regulatory requirements relating to export controls and trade sanctions under Applicable Laws of the United States, as well as Applicable Laws of each jurisdiction in which the Company or its Subsidiaries are doing business, including, without limitation, the Export Administration Regulations administered by the United States Department of Commerce (including their anti-boycott provisions), the International Traffic in Arms Regulations administered by the United States Department of State, the economic and trade sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury, and the international boycott provisions of the Internal Revenue Code except where such failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(e) The Company and its Subsidiaries have an export control and trade sanctions compliance program designed to assure compliance with applicable government export control and trade sanction statutes, regulations, and other obligations, including obtaining licenses or other authorizations as required for access by foreign nationals to controlled technology.

(f) In the past five years, as regards to export controls compliance, the Company has not (i) received written notice from any Governmental Authority of deficiencies in its compliance efforts; (ii) made any voluntary disclosures to any Governmental Authority or other Person of facts that could result in any adverse action being taken by a Governmental Authority against the Company, except for such disclosures that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company; (iii) been notified in writing that it is in violation of any obligation, regulation or license authorization, except for such violations that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company; (iv) been under indictment, or, to the knowledge of the Company, civil or criminal investigation for false claims or other impropriety relating to export activity, except for such indictments, or civil or criminal investigations that have not or would not be reasonably be expected to have a Material Adverse Effect on the Company.

(g) Neither the Company nor any of its Subsidiaries has undergone or is undergoing any audit inspection or to the knowledge of the Company, any other review regarding export activity that would reasonably be expected to affect adversely its future export activity or otherwise result in government sanctions, except for such audit inspections or other reviews that have not had or would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.26  Occupational Safety and Health Matters.

(a) Since July 2, 2006, the Company is in compliance with, and is not in violation of, or liable under, any applicable Occupational Safety and Health Laws, except as has not had or would not reasonably be expected to have a Material Adverse Effect on the Company, and to the knowledge of the Company, no reason, including the presence of an imminent danger as that term is defined under Occupational Safety and Health Law, exists why the Company would not be capable of continued operation of the business in compliance with applicable Occupational Safety and Health Law without undue expense or burden;

(b) Since July 2, 2006, the Company has not received any written notice from any Governmental Authority or any other Person regarding (i) any failure to comply in any material respect with any applicable Occupational Safety and Health Law, or (ii) any obligation to undertake or bear any material cost of any Occupational Safety and Health Liabilities, including, without limitation, any Occupational Safety and Health Liabilities with respect to any of the Facilities, with respect to any Leased Real Property or Owned Real Property at, to, or from which Hazardous Substances have been generated, manufactured, refined, transferred, used or processed, transported, treated, stored, handled, transferred, disposed of, recycled, or received by the Company; and

(c) The Company has made available to the Parent copies of any written occupational and safety assessment or audit reports relating to the Company or the Facilities that has been prepared on behalf of the Company since July 2, 2006.

Section 4.27  Long Term Incentive Plan.  The Company or its Board of Directors, as applicable, has, prior to the time at which the Company’s Board of Directors approved this Agreement, taken all actions necessary to amend the 2004 LTIP, and has so amended it, to provide that, in respect of the Merger and any antecedent events relating to such Merger, a “Change in Control” as defined under the 2004 LTIP shall be deemed to occur only upon the consummation of the Merger, and not upon any antecedent event relating to the Merger including but not limited to approval, adoption, or recommendation of this Agreement or any other agreement relating to the Merger by the Company’s Board of Directors or stockholders. In addition, the Company or its Board of Directors, as applicable, has, prior to the time at which the Company’s Board of Directors approved this Agreement, taken all actions necessary to approve the employment agreements attached hereto as Exhibits A through F.

Section 4.28  Opinion of Financial Advisor.  Stifel, Nicolaus & Company, Incorporated has delivered to the Company’s Board of Directors its written opinion, dated the date hereof, to the effect that, as of the date hereof and based upon and subject to the qualifications, considerations, assumptions and limitations set forth therein, the Merger Consideration to be received by holders of Company Shares in connection with the Merger pursuant to the Merger Agreement is fair to such holders of Company Shares, from a financial point of view, a signed true and complete copy of which opinion will promptly be provided to Parent.

Section 4.29  Finders’ Fees.  Except for Stifel, Nicolaus & Company, Incorporated, the terms of whose engagement have been provided to Parent prior to the date of this Agreement, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.30  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article 4, the Company expressly disclaims any other representations or warranties of any kind or nature, express or implied, as to liabilities, operations of the facilities, the title, condition, value or quality of the Company. No exhibit to this Agreement, nor any other material or information provided by or communications made by the Company or any of its Affiliates, or by any advisor thereof, whether by use of a

“data room,” or in any information memorandum or otherwise, or by any broker or investment banker, will cause or create any warranty, express or implied, as to the title, condition, value or quality of the Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that:

Section 5.01  Corporate Existence and Power.  Each of Parent and Merger Subsidiary is (a) a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (b) has all corporate powers required to carry on its business as now conducted, except in the case of clause (b) as, individually, or in the aggregate, has not had and would not reasonably be expected to materially delay or impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated hereby on a timely basis. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 5.02  Corporate Authorization.  The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary enforceable against each of Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 5.03  Governmental Authorization.  The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the Required Governmental Authorizations, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable U.S. state or federal securities laws, (c) compliance with any requirements of the Nasdaq Global Market, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by Delaware Law and (e) any actions or filings the absence of which will not, individually or in the aggregate, materially delay or impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated hereby on a timely basis.

Section 5.04  Non-contravention.  The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that will not, individually or in the aggregate, materially delay or impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated hereby on a timely basis.

Section 5.05  Disclosure Documents.  None of the information provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Subsidiary makes any representation or warranty with respect to statements made by the Company included or incorporated by reference in the Company Proxy Statement, which are based on information not provided by or on behalf of Parent or Merger Subsidiary for the inclusion in the Company Proxy Statement or any amendment to supplement thereto.

Section 5.06  Financing.

(a) Parent has delivered to the Company true and complete copies of the executed commitment letter from UBS Securities LLC, UBS Loan Finance LLC, Credit Suisse Securities (USA) LLC and Credit Suisse AG, Cayman Islands Branch (collectively, the “Lender”), including any schedules, exhibits and annexes thereto and excerpts of the engagement letter associated therewith (the “Engagement Letter”) that contain any conditions to funding or “flex” provisions, and a copy of the fee letter associated therewith (the “Fee Letter”) with only fee amounts and “flex” provisions redacted (the Fee Letter, together with such commitment letter and any schedules, exhibits and annexes thereto, collectively, the “Commitment Letter”), pursuant to which the lender parties thereto have agreed, subject to the terms and conditions thereof, to provide or cause to be provided the debt amounts set forth therein (the “Financing”) (which may include up to $200.0 million in bridge financing (the “Bridge Financing”) to be utilized in the event the placement of high yield securities in a comparable amount (the “High-Yield Financing”) is not consummated prior to or concurrently with the Closing). Parent represents and warrants that the Engagement Letter and the “flex” provisions of the Fee Letter do not permit the imposition of any new conditions (or the expansion of any existing conditions) or any reduction in the Financing that would result in net cash proceeds less than the amount that would be required to consummate the Merger. As of the date of this Agreement, the Commitment Letter has not been amended, restated or otherwise modified and neither Parent nor Merger Subsidiary has waived any provision thereof, and the commitments contained in the Commitment Letter have not been withdrawn, modified or rescinded. As of the date of this Agreement, the Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of each of Parent or Merger Subsidiary and, to the knowledge of Parent, Lender (except to the extent that enforceability may be limited by the applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). There are no conditions precedent or contingencies related to the funding of the full amount (including pursuant to any “flex” provisions in connection therewith) of the Financing other than as expressly set forth in the Commitment Letter. There are no side letters or other agreements, Contracts or arrangements that would (i) affect the availability of the Financing, (ii) reduce the aggregate amount of the Financing, (iii) delay or prevent the Closing or (iv) modify the terms of the Financing in any manner materially adverse to Parent or Merger Subsidiary. As of the date of this Agreement, no event has occurred that (with or without notice or lapse of time, or both) would or would reasonably be expected to constitute a breach or default under the Commitment Letter by Parent or Merger Subsidiary or, to the knowledge of Parent, any other party thereto under the Commitment Letter. As of the date of this Agreement, neither Parent nor Merger Subsidiary has any reason to believe that any of the conditions to the Financing contemplated by the Commitment Letter will not be satisfied; provided that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties of the Company in this Agreement or the failure to of the Company to comply with any of its covenants in this Agreement. Parent or Merger Subsidiary has fully paid any and all commitment fees or other fees required by the terms of the Commitment Letter to be paid on or before the date of this Agreement. The aggregate proceeds contemplated by the Commitment Letter, together with other financial resources of Parent and Merger Subsidiary including cash, cash equivalents and marketable securities of Parent, Merger Subsidiary, the Company and the Company’s Subsidiaries on the Closing Date, will be sufficient for Parent and Merger Subsidiary to consummate the Merger upon the terms contemplated by this Agreement and to pay all related fees and expenses; provided that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties of the Company in this Agreement or the failure to of the Company to comply with any of its covenants in this Agreement.

(b) Assuming (i) the accuracy of the representations and warranties of the Company set forth in Article 4 hereof (for such purposes, such representations and warranties shall be true and correct in all material respects and all knowledge, materiality or “Material Adverse Effect” qualifications or exceptions contained in such representations and warranties shall be disregarded) and (ii) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be reasonable, as of the Effective Time, after giving effect to the transactions contemplated by this Agreement, including the Financing, and the payment of the aggregate Merger Consideration, any other repayment or refinancing of existing indebtedness contemplated by this Agreement or the Commitment Letter, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby and payment of all related fees and expenses, Parent will be Solvent as of the Effective Time and immediately following the transactions contemplated hereby. For purposes of this Section 5.06, “Solvent” with respect to the Parent means that, as of any date of determination, (i) the amount of all of the assets of Parent and its Subsidiaries, taken as a whole, at a fair valuation, exceeds, as of such date, the sum of the debts of Parent and its Subsidiaries; (ii) Parent will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged following the Closing Date; and (iii) Parent will be able to pay its liabilities, including contingent and other liabilities, as they mature; provided that the terms set forth in this definition in each case shall be interpreted in accordance with the applicable federal Laws governing determinations of the insolvency of debtors.

Section 5.07  Finders’ Fees.  Except for UBS Securities LLC and Credit Suisse, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who is entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 5.08  Litigation.  As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries before any Governmental Authority or arbitrator that will, individually or in the aggregate, materially delay or impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated hereby on a timely basis, nor is there any Order outstanding against, or, to the knowledge of Parent, investigation by any Governmental Authority or arbitrator involving, Parent or any of its Subsidiaries that will, individually or in the aggregate, materially delay or impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated hereby on a timely basis.

Section 5.09  Investigation by Parent and Merger Subsidiary.  In entering into this Agreement, each of Parent and Merger Subsidiary has relied upon its own investigation and analysis, and each of Parent and Merger Subsidiary acknowledges that, except for the representations and warranties of the Company expressly set forth in Article 4, none of the Company or its Subsidiaries nor any of their respective representatives makes any representation or warranty, either express or implied, including as to (a) the accuracy or completeness of any of the material, information or documents provided or made available to Parent or Merger Subsidiary or any of their representatives or (b) any projections, estimates or budgets for the Company or its Subsidiaries.

Section 5.10  Ownership of Company Common Stock.  For the three (3) years prior to the date hereof, neither Parent nor Merger Subsidiary has beneficially owned (within the meaning of Section 13 of the 1934 Act and the rules and regulations promulgated thereunder) or “owned” (as defined in Section 203 of Delaware Law) any Shares (other than pursuant to this Agreement) or has been an “interested stockholder” (as defined in Section 203 of Delaware Law), or is a party to any Contract, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Shares.

Section 5.11  Employee Matters.  As of the date of this Agreement, Parent has no intention to, during the period commencing at the Effective Date and ending on December 31, 2011, with respect to the employees of the Company and its Subsidiaries as of the Effective Time (the “Current Employees”) who remain employees of the Surviving Corporation or any of its Subsidiaries following the Effective Time, reduce the base salary, annual and quarterly bonus opportunities, welfare benefits and perquisites (excluding equity and equity based incentive compensation) provided by the Company and its Subsidiaries to the Current Employees immediately prior to the Effective Time, provided, however, that nothing herein shall limit Parent’s ability to operate the business of Parent or the Surviving Corporation as it deems necessary following the Closing.

ARTICLE 6

COVENANTS OF THE COMPANY

The Company agrees that:

Section 6.01  Conduct of the Company.  From the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and in compliance with all material Applicable Laws and all material governmental authorizations, and use its commercially reasonable efforts to preserve intact its present business organization, maintain in effect all Company Permits, keep available the services of its directors, officers and employees and maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing and to the fullest extent permitted by Applicable Law, from the date of this Agreement until the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule, or with Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or to the extent permitted or required by another Section of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) amend its certificate or articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) or the Company Rights Agreement;

(b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities (other than dividends or distributions by any of its wholly-owned Subsidiaries), or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any of its securities or any securities of any of its Subsidiaries, other than the cancellation of Company Stock Options in connection with the exercise thereof;

(c) (i) grant, issue, deliver or sell, or authorize the grant, issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of any shares of the Company Stock upon the exercise of Company Stock Options that are outstanding on the date of this Agreement in accordance with the terms of those options on the date of this Agreement or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(d) directly or indirectly (i) acquire (including by merger, consolidation, or acquisition of stock or assets) all or substantially all of the equity interest or assets of any corporation, partnership, other business organization or any division thereof from any other Person, (ii) merge or consolidate with any other Person or (iii) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

(e) sell, lease, license or otherwise dispose of any Subsidiary or any material amount of assets, securities or property having in the aggregate either a book value or fair market value in excess of $1,000,000, except (i) pursuant to existing Contracts, copies of which have been previously provided to Parent or (ii) sales of inventory in the ordinary course consistent with past practice;

(f) create or incur any Lien on any material asset other than Permitted Liens;

(g) make any loan, advance or investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any Person other than (i) loans or advances to, or investments in, its wholly-owned Subsidiaries, (ii) advances to suppliers in the ordinary course of business consistent with past practice, in each case, that do not exceed the advance received by the Company from its customer under the order or Contract for which such supplier is providing supplies to the Company, or (iii) advances in an amount not in excess of $50,000;

(h) (i) create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money, any obligations under conditional or installment sale Contracts or other Contracts relating to purchased property, debt securities, options, warrants, calls or other rights to acquire any debt securities of the Company or its Subsidiaries, any “keepwell” or other agreement to maintain any financial statement condition of any other Person or any guarantees of any of the foregoing (collectively, “Indebtedness” ) other than (A) such Indebtedness pursuant to Contracts that exist on the date hereof, copies of which have been provided to Parent or (B) new Indebtedness of up to $50,000 in the aggregate or (ii) amend, modify or refinance any Indebtedness other than Indebtedness in an amount not to exceed $50,000 in the aggregate;

(i) (i) enter into or offer or propose to enter into, amend or terminate any Contract (other than any Contract with any customer or supplier of the Company or its Subsidiaries entered into in the ordinary course of business consistent with past practice) that provides for payments to or from the Company or any of its Subsidiaries in excess of $500,000 over any twelve month period or (ii) or waive any material right under any such Contract;

(j) terminate, suspend, abrogate, amend or modify in any material respect any material Company Permit;

(k) except as required by this Agreement, Applicable Laws or existing Employee Plans or Contracts, (i) grant, increase or accelerate any severance, termination pay or benefits to (or amend any existing arrangement providing for such severance, termination pay or benefits with) any of their respective directors, officers or employees, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any of their respective existing directors, officers or employees, (iii) establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, severance, compensation, stock option, restricted stock or other benefit plan or arrangement covering any of their respective directors, officers or employees or (iv) increase or accelerate the compensation, bonus or other benefits payable to any of their respective directors, executives, employees or independent contractors, except, in the case of employees who are not officers, increases that are not material and that are made in the ordinary course of business consistent with past practice;

(l) make any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act, as approved by its independent public accountants;

(m) settle or compromise any material liability for Taxes, amend any material Tax Return, make or revoke any material Tax election, adopt or change any material method of accounting for Tax purposes, surrender any right to a claim for refund of material Taxes, or change any material Tax reporting method policy or procedure;

(n) commence any Action or settle, or offer or propose to settle, any Action or other claim involving or against the Company or any of its Subsidiaries involving a payment by or to the Company or its Subsidiaries in excess of $100,000 or that would impose any equitable relief on, or the admission of wrongdoing by, the Company;

(o) fail to use reasonable efforts to maintain existing material insurance policies or comparable replacement policies to the extent available for a similar reasonable cost;

(p) assign, sell, otherwise transfer or grant any license or other rights with respect to any Company Owned Intellectual Property or fail to prosecute and maintain all patents, registrations and applications included in the Company Owned Intellectual Property, including by paying any related fees when due;

(q) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (ii) cancel any material Indebtedness or (iii) waive, release, grant or transfer any right of material value;

(r) renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries other than as permitted in Section 6.02(b);

(s) enter into any material new line of business outside of its existing business;

(t) enter into any new lease or amend the terms of any existing lease with respect to the Leased Real Property;

(u) intentionally take any action (or intentionally omit to take any action) that would, to the knowledge of the Company at the time the action is taken, result in any of the conditions set forth in Article 9 not to be satisfied;

(v) intentionally take any action (or intentionally omit to take any action) that would, to the knowledge of the Company at the time the action is taken, materially and adversely affect Parent’s and Merger Subsidiary’s ability to consummate the Financing;

(w) purchase, lease or license or make any commitment to purchase, lease or license, any real property or personal property (including any software) or incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, in each case, at a cost in excess of $300,000 for any individual item or $3,000,000 in the aggregate; or

(x) agree, resolve or commit to do any of the foregoing.

Section 6.02  No Solicitation; Other Offers.

(a) Subject to Section 6.02(b), the Company shall not, and shall cause the Company’s Subsidiaries not to, and shall not knowingly permit or authorize its and their officers, directors, employees, investment bankers, attorneys, accountants, consultants and other authorized agents, advisors or representatives (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) withdraw or modify in a manner adverse to Parent or the Merger, or publicly propose to withdraw or modify in a manner adverse to Parent or the Merger, the Company Board Recommendation, or recommend, endorse, adopt or approve or publicly propose to recommend, endorse, adopt or approve an Acquisition Proposal (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) grant any waiver or release under any standstill or similar agreement with respect to any voting securities of the Company or any of its Subsidiaries, or (v) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, or other similar instrument constituting or relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”) or (vi) resolve or agree to do any of the foregoing. The Company shall, and shall cause its Subsidiaries to, and shall instruct their respective Representatives to, (A) cease immediately and terminate any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Acquisition Proposal, (B) instruct any such Third Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information and (C) subject to Section 6.02(b), not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal, and enforce the provisions of any such agreement.

(b) Notwithstanding the foregoing, at any time prior to the adoption of this Agreement by Company’s stockholders, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may, subject to compliance with Section 6.02(c), (i) engage in negotiations or discussions (including, as a part thereof, making any counterproposal or counter offer to) with any Third Party that, subject to the Company’s compliance with Section 6.02(a), has made after the date of this Agreement a Superior Proposal or a bona fide unsolicited written Acquisition Proposal that the Board of Directors of the Company believes in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) is reasonably likely to lead to a Superior Proposal, (ii) thereafter furnish to any Third Party that, subject to the Company’s compliance with Section 6.02(a), has made after the date of this Agreement a Superior Proposal, nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement; provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party), (iii) terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Superior Proposal; and (iv) make an Adverse Recommendation Change, but in each case referred to in the foregoing clauses (i) through (iv) only if the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel to the Company, that failure to take such action would likely result in a breach of its fiduciary duties under Applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to Section 6.02(c). Nothing contained herein shall prevent the Board of Directors of the Company from complying with requirements Rule 14e-2(a) under the 1934 Act or complying with the requirements of Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal, so long as any action taken or statement made to so comply is consistent with this Section 6.02(b) provided, however, that in no event shall this sentence affect the obligations of the Company otherwise specified in Sections 6.02(a), (b) and (c). For the avoidance of doubt, a “stop, look and listen” or similar communication of the type contemplated by Rule 14d 9(f) under the 1934 Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Company’s recommendation to the stockholders of the Company in favor of the Merger shall not be deemed to be an Adverse Recommendation Change (including for purposes of Section 10.01(c)(i)).

(c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iv) of Section 6.02(b) unless (i) the Company shall have delivered to Parent at least three (3) Business Days prior written notice advising Parent that it intends to take such action and specifying the reasons therefor (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new two Business Day period), (ii) prior to the expiration of such three Business Day period (or two Business Day period, as applicable), Parent does not make a proposal to adjust the terms and conditions of this Agreement that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and its financial advisor) to be at least as favorable as the Superior Proposal after giving effect to, among other things, the payment of the Company Termination Fee set forth in Section 11.04(b), such that the Board of Directors of the Company determines that the failure to take such action is no longer likely to result in a breach of its fiduciary duties to the stockholders of the Company under Applicable Law, and (iii) the Company shall continue to advise Parent after delivery of such notice of the status and material terms of any discussions and negotiations with the Third Party. During the three Business Day period (or two Business Day period, as applicable) prior to its effecting an Adverse Recommendation Change or terminating this Agreement pursuant to Section 10.01(d)(i), the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent in good faith (to the extent Parent seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent. In addition, the Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry that would be reasonably expected to lead to an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that to the knowledge of the Company may be considering making, or has made, an Acquisition Proposal, which notice shall be provided in writing and shall identify the material terms and conditions of, any such Acquisition Proposal, inquiry or request (including any material changes thereto and the identity of the Person making such Acquisition Proposal) and shall be accompanied by a copy of any written Acquisition Proposal and a copy of the relevant Alternative Acquisition Agreement, if applicable, and any other relevant transaction documents with respect to such Acquisition Proposal. The Company shall keep Parent informed (in writing) in all material respects on a timely basis of the status and details (including, within 24 hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such Acquisition Proposal, request or inquiry, including furnishing copies of any additional written inquiries, correspondence and draft documentation.

“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal for at least 66.67% of the outstanding shares of Company Common Stock or all or substantially all of the assets of the Company and its Subsidiaries on terms that the Board of Directors of the Company determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal would result in a transaction (i) that if consummated, is more favorable to Company’s stockholders from a financial point of view than the Merger or, if applicable, any binding proposal by Parent capable of being accepted by the Company to amend the terms of this Agreement taking into account all the terms and conditions of such proposal and this Agreement (including the expected timing and likelihood of consummation, taking into account any governmental and other approval requirements, and including any break-up fees and expense reimbursement provisions), (ii) that is reasonably likely to be completed on the terms proposed, taking into account the identity of the person making the proposal, any approval requirements and all other financial, legal and other aspects of such proposal and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

(d) The Company agrees that any violation of the restrictions set forth in this Section 6.02 by any Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by the Company. The materiality of any such breach shall be determined under Applicable Law based on the facts and circumstances of any such breach.

(e) The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to comply with any of the terms of this Section 6.02, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.

(f) The Company shall not take any action to (i) exempt any Person (other than Parent, Merger Subsidiary and their respective Affiliates) from the restrictions on “business combinations” contained in Section 203 of the Delaware (or any similar provision of any other Applicable Law) or otherwise cause such restrictions not to apply or (ii) amend or waive the Company Rights Agreement, redeem the Company Rights or exempt any Person (other than Parent, Merger Subsidiary and their respective Affiliates) from the Company Rights Agreement, or agree to do any of the foregoing, in each case unless such actions are taken substantially concurrently with a termination of this Agreement pursuant to Section 10.01(d)(i).

Section 6.03  Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time and subject to Applicable Law, the Company shall, and shall cause its Subsidiaries to, upon reasonable notice and request, (i) give to Parent, its counsel, financial advisors, auditors, Financing Sources and other authorized representatives reasonable access during normal business hours to its offices, properties, books and records, including, but not limited to, for purposes of continuing their due diligence of the Company and without limitation for matters relating to export controls and government contracts, (ii) furnish to Parent and its counsel such financial and operating data and other information as such Persons may reasonably request and a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing contained in this Section shall, prior to the Effective Time, require the Company to take any action that would, in the good faith judgment of the Company, constitute a waiver of the attorney-client or similar privilege or trade secret protection held by the Company or any of its Subsidiaries or violate confidentiality obligations owing to third parties; provided, however, that the Company shall make a good faith effort to accommodate any request from Parent for access or information pursuant to this Section in a manner that does not result in such a waiver or violation. All information furnished pursuant to this Section shall be subject to the confidentiality agreement, dated as of November 22, 2010, between Parent and the Company (the “Confidentiality Agreement”).

(b) The Company shall deliver to Parent monthly consolidated and consolidating financial statements of the Company and its Subsidiaries within 15 calendar days of the end of each fiscal month.

Section 6.04  Stockholder Action.  From the date of this Agreement until the Effective Time, the Company shall not settle or offer to settle any stockholder Action against the Company and/or its directors or executive officers relating to this Agreement and the transactions contemplated hereunder, without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), and the Company shall use its reasonable best efforts to keep Parent informed with respect to status of, and any material developments in, any such Action.

Section 6.05  FIRPTA Certificate.  On or prior to the Closing Date, the Company shall use commercially reasonable efforts to provide to Parent an affidavit satisfying the requirements of Treasury Regulation Section 1.1445-2(c)(3) in form and substance reasonably satisfactory to Parent; it being understood that notwithstanding anything to the contrary contained herein, if the Company fails to provide Parent with such certification, the Parent, the Surviving Corporation, or the Paying Agent shall be entitled to withhold the requisite amount from consideration otherwise payable pursuant to this Agreement in accordance with Section 1445 of the Code and the applicable Treasury Regulations and Section 2.07 hereof and that any amount so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which the Paying Agent, Parent or the Surviving Corporation, as the case may be, made such deduction and withholding.

ARTICLE 7

COVENANTS OF PARENT

Section 7.01  Conduct of Parent.  From the date of this Agreement until the Effective Time, except with the Company’s prior written consent, Parent shall not take any action that would make any representation or warranty of the Parent hereunder inaccurate in any material respect at, or as of any time before, the Effective Time or would materially delay the Closing. From the date of this Agreement until the Effective Time, Parent shall not, and shall cause Merger Subsidiary not to (i) intentionally take any action (or intentionally omit to take any action) that would, to the knowledge of the Parent at the time the action is taken, result in any of the conditions set forth in Article 9 not to be satisfied; or (ii) intentionally take any action (or omit to take any action) that would, to the knowledge of Parent at the time the action is taken, materially and adversely affect Parent’s and Merger Subsidiary’s ability to consummate the Financing.

Section 7.02  Obligations of Merger Subsidiary.  Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.03  Voting Shares.  Parent shall vote (or cause to be voted) all shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

Section 7.04  Director and Officer Liability.  Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) For six years after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless each current and former officer, director, trustee, member and fiduciary of the Company and its Affiliates (each, together with such person’s heirs, executors or administrators, an “Indemnified Person”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted by Applicable Law; provided, however, that such advance shall be conditioned upon the Surviving Company’s receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be ultimately determined by final judgment of a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified pursuant to this Section 7.04(a)), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, arbitration, proceeding or investigation in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other Applicable Law or provided under the Company’s articles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law. In the event of any such action, Parent and the Surviving Corporation shall cooperate with the Indemnified Person in the defense of any such action.

(b) Parent shall cause the Surviving Corporation to continue in full force and effect for a period of six years from the Effective Time the provisions in existence in the Company’s and its Subsidiaries’ Organizational Documents in effect on the date of this Agreement regarding elimination of liability of directors, indemnification and exculpation of officers, directors and employees and advancement of expenses.

(c) For six years after the Effective Time, Parent shall cause the Surviving Corporation to provide officers’ and directors’ liability and similar insurance (collectively, “D&O Insurance”) in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Person covered as of the date of this Agreement by the Company’s D&O Insurance policies on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of this Agreement (or a six-year prepaid “tail policy” on terms and conditions reasonably acceptable to Parent providing coverage benefits and terms no less favorable to the Indemnified Persons than the Company’s current such policy; for the avoidance of doubt, the Company may purchase such “tail policy” at its option prior to the Effective Time, and, in such case Parent shall cause such policy to be in full force and effect for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation); provided that, in satisfying its obligation under this Section 7.04(c), the Surviving Corporation shall not be obligated to pay annual premiums in the aggregate in excess of $250,000 and provided further that, if the aggregate annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or the Surviving Corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

(e) The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights such Person may have under the Organizational Documents of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

Section 7.05  Employee Matters.

(a) Subject to Section 2.05, Parent shall make payments in such amounts and to such Company employees as set forth on Section 7.05(a) of the Company Disclosure Schedule pursuant to the Company’s 2004 LTIP at the time such payments would be paid under such plan in accordance with its terms. Parent shall make payments to Company employees eligible to participate in the Company’s 2011 annual incentive plan as of the date of this Agreement at the ordinary time such payments would otherwise be paid under such plan in accordance with its terms, provided that all such payments shall be based on the amounts accrued as expense relating to such bonus plan on the Company’s financial statements, but in no event shall such amount exceed $3,900,000.

(b) With respect to any employee benefit plan maintained by Parent or its Affiliates in which any Current Employee first becomes eligible to participate, on or after the Effective Time (the “Parent Plans”), Parent shall use commercially reasonable efforts to (i) during the period commencing on the Effective Date and ending on December 31, 2011 waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such Current Employee under any health and welfare Parent Plans in which such Current Employee may be eligible to participate after the Effective Time; and (ii) credit Current Employees with service for time worked for the Company or its Subsidiaries prior to the Effective Time for purposes of eligibility to participate in and vesting credit under (but not for the purposes of benefit accrual under) any such Parent Plan to the extent permitted under the terms of such Parent Plan, provided, however, that in no event shall any credit be given to the extent it would result in the duplication of benefits for the same period of service.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

Section 8.01  Stockholder Meeting; Proxy Material.  As promptly as practicable after the date of this Agreement (and in any event within 15 Business Days after the date hereof), the Company shall file the Company Proxy Statement with the SEC in preliminary form as required by the 1934 Act, and shall use all reasonable efforts to have the Company Proxy Statement cleared by the SEC. The Company shall obtain and furnish the information required to be included in the Proxy Statement, shall provide Parent and Merger Subsidiary with any comments that may be received from the SEC or its staff with respect thereto, shall respond promptly to any such comments made by the SEC or its staff with respect to the Company Proxy Statement, and shall cause the Company Proxy Statement in definitive form to be mailed to the Company’s stockholders at the earliest practicable date. If at any time prior to obtaining the Company Stockholder Approval, any information relating to the Merger, the Company, Parent, Merger Subsidiary or any of their respective Affiliates, directors or officers should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Company Proxy Statement so that such document would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the Company shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Applicable Law, disseminate such amendment or supplement to the stockholders of the Company. Notwithstanding the foregoing, prior to filing or mailing the Company Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Parent, Merger Subsidiary and their counsel a reasonable opportunity to review and comment on such document or response and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent, Merger Subsidiary and their counsel. The Company shall establish a record date and cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held as promptly as reasonably practicable after the Company Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders for the purpose of voting on the approval and adoption of this Agreement and the Merger. Except in the case of an Adverse Recommendation Change specifically permitted by Section 6.02(b), the Board of Directors of the Company shall (i) recommend approval and adoption of this Agreement and the

Merger by the Company’s stockholders, (ii) include such recommendation in the Company Proxy Statement and (iii) publicly reaffirm such recommendation to its stockholders at least two (2) Business Days prior to the Company Stockholder Meeting after a request to do so by Parent or Merger Subsidiary; provided, however, if the Company receives an Acquisition Proposal and Parent requests that the Company reaffirm its recommendation less than seven (7) Business Days prior to the Company Stockholder Meeting, the Company shall have the right to postpone the Company Stockholder Meeting to the seventh (7th) Business Day from the date of Parent’s request to reaffirm its recommendation. An Adverse Recommendation Change made in compliance with Section 6.02(b) will not constitute a breach by the Company of this Agreement. In connection with such meeting, the Company shall (i) use its commercially reasonable efforts to obtain the Company Stockholder Approval and (ii) otherwise comply in all material respects with all legal requirements applicable to such meeting.

Section 8.02  Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate in the most expeditious manner possible the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) taking all appropriate actions, and doing, or causing to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain and maintain all approvals, consents, registrations, permits, licenses, certificates, variances, exemptions, orders, franchises, authorizations and other confirmations of all Governmental Authorities or other third parties that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and to fulfill the conditions to the transactions contemplated by this Agreement, (iii) defending any actions, suits, claims, investigations or proceedings threatened or commenced by any Governmental Authority or arbitrator relating to the transactions contemplated by this Agreement, including seeking to have any stay, temporary restraining order or preliminary injunction entered by any Governmental Authority or arbitrator vacated or reversed, and (iv) cooperating to the extent reasonable with the other parties hereto in their efforts to comply with their obligations under this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and all other filings required (1) under any applicable non-US antitrust or competition laws (together with the HSR Filings, the “Antitrust Filings”) and (2) under any other applicable competition, merger control, antitrust or similar law that the Company and Parent deem advisable or appropriate with respect to the transactions contemplated hereby as promptly as practicable and in any event within fifteen (15) Business Days of the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. In addition, Parent shall use its commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorizations relating to the HSR Act or similar non-US laws that are required for the consummation of the transactions contemplated by this Agreement, which efforts shall include, without limitation, the proffer by Parent of its willingness to accept an order providing for the divestiture by Parent of such of its assets and businesses as are necessary to fully consummate the transactions contemplated by this Agreement, and an offer to hold separate such assets and businesses pending such divestiture. In the event that the FTC or the DOJ or any other Governmental Authority or arbitrator requires the divestiture or the holding separate by Parent of any assets, no adjustment shall be made to the Merger Consideration and Parent shall be required to hold such assets separate, or to divest them, as the case may be, following the Closing.

Section 8.03  Certain Filings.

(a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

(b) Each of Parent and the Company shall promptly notify the other party of any communication it receives from any Governmental Authority or arbitrator relating to the matters that are the subject of this Agreement and permit the other party to review in advance any proposed communication by such party to any Governmental Authority or arbitrator and shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives and any Governmental Authority or arbitrator. Neither Parent nor the Company shall agree to participate in any meeting with any Governmental Authority or arbitrator in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority or arbitrator, gives the other party the opportunity to attend and participate at such meeting.

Section 8.04  Public Announcements.  Except with respect to the announcement of any Adverse Recommendation Change (or proposed Adverse Recommendation Change), Parent and the Company shall consult with each other before issuing any press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference or conference call before such consultation.

Section 8.05  Stock Exchange De-listing.  Prior to the Closing Date, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of AMEX to enable the de-listing by the Surviving Corporation of the Company Common Stock from AMEX and the deregistration of the Company Common Stock under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.

Section 8.06  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.07  Notice of Certain Events.  Each of the Company and Parent shall promptly notify the other of:

(a) any notice or other communication from any Governmental Authority or arbitrator in connection with the transactions contemplated by this Agreement;

(b) any inaccuracy of any representation or warranty contained in this Agreement at any time during the term of this Agreement that could reasonably be expected to give rise to a risk of termination set forth in Section 10.01(c)(ii) or Section 10.01(d)(ii), as the case may be; and

(c) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that could reasonably be expected to give rise to a right of termination set forth in Section 10.01(c)(ii) or Section 10.01(d)(ii), as the case may be;

provided, however, that the delivery of any notice pursuant to this Section 8.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

Section 8.08  Rule 16b-3.  The Company shall, and shall be permitted to, take all actions as may be reasonably requested by any party hereto to cause any dispositions of equity securities of the Company by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the 1934 Act, to be exempt under Rule 16b-3 under the 1934 Act.

Section 8.09  Financing.

(a) Parent and Merger Subsidiary shall use their reasonable best efforts to arrange the Financing on the terms and conditions described in the Commitment Letter or on other terms that would not adversely impact the ability of Parent or Merger Subsidiary to consummate the transactions contemplated hereby, including using reasonable best efforts (taking into account the anticipated timing of the Marketing Period) to (i) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained therein (including any “market flex” provisions) or on other terms reasonably acceptable to Parent and not in violation of this Section 8.09, (ii) satisfy on a timely basis all conditions and covenants applicable to Parent in the Commitment Letter that are within its control and otherwise comply with its obligations thereunder, (iii) maintain in effect the Commitment Letter until the transactions contemplated by this Agreement are consummated, (iv) enforce its rights under the Commitment Letter, and (v) subject to the terms and conditions contemplated by the Commitment Letter, consummate the Financing at the Closing. Parent shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Commitment Letter, and/or substitute other debt financing for all or any portion of the Financing from the same and/or alternative Financing Sources, including without limitation to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Financing Commitment as of the date of this Agreement; provided, that any such amendment, replacement, supplement or other modification to or waiver of any provision of the Commitment Letter that amends the Financing and/or substitution of all or any portion of the Financing shall not (i) impose any additional conditions precedent or expand upon the conditions precedent to the Financing as set forth in the Commitment Letter, (ii) adversely impact the ability of Parent or Merger Subsidiary to enforce its rights against the other parties to the Commitment Letter or (iii) prevent or impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement. Parent shall be permitted to reduce the amount of Financing under the Commitment Letter in its reasonable discretion; provided, that Parent shall not reduce the Financing to an amount committed below the amount that is required, together with other financial resources of Parent and Merger Subsidiary including cash, cash equivalents and marketable securities of Parent, Merger Subsidiary, the Company and the Company’s Subsidiaries on the Closing Date, to consummate the Merger on the terms contemplated by this Agreement; and provided further, that such reduction shall not (i) impose any additional conditions precedent or expand upon the conditions precedent to the Financing as set forth in the Commitment Letter, (ii) adversely impact the ability of Parent or Merger Subsidiary to enforce its rights against the other parties to the Commitment Letter or (iii) prevent or impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement. For the avoidance of doubt, the syndication of the Financing to the extent permitted by the Commitment Letter shall not be deemed to violate Parent’s obligations under this Agreement. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice: (A) of any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach or material default) by any party to any Commitment Letter or definitive document related to the Financing of which Parent or its Affiliates becomes aware; (B) of the receipt of any written notice or other written communication from any Person with respect to any: (x) actual or potential material breach, material default, termination or repudiation by any party to any Commitment Letter or any definitive document related to the Financing or any provisions of the Commitment Letter or any definitive document related to the Financing or (y) material dispute or disagreement between or among any parties to any Commitment Letter or any definitive document related to the Financing (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or any definitive agreement with respect thereto); and (C) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the

Financing on the terms, in the manner or from the sources contemplated by the Commitment Letter or the definitive documents related to the Financing; provided, that in no event will Parent or Merger Subsidiary be under any obligation to disclose any information that is reasonably believed to be subject to attorney-client or similar privilege or that is requested for purposes of litigation. As soon as reasonably practicable, but in any event within three (3) Business Days after the date the Company delivers Parent or Merger Sub a written request, Parent and Merger Subsidiary shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence, and subject to the proviso of the immediately preceding sentence. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letter (including any “market flex” provisions), Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms and conditions not materially less favorable to Parent and Merger Subsidiary in an amount sufficient to consummate the transactions contemplated by this Agreement (any such alternative financing, any amended or substitute financing permitted by this Section 8.09(a), and the Financing, an “Available Financing”). In the event that on the final day of the Marketing Period (i) all or any portion of the Financing structured as High Yield Financing has not been consummated, (ii) all closing conditions contained in Article 9 shall have been satisfied or waived (other than those conditions that by their nature will not be satisfied until the Closing) and (iii) all conditions to the Bridge Financing set forth in the Commitment Letter have been satisfied, then Parent shall borrow under and use the proceeds of the Bridge Financing (or such alternative bridge financing) to replace such affected portion of the High Yield Financing on the Closing Date. Notwithstanding the foregoing or anything else set forth herein, the Company hereby acknowledges that it shall have no claims (contractual or otherwise) against any Financing Source relating to the Merger or the Financing.

For purposes of this Agreement, “Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Financing or any other Available Financing, including the parties to the Commitment Letter and any joinder agreements or definitive agreements relating thereto.

For purposes of this Agreement, “Marketing Period” shall mean the period of 35 consecutive calendar days commencing on the later of the date that both (i) Parent shall have received the Required Information and (ii) the Company has mailed to its stockholders the Company Proxy Statement; provided, that to the extent Parent receives the Required Information prior to the date that the Company Proxy Statement is mailed to the Company’s stockholders, such 35 day period shall be reduced, but not by more than ten days, by the number of days in advance of such mailing date that the Required Information is delivered to Parent and provided, further, that (A)(1) throughout and at the end of such 35 day period such Required Information shall at all times remain compliant with applicable provisions of Regulation S-X and Regulation S-K under the 1933 Act, (2) throughout and at the end of such 35 day period nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 9.02 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 35 consecutive calendar day period and (3) at the end of such 35 day period the conditions set forth in Section 9.01 shall be satisfied; provided, that such 35 consecutive calendar day period must (x) end on or prior to June 30, 2011, (y) begin on or after July 5, 2011 and end on or prior to August 19, 2011 or (z) begin on or after September 3, 2011; provided, further that if the Company has mailed to its stockholders the Company Proxy Statement on or prior to June 21, 2011 and the Required Information is delivered by June 18, 2011, the Marketing Period will be reduced to 15 consecutive Business Days solely for the period beginning on July 5, 2011 and ending on July 25, 2011, (B) the Marketing Period shall end on any earlier date that is the date on which the Financing, including the High-Yield Financing (other than any portion of the Financing that constituted Bridge Financing with respect to such High-Yield Financing) is consummated and (C) the Marketing Period shall not be deemed to have commenced if after the date hereof and prior to the completion of the Marketing Period:

(1) the Company’s outside auditor shall have withdrawn its audit opinion with respect to any financial statements contained in the Company’s most recently filed Annual Report on Form 10-K (including, if applicable, the Company 10-K) contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the consolidated financial statements of the Company for the applicable periods by the Company’s outside auditor or another independent public accounting firm;

(2) the Company issues a public statement indicating that it is restating, or intends to restate, any historical financial statements of the Company included in the Company SEC Documents or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant Company SEC Document or SEC Documents has or have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with applicable law; or

(3) the Company shall have been delinquent in filing any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, in which case the Marketing Period will not be deemed to commence unless and until any such delinquency has been cured.

(b) Prior to the Closing, the Company shall, and shall cause its Subsidiaries, and its and their respective Representatives (except for those Representatives which are not employees of Company or any of its Subsidiaries, including any outside legal and accounting Representatives, in which case the Company and its Subsidiaries shall use reasonable best efforts to cause such Representatives) to provide to Parent, Merger Subsidiary and the Financing Sources all cooperation reasonably requested by Parent and/or the Financing Sources that is necessary, proper or advisable in connection with any Available Financing and the transactions contemplated by this Agreement, including, without limitation (i) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, any Available Financing), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and cooperating with the marketing efforts of Parent, Merger Subsidiary and the Financing Sources, in each case in connection with any Available Financing, (ii) assisting in the preparation of (y) any offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with any Available Financing, including the syndication thereof; provided that any such assistance shall include execution and delivery of customary representation letters in connection with bank information memoranda, and (z) materials for rating agency presentations, (iii) as promptly as practical, furnishing Parent, Merger Subsidiary and the Financing Sources with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, including (x) all financial statements, pro forma financial information, financial data, audit reports and other information of the type required by Regulation S-X and Regulation S-K under the 1933 Act for registered offerings of debt securities and of the type and form customarily included in offering documents used in private placements pursuant to Rule 144A under the 1933 Act for companies such as the Company or Parent (including, to the extent applicable with respect to such financial statements, the report of the Company’s auditors thereon and related management discussion and analysis of financial condition and results of operations) to consummate any offering of debt securities contemplated by the Commitment Letter or any Available Financing, assuming that such offering was consummated at the same time during the Company’s fiscal year as the offering of debt securities contemplated by the Commitment Letter or any Available Financing (provided that in no circumstance shall the Company be required to provide subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, Compensation Disclosure and Analysis required by Regulation S-K Item 402(b) or other information customarily excluded from a Rule 144A offering memorandum), and (y) such other information and data as are otherwise necessary in order to receive customary “comfort” letters with respect to the financial statements and data referred to in the preceding clause (iii)(x) (including “negative assurance” comfort) from the independent auditors of the Company and its Subsidiaries on any date during the relevant period (all such information in this clause (iii), the “Required Information”), (iv) subject to customary confidentiality arrangements reasonably acceptable to the Company, providing due diligence materials reasonably requested by the Financing Sources in connection with any Available Financing, (v) upon Parent’s reasonable request, using reasonable best efforts to obtain accountants’ comfort letters, customary accountants’ consents for use of their reports in connection with offerings of securities under the 1933 Act (including Rule 144A thereunder), legal opinions, hedging agreements, appraisals, surveys, engineering reports, title insurance and other documentation and items relating to any

Available Financing, (vi) executing and delivering, as of the Effective Time (and only effective as of the Effective Time), any definitive agreements in respect of any Available Financing, including any pledge and security documents or other certificates, documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to such Available Financing (including a certificate of the Chief Financial Officer of the Company or any Subsidiary with respect to solvency matters and consents of accountants for use of their reports in any materials relating to such Available Financing) as may be reasonably requested by Parent in connection with such Available Financing, and otherwise reasonably facilitating the pledging of collateral (including cooperation in connection with the pay-off of the Company’s existing indebtedness and the release of related Liens) and providing the guarantees contemplated by any Available Financing, (vii) taking all actions reasonably necessary to (A) permit the Financing Sources to evaluate Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) prepare deposit account or other control agreements in connection with the foregoing, (viii) using commercially reasonable efforts to obtain landlord consents, waivers, consents, estoppels, surveys, title insurance and approvals from other parties to material contracts and Liens to which Company or any Subsidiary of Company is a party to the extent required to effect any Available Financing, (ix) using commercially reasonable efforts to ensure that the Financing Sources benefit from the existing lending relationships of Company and its Subsidiaries, (x) requesting customary payoff letters, Lien terminations and instruments of discharge to be delivered to allow for the payoff, discharge and termination in full on the Closing Date of all indebtedness and Liens under indebtedness of the Company required to be repaid as of the Effective Time by the terms of any Available Financing, (xi) furnishing Parent and the Financing Sources promptly with all documentation and other information required by any Governmental Authority with respect to any Available Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and in any event at least five (5) days prior to the Closing Date, and (xii) taking all corporate actions reasonably requested by Parent as are necessary to permit the consummation of any Available Financing, including the preparation, execution and delivery of resolutions, the holding of any necessary board meetings, and the amendment of any organizational document, and to permit the proceeds of any Available Financing, together with the cash at the Company and its Subsidiaries, to be made available to Parent on the Closing Date to consummate the transactions contemplated hereby (it being understood that no resolutions, amendment or availability of cash shall become effective until prior to the occurrence of the Effective Time). Notwithstanding anything to the contrary contained in this Section, prior to the Effective Time occurs, neither Company nor any of its Subsidiaries shall (A) be required to pay any commitment or other similar fee or (B) execute and deliver any definitive agreement or any other customary closing documents with respect to any Available Financing. The foregoing notwithstanding, nothing herein shall require any such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries. The Company will periodically update any such Required Information to be included in an offering document to be used in connection with any Available Financing in order to ensure that such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading. Notwithstanding any other provision herein, the Company hereby consents to the use of its and its Subsidiaries’ names, marks and logos and the dissemination of Required Information (subject to customary confidentiality provisions) in connection with any Available Financing; provided, that any such names, marks and logos are used, and the Required Information is disseminated, solely in a manner that is not intended or not reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective intellectual property rights.

ARTICLE 9

CONDITIONS TO THE MERGER

Section 9.01  Conditions to the Obligations of Each Party.  The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permissible, waiver) of the following conditions:

(a) the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;

(b) any applicable waiting period (and extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(c) there shall not be pending or threatened any Action by any Governmental Authority, having a reasonable likelihood of success, that seeks, directly or indirectly, to (i) challenge or make illegal or otherwise prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or to make materially more costly the Merger, or to obtain from the Company, Parent or Merger Subsidiary any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (ii) to prohibit or limit the ownership, operation or control by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries or (iii) to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any Shares (or shares of capital stock of the Surviving Corporation), including the right to vote the Shares purchased or owned by them on all matters properly presented to stockholders of the Company; and

(d) no Applicable Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits the consummation of the Merger.

Section 9.02  Conditions to the Obligations of Parent and Merger Subsidiary.  The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permissible, waiver by Parent) of the following further conditions:

(a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of the Company contained in Sections 4.01 (Corporate Existence and Power), 4.02 (Corporate Authorization), 4.04(i) and (ii) (Non-contravention), 4.05 (Capitalization), 4.07(c) (SEC Filings), 4.10(i) (Absence of Certain Changes) and 4.20 (Antitakeover Statutes) of this Agreement shall be true and correct in all respects; (iii) the representations and warranties of the Company contained in Section 4.25(d) through (g) (Regulatory Matters) of this Agreement shall be true and correct in all material respects; (iv) all other representations and warranties of the Company (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) shall be true and correct in all respects at and as of the date of this Agreement and as of the Effective Time as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and (v) Parent shall have received a certificate signed by the chief executive officer or chief financial officer of the Company to the foregoing effect;

(b) since the date of this Agreement, there shall not have occurred and be continuing as of the Effective Time any event, change or circumstance that has had a Material Adverse Effect on the Company; and

(c) The staff of the SEC shall not have rejected or expressly disapproved any of the material terms or conditions of that certain Offer of Settlement of LaBarge, Inc. executed by the Company on March 18, 2011.

Section 9.03  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permissible, waiver by the Company) of the following further conditions:

(a) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b) the representations and warranties of Parent contained in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) at and as of the date of this Agreement and as of the Effective Time as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected, individually or in the aggregate, to materially delay or impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated hereby on a timely basis; and

(c) the Company shall have received a certificate signed by the chief executive officer or chief financial officer of Parent to the effect of clauses (a) and (b) above.

ARTICLE 10

TERMINATION

Section 10.01  Termination.  Subject to Section 10.02, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before September 30, 2011 (the “End Date”); provided, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

(ii) there shall be any Applicable Law that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger and such enjoinment shall have become final and nonappealable provided, however, that the party seeking to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall have used all reasonable best efforts as may be required by Section 8.02 to prevent, oppose and remove such Applicable Law; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefore or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken.

(c) by Parent, if:

(i) (A) an Adverse Recommendation Change shall have occurred; (B) the Company or the Board of Directors of the Company (or any committee thereof) shall approve or recommend, or cause or permit the Company to enter into, an Alternative Acquisition Agreement relating to an Acquisition Proposal; (C) the Company or the Board of Directors of the Company (or any committee thereof) fails publicly to reaffirm its recommendation of the Merger within 10 Business Days after a request at any time to do so by Parent, or at least 2 Business Days prior to the Company Stockholder Meeting after a request to do so by Parent or Merger Subsidiary (provided that the Company Stockholder Meeting may be extended pursuant to clause (iii) of the sixth sentence of Section 8.01); (D) the Company shall have materially breached any of its obligations under Section 6.02; or (E) the Company or the Board of Directors of the Company (or any committee thereof) shall formally resolve or publicly authorize or publicly propose to take any of the foregoing actions; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred (A) that would cause the condition set forth in Section 9.02(a) not to be satisfied, and (B) such condition is not cured by the Company by the earlier of (x) the End Date or (y) 30 days following receipt by the Company of written notice of such breach or failure provided that, at the time of the delivery of such written notice, Parent shall not be in material breach of its obligations under this Agreement.

(d) by the Company if:

(i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a written definitive agreement concerning a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 11.04(b) in accordance with the terms, and at the times, specified therein; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred (A) that would cause the condition set forth in Section 9.03(a) not to be satisfied, and (B) such condition is not cured by the earlier of (x) the End Date or (y) 30 days following receipt by the Company of written notice of such breach or failure provided that, at the time of the delivery of such written notice, the Company shall not be in material breach of its obligations under this Agreement.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

Section 10.02  Effect of Termination.  If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto (except as provided in Section 11.04); provided that, if such termination shall result from the intentional and material breach by any party of any representation or warranty, covenant or agreement contained herein, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such breach, subject to Section 11.04. The provisions of this Section 10.02 and Article 11 (other than Section 11.13) shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11

MISCELLANEOUS

Section 11.01  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent or Merger Subsidiary, to:

Ducommun Incorporated
23301 Wilmington Avenue
Carson, CA 90745-6209
Attention: Jim Heiser, Esq.
Facsimile No.: (310) 513-7279

with a copy to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention: Dhiya El-Saden
Facsimile No.: (213) 229-6196

if to the Company, to:

9900 Clayton Road
St. Louis, MO 631214
Attention: Donald H. Nonnenkamp
Facsimile No.: (314) 812-9438

with a copy to:

Armstrong Teasdale LLP
7700 Forsyth Blvd., Suite 1800
St. Louis, MO 63105
Attention: David W. Braswell
Facsimile No.: (314) 612-2229

Bryan Cave LLP
211 North Broadway, Suite 3600
St. Louis, MO 63102
Attention: Don G. Lents
           Stephanie M. Hosler
Facsimile No.: (314) 552-8119
               (314) 552-8797

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.02  Non-Survival of Representations and Warranties.  The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, or except as otherwise provided in Section 10.02, upon termination of this Agreement.

Section 11.03  Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Company Stockholder Approval there shall be no amendment or waiver that pursuant to Delaware Law requires further Company Stockholder Approval without their further approval.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04  Expenses.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, the filing fees of the Notification and Report Forms filed under the HSR Act and any premerger notification and reports filed under similar applicable antitrust law of any non United States Governmental Authority shall be shared equally by Parent and the Company.

(b) If a Company Payment Event (as hereinafter defined) occurs, the Company shall pay Parent (by wire transfer of immediately available funds) a fee equal to $12,410,000 (the “Company Termination Fee”), less the amount of Parent Expenses previously paid to Parent (if any) pursuant to this Section 11.04(b), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. If, the Company Payment Event is pursuant to clause (x) of the definition thereof, the Company Termination Fee shall be paid simultaneously with the occurrence of such Company Payment Event (and as a condition to the effectiveness of the termination giving rise to such Company Payment Event) or, if the Company Payment Event is pursuant to clauses (y) or (z) of the definition thereof, the Company Termination Fee shall be paid within two Business Days following the consummation of an Acquisition Proposal. In the event that this Agreement is terminated by the Company or Parent pursuant to Section 10.01(b)(iii) under circumstances in which the Company Termination Fee is not then payable pursuant to this Section 11.04(b), then the Company shall reimburse Parent and its Affiliates for all of their reasonable out-of-pocket fees and expenses (including all fees and expenses of its Financing Sources, counsel, accountants, investment bankers, experts and consultants to Parent and Merger Sub and their Affiliates) incurred by Parent or Merger Subsidiary or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement, the Financing and the other transactions contemplated hereby (the “Parent Expenses”), up to a maximum amount of $5,000,000; provided, that the payment by the Company of the Parent Expenses pursuant to this Section 11.04(b), (i) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to this Section 11.04(b) and (ii) shall not relieve the Company from any liability or damage resulting from an intentional and material breach prior to such termination of any of its representations, warranties, covenants or agreements set forth in this Agreement.

“Company Payment Event” means the termination of this Agreement pursuant to (x) Section 10.01(c)(i) or Section 10.01(d)(i), (y) Section 10.01(b)(i) or (b)(iii) or (z) Section 10.01(c)(ii) under circumstances in which such breach or failure to perform was intentional and material, but only if in the case of clauses (y) and (z) (A) prior to such termination, an Acquisition Proposal shall have been made to the Company or shall have otherwise been publicly disclosed or proposed by a Third Party, and (B) within eighteen (18) months following the date of such termination the Company enters into a definitive Agreement with respect to a transaction described in the definition of “Acquisition Proposal” or recommends or submits an Acquisition Proposal to its stockholders, or a transaction in respect of an Acquisition Proposal is consummated, which, in each case, need not be the same Acquisition Proposal that shall have been made, publicly disclosed or communicated prior to termination hereof (provided, that for purposes of this definition only, all references to 20% in the definition of “Acquisition Proposal” shall be deemed instead to be “50%”).

(c) Each of the parties acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement; accordingly, if any party fails promptly to pay any amounts due pursuant to this Section 11.04, and, in order to obtain such payment, the owed party commences a suit that results in a judgment against the owing party for the amounts set forth in this Section 11.04, the owing party shall pay to the owed party its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 11.04 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, each of Parent and Merger Subsidiary acknowledges and agrees on behalf of itself and its Affiliates that (i) the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Subsidiary in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunity forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (ii) in the event that the Company Termination Fee becomes payable and is paid by the Company pursuant to this Section 11.04, the right to receive the Company Termination Fee shall constitute each of Parent’s and Merger Subsidiary’s and each of their Affiliates’ and representatives’ sole and exclusive remedy.

Section 11.05  Disclosure Schedule References.  If and to the extent any information required to be furnished in any Section of the Company Disclosure Schedule is contained in this Agreement or in any other Section of the Company Disclosure Schedule, such information shall be deemed to be included in all other Sections of the Company Disclosure Schedule in which the information would otherwise be required to be included to the extent the relevance of such disclosure to such Sections is readily apparent on its face. Disclosure of any fact or item in any Section of the Company Disclosure Schedules shall not be considered an admission by the disclosing party that such item or fact (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or Parent, as the case may be, or that such item or fact will in fact exceed any applicable threshold limitation set forth in the Agreement and shall not be construed as an admission by the disclosing party of any non-compliance with, or violation of, any third party rights (including but not limited to any intellectual property rights) or any

Applicable Law of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under the Agreement.

Section 11.06  Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.04 shall inure to the benefit of the parties hereto and their respective successors and assigns. (i) Except as provided in Section 7.04 and Section 7.05 and (ii) to the extent the Effective Time occurs, except for the rights of the holders of Company Common Stock, Company Restricted Shares, Company Stock Options and Performance Units under Article 2 of this Agreement to receive payment therefor, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the parties hereto agree that any Financing Source shall be an intended third party beneficiary of (i) the last sentence of the first paragraph of Section 8.09(a), (ii) Section 11.08 and (iii) Section 11.09.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.

Section 11.07  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 11.08  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

Section 11.09  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of a signed counterpart of a signature page of this Agreement by facsimile or by PDF file (portable document format file) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.11  Entire Agreement.  This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

Section 11.12  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority or arbitrator to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.13  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge and agree that damages of a party shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party and its stockholders (taking into consideration relevant matters, including lost stockholder premium, other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LABARGE, INC.

By:	/s/ Craig E. LaBarge
Name:     Craig E. LaBarge

Title:	Chairman, CEO and President

DLBMS, INC.

By:	/s/ Anthony J. Reardon
Name:     Anthony J. Reardon

Title:	President

DUCOMMUN INCORPORATED

By:	/s/ Anthony J. Reardon
Name:     Anthony J. Reardon

Title:	President and Chief Executive Officer

Signature Page to Merger Agreement

ANNEX I

AMENDED AND RESTATED CERTIFICATE
OF
INCORPORATION
OF
DUCOMMUN LABARGE TECHNOLOGIES, INC.

ARTICLE I

NAME OF CORPORATION

The name of the Corporation (the “Corporation”) is:

Ducommun LaBarge Technologies, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington 19808, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the Corporation shall have authority to issue is 100 shares, and each such share shall have a par value of $0.001.

ARTICLE V

BOARD POWER REGARDING BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

ARTICLE VI

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VII

LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE VIII

CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

INCORPORATOR

The name and mailing address of the incorporator of the Corporation is:

Louie Hopkins
Gibson, Dunn & Crutcher LLP
333 South Grand Ave.
Los Angeles, CA 90071-3197

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by [ ● ], its [ ● ], this [ ● ] day of [ ● ].

By:
Name:
Title:

ANNEX B

OPINION OF LABARGE’S FINANCIAL ADVISOR

Annex B

April 3, 2011

Board of Directors
LaBarge, Inc.
9900 Clayton
Road St. Louis, MO 93124

Gentlemen:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) understands that LaBarge, Inc., a Delaware corporation (the “Company” or “you”), Ducommun Incorporated, a Delaware corporation (“Buyer”), and DLBMS, Inc., a wholly-owned subsidiary of Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Acquisition Sub will be merged with and into the Company, with the Company as the surviving entity (the “Merger”). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of the Company, we understand that each outstanding share of the common stock, $0.01 par value per share (“Company Common Stock”), of the Company (other than Company Common Stock held by the Company or its subsidiaries or Buyer or its subsidiaries which will be cancelled without any payment with respect thereto) will be converted into the right to receive $19.25 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, as of the date hereof, to the holders of Company Common Stock of the Consideration to be received by such holders in connection with the Merger pursuant to the Merger Agreement.

In connection with our opinion, we have, among other things:

(i) reviewed and analyzed a draft copy of the Merger Agreement dated April 3, 2011;

(ii) reviewed certain publicly available financial and other data with respect to the Company, including the consolidated financial statements for recent years and interim periods to January 2, 2011 and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company;

(iii) made inquiries regarding and discussed the Merger and a draft copy of the Merger Agreement dated April 3, 2011, a draft copy of the Voting Agreement dated April 3, 2011, and other matters related thereto with the Company’s counsel;

(iv) reviewed certain publicly available information concerning the trading of, and the trading market for, Company Common Stock;

Board of Directors
LaBarge, Inc.
April 3, 2011

(v) reviewed and analyzed certain publicly available financial and stock market data and pricing metrics for selected publicly traded companies in the electronics manufacturing (“EMS”) and, to a lesser extent, aerospace and defense (“A&D”) industries which we considered relevant to our analysis;

(vi) reviewed the financial terms and valuation metrics, to the extent publicly available, of selected recent business combinations which we considered relevant to our analysis;

(vii) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company, furnished to us by them, including financial forecasts and related assumptions of the Company;

(viii) reviewed and discussed with representatives of the management of the Company their assessments as to existing and anticipated commercial relationships with key accounts of the Company, including the ability to retain existing accounts; and

(ix) conducted such other financial studies, analyses and investigations as we deemed necessary or appropriate for purposes of our opinion.

In connection with our review, we relied upon and assumed, without independent verification, the accuracy and completeness of all financial, production, reserve, cash flow and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus by or on behalf of the Company, Buyer or their respective advisors, or that was otherwise provided to, discussed with or reviewed by Stifel Nicolaus, and have not assumed any obligation to independently verify, and have not independently verified, any of such information. With respect to the financial forecasts for the Company provided to us by its management, upon their advice and with your consent, we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Company management at the time of preparation as to the future operating and financial performance of the Company and that they provide a reasonable basis upon which we can form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analysis and does not in any respect assume any responsibility for the accuracy or completeness thereof. We have further relied upon the assurances by the Company it is unaware of any facts that would make any information provided by or on behalf of it incomplete or misleading. Stifel Nicolaus assumed, with the consent of the Company, that any material liabilities (contingent or otherwise, known or unknown), if any, relating to the Company have been disclosed to Stifel Nicolaus.

We have also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, reserves, production levels, business or prospects of the Company since the date of the financial statements contained in the Company’s Quarterly Report on Form 10-Q for the period ended January 2,2011. With your consent, we have relied on advice of counsel and independent accountants to the Company as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Merger, and the Merger Agreement. Stifel Nicolaus has not been requested to make, and has not made, an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (including, without limitation, any contingent, derivative or other off-balance sheet assets or liabilities) of the Company, nor have we been furnished with any such evaluations or appraisals. This opinion does not address the consequences of, nor do we express any opinion as to any consideration that may be received in the Merger by, holders of Company Common Stock perfecting and pursuing appraisal rights as permitted by applicable law. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as

Board of Directors
LaBarge, Inc.
April 3, 2011

amended, and all other applicable statutes, rules and regulations, and that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to our analysis or opinion. We have further assumed with your consent that the Merger will be consummated on the terms and conditions described in the draft Merger Agreement referred to above, without any waiver, modification or amendment of any material term, condition, obligation or agreement.

Our opinion is necessarily based upon financial, economic, monetary, market and other conditions and circumstances existing on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect the conclusions reached in this opinion, and that Stifel Nicolaus does not have or assume any obligation to update, revise or reaffirm this opinion. Further, as you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, Buyer, their respective affiliates, or the Merger.

Our opinion is limited to whether the Consideration is fair to the holders of Company Common Stock, from a financial point of view. Our opinion does not consider, address or include: (i) any other strategic alternatives currently (or which may have been or may be) contemplated by the Company or the Company’s Board of Directors (the “Board”); (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Company Common Stock; (iii) the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company; nor does it address the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, in connection with the Merger, whether relative to the Consideration or otherwise; or (iv) the treatment of, or effect of the Merger on, the Company Stock Options or the Performance Units (as defined in the Merger Agreement). Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company Common Stock will trade following public announcement of the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger (the “Advisory Fee”). We have also acted as financial advisor to the Board and will receive a fee upon the delivery of this opinion that is not contingent upon consummation of the Merger (the “Opinion Fee”), provided that such Opinion Fee is creditable against any Advisory Fee. Other than the Advisory Fee, we will not receive any other significant payment or compensation contingent upon the successful consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we may actively trade the equity securities of the Company and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Stifel Nicolaus may seek to provide investment banking services to the Buyer or its affiliates in the future, for which we would seek customary compensation.

It is understood that this opinion is solely for the information of, and directed to, the Board for its information and assistance in connection with its evaluation of the financial terms of the Merger and is not to be relied upon by any stockholder of the Company or the Buyer or any other person or entity. Our opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or whether to enter into the Merger Agreement, or effect the Merger or any other transaction contemplated by the Merger Agreement, or to any stockholder of the Company as to how such stockholder should vote at any stockholders’ meeting at which the Merger is considered, or whether or not any such stockholder should enter into a voting or stockholders’ agreement with respect to the Merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. Further, this opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to or considered by the

Board of Directors
LaBarge, Inc.
April 3, 2011

Board or the Company, and does not address the underlying business decision of the Board or the Company to proceed with or effect the Merger, or any other aspect of the Merger.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this opinion. Our opinion may not be published, quoted or otherwise used or referred to, in whole or in part, nor shall any public reference to Stifel Nicolaus or this opinion be made, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities or to seek approval for the Merger or otherwise, nor shall our opinion be used for any other purposes, without the prior written consent of Stifel Nicolaus except as specifically permitted by the engagement letter agreement between Stifel Nicolaus and the Company, dated August 16, 2010.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in connection with the Merger pursuant to the Merger Agreement is fair to such holders of Company Common Stock, from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Annex C

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.)

ANNEX D

EXECUTION COPY

VOTING AGREEMENT

Annex D

Execution Version

VOTING AGREEMENT dated as of April 3, 2011 (this “Agreement”), by and among Ducommun Incorporated, a Delaware corporation (“Parent”), and the individuals and other parties listed on Schedule A attached hereto (each, a ‘‘Stockholder” and, collectively, the ‘‘Stockholders”).

WHEREAS, Parent, DLBMS, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and LaBarge, Inc., a Delaware corporation (the ‘‘Company”), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement;” terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent (the ‘‘Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Stockholder is the record and/or beneficial owner of the number of shares of capital stock of the Company set forth opposite such Stockholder’s name on Schedule A hereto (such shares of capital stock of the Company being referred to herein as such Stockholder’s ‘‘Original Shares;” the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company of which such Stockholder acquires record and/or beneficial ownership after the date hereof and during the term of this Agreement (including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, exchange or change of such Original Shares or through the exercise of any warrants, stock options or similar instruments), excluding the shares of capital stock of the Company set forth on Schedule B hereto under the column “Shares Potentially Transferred,” being collectively referred to herein as such Stockholder’s “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Representations and Warranties of Each Stockholder.  Each Stockholder hereby, severally and not jointly, represents and warrants to Parent in respect of himself, herself or itself as follows:

(a) Organization; Authority, Execution and Delivery; Enforceability.

(i) With respect to each Stockholder that is not a natural person, such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the requisite corporate or other comparable power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with and perform its obligations under the provisions of this Agreement. The execution and delivery of this Agreement by each Stockholder that is not a natural person, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with, and the performance by such Stockholder of its obligations under, the provisions of this Agreement have been duly authorized by all necessary corporate or other comparable action on the part of such Stockholder and no other corporate or other comparable proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

(ii) With respect to each Stockholder who is a natural person, such Stockholder has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms.

(iii) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance by such Stockholder with, and performance by such Stockholder of his, her or its obligations under, the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) with respect to each Stockholder that is not a natural person, the articles of incorporation or bylaws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (ii) any Contract to which such Stockholder is a party or any of the properties or assets of such Stockholder is bound or affected or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to such Stockholder or his, her or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law, (2) filings with the Securities and Exchange Commission (“SEC”) and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of such Stockholder to perform his, her or its obligations under this Agreement.

(b) Subject Shares.  The Stockholder is the record and/or beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and the Stockholder or such trust has good and marketable title to, the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any Liens. For the avoidance of doubt, the shares of capital stock of the Company set forth on Schedule B hereto under the column “Shares Potentially Transferred” shall not be subject to this Agreement. Other than as set forth on Schedule A and Schedule B hereto, such Stockholder does not own (of record or beneficially) or have the right to vote any (i) shares of capital stock of the Company or voting securities of the Company or (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company. Such Stockholder (individually or, where applicable, jointly with other Stockholders who are parties hereto) has the sole right to vote, Transfer (as defined in Section 2(c)) and demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement in each case with respect to all of such Subject Shares. None of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Subject Shares that would in any way limit the ability of such Stockholder to perform his, her or its obligations under this Agreement.

(c) Pending and Threatened Actions.  There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(d) Finders’ Fees.  Except as provided in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of such Stockholder.

(e) Reliance.  Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in material reliance upon such Stockholder’s execution and delivery of this Agreement and the agreements, representations and warranties of such Stockholder contained herein.

2. Covenants of each Stockholder.  Each Stockholder, severally and not jointly, agrees as follows:

(a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any postponement or adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall (i) when a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company or Parent for written consent, if any, and (ii) vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) in favor of, and consent to (or cause to be consented to), the approval of (A) the Merger Agreement, the Merger and each of the other transactions contemplated by the Merger Agreement, in each case whether or not the Board of Directors of the Company recommends such approval, and (B) any “golden parachute” compensation agreements and understandings subject to Section 14A(b)(1) of the Securities Exchange Act of 1934.

(b) At any meeting of the stockholders of the Company and at any postponement or adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall (i) when a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company or Parent for written consent, if any, and (ii) vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) against, and not consent to (and cause not to be consented to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (A) any merger agreement or merger involving the Company or other Acquisition Proposal (other than the Merger Agreement and the Merger), or other proposal, action or transaction involving the Company or any of its Stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or impede or interfere or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, (B) any change in the Company’s present capitalization or dividend policy or any amendment or other change to the Company’s Certificate of Incorporation or Bylaws, or (C) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger), in each case whether or not the Board of Directors of the Company recommends approval of such proposal, action or transaction (collectively, “Frustrating Transactions”).

(c) Such Stockholder shall not (i) sell (constructively or otherwise), transfer, pledge, assign, hypothecate, grant, encumber, gift, tender into any tender or exchange offer or otherwise dispose of (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or beneficial ownership or voting power thereof or therein, to any Person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a voting agreement with Parent on terms substantially identical to the terms of this Agreement, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Acquisition Proposal or Frustrating Transaction with respect to any Subject Shares, other than pursuant to this Agreement, or (iii) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement; provided, however, prior to the consummation of the Merger, Craig E. LaBarge may Transfer record ownership of the shares set forth on Schedule C hereto, in accordance with the transfer description set forth on Schedule C hereto, provided and only to the extent that Craig E. LaBarge remains the beneficial owner of such shares following such Transfer. In the event of a Transfer in violation of this provision, such Stockholder shall instruct the Company that such Transfer shall be void. Such Stockholder understands and agrees that if such Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Subject Shares, other than in compliance with this Agreement, such Stockholder shall instruct the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Subject Shares or (iii) record any such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

(d) Such Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal, dissenters’ or similar rights under Section 262 of Delaware Law or other applicable law in connection with the Merger.

(e) In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of the Company or other voting interests with respect to the Company, such securities or voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number and kind of Subject Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such securities or voting interests shall automatically become subject to the terms of this Agreement. Such Stockholder shall promptly notify Parent and the Company of any such event.

(f) Prior to the Termination Date (as defined below), such Stockholder shall not, and shall not authorize or permit to the extent applicable any of its Subsidiaries or any of its or their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other advisors, agents and representatives, directly or indirectly, to:

(i) solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal;

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal;

(iii) execute or enter into any agreement constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize, propose or agree to do any of the foregoing actions); or

(iv) make, or in any manner participate in, a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of shares of capital stock of the Company intending to facilitate any Acquisition Proposal or cause stockholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

(g) Such Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 2(f) above.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and Anthony J. Reardon, Joseph P. Bellino and James S. Heiser, in their respective capacities as officers or authorized representatives of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, and any individual designated in writing by any of them, as such Stockholder’s irrevocable proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Subject Shares (owned of record or beneficially), or grant a consent or approval in respect of such Subject Shares, (i) in favor of the approval of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Acquisition Proposal or any Frustrating Transaction and (iii) otherwise in accordance with Section 2 of this Agreement. The proxy granted in this Section 3 shall expire upon the termination of this Agreement. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in material reliance upon such Stockholder’s execution and delivery of this Agreement.

(b) Each Stockholder, severally and not jointly, represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable, and such Stockholder hereby revokes all such proxies.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked except as provided herein. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of Delaware Law.

4. No Inconsistent Agreements.  Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Subject Shares and (b) has not granted, and shall not grant at any time prior to the date of termination of this Agreement, a proxy or power of attorney with respect to any Subject Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

5. Further Assurances.  Each Stockholder shall take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. No Stockholder shall commit or agree to take any action that would in any way limit the ability of such Stockholder to perform his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 3.

6. Additional Matters.  Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of, or voting rights in respect of, such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder’s heirs, devisees, guardians, administrators, or permitted successors or assigns, and each Stockholder further agrees to take all actions reasonably necessary to effectuate the foregoing. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number and kind of Subject Shares listed on Schedule A hereto opposite the name of each Stockholder shall be adjusted appropriately.

7. Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either a Stockholder or Parent without the prior written consent of the other party. Any purported assignment in violation of this Section 7 shall be null and void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.

8. Termination.  This Agreement shall terminate upon the earlier of (i) the Effective Time, (ii) the End Date and (iii) the termination of the Merger Agreement in accordance with its terms; provided that the provisions set forth in Section 10, 11, and 13-15 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Nothing in this Section 8 shall relieve or otherwise limit the liability of any party for breach of this Agreement prior to the termination of this Agreement.

9. General Provisions.

(a) Amendments.  This Agreement is between each Stockholder and Parent severally and not jointly and may not be amended except by an instrument in writing signed by Parent and such amending Stockholder. Any such amendment shall be effective only as to Parent and such amending Stockholder.

(b) Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 11.01 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c) Interpretation.  When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References herein to the masculine, feminine or neuter gender shall include all genders. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to his, her or its permitted successors and assigns.

(d) Counterparts; Effectiveness.  This Agreement may be executed in counterparts (including by facsimile or by PDF file), all of which shall be considered one and the same agreement. This Agreement shall become effective by a Stockholder against Parent when one or more counterparts have been signed by Parent and delivered to such Stockholder. This Agreement shall become effective against any Stockholder when one or more counterparts have been executed by such Stockholder and delivered to Parent. Each party need not sign the same counterpart. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties named therein as a party thereto.

(e) Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies.

(f) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

(g) Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(h) Voidability.  If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Merger Sub would become, or could reasonably be expected to become, an “interested Stockholder” with whom the Company would be prevented for any period pursuant to Section 203 of Delaware Law from engaging in any “business combination” (as such terms are defined in Section 203 of Delaware Law), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

(i) Waiver.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

10. Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which a monetary remedy would be inadequate. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

11. Submission to Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that he, she or it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(b) of this Agreement shall be deemed effective service of process on such party.

12. Stockholder Capacity.  No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken or proposed to be taken by a Stockholder, or any partner, employee, agent or representative of a Stockholder, in his or her capacity as an officer or director of the Company, including in connection with engaging in actions permitted under Section 6.02 of the Merger Agreement.

13. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. No Presumption Against Drafting Party.  Each of the parties to this Agreement acknowledges that he, she or it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

15. Confidentiality.  Each Stockholder agrees (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by law or legal process not to divulge any such non-public information to any third Person.

16. Disclosure.  Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Company Proxy Statement such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement.

Signature Pages Follow

IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

DUCOMMUN INCORPORATED

By:	/s/ Anthony J. Reardon
Name:     Anthony J. Reardon

Title:	President and Chief Executive Officer

[Signature page of the Stockholders follow]

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the undersigned Stockholders have signed this Agreement, all as of the date first written above.

/s/  Craig E. LaBarge
Craig E. LaBarge

/s/  Randy L. Buschling
Randy L. Buschling

/s/  Donald H. Nonnenkamp
Donald H. Nonnenkamp

/s/  William D. Bitner
William D. Bitner

/s/  Teresa K. Huber
Teresa K. Huber

/s/  John R. Parmley
John R. Parmley

/s/  Larry LeGrand
Larry LeGrand

/s/  John G. Helmkamp, Jr.
John G. Helmkamp, Jr.

Signature Page to Voting Agreement

Schedule A

		Shares
		Subject
		to Voting
Stockholder	Address	Agreement

Craig E. LaBarge	#1 Fordyce Lane St. Louis, MO 63124	1,214,454
Randy L. Buschling	905 Prairie View Ct. Washington, MO 63090	192,453
Donald H. Nonnenkamp	708 Havenwood Circle St. Louis, MO 63122	124,851
William D. Bitner	18810 Timberlake Dr. Claremore, OK 74017	16,602
Teresa K. Huber	1009 Wagner Ct. Harrison City, PA 15636	38,454
John R. Parmley	5424 Rose Bud Circle Joplin, MO 64804	48,834
Larry LeGrand	c/o Plancorp LLC 540 Maryville Center Dr. Suite 105 St. Louis, MO 63141 Attn: Lawrence J LeGrand	1,116,321
John G. Helmkamp, Jr.	4900 Manitou Trail Godfrey, IL 62035	336,685

Schedule B

	Shares	Shares	Shares Subject
	Currently	Potentially	to Voting
	Held	Transferred	Agreement

Dorothy LeGrand	5,000	(5,000)	0
Pierre LaBarge GST Exempt Trust FBO Denise L. LaBarge	193,746	(13,000)	180,746
Pierre LaBarge GST Exempt Trust FBO Marie A. Miller	193,746	(13,000)	180,746
Pierre LaBarge GST Exempt Trust FBO Jon L. LaBarge	193,747	(13,000)	180,747
Pierre LaBarge GST Exempt Trust FBO Pierre L. LaBarge III	193,746	(13,000)	180,746
Pierre LaBarge GST Exempt Trust FBO Craig E. LaBarge	212,754	(13,000)	199,754
Pierre LaBarge GST Exempt Trust FBO Mark J. LaBarge	193,746	(13,000)	180,746
Pierre LaBarge Non GST Exempt Trust FBO Marie A. Miller	7,836		7,836

	1,194,321	(83,000)	1,111,321

Schedule C

Stockholder	Shares to be Transferred

Craig E. LaBarge Trust U/A DTD 7/10/1996	256,944	(1)
Craig E. LaBarge LaBarge Inc. Retirement Savings Plan (401k)	231,854	(2)

(1)	Certain shares to be transferred to Charitable Remainder Trust prior to the consummation of the Merger with Craig E. LaBarge maintaining voting power over such shares

(2)	Shares to be withdrawn from LaBarge, Inc. Retirement Savings Plan 401(k) plan and reissued in the individual name of Craig E. LaBarge prior to the consummation of the Merger with Craig E. LaBarge maintaining voting power over such shares

ANNEX E

EXECUTION COPY

EXECUTIVE EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 3, 2011 between LaBARGE, INC., a Delaware corporation (the ‘‘Company”) and Craig E. LaBarge (the “Executive”) (each of the foregoing individually a “Party” and collectively the “Parties”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Ducommun Incorporated, a corporation organized and existing under the laws of Delaware (“Parent”), and DLBMS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Executive is currently employed as the President and Chief Executive Officer of the Company;

WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Merger, the Executive is willing to enter into this Agreement;

WHEREAS, Parent would not have entered into the Merger Agreement nor consummated the transactions contemplated thereby without the Executive’s agreement to enter into this Agreement with the Company;

NOW, THEREFORE, in consideration of the Merger and the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Effectiveness.  Except as provided in the last sentence of this section, this Agreement shall constitute a binding agreement between the parties only upon the Effective Time (as defined in the Merger Agreement). Unless and until the Merger is consummated, this Agreement shall be of no effect and shall not confer any rights or obligations upon the Executive, the Company or Parent. Effective upon the Effective Time this Agreement shall replace and supersede that certain Executive Severance Agreement, dated January 11, 2005, between the Executive and the Company (the “Severance Agreement”), which Severance Agreement shall, as of the Effective Time, be null and void and of no further force or effect. Anything herein to the contrary notwithstanding, effective immediately no Change of Control shall be deemed to exist or to have occurred under the Severance Agreement as a result of the Company’s Board of Directors approving, adopting or agreeing to recommend the Merger Agreement or the Company entering into the Merger Agreement.

2. Term.  Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall be for a term (the “Term”) commencing on Closing Date (as defined in the Merger Agreement) and ending on the first anniversary of the Closing Date.

3. Employment.  Subject to the terms set forth herein, during the Term, the Executive will devote his full business time and use his best efforts to advance the business and welfare of the Company and its Affiliates (including, following the Effective Time, Parent and its subsidiaries), and will not engage in any other employment or business activities or any other activities for any direct or indirect remuneration that would be harmful or detrimental to the business and affairs of the Company or Parent, or that would materially interfere with his duties hereunder. During the Term it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s assigned responsibilities. To the extent that any such activities have been conducted by the Executive prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not hereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

4. Position.  During the Term, the Executive shall serve as the Vice Chairman of the Company, and shall report directly to the President and Chief Executive Officer of Parent (the “Reporting Officer”). During the Term, the Executive shall render such other services for the Company and its Affiliates as the

Reporting Officer may from time to time reasonably request and as shall be consistent with the Executive’s position and responsibilities. During the Term, the Executive’s principal location of employment shall be Executive’s principal location of employment on the date hereof.

5. Compensation.

(a) Base Salary.  During the Term, the Executive shall receive a base salary (the “Base Salary”) at a rate of $571,500 per annum, which shall be paid in accordance with the customary payroll practices of the Company during the Term, the Base Salary of the Executive shall not be reduced.

(b) Bonus.  Subject to the Executive’s continued employment with the Company through the end of the Term, in addition to the Base Salary, the Executive shall earn a cash bonus of $255,000 (the “Bonus”). The Bonus shall be payable no later than thirty (30) days following the end of the Term.

(c) Participation in Benefit Plans.  During the Term, the Executive shall be entitled to participate in the Company’s 401(k) plan and in the medical, dental, vision, life, disability and accident insurance programs maintained by the Company that were available to the Executive on the date of this Agreement, in each case, in accordance with the terms thereof as in effect on this Agreement. In addition, during the Term, the Executive shall be entitled to receive the following perquisites at no cost to the Executive:

(i) Life Insurance.  During the Term Company will maintain at its expense the current life insurance coverages for Executive. Payment of premiums by Company during the Term will be made in accordance with the regular premium payment schedule applicable to other Company senior executives.

(ii) Automobile Allowance.  During the Term, Executive will be entitled to keep the Company car currently assigned to Executive. All costs associated with the use and maintenance of the car will be paid by the Company according to the Company’s normal, practices and procedures.

(iii) Financial Planning.  During the Term, Executive will be entitled to reimbursement for fees and expenses incurred in consulting financial planning advisors on a basis consistent with that of other Company senior executives at his level, but not more than $2,500 per year. Reimbursement of such fees and expenses will be made in accordance with Company’s generally applicable policies, and in any event no later than the end of the calendar year in which such expenses are incurred.

(iv) Office and Support Staff.  During the Term, the Executive shall be entitled to a continued use of his existing office or offices of a size and with furnishings and other appointments, and to an administrative assistant (specifically Carla Detweiler).

(v) Club Dues.  During the Term, the Company will reimburse Executive for all dues (except for dues or other assessments for capital projects) owed for all clubs for which Executive is currently a member, not to exceed $30,000 in the aggregate. Executive shall provide the Company with a list of all clubs at which he is a member.

(vi) Expenses.  During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company in effect from time to time.

(vii) Vacation.  During the Term, the Executive shall be entitled to four (4) weeks paid vacation.

(d) LTIP.  The Company acknowledges and agrees that, except as set forth in Section 6 below, to the extent the Executive remains continuously employed by the Company and/or Parent through the first anniversary of the Closing Date, the Company shall pay to the Executive on the first anniversary of the Closing Date a lump sum cash payment equal to $2,288,000, reduced by any amount paid on or prior to the Closing Date under or in respect of performance units outstanding as of the date hereof (the “LTIP Amount”) under the Company’s 2004 Long Term Incentive Plan (the “LTIP”), payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under. The Company and the Executive further agree that notwithstanding anything herein or in the LTIP to the contrary, to the extent payable, the LTIP Amount will in all events be paid to the Executive no later than March 15 of the year following the year in which the Closing Date occurs.

6. Termination of Employment.  The Executive’s employment with the Company may be terminated by either Party at any time and for any or no reason. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall exclusively govern the Executive’s rights to compensation and benefits upon termination of employment with the Company and its Affiliates.

(a) Notice of Termination.  Any termination of the Executive’s employment by the Company or by the Executive under this Section 6 (other than as a result of the Executive’s death) shall be communicated by a written notice (a “Notice of Termination”) to the other Party specifying a date of termination (the “Date of Termination”) which, shall be no more than ninety (90) days following the date of such notice; provided, however, that during the period beginning on the date of the Notice of Termination and ending on the Date of Termination, the Company may, in its sole discretion, place the Executive on paid leave of absence during which he shall continue to be deemed to be an employee of the Company for all purposes under this Agreement, but only be involved in Company matters to the extent requested by the Company.

(b) Accrued Rights.  Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive the sum of the Executive’s Base Salary through the Date of Termination not theretofore paid; any expenses owed to the Executive under the Company’s expense reimbursement policy; and any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements (including without limitation, any disability or life insurance benefit plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Accrued Rights”).

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) If the Executive’s employment is terminated during the Term (x) by the Executive for Good Reason during the first three (3) months of the Term, (y) by the Company without Cause (and not by reason a termination by the Company for Cause or by reason of the Executive’s death or Disability) during the first three (3) months of the Term, or (z) by either the Executive or the Company at any time after the first three (3) months of the Term, then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the Base Salary and Bonus, to the extent not previously paid, that would have been payable to the Executive had the Executive remained employed by the Company through the end of the Term, plus all perquisites stated in Section 5(c). The lump sum payment described in the preceding sentence shall be paid to the Executive within thirty (30) days following the Date of Termination; provided that the Executive has executed (within twenty-one (21) days following the Date of Termination) a waiver and general release of claims agreement in the form attached to this Agreement as Exhibit A and that such general release of claims has become effective and irrevocable pursuant to its terms.

(ii) Upon a termination of employment, for any reason, described in this Section 6(c), the Executive shall also be entitled to receive, to the extent not previously paid, a lump sum cash payment equal to the LTIP Amount, payable to the Executive within thirty (30) days following the Date of Termination; payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

(iii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive the benefits described in Section 5(c) that would have been received by the Executive had the Executive remained employed by the Company through the end of the Term.

(iv) For the avoidance of doubt, following the Executive’s termination of employment as described in Section 6(c)(i), the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(c).

(d) Termination by the Company for Cause; Resignation without Good Reason; death; Disability.  If, during the first three (3) months of the Term, the Executive’s employment is terminated (i) by the Company for Cause, (ii) upon the Executive’s death, (iii) upon the Executive’s Disability, or (iv) upon the Executive’s resignation without Good Reason, the Executive shall only be entitled to receive (a) the Accrued Rights, (b) the LTIP Amount to the extent not previously paid (payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into thereunder), and (c) any benefits due under any benefit plans or programs, and the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent except as set forth in this Section 6(d).

(e) Expiration of the Term.  If the Executive’s employment terminates on or after the expiration of the Term for any reason, the Executive shall not be entitled to any additional compensation other than the Accrued Rights.

(f) No Mitigation.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

(g) Return of Property.  Upon termination of the Executive’s employment with the Company and its Affiliates, whether voluntary or involuntary, the Executive shall immediately deliver to the Company (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Company or any Affiliate (or business dealings thereof) that are in the Executive’s possession, subject to the Executive’s control or held by the Executive for others; and (ii) all property or equipment that the Executive has been issued by the Company or any Affiliate during the course of his employment or property or equipment thereof that the Executive otherwise possesses, including any computers, cellular phones, pagers and other devices. The Executive acknowledges that he is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any Affiliate. The Executive further agrees that the Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any Affiliate that has been or is inadvertently directed to the Executive following the Executive’s last day of the Executive’s employment. The provisions of this Section 6(g) are in addition to any other written obligations on the subjects covered herein that the Executive may have with the Company and its Affiliates, and are not meant to and do not excuse such obligations. Upon the termination of his service with the Company, the Executive shall, upon the Company’s request, promptly execute and deliver to the Company a certificate (in form and substance satisfactory to the Company) to the effect that the Executive has complied with the provisions of this Section 6(g).

(h) Resignation of Offices.  Promptly following the termination of the Executive’s employment with the Company for any reason other than his death, the Executive shall promptly deliver to the Company reasonably satisfactory written evidence of the Executive’s resignation from all positions that the Executive may then hold as an employee, officer or director of the Company or any Affiliate. The Company shall be entitled to withhold payment of any amounts otherwise due pursuant to this Section 6 until the Executive has complied with the provisions of this Section 6(h).

(i) Ongoing Assistance.  Following the termination of the Executive’s employment with the Company and its Affiliates, the Executive agrees to make himself reasonably available, subject to the Executive’s other personal and professional commitments and obligations, to provide information and other assistance as reasonably requested by the Company (and, at the reasonable expense of the Company), with respect to pending, threatened or potential claims and other matters related to the business of the Company about which the Executive has personal knowledge as a result of the Executive’s supervision or other involvement within such claims or matters performed in connection with the Executive’s employment. In all events, the Company shall reimburse the Executive or pay on the Executive’s behalf, all direct expenses incurred (including any travel) in connection with the Executive’s fulfillment of the obligations set forth in this Section 6(i).

7. Amendment of LTIP.  The Executive hereby agrees and consents to the Second Amendment to the LTIP previously adopted by the Company. In addition, the Executive hereby agrees that for all purposes under the LTIP, the term “Good Reason” shall not have the meaning set forth in Section 10.1 of the LTIP, but instead shall mean the occurrence of any one or more of the following:

(i) the requirement that the Executive be based at a location which is at least seventy-five (75) miles further from his primary residence at the time such requirement is imposed than is such residence from the Company’s office as of Effective Time, except for required travel related to the business of the Company to the extent substantially consistent with the Executive’s business obligations;

(ii) a reduction in the Base Salary;

(iii) the Executive’s involuntary termination of employment with the Company for a reason other than Cause; and

(iv) a change in Executive’s Direct Reporting Officer as set forth in Section 4 of this Agreement.

8. Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Governing Law and Jurisdiction.  This Agreement shall be construed and enforced under and be governed in all respects by the laws of Missouri, without regard to the conflict of laws principles thereof. The Company and the Executive hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in the State of Missouri for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement.

10. Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to Parent or any of its Affiliates. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11. Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12. Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, to Parent at its principal place of business, attention of the Chief Executive Officer of Parent or to such other address as any Party may specify by notice to the other actually received.

13. Entire Agreement.  This Agreement, together with any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive, constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter, including, without limitation, the Severance Agreement. For the avoidance of doubt, any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive shall remain in full force and effect following the executive of this Agreement and the consummation of the Merger.

14. Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

15. Headings.  The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

16. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Third Party Beneficiary.  Parent shall be a third party beneficiary of this Agreement.

18. Definitions.  Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 18 and as provided elsewhere herein. Solely for purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means, (i) with respect to the Company or Parent, all persons and entities directly or indirectly controlling, controlled by or under common control with the Company or Parent, as applicable, where control may be by management authority, contract or equity interest, and (ii) with respect to Executive, all entities directly or indirectly controlled by or under common control with Executive, where control may be by management authority, contract or equity interest.

(b) “Cause” means:

(i) The willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties and the Executive has been provided a reasonable period of time, but no less than fifteen (15) days, to cure said deficiency identified by the Board, or

(ii) The willful engaging by the Executive in (A) illegal conduct (other than minor traffic offenses), or (B) conduct which is in breach of the Executive’s fiduciary duty to the Company and which is demonstrably injurious to the Company, its reputation or its business prospects.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity to be heard before the Board), finding that, in the good-faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(c) “Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total, and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(d) “Good Reason” means:

(i) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and other than a failure to comply with Section 5(c)

solely by reason of a reduction in benefits that applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act; or

(ii) the Company’s requiring the Executive to be based at any office or location other than the Executive’s principal business location as of immediately prior to the Effective Time;

(iii) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(iv) a change in the Executives direct Report Officer as set forth in Section 4 of this Agreement.

19. In the event of a dispute regarding the terms of this Agreement or each party’s obligations herein, the prevailing party in any such dispute shall be entitled to recover all costs incurred to enforce the terms of this Agreement, including all reasonable attorney’s fees.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

EXECUTIVE:

/s/  Craig E. LaBarge
Craig E. LaBarge

LaBARGE, INC., a Delaware corporation:

By:	/s/ Randy L. Buschling
Name: Randy L. Buschling

Title:	Vice President and Chief Operating Officer

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 3, 2011 between LaBARGE, INC., a Delaware corporation (the ‘‘Company”) and Donald H. Nonnenkamp (the “Executive”) (each of the foregoing individually a “Party” and collectively the ‘‘Parties”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Ducommun Incorporated,, a corporation organized and existing under the laws of Delaware (“Parent”), and DLBMS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Executive is currently employed as the Vice President, Chief Financial Officer and Secretary of the Company;

WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Merger, the Executive is willing to enter into this Agreement;

WHEREAS, Parent would not have entered into the Merger Agreement nor consummated the transactions contemplated thereby without the Executive’s agreement to enter into this Agreement with the Company;

NOW, THEREFORE, in consideration of the Merger and the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Effectiveness.  Except as provided in the last sentence of this section, this Agreement shall constitute a binding agreement between the parties only upon the Effective Time (as defined in the Merger Agreement). Unless and until the Merger is consummated, this Agreement shall be of no effect and shall not confer any rights or obligations upon the Executive, the Company or Parent. Effective upon the Effective Time this Agreement shall replace and supersede that certain Executive Severance Agreement, dated January 11, 2005, between the Executive and the Company (the “Severance Agreement”), which Severance Agreement shall, as of the Effective Time, be null and void and of no further force or effect. Anything herein to the contrary notwithstanding, effective immediately no Change of Control shall be deemed to exist or to have occurred under the Severance Agreement as a result of the Company’s Board of Directors approving, adopting or agreeing to recommend the Merger Agreement or the Company entering into the Merger Agreement.

2. Term.  Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall be for a term (the “Term”) commencing on the Closing Date (as defined in the Merger Agreement) and ending on the first anniversary of the Closing Date.

3. Employment.  Subject to the terms set forth herein, during the Term, the Executive will devote his full business time and use his best efforts to advance the business and welfare of the Company and its Affiliates (including, following the Effective Time, Parent and its subsidiaries), and will not engage in any other employment or business activities or any other activities for any direct or indirect remuneration that would be harmful or detrimental to the business and affairs of the Company or Parent, or that would materially interfere with his duties hereunder. During the Term it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s assigned responsibilities. To the extent that any such activities have been conducted by the Executive prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not hereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

4. Position.  During the Term, the Executive shall serve as the Vice President of Finance of the Company, and shall report directly to the Chief Financial Officer of Parent (the “Reporting Officer”). During the Term, the Executive shall render such other services for the Company and its Affiliates as the

Reporting Officer may from time to time reasonably request and as shall be consistent with the Executive’s position and responsibilities.

5. Compensation.

(a) Base Salary.  During the Term, the Executive shall receive a base salary (the “Base Salary”) at a rate of $327,500 per annum, which shall be paid in accordance with the customary payroll practices of the Company.

(b) Bonus.  Subject to the Executive’s continued employment with the Company through the end of the Term, in addition to the Base Salary, the Executive shall earn a cash bonus of $123,000 (the “Bonus”). The Bonus shall be payable no later than thirty (30) days following the end of the Term.

(c) Participation in Benefit Plans.  During the Term, the Executive shall be entitled to participate in the Company’s 401(k) plan, deferred compensation plans, and in the medical, dental, vision, life, disability and accident insurance programs maintained by the Company that were available to the Executive on the date of this Agreement, in each case, in accordance with the terms thereof as in effect on this Agreement. In addition, during the Term, the Executive shall be entitled to receive perquisites to which the Executive was entitled as of the date of this Agreement, consisting of an automobile allowance or company car, payment of or reimbursement for the cost of club membership and financial planning assistance, to the extent made available to the Executive by the Company on the date of this Agreement. Notwithstanding anything herein to the contrary, the Company and/or Parent may reduce the benefit and perquisite plans and programs made available to the Executive to the extent such a reduction applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act.

6. Termination of Employment.  The Executive’s employment with the Company may be terminated by either Party at any time and for any or no reason. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall exclusively govern the Executive’s rights to compensation and benefits upon termination of employment with the Company and its Affiliates.

(a) Notice of Termination.  Any termination of the Executive’s employment by the Company or by the Executive under this Section 6 (other than as a result of the Executive’s death) shall be communicated by a written notice (a “Notice of Termination”) to the other Party specifying a date of termination (the “Date of Termination”) which, shall be no more than ninety (90) days following the date of such notice; provided, however, that during the period beginning on the date of the Notice of Termination and ending on the Date of Termination, the Company may, in its sole discretion, place the Executive on paid leave of absence during which he shall continue to be deemed to be an employee of the Company for all purposes under this Agreement, but only be involved in Company matters to the extent requested by the Company.

(b) Accrued Rights.  Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive the sum of the Executive’s Base Salary through the Date of Termination not theretofore paid; any expenses owed to the Executive under the Company’s expense reimbursement policy; and any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements (including without limitation, any disability or life insurance benefit plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Accrued Rights”).

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) If the Executive’s employment is terminated during the Term (x) by the Executive for Good Reason during the first three (3) months of the Term, (y) by the Company without Cause (and not by reason of termination by the Company for Cause or by reason of the Executive’s death or Disability) during the first three (3) months of the Term, or (z) by either the Executive or the Company for any reason at any time after the first three (3) months of the Term, then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the Base Salary and Bonus, to the extent not previously paid, that would have been payable to the Executive had the Executive remained employed by the Company through the end of the Term, plus all perquisites stated in Section 5(c). The lump sum payment described in the preceding sentence shall be paid to the Executive within thirty (30) days following the Date of Termination; provided that the Executive has executed (within twenty-one (21) days following the Date of Termination a waiver and general release of claims agreement in the form attached to this Agreement as Exhibit A and that such general release of claims has become effective and irrevocable pursuant to its terms. In the event the thirty (30) day period includes two consecutive taxable years, the payment shall be made in the second taxable year. Such general release of claims shall not require the Executive to waive any rights under the terms of the Agreement or any other benefit plan.

(ii) Upon a termination of employment described in this Section 6(c), the Executive shall also be entitled to receive, to the extent not previously paid, a lump sum cash payment equal $991,000, reduced by any amount paid on or prior to the Closing Date under or in respect of performance units outstanding as of the date hereof (the “LTIP Amount”) under the Company’s 2004 Long Term Incentive Plan (the “LTIP”), payable to the Executive within thirty (30) days following the Date of Termination, payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

(iii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive the benefits described in Section 5(c) that would have been received by the Executive had the Executive remained employed by the Company through the end of the Term.

(iv) For the avoidance of doubt, following the Executive’s termination of employment as described in Section 6(c)(i), the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(c) or pursuant to the terms of any benefit plans or programs.

(v) For purposes of this Section 6(c), the Executive’s employment with the Company shall have terminated only when the Executive incurs a separation from service from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code and Treasury and Internal Revenue Service guidance under such Code Section (“Section 409A”). For purposes of Section 6(c)(iii), (i) the amount of expenses eligible for reimbursement or in-kind benefits provided during a calendar year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other calendar year, (ii) the reimbursement of an eligible expense must be made on or before the last day of the calendar year following the calendar year in which the expense is incurred, and (iii) the right to reimbursement of expenses or to in-kind benefits is not subject to liquidation or exchange of another benefit.

(d) Termination by the Company for Cause; Resignation without Good Reason; death; Disability.  If, during the first three (3) months of the Term, the Executive’s employment is terminated (i) by the Company for Cause, (ii) upon the Executive’s death, (iii) upon the Executive’s Disability, or (iv) upon the Executive’s resignation without Good Reason, the Executive shall only be entitled to receive (a) the Accrued Rights, (b) the LTIP Amount to the extent not previously paid (payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into thereunder), and (c) any benefits due under any benefit plans or programs, and the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent except as set forth in this Section 6(d).

(e) Expiration of the Term.  If the Executive’s employment terminates on or after the expiration of the Term for any reason, the Executive shall not be entitled to any additional compensation other than the Accrued Rights.

(f) No Mitigation.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

(g) Return of Property.  Upon termination of the Executive’s employment with the Company and its Affiliates, whether voluntary or involuntary, the Executive shall immediately deliver to the Company (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Company or any Affiliate (or business dealings thereof) that are in the Executive’s possession, subject to the Executive’s control or held by the Executive for others; and (ii) all property or equipment that the Executive has been issued by the Company or any Affiliate during the course of his employment or property or equipment thereof that the Executive otherwise possesses, including any computers, cellular phones, pagers and other devices. The Executive acknowledges that he is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any Affiliate. The Executive further agrees that the Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any Affiliate that has been or is inadvertently directed to the Executive following the Executive’s last day of the Executive’s employment. The provisions of this Section 6(g) are in addition to any other written obligations on the subjects covered herein that the Executive may have with the Company and its Affiliates, and are not meant to and do not excuse such obligations. Upon the termination of his service with the Company, the Executive shall, upon the Company’s request, promptly execute and deliver to the Company a certificate (in form and substance satisfactory to the Company) to the effect that the Executive has complied with the provisions of this Section 6(g).

(h) Resignation of Offices.  Promptly following the termination of the Executive’s employment with the Company for any reason other than his death, the Executive shall promptly deliver to the Company reasonably satisfactory written evidence of the Executive’s resignation from all positions that the Executive may then hold as an employee, officer or director of the Company or any Affiliate. The Company shall be entitled to withhold payment of any amounts otherwise due pursuant to this Section 6 until the Executive has complied with the provisions of this Section 6(h).

(i) Ongoing Assistance.  Following the termination of the Executive’s employment with the Company and its Affiliates, the Executive agrees to make himself reasonably available, subject to the Executive’s other personal and professional commitments and obligations, to provide information and other assistance as reasonably requested by the Company (and, at the reasonable expense of the Company), with respect to pending, threatened or potential claims about which the Executive has personal knowledge as a result of the Executive’s supervision or other involvement within such claims or matters performed in connection with the Executive’s employment. In all events, the Company shall reimburse the Executive or pay on the Executive’s behalf, all direct expenses incurred (including any travel) in connection with the Executive’s fulfillment of the obligations set forth in this Section 6(i).

7. Amendment of LTIP.  The Executive hereby agrees and consents to the Second Amendment to the LTIP previously adopted by the Company. The Company and the Executive further agree that notwithstanding anything herein or in the LTIP to the contrary, to the extent payable, the LTIP Amount will in all events be paid to the Executive no later than March 15 of the year following the year in which the Closing Date occurs. In addition, the Executive hereby agrees that for all purposes under the LTIP, the term “Good Reason” shall not have the meaning set forth in Section 10.1 of the LTIP, but instead shall mean the occurrence of any one or more of the following:

(i) the requirement that the Executive be based at a location which is at least seventy-five (75) miles further from his primary residence at the time such requirement is imposed than is such residence from the Company’s office as of Effective Time, except for required travel related to the business of the Company to the extent substantially consistent with the Executive’s business obligations;

(ii) a reduction in the Base Salary; and

(iii) the Executive’s involuntary termination of employment with the Company for a reason other than Cause or other termination of employment as described in Section 6(c).

8. Section 409A.  It is the intent of the Company that nothing in this Agreement shall violate the provisions of Section 409A and that all provisions of the Agreement be interpreted in accordance therewith. Accordingly, notwithstanding anything contained to the contrary in the Agreement, no amount shall be payable to the Executive pursuant to the Agreement before such payment fully complies with Section 409A, and, to the extent that any regulations or guidance issued under Section 409A after the date of the Agreement would result in the Executive being subject to payment of interest or tax penalty under Section 409A, the Company shall amend the Agreement to the extent necessary to bring the Agreement into compliance with Section 409A.

9. Specified Employee.  If the Executive is a “specified employee” as defined in Section 409A, no benefit or payment that is subject to Section 409A (after taking into account all applicable exceptions to Section 409A, including but not limited to the exceptions for short-term deferrals, for reimbursements and certain other separation payments) shall be made under this Agreement on account of the Executive’s separation from service until the later of the date prescribed for payment in this Agreement or the first day of the seventh month that begins after the date of the Executive’s separation from service.

10. Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11. Governing Law and Jurisdiction.  This Agreement shall be construed and enforced under and be governed in all respects by the laws of Missouri, without regard to the conflict of laws principles thereof. The Company and the Executive hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in the State of Missouri for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement.

12. Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to Parent or any of its Affiliates. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

13. Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

14. Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, to Parent at its principal place of business, attention of the Chief Executive Officer of Parent or to such other address as any Party may specify by notice to the other actually received.

15. Entire Agreement.  This Agreement, together with the LTIP, any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive, constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter, including, without limitation, the Severance Agreement. For the avoidance of doubt, any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive shall remain in full force and effect following the executive of this Agreement and the consummation of the Merger.

16. Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

17. Headings.  The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

18. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

19. Third Party Beneficiary.  Parent shall be a third party beneficiary of this Agreement.

20. Costs and Attorney Fees.  In the event of a dispute regarding the terms of this Agreement or each party’s obligations herein, the prevailing party in any such dispute shall be entitled to recover all costs incurred to enforce the terms of this Agreement, including all reasonable attorney’s fees.

21. Definitions.  Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 21 and as provided elsewhere herein. Solely for purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means, (i) with respect to the Company or Parent, all persons and entities directly or indirectly controlling, controlled by or under common control with the Company or Parent, as applicable, where control may be by management authority, contract or equity interest, and (ii) with respect to Executive, all entities directly or indirectly controlled by or under common control with Executive, where control may be by management authority, contract or equity interest.

(b) “Cause” means:

(i) The willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties and the Executive has been provided a reasonable period of time, but no less than fifteen (15) days, to cure said deficiency identified by the Board, or

(ii) The willful engaging by the Executive in (A) illegal conduct (other than minor traffic offenses), or (B) conduct which is in breach of the Executive’s fiduciary duty to the Company and which is demonstrably injurious to the Company, its reputation or its business prospects.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity to be heard before the Board), finding that, in the good-faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(c) “Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total, and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(d) “Good Reason” means:

(i) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and other than a failure to comply with Section 5(c) solely by reason of a reduction in 401(k) plan and insurance benefits that applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act;

(ii) the Company’s requiring the Executive to be based at any office or location other than the Executive’s principal business location as of immediately prior to the Effective Time; or

(iii) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

EXECUTIVE:

/s/  Donald H. Nonnenkamp
Donald H. Nonnenkamp

LaBARGE, INC., a Delaware corporation:

By:	/s/ Craig E. LaBarge
Name: Craig E. LaBarge

Title:	Chief Executive Officer and President

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 3, 2011 between LaBARGE, INC., a Delaware corporation (the ‘‘Company”) and Randy L. Buschling (the “Executive”) (each of the foregoing individually a “Party” and collectively the “Parties”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Ducommun Incorporated, a corporation organized and existing under the laws of Delaware (“Parent”), and DLBMS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Executive is currently employed as the Vice President and Chief Operating Officer of the Company;

WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Merger, the Executive is willing to enter into this Agreement;

WHEREAS, Parent would not have entered into the Merger Agreement nor consummated the transactions contemplated thereby without the Executive’s agreement to enter into this Agreement with the Company;

NOW, THEREFORE, in consideration of the Merger and the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Effectiveness.  Except as provided in the last sentence of this section, this Agreement shall constitute a binding agreement between the parties only upon the Effective Time (as defined in the Merger Agreement). Unless and until the Merger is consummated, this Agreement shall be of no effect and shall not confer any rights or obligations upon the Executive, the Company or Parent. Effective upon the Effective Time this Agreement shall replace and supersede that certain Executive Severance Agreement, dated January 11, 2005, between the Executive and the Company (the “Severance Agreement”), which Severance Agreement shall, as of the Effective Time, be null and void and of no further force or effect. Anything herein to the contrary notwithstanding, effective immediately no Change of Control shall be deemed to exist or to have occurred under the Severance Agreement as a result of the Company’s Board of Directors approving, adopting or agreeing to recommend the Merger Agreement or the Company entering into the Merger Agreement.

2. Term; At-Will Employment.  Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall initially be for a term (the “Term”) commencing on Closing Date (as defined in the Merger Agreement) and ending on the first anniversary of the Closing Date. To the extent the Executive remains an employee of the Company or Parent or any of their respective Affiliates following the expiration of the Term, such employment will be on an at-will basis. As such, following the expiration of the Term, the Executive’s employment may be terminated at any time, with or without cause, and with or without notice by the Executive or by the Company. In addition, from and after the expiration of the Term, the Company and/or Parent may change the terms of the Executive’s employment, with or without cause, and with or without notice. Such at-will relationship can only be changed by an agreement in writing signed by the Chief Executive Officer of Parent and approved in writing as to form by the General Counsel of Parent.

3. Employment.  Subject to the terms set forth herein, during the Term and thereafter while the Executive remains employed by the Company and/or Parent, the Executive will devote the Executive’s full business time and use the Executive’s best efforts to advance the business and welfare of the Company and its Affiliates (including, following the Effective Time, Parent and its subsidiaries), and will not engage in any other employment or business activities or any other activities for any direct or indirect remuneration that would be harmful or detrimental to the business and affairs of the Company or Parent, or that would materially interfere with the Executive’s duties hereunder. During the Term and thereafter while the Executive remains employed by the Company and/or Parent it shall not be a violation of this

Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s assigned responsibilities. To the extent that any such activities have been conducted by the Executive prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not hereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

4. Position.  During the Term, the Executive shall serve as the Senior Vice President-Operations of Ducommun LaBarge Technologies, Inc. of the Company, and shall report directly to the Chief Executive Officer and President of Parent (the “Direct Reporting Officer”). During the Term, the Executive shall render such other services for the Company and its Affiliates as the Direct Reporting Officer may from time to time reasonably request and as shall be consistent with the Executive’s position and responsibilities. During the Term, the Executive’s principal location of employment shall be the Executive’s principal location of employment on the date hereof.

5. Compensation.

(a) Base Salary.  During the period of the Executive’s employment with the Company and/or Parent, the Executive shall receive a base salary (the ‘‘Base Salary”) at a rate of $390,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, and which shall be subject to review for possible increase (but not decrease) promptly following the Closing Date and subject to annual or other periodic review thereafter as determined by the Company and/or Parent. During the Term, the Base Salary of the Executive shall not be reduced. Any increase in the Base Salary of the Executive shall not limit or reduce any other compensation owed to the Executive under this Agreement.

(b) Bonus.  For each fiscal year during the period of the Executive’s employment with the Company and/or Parent, in addition to the Base Salary, the Executive shall be eligible to earn an annual cash performance bonus (the “Bonus”) based upon the achievement of performance targets established by Parent. For the period from July 1, 2011 until December 31, 2011, the Bonus will be based on and subject to terms and conditions identical or substantially similar to the Company’s annual cash incentive compensation program in effect on the date hereof, except that the performance goals for such period shall be consistent with the Company’s FY 2012 forecast previously provided to Parent and prorated for such 6-month period. Beginning with the fiscal year of Parent beginning on January 1, 2012, the terms and conditions of the Bonus shall be established by Parent and Executive shall have a bonus target opportunity substantially similar to that of similarly situated officers of Parent and its subsidiaries. In all events, the Bonus for any fiscal year or portion thereof shall be only be payable to the Executive if the Executive remains continuously employed by the Company and/or Parent through the date that such Bonus is determined by Parent (and/or its compensation committee) and paid to the Executive.

(c) Bonus Guarantee.  Subject to the Executive’s continued employment with the Company through the end of the Term, the minimum Bonus payable to the Executive for performance during the period from July 1, 2011 until December 31, 2011 shall be $88,500, which amount shall be paid to the Executive on the date that is six months following the Closing Date. In addition, subject to the Executive’s continued employment with the Company through December 31, 2012, the minimum Bonus payable to the Executive for performance during Parent’s 2012 fiscal year shall be $88,500, reduced by the amount by which the Executive’s actual Bonus for the period from July 1, 2011 until December 31, 2011 exceeds the guaranteed minimum Bonus for that period. Subject to the Executive’s continued employment with the Company through the first anniversary of the Closing Date, the guaranteed minimum Bonus for Parent’s 2012 fiscal year (and described in the preceding sentence) shall be paid to the Executive on the first anniversary of the Closing Date. For the avoidance of doubt, the actual Bonus earned by the Executive for performance during Parent’s 2012 fiscal year shall be reduced (but not below zero) by the amount of the guaranteed minimum Bonus paid to the Executive on the first anniversary of the Closing Date pursuant to the preceding sentence.

(d) Equity-Based Compensation.  The Executive will be eligible to participate in Parent’s equity-based incentive compensation program on terms and conditions determined by Parent and its board of directors and consistent the terms and conditions applicable to similarly-situated officers of Parent and its subsidiaries.

(e) Participation in Welfare Benefit Plans.  During the Term, the Executive shall be entitled to participate in the Company’s 401(k) plan and in the medical, dental, vision, life, disability and accident insurance programs maintained by the Company that were available to the Executive on the date of this Agreement, in each case, in accordance with the terms thereof as in effect on this Agreement. In addition, during the Term, the Executive shall be entitled to receive perquisites consisting of an automobile allowance or company car, current country club membership and financial planning assistance, to the extent made available to the Executive by the Company on the date of this Agreement. Notwithstanding anything herein to the contrary, the Company and/or Parent may reduce the 401(k) plan and insurance benefit plans and programs made available to the Executive to the extent such a reduction applies to all salaried employees of the Company who are exempt from the wage and hour provisions of the Fair Labor Standards Act. Following the Term, the Executive shall be entitled to participate in the Company’s welfare benefit plans and receive perquisites as determined by the Company and/or Parent.

(f) Expenses.  During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company in effect from time to time.

(g) Vacation.  During the Term, the Executive shall be entitled to four (4) weeks paid vacation.

(h) LTIP.  The Company acknowledges and agrees that, except as set forth in Section 6 below, to the extent the Executive remains continuously employed by the Company and/or Parent through the first anniversary of the Closing Date, the Company shall pay to the Executive on the first anniversary of the Closing Date a lump sum cash payment equal to $1,463,000, reduced by any amount paid on or prior to the Closing Date under or in respect of performance units outstanding as of the date hereof (the “LTIP Payment”) under the Company’s 2004 Long Term Incentive Plan (the “LTIP”), payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

6. Termination of Employment.  The Executive’s employment with the Company during the Term may only be terminated either (i) by the Company for Cause or as a result of the Executive’s death or Disability or (ii) by the Executive for Good Reason. Following the expiration of the Term, the Executive’s employment with the Company may be terminated by either Party at any time and for any or no reason. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall exclusively govern the Executive’s rights to compensation and benefits upon termination of employment with the Company and its Affiliates.

(a) Notice of Termination.  Any termination of the Executive’s employment by the Company or by the Executive under this Section 6 (other than as a result of the Executive’s death) shall be communicated by a written notice (a “Notice of Termination”) to the other Party specifying a date of termination (the “Date of Termination”) which, shall be no more than ninety (90) days following the date of such notice; provided, however, that during the period beginning on the date of the Notice of Termination and ending on the Date of Termination, the Company may, in its sole discretion, place the Executive on paid leave of absence during which the Executive shall continue to be deemed to be an employee of the Company for all purposes under this Agreement, but only be involved in Company matters to the extent requested by the Company.

(b) Accrued Rights.  Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive the sum of the Executive’s Base Salary through the Date of Termination not theretofore paid; any expenses owed to the Executive under the Company’s expense reimbursement policy; and any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements (including without limitation, any disability or life insurance benefit plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Accrued Rights”).

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) If the Executive’s employment is terminated during the Term by the Executive for Good Reason or by the Company without Cause (and not by reason of a termination by the Company for Cause or by reason of the Executive’s death or Disability), then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the Base Salary, to the extent not previously paid, that would have been payable to the Executive had the Executive remained employed by the Company through the end of the Term, plus, to the extent not previously paid, the minimum guaranteed bonuses set forth in Section 5(c). If the Executive’s employment is terminated during the first six (6) months following the Term by the Executive for Good Reason or by the Company without Cause (and not by reason of a termination by the Company for Cause or by reason of the Executive’s death or Disability), then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the minimum guaranteed bonus set forth in the second sentence in Section 5(c), to the extent not previously paid. The lump sum payment described in the preceding sentences shall be paid to the Executive within thirty (30) days following the Date of Termination; provided that the Executive has executed (within twenty-one (21) days following the Date of Termination) the waiver and general release of claims agreement in a form attached to this Agreement as Exhibit A.

(ii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive, to the extent not previously paid, the LTIP Payment, payable to the Executive within thirty (30) days following the Date of Termination, payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

(iii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive the benefits described in Section 5(e), that would have been received by the Executive had the Executive remained employed by the Company through the end of the Term.

(iv) For the avoidance of doubt, following the Executive’s termination of employment by the Executive for Good Reason or by the Company without Cause (and not by reason of the Executive’s death, Disability or a termination by the Company for Cause), the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(c).

(d) Termination by the Company for Cause; Resignation without Good Reason; death; Disability.  If the Executive’s employment is terminated during the Term or thereafter by the Company for Cause or upon Executive’s resignation without Good Reason, the Executive shall only be entitled to receive the Accrued Rights. If the Executive’s employment is terminated upon the Executive’s death or Disability, the Executive shall only be entitled to receive the Accrued Rights and the LTIP Payment, to the extent not previously paid (payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under). Following the Executive’s termination of employment by the Company for Cause or upon the Executive’s death, Disability or resignation without Good Reason, the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(d).

(e) Expiration of the Term.  If the Executive’s employment terminates on or after the expiration of the Term for any reason, the Executive shall not be entitled to any additional compensation other than the Accrued Rights.

(f) No Mitigation.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

(g) Return of Property.  Upon termination of the Executive’s employment with the Company and its Affiliates, whether voluntary or involuntary, the Executive shall immediately deliver to the Company

(i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Company or any Affiliate (or business dealings thereof) that are in the Executive’s possession, subject to the Executive’s control or held by the Executive for others; and (ii) all property or equipment that the Executive has been issued by the Company or any Affiliate during the course of the Executive’s employment or property or equipment thereof that the Executive otherwise possesses, including any computers, cellular phones, pagers and other devices. The Executive acknowledges that the Executive is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any Affiliate. The Executive further agrees that the Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any Affiliate that has been or is inadvertently directed to the Executive following the Executive’s last day of the Executive’s employment. The provisions of this Section 6(g) are in addition to any other written obligations on the subjects covered herein that the Executive may have with the Company and its Affiliates, and are not meant to and do not excuse such obligations. Upon the termination of the Executive’s service with the Company, the Executive shall, upon the Company’s request, promptly execute and deliver to the Company a certificate (in form and substance satisfactory to the Company) to the effect that the Executive has complied with the provisions of this Section 6(g).

(h) Resignation of Offices.  Promptly following the termination of the Executive’s employment with the Company for any reason other than the Executive’s death, the Executive shall promptly deliver to the Company reasonably satisfactory written evidence of the Executive’s resignation from all positions that the Executive may then hold as an employee, officer or director of the Company or any Affiliate. The Company shall be entitled to withhold payment of any amounts otherwise due pursuant to this Section 6 until the Executive has complied with the provisions of this Section 6(h).

(i) Ongoing Assistance.  Following the termination of the Executive’s employment with the Company and its Affiliates, the Executive agrees to make himself/herself reasonably available, subject to the Executive’s other personal and professional commitments and obligations, to provide information and other assistance as reasonably requested by the Company (and, at the reasonable expense of the Company), with respect to pending, threatened or potential claims and other matters related to the business of the Company about which the Executive has personal knowledge as a result of the Executive’s supervision or other involvement within such claims or matters performed in connection with the Executive’s employment. In all events, the Company shall reimburse the Executive or pay on the Executive’s behalf, all direct expenses incurred (including any travel) in connection with the Executive’s fulfillment of the obligations set forth in this Section 6(i).

7. Amendment of LTIP.  The Executive hereby agrees and consents to the Second Amendment to the LTIP previously adopted by the Company. In addition, the Executive hereby agrees that for all purposes under the LTIP, the term “Good Reason” shall not have the meaning set forth in Section 10.1 of the LTIP, but instead shall mean the occurrence of any one or more of the following:

(i) the requirement that the Executive be based at a location which is at least seventy-five (75) miles further from the Executive’s primary residence at the time such requirement is imposed than is such residence from the Company’s office as of Effective Time, except for required travel related to the business of the Company to the extent substantially consistent with the Executive’s business obligations;

(ii) a reduction in the Base Salary;

(iii) the Executive’s involuntary termination of employment with the Company for a reason other than Cause; and

(iv) a change in Executive’s Direct Reporting Officer as set forth in Section 4 of this Agreement.

8. Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Governing Law and Jurisdiction.  This Agreement shall be construed and enforced under and be governed in all respects by the laws of Missouri, without regard to the conflict of laws principles thereof. The Company and the Executive hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in the State of Missouri for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement.

10. Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to Parent or any of its Affiliates. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11. Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12. Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the Executive’s last known address on the books of the Company or, in the case of the Company, to Parent at its principal place of business, attention of the Chief Executive Officer of Parent or to such other address as any Party may specify by notice to the other actually received.

13. Entire Agreement.  This Agreement, together with any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive, constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter, including, without limitation, the Severance Agreement. For the avoidance of doubt, any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive shall remain in full force and effect following the executive of this Agreement and the consummation of the Merger.

14. Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

15. Headings.  The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

16. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Third Party Beneficiary.  Parent shall be a third party beneficiary of this Agreement.

18. Definitions.  Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 18 and as provided elsewhere herein. Solely for purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means, (i) with respect to the Company or Parent, all persons and entities directly or indirectly controlling, controlled by or under common control with the Company or Parent, as applicable, where control may be by management authority, contract or equity interest, and (ii) with respect to Executive, all entities directly or indirectly controlled by or under common control with Executive, where control may be by management authority, contract or equity interest.

(b) “Cause” means:

(i) The willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties and the Executive has been provided a reasonable period of time, but no less than fifteen (15) days, to cure said deficiency identified by the Board, or

(ii) The willful engaging by the Executive in (A) illegal conduct (other than minor traffic offences) , or (B) conduct which is in breach of the Executive’s fiduciary duty to the Company and which is demonstrably injurious to the Company, its reputation or its business prospects.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity to be heard before the Board), finding that, in the good-faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(c) “Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total, and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(d) “Good Reason” means:

(i) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and other than a failure to comply with Section 5(e) solely by reason of a reduction in benefits that applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act; or

(ii) the Company’s requiring the Executive to be based at any office or location other than the Executive’s principal business location as of immediately prior to the Effective Time; or

(iii) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(iv) a change in the Executives direct Report Officer as set forth in Section 4 of this Agreement.

19. In the event of a dispute regarding the terms of this Agreement or each party’s obligations herein, the prevailing party in any such dispute shall be entitled to recover all costs incurred to enforce the terms of this Agreement, including all reasonable attorney’s fees.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

EXECUTIVE:

/s/  Randy L. Buschling
Randy L. Buschling

LaBARGE, INC., a Delaware corporation:

By:	/s/ Craig E. LaBarge
Name:     Craig E. LaBarge

Title:	Chief Executive Officer and President

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 3, 2011 between LaBARGE, INC., a Delaware corporation (the ‘‘Company”) and Teresa K. Huber (the “Executive”) (each of the foregoing individually a “Party” and collectively the “Parties”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Ducommun Incorporated, a corporation organized and existing under the laws of Delaware (“Parent”), and DLBMS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Executive is currently employed as the Vice President, Operations of the Company;

WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Merger, the Executive is willing to enter into this Agreement;

WHEREAS, Parent would not have entered into the Merger Agreement nor consummated the transactions contemplated thereby without the Executive’s agreement to enter into this Agreement with the Company;

NOW, THEREFORE, in consideration of the Merger and the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Effectiveness.  Except as provided in the last sentence of this section, this Agreement shall constitute a binding agreement between the parties only upon the Effective Time (as defined in the Merger Agreement). Unless and until the Merger is consummated, this Agreement shall be of no effect and shall not confer any rights or obligations upon the Executive, the Company or Parent. Effective upon the Effective Time this Agreement shall replace and supersede that certain Executive Severance Agreement, dated January 11, 2005, between the Executive and the Company (the “Severance Agreement”), which Severance Agreement shall, as of the Effective Time, be null and void and of no further force or effect. Anything herein to the contrary notwithstanding, effective immediately no Change of Control shall be deemed to exist or to have occurred under the Severance Agreement as a result of the Company’s Board of Directors approving, adopting or agreeing to recommend the Merger Agreement or the Company entering into the Merger Agreement.

2. Term; At-Will Employment.  Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall initially be for a term (the “Term”) commencing on Closing Date (as defined in the Merger Agreement) and ending on the first anniversary of the Closing Date. To the extent the Executive remains an employee of the Company or Parent or any of their respective Affiliates following the expiration of the Term, such employment will be on an at-will basis. As such, following the expiration of the Term, the Executive’s employment may be terminated at any time, with or without cause, and with or without notice by the Executive or by the Company. In addition, from and after the expiration of the Term, the Company and/or Parent may change the terms of the Executive’s employment, with or without cause, and with or without notice. Such at-will relationship can only be changed by an agreement in writing signed by the Chief Executive Officer of Parent and approved in writing as to form by the General Counsel of Parent.

3. Employment.  Subject to the terms set forth herein, during the Term and thereafter while the Executive remains employed by the Company and/or Parent, the Executive will devote the Executive’s full business time and use the Executive’s best efforts to advance the business and welfare of the Company and its Affiliates (including, following the Effective Time, Parent and its subsidiaries), and will not engage in any other employment or business activities or any other activities for any direct or indirect remuneration that would be harmful or detrimental to the business and affairs of the Company or Parent, or that would materially interfere with the Executive’s duties hereunder. During the Term and thereafter while the Executive remains employed by the Company and/or Parent it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,

(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s assigned responsibilities. To the extent that any such activities have been conducted by the Executive prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not hereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

4. Position.  During the Term, the Executive shall serve as the Vice President-Operations of Ducommun LaBarge Technologies, Inc. of the Company, and shall report directly to the Senior Vice President-Operations of Ducommun LaBarge Technologies, Inc. (the “Direct Reporting Officer”). During the Term, the Executive shall render such other services for the Company and its Affiliates as the Direct Reporting Officer may from time to time reasonably request and as shall be consistent with the Executive’s position and responsibilities. During the Term, the Executive’s principal location of employment shall be the Executive’s principal location of employment on the date hereof.

5. Compensation.

(a) Base Salary.  During the period of the Executive’s employment with the Company and/or Parent, the Executive shall receive a base salary (the ‘‘Base Salary”) at a rate of $260,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, and which shall be subject to review for possible increase (but not decrease) promptly following the Closing Date and subject to annual or other periodic review thereafter as determined by the Company and/or Parent. During the Term, the Base Salary of the Executive shall not be reduced. Any increase in the Base Salary of the Executive shall not limit or reduce any other compensation owed to the Executive under this Agreement.

(b) Bonus.  For each fiscal year during the period of the Executive’s employment with the Company and/or Parent, in addition to the Base Salary, the Executive shall be eligible to earn an annual cash performance bonus (the “Bonus”) based upon the achievement of performance targets established by Parent. For the period from July 1, 2011 until December 31, 2011, the Bonus will be based on and subject to terms and conditions identical or substantially similar to the Company’s annual cash incentive compensation program in effect on the date hereof, except that the performance goals for such period shall be consistent with the Company’s FY 2012 forecast previously provided to Parent and prorated for such 6-month period. Beginning with the fiscal year of Parent beginning on January 1, 2012, the terms and conditions of the Bonus shall be established by Parent and Executive shall have a bonus target opportunity substantially similar to that of similarly situated officers of Parent and its subsidiaries. In all events, the Bonus for any fiscal year or portion thereof shall be only be payable to the Executive if the Executive remains continuously employed by the Company and/or Parent through the date that such Bonus is determined by Parent (and/or its compensation committee) and paid to the Executive.

(c) Bonus Guarantee.  Subject to the Executive’s continued employment with the Company through the end of the Term, the minimum Bonus payable to the Executive for performance during the period from July 1, 2011 until December 31, 2011 shall be $52,000, which amount shall be paid to the Executive on the date that is six months following the Closing Date. In addition, subject to the Executive’s continued employment with the Company through December 31, 2012, the minimum Bonus payable to the Executive for performance during Parent’s 2012 fiscal year shall be $52,000, reduced by the amount by which the Executive’s actual Bonus for the period from July 1, 2011 until December 31, 2011 exceeds the guaranteed minimum Bonus for that period. Subject to the Executive’s continued employment with the Company through the first anniversary of the Closing Date, the guaranteed minimum Bonus for Parent’s 2012 fiscal year (and described in the preceding sentence) shall be paid to the Executive on the first anniversary of the Closing Date. For the avoidance of doubt, the actual Bonus earned by the Executive for performance during Parent’s 2012 fiscal year shall be reduced (but not below zero) by the amount of the guaranteed minimum Bonus paid to the Executive on the first anniversary of the Closing Date pursuant to the preceding sentence.

(d) Equity-Based Compensation.  The Executive will be eligible to participate in Parent’s equity-based incentive compensation program on terms and conditions determined by Parent and its board of directors and consistent the terms and conditions applicable to similarly-situated officers of Parent and its subsidiaries.

(e) Participation in Welfare Benefit Plans.  During the Term, the Executive shall be entitled to participate in the Company’s 401(k) plan and in the medical, dental, vision, life, disability and accident insurance programs maintained by the Company that were available to the Executive on the date of this Agreement, in each case, in accordance with the terms thereof as in effect on this Agreement. In addition, during the Term, the Executive shall be entitled to receive perquisites consisting of an automobile allowance or company car, current country club membership and financial planning assistance, to the extent made available to the Executive by the Company on the date of this Agreement. Notwithstanding anything herein to the contrary, the Company and/or Parent may reduce the 401(k) plan and insurance benefit plans and programs made available to the Executive to the extent such a reduction applies to all salaried employees of the Company who are exempt from the wage and hour provisions of the Fair Labor Standards Act. Following the Term, the Executive shall be entitled to participate in the Company’s welfare benefit plans and receive perquisites as determined by the Company and/or Parent.

(f) Expenses.  During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company in effect from time to time.

(g) Vacation.  During the Term, the Executive shall be entitled to four (4) weeks paid vacation.

(h) LTIP.  The Company acknowledges and agrees that, except as set forth in Section 6 below, to the extent the Executive remains continuously employed by the Company and/or Parent through the first anniversary of the Closing Date, the Company shall pay to the Executive on the first anniversary of the Closing Date a lump sum cash payment equal to $504,000, reduced by any amount paid on or prior to the Closing Date under or in respect of performance units outstanding as of the date hereof (the “LTIP Payment”) under the Company’s 2004 Long Term Incentive Plan (the “LTIP”), payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

6. Termination of Employment.  The Executive’s employment with the Company during the Term may only be terminated either (i) by the Company for Cause or as a result of the Executive’s death or Disability or (ii) by the Executive for Good Reason. Following the expiration of the Term, the Executive’s employment with the Company may be terminated by either Party at any time and for any or no reason. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall exclusively govern the Executive’s rights to compensation and benefits upon termination of employment with the Company and its Affiliates.

(a) Notice of Termination.  Any termination of the Executive’s employment by the Company or by the Executive under this Section 6 (other than as a result of the Executive’s death) shall be communicated by a written notice (a “Notice of Termination”) to the other Party specifying a date of termination (the “Date of Termination”) which, shall be no more than ninety (90) days following the date of such notice; provided, however, that during the period beginning on the date of the Notice of Termination and ending on the Date of Termination, the Company may, in its sole discretion, place the Executive on paid leave of absence during which the Executive shall continue to be deemed to be an employee of the Company for all purposes under this Agreement, but only be involved in Company matters to the extent requested by the Company.

(b) Accrued Rights.  Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive the sum of the Executive’s Base Salary through the Date of Termination not theretofore paid; any expenses owed to the Executive under the Company’s expense reimbursement policy; and any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements (including without limitation, any disability or life insurance benefit plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Accrued Rights”).

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) If the Executive’s employment is terminated during the Term by the Executive for Good Reason or by the Company without Cause (and not by reason of a termination by the Company for Cause or by reason of the Executive’s death or Disability), then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the Base Salary, to the extent not previously paid, that would have been payable to the Executive had the Executive remained employed by the Company through the end of the Term, plus, to the extent not previously paid, the minimum guaranteed bonuses set forth in Section 5(c). If the Executive’s employment is terminated during the first six (6) months following the Term by the Executive for Good Reason or by the Company without Cause (and not by reason of a termination by the Company for Cause or by reason of the Executive’s death or Disability), then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the minimum guaranteed bonus set forth in the second sentence in Section 5(c), to the extent not previously paid. The lump sum payment described in the preceding sentences shall be paid to the Executive within thirty (30) days following the Date of Termination; provided that the Executive has executed (within twenty-one (21) days following the Date of Termination) the waiver and general release of claims agreement in a form attached to this Agreement as Exhibit A.

(ii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive, to the extent not previously paid, the LTIP Payment, payable to the Executive within thirty (30) days following the Date of Termination, payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

(iii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive the benefits described in Section 5(e), that would have been received by the Executive had the Executive remained employed by the Company through the end of the Term.

(iv) For the avoidance of doubt, following the Executive’s termination of employment by the Executive for Good Reason or by the Company without Cause (and not by reason of the Executive’s death, Disability or a termination by the Company for Cause), the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(c).

(d) Termination by the Company for Cause; Resignation without Good Reason; death; Disability.  If the Executive’s employment is terminated during the Term or thereafter by the Company for Cause or upon Executive’s resignation without Good Reason, the Executive shall only be entitled to receive the Accrued Rights. If the Executive’s employment is terminated upon the Executive’s death or Disability, the Executive shall only be entitled to receive the Accrued Rights and the LTIP Payment, to the extent not previously paid (payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under). Following the Executive’s termination of employment by the Company for Cause or upon the Executive’s death, Disability or resignation without Good Reason, the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(d).

(e) Expiration of the Term.  If the Executive’s employment terminates on or after the expiration of the Term for any reason, the Executive shall not be entitled to any additional compensation other than the Accrued Rights.

(f) No Mitigation.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

(g) Return of Property.  Upon termination of the Executive’s employment with the Company and its Affiliates, whether voluntary or involuntary, the Executive shall immediately deliver to the Company (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Company or any Affiliate (or business dealings thereof) that are in the Executive’s possession, subject to the Executive’s control or held by the Executive for others; and (ii) all property or equipment that the Executive has been issued by the Company or any Affiliate during the course of the Executive’s employment or property or equipment thereof that the Executive otherwise possesses, including any computers, cellular phones, pagers and other devices. The Executive acknowledges that the Executive is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any Affiliate. The Executive further agrees that the Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any Affiliate that has been or is inadvertently directed to the Executive following the Executive’s last day of the Executive’s employment. The provisions of this Section 6(g) are in addition to any other written obligations on the subjects covered herein that the Executive may have with the Company and its Affiliates, and are not meant to and do not excuse such obligations. Upon the termination of the Executive’s service with the Company, the Executive shall, upon the Company’s request, promptly execute and deliver to the Company a certificate (in form and substance satisfactory to the Company) to the effect that the Executive has complied with the provisions of this Section 6(g).

(h) Resignation of Offices.  Promptly following the termination of the Executive’s employment with the Company for any reason other than the Executive’s death, the Executive shall promptly deliver to the Company reasonably satisfactory written evidence of the Executive’s resignation from all positions that the Executive may then hold as an employee, officer or director of the Company or any Affiliate. The Company shall be entitled to withhold payment of any amounts otherwise due pursuant to this Section 6 until the Executive has complied with the provisions of this Section 6(h).

(i) Ongoing Assistance.  Following the termination of the Executive’s employment with the Company and its Affiliates, the Executive agrees to make himself/herself reasonably available, subject to the Executive’s other personal and professional commitments and obligations, to provide information and other assistance as reasonably requested by the Company (and, at the reasonable expense of the Company), with respect to pending, threatened or potential claims and other matters related to the business of the Company about which the Executive has personal knowledge as a result of the Executive’s supervision or other involvement within such claims or matters performed in connection with the Executive’s employment. In all events, the Company shall reimburse the Executive or pay on the Executive’s behalf, all direct expenses incurred (including any travel) in connection with the Executive’s fulfillment of the obligations set forth in this Section 6(i).

7. Amendment of LTIP.  The Executive hereby agrees and consents to the Second Amendment to the LTIP previously adopted by the Company. In addition, the Executive hereby agrees that for all purposes under the LTIP, the term “Good Reason” shall not have the meaning set forth in Section 10.1 of the LTIP, but instead shall mean the occurrence of any one or more of the following:

(i) the requirement that the Executive be based at a location which is at least seventy-five (75) miles further from the Executive’s primary residence at the time such requirement is imposed than is such residence from the Company’s office as of Effective Time, except for required travel related to the business of the Company to the extent substantially consistent with the Executive’s business obligations;

(ii) a reduction in the Base Salary;

(iii) the Executive’s involuntary termination of employment with the Company for a reason other than Cause; and

(iv) a change in Executive’s Direct Reporting Officer as set forth in Section 4 of this Agreement.

8. Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Governing Law and Jurisdiction.  This Agreement shall be construed and enforced under and be governed in all respects by the laws of Missouri, without regard to the conflict of laws principles thereof. The Company and the Executive hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in the State of Missouri for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement.

10. Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to Parent or any of its Affiliates. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11. Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12. Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the Executive’s last known address on the books of the Company or, in the case of the Company, to Parent at its principal place of business, attention of the Chief Executive Officer of Parent or to such other address as any Party may specify by notice to the other actually received.

13. Entire Agreement.  This Agreement, together with any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive, constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter, including, without limitation, the Severance Agreement. For the avoidance of doubt, any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive shall remain in full force and effect following the executive of this Agreement and the consummation of the Merger.

14. Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

15. Headings.  The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

16. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Third Party Beneficiary.  Parent shall be a third party beneficiary of this Agreement.

18. Definitions.  Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 18 and as provided elsewhere herein. Solely for purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means, (i) with respect to the Company or Parent, all persons and entities directly or indirectly controlling, controlled by or under common control with the Company or Parent, as applicable, where control may be by management authority, contract or equity interest, and (ii) with respect to Executive, all entities directly or indirectly controlled by or under common control with Executive, where control may be by management authority, contract or equity interest.

(b) “Cause” means:

(i) The willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties and the Executive has been provided a reasonable period of time, but no less than fifteen (15) days, to cure said deficiency identified by the Board, or

(ii) The willful engaging by the Executive in (A) illegal conduct (other than minor traffic offences) , or (B) conduct which is in breach of the Executive’s fiduciary duty to the Company and which is demonstrably injurious to the Company, its reputation or its business prospects.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity to be heard before the Board), finding that, in the good-faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(c) “Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total, and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(d) “Good Reason” means:

(i) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and other than a failure to comply with Section 5(e) solely by reason of a reduction in benefits that applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act; or

(ii) the Company’s requiring the Executive to be based at any office or location other than the Executive’s principal business location as of immediately prior to the Effective Time; or

(iii) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(iv) a change in the Executives direct Report Officer as set forth in Section 4 of this Agreement.

19. In the event of a dispute regarding the terms of this Agreement or each party’s obligations herein, the prevailing party in any such dispute shall be entitled to recover all costs incurred to enforce the terms of this Agreement, including all reasonable attorney’s fees.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

EXECUTIVE:

/s/  Teresa K. Huber
Teresa K. Huber

LaBARGE, INC., a Delaware corporation:

By:	/s/ Craig E. LaBarge
Name: Craig E. LaBarge

Title:	Chief Executive Officer and President

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 3, 2011 between LaBARGE, INC., a Delaware corporation (the ‘‘Company”) and William D. Bitner (the “Executive”) (each of the foregoing individually a “Party” and collectively the “Parties”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Ducommun Incorporated, a corporation organized and existing under the laws of Delaware (“Parent”), and DLBMS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Executive is currently employed as the Vice President, Operations of the Company;

WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Merger, the Executive is willing to enter into this Agreement;

WHEREAS, Parent would not have entered into the Merger Agreement nor consummated the transactions contemplated thereby without the Executive’s agreement to enter into this Agreement with the Company;

NOW, THEREFORE, in consideration of the Merger and the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Effectiveness.  Except as provided in the last sentence of this section, this Agreement shall constitute a binding agreement between the parties only upon the Effective Time (as defined in the Merger Agreement). Unless and until the Merger is consummated, this Agreement shall be of no effect and shall not confer any rights or obligations upon the Executive, the Company or Parent. Effective upon the Effective Time this Agreement shall replace and supersede that certain Executive Severance Agreement, dated January 11, 2005, between the Executive and the Company (the “Severance Agreement”), which Severance Agreement shall, as of the Effective Time, be null and void and of no further force or effect. Anything herein to the contrary notwithstanding, effective immediately no Change of Control shall be deemed to exist or to have occurred under the Severance Agreement as a result of the Company’s Board of Directors approving, adopting or agreeing to recommend the Merger Agreement or the Company entering into the Merger Agreement.

2. Term; At-Will Employment.  Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall initially be for a term (the “Term”) commencing on Closing Date (as defined in the Merger Agreement) and ending on the first anniversary of the Closing Date. To the extent the Executive remains an employee of the Company or Parent or any of their respective Affiliates following the expiration of the Term, such employment will be on an at-will basis. As such, following the expiration of the Term, the Executive’s employment may be terminated at any time, with or without cause, and with or without notice by the Executive or by the Company. In addition, from and after the expiration of the Term, the Company and/or Parent may change the terms of the Executive’s employment, with or without cause, and with or without notice. Such at-will relationship can only be changed by an agreement in writing signed by the Chief Executive Officer of Parent and approved in writing as to form by the General Counsel of Parent.

3. Employment.  Subject to the terms set forth herein, during the Term and thereafter while the Executive remains employed by the Company and/or Parent, the Executive will devote the Executive’s full business time and use the Executive’s best efforts to advance the business and welfare of the Company and its Affiliates (including, following the Effective Time, Parent and its subsidiaries), and will not engage in any other employment or business activities or any other activities for any direct or indirect remuneration that would be harmful or detrimental to the business and affairs of the Company or Parent, or that would materially interfere with the Executive’s duties hereunder. During the Term and thereafter while the Executive remains employed by the Company and/or Parent it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,

(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s assigned responsibilities. To the extent that any such activities have been conducted by the Executive prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not hereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

4. Position.  During the Term, the Executive shall serve as the Vice President-Operations of Ducommun LaBarge Technologies, Inc. of the Company, and shall report directly to the Senior Vice President-Operations of Ducommun LaBarge Technologies, Inc. (the “Direct Reporting Officer”). During the Term, the Executive shall render such other services for the Company and its Affiliates as the Direct Reporting Officer may from time to time reasonably request and as shall be consistent with the Executive’s position and responsibilities. During the Term, the Executive’s principal location of employment shall be the Executive’s principal location of employment on the date hereof.

5. Compensation.

(a) Base Salary.  During the period of the Executive’s employment with the Company and/or Parent, the Executive shall receive a base salary (the ‘‘Base Salary”) at a rate of $253,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, and which shall be subject to review for possible increase (but not decrease) promptly following the Closing Date and subject to annual or other periodic review thereafter as determined by the Company and/or Parent. During the Term, the Base Salary of the Executive shall not be reduced. Any increase in the Base Salary of the Executive shall not limit or reduce any other compensation owed to the Executive under this Agreement.

(b) Bonus.  For each fiscal year during the period of the Executive’s employment with the Company and/or Parent, in addition to the Base Salary, the Executive shall be eligible to earn an annual cash performance bonus (the “Bonus”) based upon the achievement of performance targets established by Parent. For the period from July 1, 2011 until December 31, 2011, the Bonus will be based on and subject to terms and conditions identical or substantially similar to the Company’s annual cash incentive compensation program in effect on the date hereof, except that the performance goals for such period shall be consistent with the Company’s FY 2012 forecast previously provided to Parent and prorated for such 6-month period. Beginning with the fiscal year of Parent beginning on January 1, 2012, the terms and conditions of the Bonus shall be established by Parent and Executive shall have a bonus target opportunity substantially similar to that of similarly situated officers of Parent and its subsidiaries. In all events, the Bonus for any fiscal year or portion thereof shall be only be payable to the Executive if the Executive remains continuously employed by the Company and/or Parent through the date that such Bonus is determined by Parent (and/or its compensation committee) and paid to the Executive.

(c) Bonus Guarantee.  Subject to the Executive’s continued employment with the Company through the end of the Term, the minimum Bonus payable to the Executive for performance during the period from July 1, 2011 until December 31, 2011 shall be $54,500, which amount shall be paid to the Executive on the date that is six months following the Closing Date. In addition, subject to the Executive’s continued employment with the Company through December 31, 2012, the minimum Bonus payable to the Executive for performance during Parent’s 2012 fiscal year shall be $54,500, reduced by the amount by which the Executive’s actual Bonus for the period from July 1, 2011 until December 31, 2011 exceeds the guaranteed minimum Bonus for that period. Subject to the Executive’s continued employment with the Company through the first anniversary of the Closing Date, the guaranteed minimum Bonus for Parent’s 2012 fiscal year (and described in the preceding sentence) shall be paid to the Executive on the first anniversary of the Closing Date. For the avoidance of doubt, the actual Bonus earned by the Executive for performance during Parent’s 2012 fiscal year shall be reduced (but not below zero) by the amount of the guaranteed minimum Bonus paid to the Executive on the first anniversary of the Closing Date pursuant to the preceding sentence.

(d) Equity-Based Compensation.  The Executive will be eligible to participate in Parent’s equity-based incentive compensation program on terms and conditions determined by Parent and its board of directors and consistent the terms and conditions applicable to similarly-situated officers of Parent and its subsidiaries.

(e) Participation in Welfare Benefit Plans.  During the Term, the Executive shall be entitled to participate in the Company’s 401(k) plan and in the medical, dental, vision, life, disability and accident insurance programs maintained by the Company that were available to the Executive on the date of this Agreement, in each case, in accordance with the terms thereof as in effect on this Agreement. In addition, during the Term, the Executive shall be entitled to receive perquisites consisting of an automobile allowance or company car, current country club membership and financial planning assistance, to the extent made available to the Executive by the Company on the date of this Agreement. Notwithstanding anything herein to the contrary, the Company and/or Parent may reduce the 401(k) plan and insurance benefit plans and programs made available to the Executive to the extent such a reduction applies to all salaried employees of the Company who are exempt from the wage and hour provisions of the Fair Labor Standards Act. Following the Term, the Executive shall be entitled to participate in the Company’s welfare benefit plans and receive perquisites as determined by the Company and/or Parent.

(f) Expenses.  During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company in effect from time to time.

(g) Vacation.  During the Term, the Executive shall be entitled to four (4) weeks paid vacation.

(h) LTIP.  The Company acknowledges and agrees that, except as set forth in Section 6 below, to the extent the Executive remains continuously employed by the Company and/or Parent through the first anniversary of the Closing Date, the Company shall pay to the Executive on the first anniversary of the Closing Date a lump sum cash payment equal to $504,000, reduced by any amount paid on or prior to the Closing Date under or in respect of performance units outstanding as of the date hereof (the “LTIP Payment”) under the Company’s 2004 Long Term Incentive Plan (the “LTIP”), payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

6. Termination of Employment.  The Executive’s employment with the Company during the Term may only be terminated either (i) by the Company for Cause or as a result of the Executive’s death or Disability or (ii) by the Executive for Good Reason. Following the expiration of the Term, the Executive’s employment with the Company may be terminated by either Party at any time and for any or no reason. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall exclusively govern the Executive’s rights to compensation and benefits upon termination of employment with the Company and its Affiliates.

(a) Notice of Termination.  Any termination of the Executive’s employment by the Company or by the Executive under this Section 6 (other than as a result of the Executive’s death) shall be communicated by a written notice (a “Notice of Termination”) to the other Party specifying a date of termination (the “Date of Termination”) which, shall be no more than ninety (90) days following the date of such notice; provided, however, that during the period beginning on the date of the Notice of Termination and ending on the Date of Termination, the Company may, in its sole discretion, place the Executive on paid leave of absence during which the Executive shall continue to be deemed to be an employee of the Company for all purposes under this Agreement, but only be involved in Company matters to the extent requested by the Company.

(b) Accrued Rights.  Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive the sum of the Executive’s Base Salary through the Date of Termination not theretofore paid; any expenses owed to the Executive under the Company’s expense reimbursement policy; and any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements (including without limitation, any disability or life insurance benefit plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Accrued Rights”).

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) If the Executive’s employment is terminated during the Term by the Executive for Good Reason or by the Company without Cause (and not by reason of a termination by the Company for Cause or by reason of the Executive’s death or Disability), then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the Base Salary, to the extent not previously paid, that would have been payable to the Executive had the Executive remained employed by the Company through the end of the Term, plus, to the extent not previously paid, the minimum guaranteed bonuses set forth in Section 5(c). If the Executive’s employment is terminated during the first six (6) months following the Term by the Executive for Good Reason or by the Company without Cause (and not by reason of a termination by the Company for Cause or by reason of the Executive’s death or Disability), then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the minimum guaranteed bonus set forth in the second sentence in Section 5(c), to the extent not previously paid. The lump sum payment described in the preceding sentences shall be paid to the Executive within thirty (30) days following the Date of Termination; provided that the Executive has executed (within twenty-one (21) days following the Date of Termination) the waiver and general release of claims agreement in a form attached to this Agreement as Exhibit A.

(ii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive, to the extent not previously paid, the LTIP Payment, payable to the Executive within thirty (30) days following the Date of Termination, payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

(iii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive the benefits described in Section 5(e), that would have been received by the Executive had the Executive remained employed by the Company through the end of the Term.

(iv) For the avoidance of doubt, following the Executive’s termination of employment by the Executive for Good Reason or by the Company without Cause (and not by reason of the Executive’s death, Disability or a termination by the Company for Cause), the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(c).

(d) Termination by the Company for Cause; Resignation without Good Reason; death; Disability.  If the Executive’s employment is terminated during the Term or thereafter by the Company for Cause or upon Executive’s resignation without Good Reason, the Executive shall only be entitled to receive the Accrued Rights. If the Executive’s employment is terminated upon the Executive’s death or Disability, the Executive shall only be entitled to receive the Accrued Rights and the LTIP Payment, to the extent not previously paid (payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under). Following the Executive’s termination of employment by the Company for Cause or upon the Executive’s death, Disability or resignation without Good Reason, the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(d).

(e) Expiration of the Term.  If the Executive’s employment terminates on or after the expiration of the Term for any reason, the Executive shall not be entitled to any additional compensation other than the Accrued Rights.

(f) No Mitigation.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

(g) Return of Property.  Upon termination of the Executive’s employment with the Company and its Affiliates, whether voluntary or involuntary, the Executive shall immediately deliver to the Company (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Company or any Affiliate (or business dealings thereof) that are in the Executive’s possession, subject to the Executive’s control or held by the Executive for others; and (ii) all property or equipment that the Executive has been issued by the Company or any Affiliate during the course of the Executive’s employment or property or equipment thereof that the Executive otherwise possesses, including any computers, cellular phones, pagers and other devices. The Executive acknowledges that the Executive is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any Affiliate. The Executive further agrees that the Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any Affiliate that has been or is inadvertently directed to the Executive following the Executive’s last day of the Executive’s employment. The provisions of this Section 6(g) are in addition to any other written obligations on the subjects covered herein that the Executive may have with the Company and its Affiliates, and are not meant to and do not excuse such obligations. Upon the termination of the Executive’s service with the Company, the Executive shall, upon the Company’s request, promptly execute and deliver to the Company a certificate (in form and substance satisfactory to the Company) to the effect that the Executive has complied with the provisions of this Section 6(g).

(h) Resignation of Offices.  Promptly following the termination of the Executive’s employment with the Company for any reason other than the Executive’s death, the Executive shall promptly deliver to the Company reasonably satisfactory written evidence of the Executive’s resignation from all positions that the Executive may then hold as an employee, officer or director of the Company or any Affiliate. The Company shall be entitled to withhold payment of any amounts otherwise due pursuant to this Section 6 until the Executive has complied with the provisions of this Section 6(h).

(i) Ongoing Assistance.  Following the termination of the Executive’s employment with the Company and its Affiliates, the Executive agrees to make himself/herself reasonably available, subject to the Executive’s other personal and professional commitments and obligations, to provide information and other assistance as reasonably requested by the Company (and, at the reasonable expense of the Company), with respect to pending, threatened or potential claims and other matters related to the business of the Company about which the Executive has personal knowledge as a result of the Executive’s supervision or other involvement within such claims or matters performed in connection with the Executive’s employment. In all events, the Company shall reimburse the Executive or pay on the Executive’s behalf, all direct expenses incurred (including any travel) in connection with the Executive’s fulfillment of the obligations set forth in this Section 6(i).

7. Amendment of LTIP.  The Executive hereby agrees and consents to the Second Amendment to the LTIP previously adopted by the Company. In addition, the Executive hereby agrees that for all purposes under the LTIP, the term “Good Reason” shall not have the meaning set forth in Section 10.1 of the LTIP, but instead shall mean the occurrence of any one or more of the following:

(i) the requirement that the Executive be based at a location which is at least seventy-five (75) miles further from the Executive’s primary residence at the time such requirement is imposed than is such residence from the Company’s office as of Effective Time, except for required travel related to the business of the Company to the extent substantially consistent with the Executive’s business obligations;

(ii) a reduction in the Base Salary;

(iii) the Executive’s involuntary termination of employment with the Company for a reason other than Cause; and

(iv) a change in Executive’s Direct Reporting Officer as set forth in Section 4 of this Agreement.

8. Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Governing Law and Jurisdiction.  This Agreement shall be construed and enforced under and be governed in all respects by the laws of Missouri, without regard to the conflict of laws principles thereof. The Company and the Executive hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in the State of Missouri for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement.

10. Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to Parent or any of its Affiliates. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11. Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12. Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the Executive’s last known address on the books of the Company or, in the case of the Company, to Parent at its principal place of business, attention of the Chief Executive Officer of Parent or to such other address as any Party may specify by notice to the other actually received.

13. Entire Agreement.  This Agreement, together with any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive, constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter, including, without limitation, the Severance Agreement. For the avoidance of doubt, any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive shall remain in full force and effect following the executive of this Agreement and the consummation of the Merger.

14. Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

15. Headings.  The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

16. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Third Party Beneficiary.  Parent shall be a third party beneficiary of this Agreement.

18. Definitions.  Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 18 and as provided elsewhere herein. Solely for purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means, (i) with respect to the Company or Parent, all persons and entities directly or indirectly controlling, controlled by or under common control with the Company or Parent, as applicable, where control may be by management authority, contract or equity interest, and (ii) with respect to Executive, all entities directly or indirectly controlled by or under common control with Executive, where control may be by management authority, contract or equity interest.

(b) “Cause” means:

(i) The willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties and the Executive has been provided a reasonable period of time, but no less than fifteen (15) days, to cure said deficiency identified by the Board, or

(ii) The willful engaging by the Executive in (A) illegal conduct (other than minor traffic offences) , or (B) conduct which is in breach of the Executive’s fiduciary duty to the Company and which is demonstrably injurious to the Company, its reputation or its business prospects.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity to be heard before the Board), finding that, in the good-faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(c) “Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total, and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(d) “Good Reason” means:

(i) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and other than a failure to comply with Section 5(e) solely by reason of a reduction in benefits that applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act; or

(ii) the Company’s requiring the Executive to be based at any office or location other than the Executive’s principal business location as of immediately prior to the Effective Time; or

(iii) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(iv) a change in the Executives direct Report Officer as set forth in Section 4 of this Agreement.

19. In the event of a dispute regarding the terms of this Agreement or each party’s obligations herein, the prevailing party in any such dispute shall be entitled to recover all costs incurred to enforce the terms of this Agreement, including all reasonable attorney’s fees.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

EXECUTIVE:

/s/  William D. Bitner
William D. Bitner

LaBARGE, INC., a Delaware corporation:

By:	/s/ Craig E. LaBarge
Name: Craig E. LaBarge

Title:	Chief Executive Officer and President

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 3, 2011 between LaBARGE, INC., a Delaware corporation (the ‘‘Company”) and John R. Parmley (the “Executive”) (each of the foregoing individually a “Party” and collectively the “Parties”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Ducommun Incorporated, a corporation organized and existing under the laws of Delaware (“Parent”), and DLBMS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Executive is currently employed as the Vice President, Business Development of the Company;

WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Merger, the Executive is willing to enter into this Agreement;

WHEREAS, Parent would not have entered into the Merger Agreement nor consummated the transactions contemplated thereby without the Executive’s agreement to enter into this Agreement with the Company;

NOW, THEREFORE, in consideration of the Merger and the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Effectiveness.  Except as provided in the last sentence of this section, this Agreement shall constitute a binding agreement between the parties only upon the Effective Time (as defined in the Merger Agreement). Unless and until the Merger is consummated, this Agreement shall be of no effect and shall not confer any rights or obligations upon the Executive, the Company or Parent. Effective upon the Effective Time this Agreement shall replace and supersede that certain Executive Severance Agreement, dated January 11, 2005, between the Executive and the Company (the “Severance Agreement”), which Severance Agreement shall, as of the Effective Time, be null and void and of no further force or effect. Anything herein to the contrary notwithstanding, effective immediately no Change of Control shall be deemed to exist or to have occurred under the Severance Agreement as a result of the Company’s Board of Directors approving, adopting or agreeing to recommend the Merger Agreement or the Company entering into the Merger Agreement.

2. Term; At-Will Employment.  Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall initially be for a term (the “Term”) commencing on Closing Date (as defined in the Merger Agreement) and ending on the first anniversary of the Closing Date. To the extent the Executive remains an employee of the Company or Parent or any of their respective Affiliates following the expiration of the Term, such employment will be on an at-will basis. As such, following the expiration of the Term, the Executive’s employment may be terminated at any time, with or without cause, and with or without notice by the Executive or by the Company. In addition, from and after the expiration of the Term, the Company and/or Parent may change the terms of the Executive’s employment, with or without cause, and with or without notice. Such at-will relationship can only be changed by an agreement in writing signed by the Chief Executive Officer of Parent and approved in writing as to form by the General Counsel of Parent.

3. Employment.  Subject to the terms set forth herein, during the Term and thereafter while the Executive remains employed by the Company and/or Parent, the Executive will devote the Executive’s full business time and use the Executive’s best efforts to advance the business and welfare of the Company and its Affiliates (including, following the Effective Time, Parent and its subsidiaries), and will not engage in any other employment or business activities or any other activities for any direct or indirect remuneration that would be harmful or detrimental to the business and affairs of the Company or Parent, or that would materially interfere with the Executive’s duties hereunder. During the Term and thereafter while the Executive remains employed by the Company and/or Parent it shall not be a violation of this

Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s assigned responsibilities. To the extent that any such activities have been conducted by the Executive prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not hereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

4. Position.  During the Term, the Executive shall serve as the Vice President-Sales and Marketing of Ducommun LaBarge Technologies, Inc. of the Company, and shall report directly to the Vice President-Sales and Marketing of Parent (the “Direct Reporting Officer”). During the Term, the Executive shall render such other services for the Company and its Affiliates as the Direct Reporting Officer may from time to time reasonably request and as shall be consistent with the Executive’s position and responsibilities. During the Term, the Executive’s principal location of employment shall be the Executive’s principal location of employment on the date hereof.

5. Compensation.

(a) Base Salary.  During the period of the Executive’s employment with the Company and/or Parent, the Executive shall receive a base salary (the ‘‘Base Salary”) at a rate of $268,500 per annum, which shall be paid in accordance with the customary payroll practices of the Company, and which shall be subject to review for possible increase (but not decrease) promptly following the Closing Date and subject to annual or other periodic review thereafter as determined by the Company and/or Parent. During the Term, the Base Salary of the Executive shall not be reduced. Any increase in the Base Salary of the Executive shall not limit or reduce any other compensation owed to the Executive under this Agreement.

(b) Bonus.  For each fiscal year during the period of the Executive’s employment with the Company and/or Parent, in addition to the Base Salary, the Executive shall be eligible to earn an annual cash performance bonus (the “Bonus”) based upon the achievement of performance targets established by Parent. For the period from July 1, 2011 until December 31, 2011, the Bonus will be based on and subject to terms and conditions identical or substantially similar to the Company’s annual cash incentive compensation program in effect on the date hereof, except that the performance goals for such period shall be consistent with the Company’s FY 2012 forecast previously provided to Parent and prorated for such 6-month period. Beginning with the fiscal year of Parent beginning on January 1, 2012, the terms and conditions of the Bonus shall be established by Parent and Executive shall have a bonus target opportunity substantially similar to that of similarly situated officers of Parent and its subsidiaries. In all events, the Bonus for any fiscal year or portion thereof shall be only be payable to the Executive if the Executive remains continuously employed by the Company and/or Parent through the date that such Bonus is determined by Parent (and/or its compensation committee) and paid to the Executive.

(c) Bonus Guarantee.  Subject to the Executive’s continued employment with the Company through the end of the Term, the minimum Bonus payable to the Executive for performance during the period from July 1, 2011 until December 31, 2011 shall be $53,500, which amount shall be paid to the Executive on the date that is six months following the Closing Date. In addition, subject to the Executive’s continued employment with the Company through December 31, 2012, the minimum Bonus payable to the Executive for performance during Parent’s 2012 fiscal year shall be $53,500, reduced by the amount by which the Executive’s actual Bonus for the period from July 1, 2011 until December 31, 2011 exceeds the guaranteed minimum Bonus for that period. Subject to the Executive’s continued employment with the Company through the first anniversary of the Closing Date, the guaranteed minimum Bonus for Parent’s 2012 fiscal year (and described in the preceding sentence) shall be paid to the Executive on the first anniversary of the Closing Date. For the avoidance of doubt, the actual Bonus earned by the Executive for performance during Parent’s 2012 fiscal year shall be reduced (but not below zero) by the amount of the guaranteed minimum Bonus paid to the Executive on the first anniversary of the Closing Date pursuant to the preceding sentence.

(d) Equity-Based Compensation.  The Executive will be eligible to participate in Parent’s equity-based incentive compensation program on terms and conditions determined by Parent and its board of directors and consistent the terms and conditions applicable to similarly-situated officers of Parent and its subsidiaries.

(e) Participation in Welfare Benefit Plans.  During the Term, the Executive shall be entitled to participate in the Company’s 401(k) plan and in the medical, dental, vision, life, disability and accident insurance programs maintained by the Company that were available to the Executive on the date of this Agreement, in each case, in accordance with the terms thereof as in effect on this Agreement. In addition, during the Term, the Executive shall be entitled to receive perquisites consisting of an automobile allowance or company car, current country club membership and financial planning assistance, to the extent made available to the Executive by the Company on the date of this Agreement. Notwithstanding anything herein to the contrary, the Company and/or Parent may reduce the 401(k) plan and insurance benefit plans and programs made available to the Executive to the extent such a reduction applies to all salaried employees of the Company who are exempt from the wage and hour provisions of the Fair Labor Standards Act. Following the Term, the Executive shall be entitled to participate in the Company’s welfare benefit plans and receive perquisites as determined by the Company and/or Parent.

(f) Expenses.  During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company in effect from time to time.

(g) Vacation.  During the Term, the Executive shall be entitled to four (4) weeks paid vacation.

(h) LTIP.  The Company acknowledges and agrees that, except as set forth in Section 6 below, to the extent the Executive remains continuously employed by the Company and/or Parent through the first anniversary of the Closing Date, the Company shall pay to the Executive on the first anniversary of the Closing Date a lump sum cash payment equal to $504,000, reduced by any amount paid on or prior to the Closing Date under or in respect of performance units outstanding as of the date hereof (the “LTIP Payment”) under the Company’s 2004 Long Term Incentive Plan (the “LTIP”), payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

6. Termination of Employment.  The Executive’s employment with the Company during the Term may only be terminated either (i) by the Company for Cause or as a result of the Executive’s death or Disability or (ii) by the Executive for Good Reason. Following the expiration of the Term, the Executive’s employment with the Company may be terminated by either Party at any time and for any or no reason. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall exclusively govern the Executive’s rights to compensation and benefits upon termination of employment with the Company and its Affiliates.

(a) Notice of Termination.  Any termination of the Executive’s employment by the Company or by the Executive under this Section 6 (other than as a result of the Executive’s death) shall be communicated by a written notice (a “Notice of Termination”) to the other Party specifying a date of termination (the “Date of Termination”) which, shall be no more than ninety (90) days following the date of such notice; provided, however, that during the period beginning on the date of the Notice of Termination and ending on the Date of Termination, the Company may, in its sole discretion, place the Executive on paid leave of absence during which the Executive shall continue to be deemed to be an employee of the Company for all purposes under this Agreement, but only be involved in Company matters to the extent requested by the Company.

(b) Accrued Rights.  Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive the sum of the Executive’s Base Salary through the Date of Termination not theretofore paid; any expenses owed to the Executive under the Company’s expense reimbursement policy; and any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements (including without limitation, any disability or life insurance benefit plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Accrued Rights”).

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) If the Executive’s employment is terminated during the Term by the Executive for Good Reason or by the Company without Cause (and not by reason of a termination by the Company for Cause or by reason of the Executive’s death or Disability), then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the Base Salary, to the extent not previously paid, that would have been payable to the Executive had the Executive remained employed by the Company through the end of the Term, plus, to the extent not previously paid, the minimum guaranteed bonuses set forth in Section 5(c). If the Executive’s employment is terminated during the first six (6) months following the Term by the Executive for Good Reason or by the Company without Cause (and not by reason of a termination by the Company for Cause or by reason of the Executive’s death or Disability), then, in addition to the Accrued Rights, the Company shall pay to the Executive a lump sum cash severance payment equal to the minimum guaranteed bonus set forth in the second sentence in Section 5(c), to the extent not previously paid. The lump sum payment described in the preceding sentences shall be paid to the Executive within thirty (30) days following the Date of Termination; provided that the Executive has executed (within twenty-one (21) days following the Date of Termination) the waiver and general release of claims agreement in a form attached to this Agreement as Exhibit A.

(ii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive, to the extent not previously paid, the LTIP Payment, payable to the Executive within thirty (30) days following the Date of Termination, payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under.

(iii) Upon a termination of employment described in Section 6(c)(i), the Executive shall also be entitled to receive the benefits described in Section 5(e), that would have been received by the Executive had the Executive remained employed by the Company through the end of the Term.

(iv) For the avoidance of doubt, following the Executive’s termination of employment by the Executive for Good Reason or by the Company without Cause (and not by reason of the Executive’s death, Disability or a termination by the Company for Cause), the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(c).

(d) Termination by the Company for Cause; Resignation without Good Reason; death; Disability.  If the Executive’s employment is terminated during the Term or thereafter by the Company for Cause or upon Executive’s resignation without Good Reason, the Executive shall only be entitled to receive the Accrued Rights. If the Executive’s employment is terminated upon the Executive’s death or Disability, the Executive shall only be entitled to receive the Accrued Rights and the LTIP Payment, to the extent not previously paid (payment of which shall be deemed to satisfy all obligations of the Company and/or Parent to the Executive under the LTIP and any award agreement entered into there under). Following the Executive’s termination of employment by the Company for Cause or upon the Executive’s death, Disability or resignation without Good Reason, the Executive shall have no further rights to any compensation or any other benefits from the Company or Parent, except as set forth in this Section 6(d).

(e) Expiration of the Term.  If the Executive’s employment terminates on or after the expiration of the Term for any reason, the Executive shall not be entitled to any additional compensation other than the Accrued Rights.

(f) No Mitigation.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

(g) Return of Property.  Upon termination of the Executive’s employment with the Company and its Affiliates, whether voluntary or involuntary, the Executive shall immediately deliver to the Company (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Company or any Affiliate (or business dealings thereof) that are in the Executive’s possession, subject to the Executive’s control or held by the Executive for others; and (ii) all property or equipment that the Executive has been issued by the Company or any Affiliate during the course of the Executive’s employment or property or equipment thereof that the Executive otherwise possesses, including any computers, cellular phones, pagers and other devices. The Executive acknowledges that the Executive is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any Affiliate. The Executive further agrees that the Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any Affiliate that has been or is inadvertently directed to the Executive following the Executive’s last day of the Executive’s employment. The provisions of this Section 6(g) are in addition to any other written obligations on the subjects covered herein that the Executive may have with the Company and its Affiliates, and are not meant to and do not excuse such obligations. Upon the termination of the Executive’s service with the Company, the Executive shall, upon the Company’s request, promptly execute and deliver to the Company a certificate (in form and substance satisfactory to the Company) to the effect that the Executive has complied with the provisions of this Section 6(g).

(h) Resignation of Offices.  Promptly following the termination of the Executive’s employment with the Company for any reason other than the Executive’s death, the Executive shall promptly deliver to the Company reasonably satisfactory written evidence of the Executive’s resignation from all positions that the Executive may then hold as an employee, officer or director of the Company or any Affiliate. The Company shall be entitled to withhold payment of any amounts otherwise due pursuant to this Section 6 until the Executive has complied with the provisions of this Section 6(h).

(i) Ongoing Assistance.  Following the termination of the Executive’s employment with the Company and its Affiliates, the Executive agrees to make himself/herself reasonably available, subject to the Executive’s other personal and professional commitments and obligations, to provide information and other assistance as reasonably requested by the Company (and, at the reasonable expense of the Company), with respect to pending, threatened or potential claims and other matters related to the business of the Company about which the Executive has personal knowledge as a result of the Executive’s supervision or other involvement within such claims or matters performed in connection with the Executive’s employment. In all events, the Company shall reimburse the Executive or pay on the Executive’s behalf, all direct expenses incurred (including any travel) in connection with the Executive’s fulfillment of the obligations set forth in this Section 6(i).

7. Amendment of LTIP.  The Executive hereby agrees and consents to the Second Amendment to the LTIP previously adopted by the Company. In addition, the Executive hereby agrees that for all purposes under the LTIP, the term “Good Reason” shall not have the meaning set forth in Section 10.1 of the LTIP, but instead shall mean the occurrence of any one or more of the following:

(i) the requirement that the Executive be based at a location which is at least seventy-five (75) miles further from the Executive’s primary residence at the time such requirement is imposed than is such residence from the Company’s office as of Effective Time, except for required travel related to the business of the Company to the extent substantially consistent with the Executive’s business obligations;

(ii) a reduction in the Base Salary;

(iii) the Executive’s involuntary termination of employment with the Company for a reason other than Cause; and

(iv) a change in Executive’s Direct Reporting Officer as set forth in Section 4 of this Agreement.

8. Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Governing Law and Jurisdiction.  This Agreement shall be construed and enforced under and be governed in all respects by the laws of Missouri, without regard to the conflict of laws principles thereof. The Company and the Executive hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in the State of Missouri for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement.

10. Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to Parent or any of its Affiliates. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11. Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12. Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the Executive’s last known address on the books of the Company or, in the case of the Company, to Parent at its principal place of business, attention of the Chief Executive Officer of Parent or to such other address as any Party may specify by notice to the other actually received.

13. Entire Agreement.  This Agreement, together with any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive, constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter, including, without limitation, the Severance Agreement. For the avoidance of doubt, any confidentiality, assignment of inventions, non-competition or other similar agreement between the Company and the Executive shall remain in full force and effect following the executive of this Agreement and the consummation of the Merger.

14. Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

15. Headings.  The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

16. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Third Party Beneficiary.  Parent shall be a third party beneficiary of this Agreement.

18. Definitions.  Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 18 and as provided elsewhere herein. Solely for purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means, (i) with respect to the Company or Parent, all persons and entities directly or indirectly controlling, controlled by or under common control with the Company or Parent, as applicable, where control may be by management authority, contract or equity interest, and (ii) with respect to Executive, all entities directly or indirectly controlled by or under common control with Executive, where control may be by management authority, contract or equity interest.

(b) “Cause” means:

(i) The willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties and the Executive has been provided a reasonable period of time, but no less than fifteen (15) days, to cure said deficiency identified by the Board, or

(ii) The willful engaging by the Executive in (A) illegal conduct (other than minor traffic offences) , or (B) conduct which is in breach of the Executive’s fiduciary duty to the Company and which is demonstrably injurious to the Company, its reputation or its business prospects.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity to be heard before the Board), finding that, in the good-faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(c) “Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total, and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(d) “Good Reason” means:

(i) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and other than a failure to comply with Section 5(e) solely by reason of a reduction in benefits that applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act; or

(ii) the Company’s requiring the Executive to be based at any office or location other than the Executive’s principal business location as of immediately prior to the Effective Time; or

(iii) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(iv) a change in the Executives direct Report Officer as set forth in Section 4 of this Agreement.

19. In the event of a dispute regarding the terms of this Agreement or each party’s obligations herein, the prevailing party in any such dispute shall be entitled to recover all costs incurred to enforce the terms of this Agreement, including all reasonable attorney’s fees.

[Remainder of page is intentionally blank.]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

EXECUTIVE:

/s/  John R. Parmley
John R. Parmley

LaBARGE, INC., a Delaware corporation:

By:	/s/ Craig E. LaBarge
Name: Craig E. LaBarge

Title:	Chief Executive Officer and President

ANNEX F

EXECUTION COPY

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

Annex F

Execution Version

AMENDMENT NO. 2
TO RIGHTS AGREEMENT

This Amendment No. 2, dated as of April 3, 2011 (this “Amendment”) to the Rights Agreement, dated November 8, 2001, as amended (the “Rights Agreement”), is made by and between LaBarge, Inc., a Delaware corporation (the ‘‘Company”), and Registrar and Transfer Company, as rights agent (the ‘‘Rights Agent”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Rights Agreement.

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with such Section 27; and

WHEREAS, the Board of Directors of the Company has approved, and the Company intends to execute, the Agreement and Plan of Merger (the “Merger Agreement”) dated April 3, 2011, by and among the Company, Ducommun Incorporated, a corporation organized under the laws of Delaware (“Parent”), and DLBMS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Subsidiary”); and

WHEREAS, the Company has determined that in furtherance of the transactions contemplated by the Merger Agreement, it is desirable to amend the Rights Agreement as provided herein.

NOW, THEREFORE, in consideration of these premises and the mutual agreements contained herein, and intending to be legally bound, the Company and the Rights Agent hereby agree as follows:

1. Amendments. The Rights Agreement is hereby amended as follows:

A. The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is amended by inserting the following sentence at the end of such definition:

“Notwithstanding anything in this Rights Agreement to the contrary, (i) none of Ducommun Incorporated, a corporation organized under the laws of Delaware (“Parent”), DLBMS, Inc., a corporation organized under the laws of Delaware (“Merger Subsidiary”), or any of their respective Affiliates or Associates (collectively, the “Exempted Persons”), either individually, collectively, or in any combination, shall be deemed to be an “Acquiring Person” by virtue of or as a result of (A) the Merger, (B) the announcement, approval, adoption, execution, delivery or performance of the Merger Agreement by the Exempted Persons, or (C) consummation of any other transaction specifically contemplated by the Merger Agreement (the events in clauses (A), (B) or (C), collectively, the “Exempted Transactions”).”

B. The definition of “Expiration Date” set forth in Section 1(o) of the Rights Agreement is replaced in its entirety with the following:

“Expiration Date” shall mean the earlier of the Close of Business on November 7, 2011 or the Effective Time (as defined in the Merger Agreement).”

C. The definition of “Stock Acquisition Date” set forth in Section 1(aa) of the Rights Agreement is amended by inserting the following sentence at the end of such definition:

“Notwithstanding anything in this Rights Agreement to the contrary, a “Stock Acquisition Date” shall not be deemed to occur by reason of any of the Exempted Transactions.”

D. Section 1 of the Rights Agreement is amended by inserting the following subsections into Section 1:

‘‘(dd) “Merger” shall have the meaning set forth in the Merger Agreement.”

‘‘(ee) “Merger Agreement” shall mean the Agreement and Plan of Merger dated April 3, 2011, by and among the Company, Ducommun Incorporated, a corporation organized under the laws of Delaware (“Parent”), and DLBMS, Inc., a corporation organized under the laws of Delaware (“Merger Subsidiary”).”

E. Section 3(a) of the Rights Agreement is amended by inserting the following sentence at the end of that Section:

“Notwithstanding anything in this Rights Agreement to the contrary, a “Distribution Date” shall not be deemed to occur by reason of any of the Exempted Transactions.”

F. Section 7(a) of the Rights Agreement is amended by inserting the following sentence to the end of that Section:

“Notwithstanding anything in this Rights Agreement to the contrary, the Rights may not be exercised, and the holder of any Right Certificate may not exercise the Rights evidenced thereby, in whole or in part, at any time with respect to any of the Exempted Transactions.”

G. Section 11(a) of the Rights Agreement is amended by inserting the following sentence to the end of that Section:

“Notwithstanding anything in this Rights Agreement to the contrary, the Exempted Transactions shall not constitute any event described in clause (a)(i) of this Section 11(a).”

H. Section 13 of the Rights Agreement is amended by inserting the following sentence to the end of that Section:

“Notwithstanding anything in this Rights Agreement to the contrary, the Exempted Transactions shall not constitute any event described in this Section 13.”

2. Interpretation. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

3. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions of the Rights Agreement, as amended by this Amendment, to the maximum extent permitted by law.

4. Waiver. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

5. Certification. In accordance with Section 27 of the Rights Agreement the undersigned authorized officer of the Company certifies that this Amendment is in compliance with the terms of said Section 27 and does not increase the Rights Agent’s duties, liabilities or obligations thereunder.

6. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic means shall be as effective as delivery of a manually executed counterpart of this Amendment.

7. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to the contracts to be made and performed entirely within such State.

8. Effectiveness. This Amendment shall be deemed effective immediately prior to the execution and delivery of the Merger Agreement on and as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the day and year first written above.

LABARGE, INC.

By:	/s/ Craig E. LaBarge
Name:     Craig E. LaBarge

Title:	President and Chief Executive Officer

REGISTRAR AND TRANSFER COMPANY

By:	/s/ /s/ Nicola Giancaspro
Name:     Nicola Giancaspro

Title:	Vice President Stock Transfer Operations

LABARGE, INC.
SPECIAL MEETING OF STOCKHOLDERS
June 23, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Craig E. LaBarge and Donald H. Nonnenkamp and each or any of them proxies for the undersigned, with full power of substitution, to act and vote in the name of the undersigned, with all powers that the undersigned would normally possess if personally present, at the Special Meeting of Stockholders of LaBarge, Inc. to be held at the Hilton St. Louis Frontenac Hotel, 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131, on June 23, 2011 at 9:00 a.m., local time, and at any adjournments or postponements thereof.
The proxies are hereby authorized and instructed upon the matters specified in the Notice of Special Meeting. When properly executed and returned, this proxy will be voted as specified for the undersigned stockholder. Any proxies that are signed, dated and properly submitted that do not indicate how to vote will be voted “FOR” the proposals to adopt the Agreement and Plan of Merger and to approve adjournments or postponements of the LaBarge, Inc. Special Meeting.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated, and signed on the other side)
FOLD AND DETACH HERE
LABARGE, INC. — SPECIAL MEETING, JUNE 23, 2011
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Call toll free 1-866-860-0411 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/lbi and follow the instructions.
or
3.	Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5197

REVOCABLE PROXY
LaBarge, Inc.

X	PLEASE MARK VOTES	SPECIAL MEETING OF STOCKHOLDERS
	AS IN THIS EXAMPLE	June 23, 2011

Proposal 1– Proposal to Adopt the Agreement and Plan of Merger

The Board of Directors recommends a vote FOR Proposal 1.
		For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of April 3, 2011 among Ducommun Incorporated, DLBMS, Inc. and LaBarge, Inc.	☐	☐	☐

Proposal 2– Proposal to Approve Adjournments or Postponements of the LaBarge, Inc. Special Meeting

The Board of Directors recommends a vote FOR Proposal 2.
		For	Against	Abstain

2.	Proposal to approve adjournments or postponements of the LaBarge, Inc. Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Agreement and Plan of Merger.	☐	☐	☐
Authorized Signatures–This section must be completed for your vote to be counted.
Date and sign below.
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE
INSTRUCTIONS BELOW
FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1.	By Mail; or

2.	By Telephone (using a touch-tone phone); or

3.	By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and retuned this proxy. Please note that telephone and Internet votes must be cast prior to 11:59 p.m., Eastern Daylight Time, on June 22, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call toll-free on a touch-tone phone anytime prior to	Anytime prior to 11:59 p.m., Eastern Daylight Time, on June 22, 2011, go to:
11:59 p.m., Eastern Daylight Time, on June 22, 2011:	https://www.proxyvotenow.com/lbi
1-866-860-0411
Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.
Your vote is important!